As filed with the Securities and Exchange Commission on November 2, 2009
Registration No. 333-149290

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 5 TO
Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)

2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Cole Credit Property Trust III, Inc.
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.
Heath D. Linsky, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

Approximate date of commencement of proposed sale to the public:   As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 5 consists of the following:

1.	The Registrant’s final form of Prospectus dated April 30, 2009;

2.	Supplement No. 10 dated November 2, 2009 to the Registrant’s Prospectus dated April 30, 2009, included herewith, which will be delivered as an unattached document along with the Prospectus dated April 30, 2009. Supplement No. 10 supersedes and replaces all prior supplements;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-149290

Cole Credit Property Trust III, Inc.
Maximum Offering of 250,000,000 Shares of Common Stock

Minimum Offering of 250,000 Shares of Common Stock

Cole Credit Property Trust III, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust. We intend to invest primarily in retail and other income producing commercial properties located throughout the United States, including U.S. protectorates. We expect that our retail properties primarily will be net leased to regional or national name brand, creditworthy tenants.

We are offering up to 230,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering up to 20,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of our common stock. We will offer these shares until October 1, 2010, which is two years after the effective date of this offering, unless the offering is extended, however we may terminate this offering at any time. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. We satisfied our minimum offering on January 6, 2009.

See “Risk Factors” beginning on page 18 for a description of some of the risks you should consider before buying shares of our common stock. These risks include the following:

•	No public market currently exists, and one may never exist, for shares of our common stock and there is no fixed liquidation date on your investment. If you are able to sell your shares, you would likely have to sell them at a substantial discount to your purchase price. You may not own more than 9.8% in value of the outstanding shares of our stock or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding shares of common stock, unless exempted by our board of directors.

•	We have a limited operating history and currently own a limited number of properties. We are a “blind pool” because we have not identified any investments we will make with additional proceeds from this offering. You will be unable to evaluate the economic merit of our investments or how the proceeds from this offering are invested and there may be a substantial delay in receiving a return, if any, on your investment.

•	The offering price for our shares is unrelated to the book value or net asset value of our current or expected investments, and unrelated to our expected operating income.

•	There are substantial conflicts of interest among us and our advisor, dealer manager and property manager, such as the fact that our chairman, chief executive officer and president owns 100% of our advisor, our dealer manager and our property manager, and we will pay fees to these entities as fully described in this prospectus.

•	We are dependent on our advisor to select investments and conduct our operations. Executive officers and other key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours. Such persons will face conflicts of interest when allocating investment opportunities among these programs, which conflicts may not be resolved in our favor.

•	Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

•	Until we generate operating cash flow sufficient to pay distributions to you, we may make, and have made, distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions may reduce the amount of capital we ultimately invest in assets and negatively impact the value of your investment.

•	We expect to incur debt, as fully described in this prospectus, which could hinder our ability to pay distributions to you or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	We may fail to qualify as a real estate investment trust, also known as a REIT. If we fail to qualify as a REIT, or if we qualify and fail to maintain the requirements to be taxed as a REIT, it would reduce the amount of income available for distribution and limit our ability to pay distributions to you.

•	This is a “best efforts” offering and if we sell substantially less than all of the shares being offered, we may not be able to invest in a diverse portfolio of real estate assets, and the value of your investment may fluctuate more widely with the performance of specific investments.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator, has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

	Price	Selling	Dealer	Net Proceeds
	to Public	Commissions	Manager Fee	(Before Expenses)

Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Minimum	$2,500,000	$175,000	$50,000	$2,275,000
Total Maximum	$2,300,000,000	$161,000,000	$46,000,000	$2,093,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$190,000,000	$—	$—	$190,000,000

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc., is our affiliate and will offer the shares on a best efforts basis. The minimum investment generally is 250 shares. See the “Plan of Distribution” section of this prospectus beginning on page 145 for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

April 30, 2009

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. There is no public market for our common stock and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

A few states have established suitability requirements in addition to the ones established and described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

•	California — Investors must have (i) a net worth of at least $250,000, or (ii) either a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Kansas — It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.

•	Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

Because the minimum offering of our common stock is less than $125 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (Internal Revenue Code).

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to:

•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

i

•	maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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SUITABILITY STANDARDS	i
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	1
PROSPECTUS SUMMARY	6
RISK FACTORS	18
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	48
ESTIMATED USE OF PROCEEDS	49
MANAGEMENT	51
MANAGEMENT COMPENSATION	64
STOCK OWNERSHIP	73
CONFLICTS OF INTEREST	74
INVESTMENT OBJECTIVES AND POLICIES	79
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	98
PRIOR PERFORMANCE SUMMARY	103
FEDERAL INCOME TAX CONSIDERATIONS	106
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS	121
DESCRIPTION OF SHARES	127
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN	138
OUR OPERATING PARTNERSHIP AGREEMENT	141
PLAN OF DISTRIBUTION	145
HOW TO SUBSCRIBE	151
SUPPLEMENTAL SALES MATERIAL	151
LEGAL MATTERS	151
EXPERTS	151
WHERE YOU CAN FIND MORE INFORMATION	152
FINANCIAL INFORMATION	F-1
Appendix A: Prior Performance Tables	A-1
Appendix B: Subscription Agreement	B-1
Appendix C: Additional Investment Subscription Agreement	C-1
Appendix D: Distribution Reinvestment Plan	D-1
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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a real estate investment trust (REIT) is a company that:

• pays distributions to investors of at least 90% of its taxable income;

• avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

• combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

Q:	How are you different from your competitors who offer unlisted finite-life public REIT shares or real estate limited partnership units?

A:	We intend to invest primarily in retail and other income producing commercial properties located throughout the United States, including U.S. protectorates. We expect that our retail properties primarily will be net leased to regional or national name brand, creditworthy tenants. We plan to acquire a diversified portfolio of assets, comprised primarily of a large number of single-tenant and multi-tenant retail properties. Purchase prices for single-tenant and multi-tenant retail properties, on average, are less than purchase prices for properties in other asset classes, such as Class A office buildings and multi-family properties. We believe our target asset class will enable us to acquire a large number of properties quicker than if we were to target other asset classes which, in turn, will reduce the risk that lower than expected results of operations from one or a few investments will adversely affect our ability to realize our investment objectives. In addition, we believe that retail properties, as compared to other asset classes, offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets.

Q:	What is the experience of your management?

A:	Our advisor, Cole REIT Advisors III, LLC (CR III Advisors), is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. See page 57 of this prospectus for a description of the key personnel of our advisor.

Christopher H. Cole, our chairman, chief executive officer and president, has been active in the acquisition, financing, management and structuring of commercial real estate transactions for over 29 years and has been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. He also is the chief executive officer of CR III Advisors, which is our advisor. Through Mr. Cole’s affiliated entities, from January 1, 1999 to December 31, 2008, Mr. Cole sponsored 67 private real estate programs and a publicly offered real estate investment trust with an aggregate of over 43,000 investors.

D. Kirk McAllaster, Jr., our chief financial officer, treasurer and secretary also is executive vice president and chief financial officer of CR III Advisors. Prior to joining the Cole entities in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 18 years of accounting and finance experience in public accounting and private industry.

Thomas A. Andruskevich has served as an independent member of our board of directors since October 2008. Since November 2005, Mr. Andruskevich has served as president and chief executive officer of Birks & Mayors, Inc., a high-end jewelry retailer. From June 1996 until November 2005, he served as president and chief executive officer of Henry Birks & Sons Ltd., and from August 2002, when Henry Birks & Sons Ltd. acquired a controlling interest in Mayors Jewelers Inc., until November 2005, he served as chairman, president and chief executive officer of Mayors Jewelers Inc. From 1994 to 1996, Mr. Andruskevich was president and chief executive officer of the clothing retailer Mondi of America. From 1989 to 1994, he was executive vice president of international trade & fragrance of Tiffany & Co., and from 1982 to 1989, Mr. Andruskevich served as senior vice president and chief financial officer of Tiffany & Co.

Marcus E. Bromley has served as an independent member of our board of directors since October 2008. Since May 2005, Mr. Bromley has served as a member of the board of directors of Cole Credit Property Trust II, Inc. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a multi-family residential REIT that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential.

Scott P. Sealy, Sr. has served as an independent member of our board of directors since October 2008. Mr. Sealy has been a principal of Sealy & Company, Incorporated, since 1968 and has served as chairman of its board of directors since February 2000. Mr. Sealy is responsible for strategic planning and business development for Sealy & Company, Incorporated.

Leonard W. Wood has served as a member of our board of directors since October 2008. Mr. Wood has over 26 years of real estate industry leadership experience, most recently serving as a member of the investment committee and the management board of GLJ Partners, LLC, a Southern California based residential development and construction company, which he joined in November 2007. In April 1998, Mr. Wood founded Wood Partners, L.L.C. (Wood Partners), a developer of apartment and condominium homes in the Baltimore/Washington D.C. area, the Southeastern United States, Florida, Texas, Colorado, Nevada, Arizona and California. Mr. Wood served as the managing principal of Wood Partners from its inception until the time of Mr. Wood’s retirement from Wood Partners in November 2007.

Q.	Will you invest in anything other than retail and other income producing commercial properties?

A.	Yes. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income producing real estate and real estate-related investments that provide attractive and stable returns to our investors. Although we intend to invest primarily in net leased retail properties, we may allocate a portion of our portfolio to investments in office, industrial and industrial-flex, hospitality, and mini-storage and self-storage properties and the remaining portion of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, including securities of other REITs and real estate companies. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

Q:	Will you acquire properties in joint ventures?

A:	Possibly. Although currently we do not intend to do so, we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with our affiliates or with non-affiliated third parties. Generally, we will only enter into a joint venture in which we will control the decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q:	What steps do you take to make sure you invest in environmentally compliant properties?

A:	Generally, we will obtain a Phase I environmental assessment of each property we purchase. These assessments, however, may not reveal all environmental hazards. In most cases we will request, but may not always obtain, a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:	Generally, what are the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants, including investment-grade tenants, before or at the time we acquire a property. We expect that our leases generally will be net leases, which means that the tenant is primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of these leases, we may be responsible for the replacement of specific structural components of a property, such as the roof of the building or the parking lot. We expect that our leases generally will have terms of ten or more years and renewal options. We may, however, enter into leases that have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:	We will determine creditworthiness pursuant to various methods, including reviewing financial data and other information about the tenant. In addition, we may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will consider the reports produced by these services along with the relevant financial and other data relating to the proposed tenant before acquiring a property subject to an existing lease or entering into a new lease. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use an UPREIT structure because a sale of property directly to a REIT generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to our operating partnership in exchange for limited partnership units in the UPREIT and defer taxation of any gain. The seller’s operating partnership units generally will participate in any distributions we make and generally will be exchangeable for shares of our common stock on a one-for-one basis. If our shares of common stock are publicly traded at the time of the exchange of operating partnership units for shares, the former property owner will achieve liquidity for its investment. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. We may not be able to invest the proceeds from this offering in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in our shares recommended?

A:	An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must purchase at least 250 shares. Investors who already own our shares or persons participating in our distribution reinvestment plan can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, similar to the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows

DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

• three quarterly financial reports;

• an annual report;

• an annual Form 1099; and

• supplements to the prospectus during the offering period.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;

• facsimile;

• electronic delivery, including email and/or CD-ROM; or

• posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation
2555 E. Camelback Road, Suite 400
Phoenix, AZ 85016
(866) 341-2653
Attn: Investor Services
www.ccptiii.com

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Credit Property Trust III, Inc.

Cole Credit Property Trust III, Inc. is a Maryland corporation, formed on January 22, 2008, which intends to qualify as a REIT beginning with the taxable year ending December 31, 2009, the year during which we began material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of retail and other income producing commercial properties located throughout the United States, including U.S. protectorates. We expect that our retail properties will be net leased to regional or national, name brand, creditworthy tenants. Retail properties primarily will be single-tenant properties and “power centers” comprised of big box national, regional and local retailers. We also may acquire multi-tenant retail properties, including grocery anchored centers and retail strip centers. We have not yet identified any specific properties to purchase and therefore, we are considered to be a blind pool.

Our offices are located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. Our telephone number is 866-341-2653. Our fax number is 602-778-8780, and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

Our advisor, Cole REIT Advisors III, LLC, a Delaware limited liability company formed on January 22, 2008, is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have five directors, Christopher H. Cole, Thomas A. Andruskevich, Marcus E. Bromley, Scott P. Sealy and Leonard W. Wood. Each of Messrs. Andruskevich, Bromley, Sealy and Wood is independent of CR III Advisors. Each of our executive officers, including Mr. Cole, are affiliated with CR III Advisors. Our charter requires that, any time we have more than one stockholder of record, a majority of our directors be independent of CR III Advisors. Our charter also provides that our independent directors will be responsible for reviewing the performance of CR III Advisors, and must approve our investments and other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by the stockholders.

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify for treatment as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

Following are some of the risks relating to your investment:

•	No public market currently exists, and one may never exist, for shares of our common stock. In addition, we do not have a fixed liquidation date. If you are able to sell your shares, you would likely have to sell them at a substantial discount to your purchase price. You may not own more than 9.8% in value of the outstanding shares of our stock or more than 9.8% of the number or value, whichever is more restrictive, of our outstanding shares of common stock, unless exempted by our board of directors.

•	We have a limited operating history, and currently own a limited number of properties. We are a “blind pool” because we have not identified any investments we will make with future proceeds from this offering. You will be unable to evaluate the economic merit of our investments or how the proceeds from this offering are invested and there may be a substantial delay in receiving a return, if any, on your investment.

•	The offering price for our shares is unrelated to the book value or net asset value of our current or expected investments, and unrelated to our expected operating income.

•	There are substantial conflicts of interest among us and our advisor, dealer manager and property manager, such as the fact that our chairman, chief executive officer and president owns 100% of our advisor, our dealer manager and our property manager, and we will pay fees to these entities as fully described in this prospectus.

•	We are dependent on our advisor to select investments and conduct our operations. Executive officers and other key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours. Such persons will face conflicts of interest when allocating investment opportunities among these programs, which conflicts may not be resolved in our favor.

•	Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

•	Until we generate operating cash flow sufficient to pay distributions to you, we may make, and have made, distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions may reduce the amount of capital we ultimately invest in assets and negatively impact the value of your investment.

•	We expect to incur substantial debt, which could hinder our ability to pay distributions to you, or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	We may fail to qualify as a REIT. If we fail to qualify as a REIT, or if we qualify and fail to maintain the requirements to be taxed as a REIT, it would reduce the amount of income available for distribution and limit our ability to pay distributions to you.

•	This is a “best efforts” offering, and if we sell substantially less than all of the shares being offered, we may not be able to invest in a diverse portfolio of real estate assets and the value of your investment may fluctuate more widely with the performance of specific investments.

•	Our board of directors has the power to designate and issue one or more classes or series of preferred stock without stockholder approval, with rights and preferences senior to the rights of holders of common stock, including rights to payment of distributions. If we issue any preferred stock, the amount of funds available for the payment of distributions on the common stock could be reduced or eliminated.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

As of April 20, 2009, we owned 12 properties, comprising approximately 273,000 gross rentable square feet of commercial space, excluding square feet accounted for under ground leases, located in nine states. Our properties as of April 20, 2009 are listed below.

			Rentable
			Square		Purchase
Property Description	Type	Tenant	Feet		Price

CVS — Fredericksburg, VA	Drugstore	Virginia CVS Pharmacy, LLC	12,900		$6,116,530
Walgreens — Indianapolis, IN	Drugstore	Walgreen Co.	14,820		6,250,000
Walgreens — Tulsa, OK	Drugstore	Walgreen Co.	13,650		3,902,000
Walgreens — Fredericksburg, VA	Drugstore	Walgreen Co.	14,820		7,289,273
Kohl’s — Burnsville, MN	Department Store	Kohl’s Department Stores, Inc.	101,346		10,345,000
Sam’s Club — Hoover, AL	Warehouse Club	Wal-Mart Real Estate Business Trust	115,347		12,300,000
Lowe’s/Wal-Mart — Las Vegas, NV	Shopping Center	Various	1,327,708	(1)	25,505,000
Wal-Mart — Albuquerque, NM	Discount Retail	Wal-Mart Stores East, LP	880,259	(1)	18,055,000
Home Depot — Las Vegas, NV	Home Improvement	Home Depot U.S.A., Inc.	402,494	(1)	8,377,257
Home Depot — Odessa, TX	Home Improvement	Home Depot U.S.A., Inc.	435,600	(1)	9,259,743
Home Depot — San Diego, CA	Home Improvement	Home Depot U.S.A., Inc.	487,001	(1)	12,352,671
Home Depot — San Jose, CA	Home Improvement	Home Depot U.S.A., Inc.	499,633	(1)	8,026,657

			4,305,578		$127,779,131

(1)	Square feet accounted for under ground lease.

For additional information regarding our acquisitions, see the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments.”

We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate investments consisting primarily of retail and other income producing commercial properties located throughout the United States, including U.S. protectorates. We expect that our retail properties will be single-tenant properties and “power centers,” which are shopping destinations comprised of big box national, regional and local retailers. We also may acquire multi-tenant retail properties, including grocery anchored centers and retail strip centers. Retail properties primarily will be subject to long-term net leases with regional or national, name brand, creditworthy tenants. We also may invest in other income producing properties, such as office, industrial, industrial-flex properties, hospitality, and mini-storage and self-storage properties. We generally intend to hold each property for eight to ten years. In addition, we expect to further diversify our portfolio by making and investing in mortgage and other loans secured, directly or indirectly, by the same types of properties which we may acquire directly. We may also acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our board of directors deems desirable or advantageous to acquire.

Our advisor, CR III Advisors, will recommend potential investments to our board of directors. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income and capital appreciation potential, as well as the creditworthiness of the material tenants of each property. We will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders in determining to approve or reject each investment recommendation.

Our charter limits our aggregate borrowings to 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. There is no limitation on the amount we may borrow against any single improved property.

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that between approximately 87.9% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 87.2% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including Distribution		(Including Distribution		(Not Including Distribution
	Reinvestment Plan)		Reinvestment Plan)		Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$2,490,000,000	100%	$2,300,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	225,000	9.0%	207,000,000	8.3%	207,000,000	9.0%
Organization and Offering Expenses	37,500	1.5%	37,350,000	1.5%	34,500,000	1.5%

Amount Available for Investment	2,237,500	89.5%	2,245,650,000	90.2%	2,058,500,000	89.5%
Acquisition and Development:
Acquisition Fees	43,616	1.7%	43,774,854	1.8%	40,126,706	1.7%
Acquisition Expenses	10,904	0.5%	10,943,713	0.4%	10,031,676	0.5%
Initial Working Capital Reserve	2,181	0.1%	2,188,743	0.1%	2,006,335	0.1%

Amount Invested in Assets	$2,180,799	87.2%	$2,188,742,690	87.9%	$2,006,335,283	87.2%

Investment Objectives

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and

•	to preserve, protect and return your invested capital.

We also seek capital gain from our investments. See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions.

Conflicts of Interest

CR III Advisors, as our advisor, experiences conflicts of interest in connection with the management of our business affairs, including the following:

•	The management personnel of CR III Advisors, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture and must determine how to allocate their time and other resources among us and the other Cole-sponsored programs;

•	CR III Advisors may structure the terms of joint ventures between us and other Cole-sponsored programs;

•	We have retained Cole Realty Advisors, Inc. (Cole Realty Advisors), an affiliate of CR III Advisors, to manage and lease some or all of our properties; and

•	CR III Advisors and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

Our executive officers and the chairman of our board of directors also will face these conflicts because of their affiliation with CR III Advisors. In addition, our executive officers and at least one of our directors also serve as officers and/or directors of Cole Credit Property Trust, Inc. (CCPT I), a privately offered real estate program with investment objectives similar to ours, Cole REIT Advisors, LLC (CCPT I Advisors), the advisor to CCPT I, Cole Credit Property Trust II, Inc. (CCPT II), a publicly offered real estate program with investment objectives similar to ours, and Cole REIT Advisors II, LLC (CCPT II Advisors), the advisor to CCPT II. CCPT II, which invests in properties similar to those in which we will invest, currently is pursuing acquisitions of additional properties and will continue to do so for the foreseeable future. These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Cole entities that are affiliated with CR III Advisors immediately prior to this offering.

(1)	Cole Holdings Corporation currently owns 20,000 shares of our common stock. After this offering, Cole Holdings Corporation will own between 7.4% of our common stock, assuming a minimum offering, and 0.01% of our common stock, assuming a maximum offering including the sale of 20,000,000 shares pursuant to our distribution reinvestment plan.

(2)	CR III Advisors currently owns a 0.0001% limited partner interest in our operating partnership. As we continue to admit investors in this offering, that limited partner interest will be reduced.

Prior Offering Summary

From January 1, 1999 through December 31, 2008, our chairman, chief executive officer and president, Christopher H. Cole, through entities he directly or indirectly controls, sponsored 66 privately offered real estate programs, including seven limited partnerships, four debt offerings, 27 Delaware Statutory Trust programs, 26 tenant-in-common programs, CCPT I, a privately offered REIT, and CCPT II, a publicly offered REIT. As of December 31, 2008, such programs had raised an aggregate of approximately $2.7 billion from over approximately 43,000 investors, and owned and operated a total of 886 commercial real estate properties. As of December 31, 2008, such programs also had an indirect interest in one commercial real estate property through a joint venture. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Cole from January 1, 1999 through December 31, 2008. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Mr. Cole is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The Offering

We are offering up to 230,000,000 shares of common stock in our primary offering on a best efforts basis at $10.00 per share. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. We also are offering up to 20,000,000 additional shares of common stock under our distribution reinvestment plan at $9.50 per share, as described in the “Summary of Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We will offer shares of common stock in our primary offering until the earlier of October 1, 2010, which is two years from the effective date of this offering, or the date we sell 250,000,000 shares; provided however, that our board of directors may terminate this offering at any time or extend the offering one additional year. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not currently expect to continue offering shares beyond three years from the effective date of the registration statement of which this prospectus is a part. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 20,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Pursuant to the Securities Act of 1933, as amended (Securities Act), and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state.

Compensation to CR III Advisors and its Affiliates

CR III Advisors and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Estimated Amount for
Minimum Offering
(250,000 Shares)/
Maximum Offering
Type of Compensation	Determination of Amount	(250,000,000 Shares)

Offering Stage
Selling Commission	We generally will pay to Cole Capital Corporation 7% of gross proceeds of our primary offering; we will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan; Cole Capital Corporation will reallow all selling commissions to participating broker-dealers.	$175,000/$161,000,000
Dealer Manager Fee	We generally will pay to Cole Capital Corporation 2% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan; Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers.	$50,000/$46,000,000
Other Organization and Offering Expenses	We will reimburse CR III Advisors up to 1.5% of gross offering proceeds for organization and offering expenses.	$37,500/$37,350,000
Operational Stage
Acquisition Fees	We will pay to CR III Advisors 2% of the contract purchase price of each property acquired, or with respect to any loan we originate or acquire, 2% of the purchase price of the loan. Assuming a maximum leverage of 60% of our assets, the maximum acquisition fees would be approximately $109,437,135.	$43,616/$43,774,854
Acquisition Expenses	We will reimburse CR III Advisors for acquisition expenses incurred in acquiring each asset or in the origination or acquisition of a loan. We expect these fees to be approximately 0.5% of the purchase price of each property or the amount of the loan. Assuming a maximum leverage of 60% of our assets, the maximum acquisition expenses would be approximately $27,359,283.	$10,904/$10,943,713
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay to the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations; provided, however, that our advisor shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Estimated Amount for
Minimum Offering
(250,000 Shares)/
Maximum Offering
Type of Compensation	Determination of Amount	(250,000,000 Shares)

Development Fee	If our advisor or its affiliate provides development related services, we will pay to the advisor or its affiliate a development fee that is usual and customary, for comparable services rendered for similar projects in the geographic market where the services are provided; provided, however that we will not pay a development fee to the advisor or its affiliate if the advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development. In the event that Cole Realty Advisors assists with planning and coordinating the construction of any tenant improvements or capital improvements, Cole Realty Advisors may be paid up to 5% of the cost of such improvements.	Not determinable at this time.
Asset Management Fees	We will pay CR III Advisors a monthly fee equal to 0.0417%, which is one-twelfth of 0.50%, of the aggregate assets value, plus costs and expenses incurred by CR III Advisors in providing asset management services. For any loan acquired or originated by us, the asset value of such loan shall be the outstanding loan balance as of the last day of the immediately preceding month.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.
Property Management and Leasing Fees	For the management and leasing of our properties, we will pay to Cole Realty Advisors, an affiliate of our advisor, a property management fee up to (i) 2% of gross revenues from our single-tenant properties and (ii) 4% of gross revenues from our multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. We also will reimburse Cole Realty Advisors’ costs of managing the properties. Cole Realty Advisors, or its affiliates, may also receive a fee for the initial leasing of properties, which would generally equal one month’s rent. The aggregate of all property management and leasing fees paid to our affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area. Cole Realty Advisors may subcontract its duties for a fee that may be less than the property management fee described above. In the event that we contract directly with a third-party property manager in respect of a property, we may pay Cole Realty Advisors an oversight fee of up to 1% of gross revenues of the property managed; however, in no event will we pay both a property management fee and an oversight fee to Cole Realty Advisors with respect to the same property.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.

Estimated Amount for
Minimum Offering
(250,000 Shares)/
Maximum Offering
Type of Compensation	Determination of Amount	(250,000,000 Shares)

Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.

Liquidation/Listing Stage

Real Estate Commissions	Up to one-half of the brokerage commission paid on the sale of property, not to exceed 3% of the contract price for property sold, in each case, payable to our advisor if our advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. In no event will the combined real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract price for the property sold.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	15% of remaining net sale proceeds after return of capital plus payment to investors of an 8% cumulative, non-compounded annual return on the capital contributed by investors. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)	15% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8% cumulative, non-compounded annual return to investors.	Not determinable at this time. There is no maximum amount of this fee.
Subordinated Performance Fee (payable only if we do not receive a Subordinated Participation in Net Sale Proceeds or a Subordinated Incentive Listing Distribution)	Upon termination of the advisory agreement, a performance fee equal to the amount that CR III Advisors would have been entitled to pursuant to its subordinated participation in net sale proceeds or a subordinated incentive listing distribution.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

Distributions

To qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions are paid to our stockholders as of the record date or dates selected by our board of directors. We expect to declare distributions with a daily record date, and pay distributions monthly. In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.

Listing

We will seek to list our shares of common stock for trading on a national securities exchange when and if our independent directors believe listing would be in the best interest of our stockholders. However, at this time, we have no intention to list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do not list our shares of common stock on a national securities exchange within ten years of termination of this offering, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation and dissolution of our corporation.

If we seek and do not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation and dissolution. If we seek and fail to obtain stockholder approval of our liquidation and dissolution, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there would be no public market for shares of our common stock and you could be required to hold the shares indefinitely. If we seek and obtain stockholder approval of our liquidation and dissolution, we would begin an orderly sale of our assets and distribute, subject to our advisor’s subordinated participation, our net proceeds to you.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be the higher of 95% of the fair market value per share, as determined by our board of directors, and $9.50 per share. No sales commissions or dealer manager fees will be paid with respect to shares sold under our distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of (i) October 1, 2010, which is two years from the effective date of this offering, unless the offering is extended, or (ii) the date we sell all of the shares allocated for sale under the distribution reinvestment plan, unless we reallocate shares from our primary offering to our distribution reinvestment plan or register additional shares with the Securities and Exchange Commission and applicable states.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables you to sell your shares to us in limited circumstances. Our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below and in the section captioned “Description of Shares — Share Redemption Program.”

There will be several restrictions on your ability to sell your shares to us under the program. You generally must hold your shares for one year before selling your shares to us under the plan; however, we may waive the one-year holding period in the event of the stockholder’s death or bankruptcy, or other exigent circumstances. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the redemption date (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year. During the term of this offering, and subject to certain provisions described in the section of this prospectus captioned “Description of Shares — Share Redemption Program,” the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

If funds are not available to redeem all shares for which redemption requests have been received at the end of each calendar month, shares will be purchased on a pro rata basis and any unfulfilled requests will be held until the next calendar month, unless withdrawn; provided, however, we may give priority to the redemption of a deceased stockholder’s shares. Our board of directors may amend, suspend or terminate the share redemption program at any time upon ten days prior notice to our stockholders.

Cole REIT III Operating Partnership, LP

We expect to own substantially all of our assets through Cole REIT III Operating Partnership, LP (CCPT III OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCPT III OP or through other entities. We are the sole general partner of CCPT III OP and CR III Advisors is the initial limited partner of CCPT III OP. Utilizing this UPREIT structure the holders of units in CCPT III OP may have their units redeemed for cash or, at our option, shares of our common stock, deferring any gain from their sale of units to us until such time as their units are redeemed. At present, we have no plans to acquire any specific properties in exchange for units of CCPT III OP.

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors authorized the issuance of shares of our common stock without certificates. We expect that we will not issue shares of common stock in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and/or conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of our outstanding shares of common stock unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Cole Credit Property Trust III, Inc.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

There currently is no public market for our common stock and there may never be one. In addition, we do not have a fixed liquidation date. If you are able to find a buyer for your shares, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% in value of our stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our common stock by a single investor, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us. Our board of directors may reject any request for redemption of shares, or amend, suspend or terminate our share redemption program upon ten days prior notice to our stockholders. Therefore, it will be difficult for you to sell your shares promptly or at all and you may have to hold your shares indefinitely. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares. See “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere for a more complete discussion on the restrictions on your ability to transfer your shares.

Because this is a blind pool, you will not have the opportunity to evaluate our future investments before we make them, which makes an investment in us more speculative.

We will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. We will seek to use the net proceeds from this offering, after the payment of fees and expenses, to acquire a portfolio of commercial real estate investments comprised primarily of a large number of single-tenant and multi-tenant retail properties net leased to creditworthy tenants. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. In addition, our advisor may make or invest in mortgage loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. We have established policies relating to the creditworthiness of tenants of our properties, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. Additionally, our board of directors has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

We have a limited operating history and no established financing sources other than from affiliates of our advisor and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

We have a limited operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in January 2008. As of the date of this prospectus, we have made a limited number of investments in real estate or otherwise and do not own a significant number of properties or have any operations or financing from sources other than affiliates of our advisor. Presently, we are funded by capital contributions from Cole Holdings Corporation, a company wholly owned by Mr. Cole, and a limited amount of net proceeds from this offering.

Although Mr. Cole and other members of our advisor’s management have significant experience in the acquisition, finance, management and development of commercial real estate, the prior performance of real estate investment programs sponsored by affiliates of Mr. Cole and our advisor may not be indicative of our future results.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Credit Property Trust III, Inc. name within the investment products market;

•	expand and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors; and

•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

If we, through CR III Advisors, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions to you is dependent upon the performance of our advisor in selecting investments for us to acquire, selecting tenants for our properties and securing financing arrangements. We currently do not own a significant number of properties or have any significant operations, investments or financing sources other than affiliates of our advisor. Except for the limited number of acquisitions described in this prospectus, and for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe additional identified investments, investors generally will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We cannot be sure that our advisor will be successful in identifying suitable investments on financially attractive terms or that, if it identifies suitable investments, our investment objectives will be achieved. If we, through our advisor, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to you would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, in the event we develop properties, development of income-producing properties likely would adversely affect our ability to pay distributions to you and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If our advisor is unable to identify suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could adversely affect the value of your investment.

This offering is being made on a best efforts basis, whereby the brokers participating in this offering only are required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified investment portfolio.

If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions to you could be adversely affected.

If our advisor loses or is unable to obtain key personnel, including in the event another Cole-sponsored program internalizes its advisor, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, as listed beginning on page 57 of this prospectus, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. This could occur, among other ways, if another Cole-sponsored program internalizes its advisor. If that occurs, key personnel of our advisor, who also are key personnel of the internalized advisors, would become employees of the other program and would no longer be available to our advisor. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source. If we fund distributions from financings or the net proceeds from this offering, we will have fewer funds available for acquiring properties and other investments, and your overall value of your investment may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. In addition, we may make, and have made, distributions prior to generating sufficient cash flow from operations.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

Investors who invest in us before we commence significant real estate operations or generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. Until such time as we have sufficient cash flow from operations to fund fully the payment of distributions, some or all of our distributions will be, and have been, paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve internalizing our management functions. If we internalize our management functions, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, Securities and Exchange Commission reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

As currently organized, we will not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not remain with our advisor, but instead will remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere in this prospectus.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

A number of Cole real estate programs use investment strategies that are similar to ours, therefore our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Our sponsor may have simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms. As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Cole-sponsored programs managed by officers and key personnel of our advisor and/or its affiliates, and these other Cole-sponsored programs may use investment strategies and have investment objectives that are similar to ours. In particular, CCPT II currently is pursuing acquisitions of assets that may be suitable for us to acquire. Our executive officers and the executive officers of our advisor also are the executive officers of other Cole-sponsored REITs and/or their advisors, the general partners of Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. In the event these conflicts arise, our best interests may not be met when officers and key persons acting on behalf of our advisor and on behalf of advisors and managers of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program or affiliate that has an investment strategy similar to ours. In addition, we may acquire properties in geographic areas where other Cole-sponsored programs own properties. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if we acquire properties from or sell properties to other Cole-sponsored programs, or if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other Cole-sponsored programs may be competing with us for these investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

CR III Advisors faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other Cole-sponsored programs, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real-estate related investments. Officers and key persons of our advisor also are officers and key persons of other Cole-sponsored REITs and their advisors, the general partners of other Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. These officers and key persons will face conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with another Cole-sponsored program, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from a Cole-affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with a Cole-sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and another Cole-sponsored program grant us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Cole and his affiliates control our advisor and other Cole-sponsored programs, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may participate in 1031 exchange programs with affiliates of our advisor that will not be the result of arm’s-length negotiations and will result in conflicts of interest.

Cole Capital Partners, LLC (Cole Capital Partners), an affiliate of our advisor, has developed programs to facilitate the acquisition of real estate properties in co-ownership arrangements with persons who are looking to invest proceeds from a sale of real estate in order to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (a Section 1031 Program). Section 1031 Programs are structured as co-ownership arrangements with other investors in the property (Section 1031 Participants) who are seeking to defer taxes under Section 1031 of the Internal Revenue Code. These programs are structured either as a tenant-in-common program or by use of a Delaware Statutory Trust. When Cole Capital Partners develops such a program, it generally organizes a new entity (a Cole Exchange Entity) to acquire all or part of a property. We may participate in the program by either co-investing in the property with the Cole Exchange Entity or purchasing a co-ownership interest from the Cole Exchange Entity, generally at the Cole Exchange Entity’s cost. In that event, as a co-owner of properties, we will be subject to the risks inherent in the co-ownership arrangements with unrelated third parties. Our purchase of co-ownership interests will present conflicts of interest between us and affiliates of our advisor. The business interests of Cole Capital Partners and the Cole Exchange Entity may be adverse to, or to the detriment of, our interests. Further, any agreement that we enter into with a Cole Exchange Entity will not be negotiated in an arm’s-length transaction and, as a result of the affiliation between our advisor, Cole Capital Partners and the Cole Exchange Entity, our advisor may be reluctant to enforce the agreements against such entities.

CR III Advisors and its officers and key personnel and certain of our key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

CR III Advisors and its officers and key personnel and their respective affiliates are officers, key personnel, general partners and sponsors of other real estate programs that have investment objectives, targeted assets, and legal and financial obligations similar to ours and may have other business interests as well. In addition, we have only two executive officers, each of whom also is an officer, director and/or key person of other real estate programs that have investment objectives, targeted assets and legal and financial obligations similar to ours, and may also have other business interests. Due to competing demands on their time and resources, these persons may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. These additional fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor, and (vii) our relationship with our dealer manager and property manager. If we do not successfully implement our investment strategy, we may be unable to generate cash needed to pay distributions to you and to maintain or increase the value of our assets.

CR III Advisors faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, CR III Advisors is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement requires us to pay a performance-based termination fee to our advisor in the event that we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor at the termination of the advisory agreement could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Morris, Manning & Martin, LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties, which could affect our ability to meet our investment objectives.

Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding stock and more than 9.8% in value or number, whichever is more restrictive, of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 500,000,000 shares of stock, including 10,000,000 shares of preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor, its affiliates or any of their affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, we will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our expenses in connection with that stockholder’s noncompliance. This charter provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act of 1940, as amended, we could not continue our business, which may significantly reduce the value of your investment.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission. Pursuant to this exemption, (1) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both, (2) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the percentage in (1) above is increased); and (3) up to 20% of our assets may consist of miscellaneous investments. We intend to monitor compliance with these requirements on an ongoing basis. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our dissolution; and

•	a merger or consolidation or the sale or other disposition of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders, unless otherwise provided in our organizational documents. As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of, terminate or suspend our share redemption program without stockholder approval upon ten days prior notice, or reject any request for redemption. In addition, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits might prevent us from accommodating all redemption requests made in any year. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

We established the offering price on an arbitrary basis, therefore the actual value of your investment may be substantially less than what you pay for your shares.

Our board of directors arbitrarily determined the selling price of the shares of our common stock in this offering and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The dealer manager is one of our affiliates, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is one of our affiliates and will not make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager is not an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of CCPT III OP. In addition, the partnership agreement for CCPT III OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of CCPT III OP. Because the limited partnership interests of CCPT III OP may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between CCPT III OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to CR III Advisors and its affiliates reduces cash available for investment and distribution.

We do not have any paid employees and we are externally advised by CR III Advisors. CR III Advisors and its affiliates perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the management and leasing of our properties, the servicing of our mortgage loans, if any, and the administration of our other investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from our properties, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We may not be able to pay distributions to you and any distributions we do make may not increase over time. In addition, rents from our properties may not increase, the securities we may buy may not increase in value or provide constant or increased distributions over time, and our acquisitions of real properties, mortgage loans or any investments in securities may decrease our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. In addition, we may not have sufficient cash from operations to make a distribution required to maintain our REIT status.

Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions from sources other than cash flow from operations, including the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

We expect that cash distributions to you generally will be paid from cash available or anticipated from the cash flow from our investments in properties, real estate securities, mortgage, bridge or mezzanine loans and other real estate-related assets. However, until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to you, we may make some or all of our distributions from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver or deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow. In addition, to the extent our investments are in development or redevelopment projects, or in other properties that have significant capital requirements and/or delays in their ability to generate income, our ability to make distributions may be negatively impacted, especially during our early period of operation. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our operations.

To the extent distributions are paid from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow, we will have less capital available to invest in real estate and other real estate-related investments, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation. In that event, we may not be able to invest 87.9% of the gross proceeds raised in this offering (87.2% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) until such time as we have sufficient cash flows from operations to fully fund our distributions.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These risk and other factors may prevent us from being profitable, or from maintaining or growing the value of our real estate properties.

Many of our retail properties will depend upon a single tenant, or a limited number of major tenants, for all or a majority of their rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We expect that many of our properties will be occupied by only one tenant or will derive a majority of their rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our cash flow and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its leases, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Many of our leases will not contain rental increases over time. When that is the case, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Any properties that we acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. While we expect that many of our property leases will require the tenants to pay all or a portion of these expenses, some of our leases or future leases may not be negotiated on that basis, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our returns and profitability.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

•	poor economic conditions may result in tenant defaults under leases;

•	poor economic conditions may result in lower revenue to us from retailers who pay us a percentage of their revenues under percentage rent leases;

•	re-leasing may require concessions or reduced rental rates under the new leases;

•	constricted access to credit may result in tenant defaults or non-renewals under leases; and

•	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slow down or downturn is prolonged or becomes more severe.

The United States’ armed conflict in Iraq and other parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

Dislocations in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

Domestic and international financial markets currently are experiencing significant dislocations which have been brought about in large part by failures in the U.S. banking system. These dislocations have severely impacted the availability of credit and have contributed to rising costs associated with obtaining credit. If this dislocation in the credit markets persists, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or if the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or “FDIC,” only insures amounts up to $250,000 per depositor per insured bank. We expect that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

We expect that, generally, each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

We expect that some of our properties will be contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved real property to real property we intend to develop, your investment, nevertheless, is subject to the risks associated with investments in unimproved real property.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from an affiliate of our advisor that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations. However, if the development company is an affiliate of our advisor, its obligation to refund our earnest money deposit may be guaranteed by Cole Realty Advisors, our property manager, which will enter into contracts to provide property management and leasing services to various Cole-sponsored programs, including us, for substantial monthly fees. As of the time Cole Realty Advisors may be required to perform under any guaranty, Cole Realty

Advisors may not have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of Cole Realty Advisors, we would likely be required to accept installment payments over time payable out of the revenues of Cole Realty Advisors’ operations. We may not be able to collect the entire amount of our earnest money deposit under such circumstances.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We intend to acquire properties located in developed areas. Therefore, there are and will be numerous other retail properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally will be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We expect to incur mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We expect that in most instances, we will acquire real estate and other real estate-related investments by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we are required to limit our borrowings to 75% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines, however we may exceed that limit if approved by a majority of our independent directors. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

The current state of debt markets could have a material adverse impact on our earnings and financial condition.

The commercial real estate debt markets are currently experiencing volatility as a result of certain market factors, including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold collateralized mortgage backed securities (CMBS) in the market. This is resulting in lenders increasing the cost and underwriting requirements for debt financing. Should the overall cost of borrowings increase we may determine to use less leverage in our acquisitions than we currently anticipate. Higher costs of debt financing or lower levels of borrowing may result in lower yields from our acquisitions which may reduce future cash flow available for distribution.

In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate. The reduced amount of available capital has slowed real estate transaction activity. The lack of available debt capital may result in us being unable to acquire properties that we desire to acquire or, to the extent we obtain debt capital, may result in onerous or restrictive terms that have an unfavorable result on our revenues or income or on our operating flexibility.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating income and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating income and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We may incur indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CR III Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to you.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Associated with Co-Ownership Transactions

Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-owner could breach agreements related to the property, which may cause a default, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor and board of directors determine that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, commercial mortgage-backed securities (CMBS), mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in retail and other income-producing properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

Although we intend to invest only in mortgage-backed securities collateralized by commercial loans, the value of such CMBS can be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Morris, Manning & Martin, LLP, our legal counsel, has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2009, the year during which we began material operations and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2009, the year during which we began material operations. This opinion is based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review our operations or compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of the Section 1031 Programs may result in a 100% tax on income from a prohibited transaction, which would diminish our cash distributions to you.

The Internal Revenue Service could re-characterize transactions under a Section 1031 Program such that CCPT III OP, rather than the Section 1031 Participant, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by a Section 1031 Participant in connection with the Section 1031 Program. Such characterization could result in the fees paid to CCPT III OP by a Section 1031 Participant as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 Program would be subject to a 100% penalty tax. If this occurs, our ability to pay cash distributions to you will be adversely affected. We anticipate that CCPT III OP will obtain a legal opinion in connection with each co-ownership program we enter into to the effect that the program will qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code. However, no such opinion is binding on the Internal Revenue Service and the Internal Revenue Service may take a position contrary to such an opinion.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to maintain the status of CCPT III OP, our operating partnership, as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of our operating partnership as an entity taxable as a partnership, CCPT III OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment. In addition, if any of the partnerships or limited liability companies through which CCPT III OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of CCPT III OP or at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect the returns to our investors.

Changes to the tax laws are likely to occur, and such changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law and treasury regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005. One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2011. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See the

“Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder” section of this prospectus.

In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could, “ “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 250,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 87.9% of the money that stockholders invest (87.2% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) will be used to purchase real estate or other real estate-related investments, while the remaining approximately 12.1% (12.8% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) will be used for working capital, and to pay expenses and fees including the payment of fees to CR III Advisors, our advisor, and Cole Capital Corporation, our dealer manager. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases.

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including Distribution		(Including Distribution		(Not Including Distribution
	Reinvestment Plan)(1)		Reinvestment Plan)(2)		Reinvestment Plan)(3)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$2,490,000,000	100%	$2,300,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(4)	225,000	9.0%	207,000,000	8.3%	207,000,000	9.0%
Organization and Offering Expenses(5)	37,500	1.5%	37,350,000	1.5%	34,500,000	1.5%

Amount Available for Investment(6)	2,237,500	89.5%	2,245,650,000	90.2%	2,058,500,000	89.5%
Acquisition and Development:
Acquisition Fees(7)	43,616	1.7%	43,774,854	1.8%	40,126,706	1.7%
Acquisition Expenses(8)	10,904	0.5%	10,943,713	0.4%	10,031,676	0.5%
Initial Working Capital Reserve(9)	2,181	0.1%	2,188,743	0.1%	2,006,335	0.1%

Amount Invested in Assets(10)	$2,180,799	87.2%	$2,188,742,690	87.9%	$2,006,335,283	87.2%

(1)	Assumes the sale to the public of 250,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(2)	Assumes the sale to the public of 230,000,000 shares at $10.00 per share pursuant to the primary offering and 20,000,000 shares at $9.50 per share pursuant to the distribution reinvestment plan.

(3)	Assumes the sale to the public of 230,000,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(4)	Includes selling commissions equal to 7% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor, however, we may increase the dealer manager fee to 3% of aggregate gross offering proceeds for purchases made through certain selected dealers, in which event the selling commission would be reduced to 6% of gross offering proceeds for those purchases. The dealer manager will reallow to other broker-dealers participating in this offering all of the selling commissions paid to the dealer manager in respect of the shares sold by such participating broker-dealers and, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee to participating broker-dealers as marketing fees and due diligence expense allowance based on such factors as the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers. Additionally, we will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(5)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse CR III Advisors, our advisor, for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee. We will reimburse CR III Advisors and its affiliates for organization and offering expenses in an amount up to 1.5% of gross offering proceeds. CR III Advisors and its affiliates will be responsible for any organization and offering expenses that exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us.

(6)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(7)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees, financing coordination fees or points or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(8)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, nonrecurring management fee, loan fees or point or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(9)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be “net” leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(10)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained CR III Advisors to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board’s supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board may be established by a majority of the entire board of directors, but may not be more than 15, nor, fewer than three. Our charter provides that, at any time we have more than one stockholder of record, a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates other than as our director or as a director of any other REIT organized by our sponsor or advised by our advisor, (4) performance of services, other than as one of our directors, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. No member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and will only be required to devote the time to our affairs as their duties require. Our directors will meet quarterly or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will heavily rely on our advisor. Our directors will have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

Our board of directors also will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, must approve all transactions with CR III Advisors or its affiliates. The independent directors also will be responsible for reviewing the performance of CR III Advisors and determining that the compensation to be paid to CR III Advisors is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to CR III Advisors in relation to the size, composition and performance of our investments;

•	the success of CR III Advisors in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by CR III Advisors and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by CR III Advisors and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by CR III Advisors or its affiliates for its other clients.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of CR III Advisors, any director or any of their respective affiliates, or (2) any transaction between us and CR III Advisors, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of the Board of Directors

Our entire board of directors will consider all major decisions concerning our business, including property acquisitions. However, our bylaws provide that our board of directors may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of two of our independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Our board of directors has elected Christopher H. Cole to serve as our Chief Executive Officer and President and D. Kirk McAllaster, Jr. to serve as our Chief Financial Officer, Treasurer and Secretary. Although most of the services Messrs. Cole and McAllaster will provide to our company will be in their roles as executive officers of our advisor, they will have certain, mostly ministerial, duties in their capacities as executive officers of our company arising from Maryland corporate law, our charter and bylaws, the Securities Act, the Exchange Act and the rules and regulations promulgated under such acts. Examples of such duties include the provision of certain certifications relating to our disclosure controls and procedures, and our internal control over financial reporting, in connection with the quarterly and annual reports we will file with the SEC. We do not directly compensate Messrs. Cole or McAllaster for their services as executive officers of our company. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Christopher H. Cole	56	Chairman of the Board of Directors, Chief Executive Officer and President
D. Kirk McAllaster, Jr.	42	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Thomas A. Andruskevich	58	Independent Director
Marcus E. Bromley	59	Independent Director
Scott P. Sealy	63	Independent Director
Leonard W. Wood	63	Independent Director

*	As of April 20, 2009.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in January 2008. He has served as the chief executive officer and president of CR III Advisors, our advisor, since its formation in January 2008, and previously served as its treasurer from January 2008 until September 2008. Mr. Cole has served as the chairman, chief executive officer and president of CCPT I since its formation in March 2004. He has served as the chief executive officer of CCPT I Advisors since its formation in April 2004, and as its president since October 2007, and previously served as its president from April 2004 until March 2007. Mr. Cole has served as the chairman, chief executive officer and president of CCPT II since its formation in September 2004. He also serves as the chief executive officer and president of CCPT II Advisors. He has served as CCPT II Advisors’ chief executive officer since its formation in September 2004, and as its president since October 2007, and previously served as its president from September 2004 until March 2007. Mr. Cole has been the sole shareholder, chief executive officer, president and treasurer of Cole Holdings Corporation since its formation in August 2004 and has served as its chairman and secretary since October 2007. He has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the chief executive officer of Cole Capital Advisors, Inc. (Cole Capital Advisors) since December 2002, as its president since October 2007, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and as its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of Cole Capital Partners since January 2003, as its president since October 2007, and previously served as its president from January 2003 to March 2007. Mr. Cole has served as the chief executive officer of Cole Realty Advisors since December 2002, as its president since October 2007, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007, and its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer, secretary and treasurer since our formation in January 2008. He also has served as executive vice president and chief financial officer of CR III Advisors since its formation in January 2008. Mr. McAllaster has also served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president and chief financial officer of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance for each of CCPT I Advisors and CCPT II Advisors from December 2005 until March 2007. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Realty Advisors, Cole Capital Partners and Cole Capital Advisors since March 2007. From December 2005 until March 2007, he served as vice president, finance for Cole Capital Partners and Cole Capital Advisors. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 18 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Thomas A. Andruskevich has served as an independent director since October 2008. Since November 2005, Mr. Andruskevich has served as president and chief executive officer of Birks & Mayors, Inc., a high-end jewelry retailer which is the successor entity of the merger of Henry Birks & Sons Ltd. (Henry Birks & Sons) with Mayors Jewelers Inc. (Mayors). From June 1996 until November 2005, he served as president and chief executive officer of Henry Birks & Sons, and from August 2002, when Henry Birks & Sons acquired a controlling interest in Mayors, until November 2005, he served as chairman, president and chief executive officer of Mayors. From 1994 to 1996, Mr. Andruskevich was president and chief executive officer of the clothing retailer Mondi of America. From 1989 to 1994, he was executive vice president of international trade & fragrance of Tiffany & Co., and from 1982 to 1989, Mr. Andruskevich served as senior vice president and chief financial officer of Tiffany & Co. He is a member of the Advisory Board and of the Marketing Committee of Brazilian Emeralds, Inc. Mr. Andruskevich also serves as a member of the board of directors of Birks & Mayors, Inc.

Marcus E. Bromley has served as an independent director since October 2008. Since May 2005, Mr. Bromley has served as a member of the board of directors of CCPT II and is the chairman of its compensation committee and a member of its audit committee. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of directors of Private Bank of Buckhead, a community bank headquartered in Atlanta, Georgia, and on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and a M.B.A. from the University of North Carolina.

Scott P. Sealy, Sr. has served as an independent director since October 2008. Mr. Sealy has been a principal of Sealy & Company, Incorporated, a real estate and investment company, since 1968 and has served as chairman of the board of directors since February 2000. Mr. Sealy provides strategic planning and business development for the company, which is in the business of acquisitions, repositioning and ground-up development of regional distribution and industrial facilities. During his tenure, Sealy & Company, Incorporated and its affiliates have acquired or developed and sold over $1 billion of industrial real estate totaling approximately 30 million square feet. In 2008, Sealy & Company, Incorporated entered into a $200 million joint venture with California State Teachers’ Retirement System (CalSTRS). The joint venture, named SeaCal, pursues the acquisition and development of value-added industrial and office properties. Mr. Sealy is a member of the Society of Industrial and Office Realtors and has served as a chapter president, a member of its national board of directors, and a member of its strategic planning committee.

Leonard W. Wood has served as an independent director since October 2008. Mr. Wood has over 26 years of real estate industry leadership experience, most recently serving as a member of the investment committee and the management board of GLJ Partners, LLC, a Southern California based residential development and construction company, which he joined in November 2007. In April 1998, Mr. Wood founded Wood Partners, L.L.C. (Wood Partners), a developer of apartment and condominium homes in the Baltimore/Washington, D.C. area, the Southeastern United States, Florida, Texas, Colorado, Nevada, Arizona and California. Mr. Wood served as the managing principal of Wood Partners from its inception until the time of Mr. Wood’s retirement from Wood Partners in November 2007. During that period of time, Wood Partners had started over 38,000 multi-family units representing an investment of more than $5.3 billion. Mr. Wood continues to serve as a member of the board of Wood Partners. Prior to founding Wood Partners, Mr. Wood worked with Trammell Crow Residential from 1982 until 1998. During his time with Trammel Crow Residential, Mr. Wood was responsible, at various times, for the Southeast, Midwest and Southwest regions, overseeing the acquisition, development, maintenance and sale of the company’s apartment assets in those regions. Mr. Wood holds a bachelor of science degree from North Carolina State University and a M.B.A. from the University of North Carolina. Mr. Wood is immediate past-Chairman and continues to serve on the Board of the Multi-Family Leadership Board of the National Association of Home Builders. Mr. Wood is a Governor, past Trustee, and past Chairman of the Multi Family Council of the Urban Land Institute. He also serves on the Board of Visitors of the University of North Carolina’s Kenan-Flagler Business School. In 2007, Mr. Wood founded the Wood Center for Real Estate Development as a part of the Kenan-Flagler Business School.

Compensation of Directors

We will pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also will pay $2,000 for each board or board committee meeting the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of the board and one or more committees in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. If a director is also an employee of our company or CR III Advisors or their affiliates, we do not pay compensation for services rendered as a director. We do not compensate Mr. Cole for his service to us on the board of directors.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the period January 22, 2008 (date of inception) to December 31, 2008:

					Change In
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation (1)($)	Total ($)

Christopher H. Cole	$—	$—	$—	$—	$—	$—	$—
Thomas A. Andruskevich	14,750	—	—	—	—	1,996	16,746
Marcus E. Bromley	14,750	—	—	—	—	1,507	16,257
Scott P. Sealy, Sr.	14,750	—	—	—	—	—	14,750
Leonard W. Wood	14,750	—	—	—	—	—	14,750

(1)	Amount represents travel expenses incurred by Mr. Andruskevich and Mr. Bromley to attend various director meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Our charter contains a provision that eliminates directors’ and officers’ liability, requires us to indemnify and advance expenses to our directors, officers, CR III Advisors and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines. To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that personal benefit was improperly received).

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, CR III Advisors and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors, CR III Advisors or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, CR III Advisors or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, CR III Advisors or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have also agreed to indemnify and hold harmless CR III Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, CR III Advisors or its affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

The Advisor

Our advisor is CR III Advisors. Our executive officers and the chairman of our board of directors also are officers, key personnel and/or members of CR III Advisors. CR III Advisors has contractual and fiduciary responsibility to us and our stockholders pursuant to the advisory agreement. CR III Advisors is wholly-owned by Christopher H. Cole.

The officers and key personnel of our advisor are as follows:

Name	Age*	Position(s)

Christopher H. Cole	56	Chief Executive Officer, President and Treasurer
D. Kirk McAllaster, Jr.	42	Executive Vice President and Chief Financial Officer
Blair D. Koblenz	50	Vice Chairman of Cole Holdings Corporation
Marc T. Nemer	36	Executive Vice President and Managing Director of Capital Markets
John M. Pons	45	Executive Vice President, Chief Administrative Officer, Secretary and General Counsel
Christopher P. Robertson	42	Chief Acquisitions Officer

*	As of April 20, 2009.

The backgrounds of Messrs. Cole and McAllaster are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other officers and key employees of CR III Advisors.

Blair D. Koblenz has served as vice chairman of Cole Holdings Corporation since October 2007. He has been active in the structuring and financial management of commercial real estate investments for over 20 years. He previously served as executive vice president, chief financial officer and secretary of Cole Holdings Corporation from its formation in August 2004 through October 2007. He served as president and secretary of Cole Capital Advisors from March 2007 until October 2007 and executive vice president, chief financial officer and secretary from December 2002 through March 2007. He served as executive vice president, chief financial officer and secretary of Cole Capital Partners from its formation in November 2002 through March 2007 and as its president and secretary from March 2007 through October 2007. Mr. Koblenz was the executive vice president and chief financial officer of CCPT I Advisors from its formation in April 2004 through March 2007 and previously served as its president from March 2007 through October 2007. He served as executive vice president and chief financial officer of CCPT II Advisors from its formation in September 2004 through March 2007 and as president from March 2007 through October 2007. Mr. Koblenz served as executive vice president and chief financial officer of CCPT II from its formation in September 2004 until March 2007 and as its president from March 2007 through October 2007. Mr. Koblenz also served as executive vice president, chief financial officer and treasurer of CCPT I from its formation in March 2004 through April 2005 and as its executive vice president and treasurer from April 2005 through October 2007. Mr. Koblenz also served as a director of CCPT I from its formation through May 2008. He served as president and secretary of Cole Capital Corporation from December 2002 until September 2005 and from October 2005 until January 2008. Mr. Koblenz served as executive vice president, chief financial officer and secretary of Cole Realty Advisors from November 2002 through March 2007 and as president and secretary from March 2007 through October 2007. Mr. Koblenz served as the president and secretary of Cole Growth Opportunity Fund I GP, LLC from its formation in March 2007 through October 2007. Prior to joining Cole in 1994, he practiced in public accounting at Toback & Company, CPA’s from 1980 to 1982 with an emphasis in taxation and business planning. He then served in a financial officer capacity for real estate investment companies and operators in Arizona from 1982 to 1994. Mr. Koblenz received his B.S. degree in Accounting from Arizona State University in 1979 and is a Certified Public Accountant, licensed in the State of Arizona. He holds the designation of Certified Financial Planner as authorized by the CFP Board of Standards and holds securities licenses. He is a member of the American Institute of CPAs, the Arizona Society of CPAs, the Financial Planning Association, and the National Association of Real Estate Investment Trusts.

Marc T. Nemer has served as executive vice president and managing director of capital markets of our advisor since March 2008 and served as its executive vice president, securities and regulatory affairs from its formation in January 2008 through March 2008. Mr. Nemer has also served as executive vice president and managing director of capital markets of Cole Capital Advisors since March 2008 and as executive vice president, securities and regulatory affairs from October 2007 to March 2008 and as vice president, legal services and compliance from March 2007 through October 2007. He has also served as executive vice president and managing director of capital markets of Cole Capital Partners since March 2008. He served as executive vice president securities and regulatory affairs from October 2007 through March 2008 and as vice president, legal services and compliance from March 2007 through October 2007. Mr. Nemer has also served as executive vice president and managing director of capital markets for CCPT I Advisors and CCPT II Advisors since March 2008. From October 2007 through March 2008, he served as executive vice president, securities and regulatory affairs for CCPT I Advisors and CCPT II Advisors. Mr. Nemer has also served as executive vice president and managing director of capital markets for Cole Realty Advisors since March 2008. From October 2007 through March 2008, Mr. Nemer served as executive vice president, securities and regulatory affairs for Cole Realty Advisors. He served as vice president, legal services and compliance of Cole Realty Advisors from March 2007 through October 2007. Mr. Nemer has served as president, secretary and treasurer of Cole Capital Corporation since January 2008. Prior to joining Cole, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 to February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 to July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

John M. Pons has served as executive vice president, general counsel and secretary of our advisor since its formation in January 2008, and previously served as its chief operating officer from January 2008 until May 2008. Mr. Pons has served as secretary of CCPT II since its formation in September 2004. He also served as a member of CCPT II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons also has served as secretary for CCPT I and has been a member of its board of directors since its formation in March 2004. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as its senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Advisors and Cole Capital Partners since September 2008, and previously served for each as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005, and as its vice president and counsel from September 2003 until August 2005. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Christopher P. Robertson has served as chief acquisitions officer of our advisor since its formation in January 2008. Mr. Robertson has also served as executive vice president and chief acquisitions officer of Cole Capital Advisors and Cole Capital Partners since October 2007. Mr. Robertson served as senior vice president, acquisitions for Cole Capital Partners and Cole Capital Advisors from June 2005 through October 2007 and as vice president, acquisitions of each from March 2005 through June 2005. Mr. Robertson has also served as executive vice president and chief acquisitions officer of CCPT I Advisors and CCPT II Advisors since October 2007. He served as senior vice president, acquisitions of each from June 2005 through October 2007 and vice president, acquisitions from March 2005 through June 2005. Mr. Robertson has served as executive vice president and chief acquisitions officer of Cole Realty Advisors since October 2007 and as its senior vice president acquisitions from March 2007 through October 2007. Prior to joining Cole in October 2003, Mr. Robertson worked as Vice President of Business Development for Shell Capital, Inc., an investment banking division of Shell Oil Company. Prior to that, Mr. Robertson was employed at Franchise Finance Corporation of America as its Vice President of Corporate Finance. While there Mr. Robertson structured numerous sale-leaseback and senior debt transactions in the restaurant, convenience store/gas, and automotive aftermarket industries. Mr. Robertson received a B.B.A. degree from Baylor University with majors in both Finance and Real Estate in 1988. In 1993 Mr. Robertson received a M.B.A. degree in Finance from Pepperdine University.

In addition to the officers and key personnel listed above, CR III Advisors employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of CCPT III OP.

The Advisory Agreement

Many of the services we expect to be performed by CR III Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect CR III Advisors will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, CR III Advisors will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, CR III Advisors, either directly or indirectly by engaging an affiliate, will among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies.

The advisory agreement has a one-year term ending October 8, 2009, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without penalty immediately upon a change of control of us, or upon 60 days’ written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay CR III Advisors a monthly asset management fee equal to one-twelfth of 0.50% of the aggregate asset value of our assets. We also will pay CR III Advisors acquisition fees equal to 2% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. With respect to any loan we originate or acquire, the acquisition fee will equal 2% of the amount of the loan, along with reimbursement of actual and customary expenses associated with originating or acquiring the loan. Any portion of the acquisition fee may be deferred and paid in a subsequent year. We also will pay CR III Advisors a finance coordination fee equal to 1% of the amount available and/or outstanding under any debt financing that we obtain and use for the acquisition of properties and other investments or that is assumed, directly or indirectly, in connection with the acquisition of properties. We also will pay to CR III Advisors a development fee that is usual and customary for corporate services rendered for similar projects in the geographic market where the services are provided. We may not pay more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors (including a majority of the independent directors), not otherwise interested in the transaction as commercially competitive, fair and reasonable to the company.

Additionally, we are required to pay to CR III Advisors fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may be required to pay to CR III Advisors a similar performance fee if CR III Advisors would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Officers, employees and affiliates of CR III Advisors engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, CR III Advisors will be required to devote sufficient resources to our administration to discharge its obligations. CR III Advisors currently has no paid employees; however, as of April 1, 2009 its affiliates had approximately 170 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor will be responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. CR III Advisors may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to CR III Advisors under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse CR III Advisors for organization and offering expenses, administrative and management services, and payments made by CR III Advisors to third parties in connection with potential acquisitions.

Affiliated Companies

Property Manager

Our properties will be managed and leased initially by Cole Realty Advisors, our property manager. Cole Capital Advisors is the sole shareholder of Cole Realty Advisors, and Cole Holdings Corporation is the sole owner of Cole Capital Advisors. Christopher H. Cole is the sole owner of Cole Holdings Corporation. The backgrounds of the officers of Cole Realty Advisors are described in the “Management — Executive Officers and Directors” and “— The Advisor” sections of this prospectus.

Cole Realty Advisors was organized in 2002 and leases and manages properties that we or our affiliated entities acquire. In accordance with the property management and leasing agreement, we will pay Cole Realty Advisors a property management fee of up to 2% of gross revenues from our single-tenant properties and up to 4% of gross revenues from our multi-tenant properties. In addition, we will pay leasing commissions to Cole Realty Advisors based upon the customary leasing commission applicable to the geographic location of the property; provided however, that the aggregate of all property management and leasing fees paid to the property manager plus all payments to third parties may not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. In addition, we may pay the property manager an oversight fee of up to 1% of gross revenues from the property; however, in no event will we pay both a property management and an oversight fee to Cole Realty Advisors with respect to the same property. Cole Realty Advisors derives substantially all of its income from the property management and leasing services it performs for Cole-sponsored programs.

In the event that Cole Realty Advisors assists with planning and coordinating the construction of any tenant improvements or capital improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of such improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under the “Federal Income Tax Considerations” section of this prospectus.

Our property management agreement with Cole Realty Advisors will have a one-year term ending October 8, 2009, and will be subject to successive one-year renewals unless Cole Realty Advisors provides written notice of its intent to terminate 30 days’ prior to the expiration of the initial or renewal term. We also will have the right to terminate the agreement upon 30 days’ prior written notice in the event of gross negligence or willful misconduct by the property manager. We and our operating partnership may assign our rights under the property management agreement as to any particular property to a lender or lenders pursuant to the terms of any loan or loans we obtain related to our assets.

Cole Realty Advisors will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it.

The property manager also will direct the purchase of equipment and supplies, and supervise all maintenance activity, for our properties. The management fees paid to the property manager will cover, without additional expense to us, all of the property manager’s general overhead costs. The principal office of the property manager is located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Holdings Corporation, its affiliates and its predecessors.

Cole Capital Corporation will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is wholly-owned by Cole Capital Advisors, which is wholly-owned by Cole Holdings Corporation. Christopher H. Cole is the sole stockholder of Cole Holdings Corporation. Cole Capital Corporation is an affiliate of both our advisor and our property manager. The backgrounds of the officers of

Cole Capital Corporation are described in the “Management — Executive Officers and Directors” and “— The Advisor” sections of this prospectus.

Investment Decisions

The primary responsibility for the investment decisions of CR III Advisors and its affiliates, the negotiation for these investments, and the management of our assets resides with Christopher H. Cole and the other executive officers and key personnel of our advisor. The backgrounds of the officers of CR III Advisors are described in the “Management — Executive Officers and Directors” and “— The Advisor” sections of this prospectus. Our board of directors, including a majority of our independent directors, must approve all of our investments.

MANAGEMENT COMPENSATION

We have no paid employees. CR III Advisors, our advisor, and its affiliates manages our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to CR III Advisors and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Offering Stage

Selling Commissions — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commission will be payable with respect to shares sold under our distribution reinvestment plan. Cole Capital Corporation, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$175,000/$161,000,000

Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee will be payable with respect to shares sold under our distribution reinvestment plan. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers.	$50,000/$46,000,000

Reimbursement of Other Organization and Offering Expenses — CR III Advisors(4)	CR III Advisors will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse CR III Advisors for these amounts up to 1.5% of aggregate gross offering proceeds.	$37,500/$37,350,000
Acquisition and Operations Stage

Acquisition Fees — CR III Advisors(5)(6)	We will pay to CR III Advisors 2% of the contract purchase price of each property or asset, or with respect to any loan we originate or acquire, 2% of the amount of the purchase price of the loan.	$43,616/$43,774,854

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Acquisition Expenses — CR III Advisors	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the purchase price of each property or of the amount of each loan.	$10,904/$10,943,713

Financing Coordination Fee — CR III Advisors(6)	For services in connection with the origination or refinancing of any debt financing we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire and/or assume such permanent financing.	Actual amounts are dependent on the amount of any debt financing or refinancing and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of any debt financing, there is no limit on the aggregate amount of these fees.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Development Fee — CR III Advisors/ Cole Realty Advisors(6)	Our advisor, our property manager or their affiliates will provide development related services, and we will pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; provided, however, that we will not pay a development fee to our advisor, our property manager or their affiliates, if the advisor elects to receive an acquisition fee based on the cost of such development. In the event that Cole Realty Advisors assists with planning and coordinating the construction of any tenant improvements or capital improvements, Cole Realty Advisors may be paid up to 5% of the cost of such improvements.

Asset Management Fee — CR III Advisors(7)	We will pay to CR III Advisors a monthly fee equal to 0.0417%, which is one-twelfth of 0.5%, of the aggregate asset value, plus costs and expenses incurred by the advisor in providing asset management services. For any loan acquired or originated by us, the asset value of such loan shall be the outstanding loan balance as of the last day of the immediately preceding month.	Actual amounts are dependent upon the aggregate asset value and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of aggregate asset value, there is no limit on the aggregate amount of these fees.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Property Management Fees — Cole Realty Advisors(8)	We will pay to Cole Realty Advisors up to (i) 2% of the gross revenues from our single-tenant properties and (ii) 4% of the gross revenues from our multi-tenant properties, plus reimbursement of Cole Realty Advisors’ costs of managing the properties. Cole Realty Advisors may subcontract its duties for a fee that may be less than the property management fee described herein. In addition, in the event that we contract directly with a third-party property manager in respect of a property, we may pay Cole Realty Advisors an oversight fee of up to 1% of gross revenues of the property managed; however, in no event will we pay both a property management fee and an oversight fee to Cole Realty Advisors with respect to the same property.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of the gross revenue and/or market rates, there is no limit on the aggregate amount of these fees.

Leasing Commissions — Cole Realty Advisors(8)	We will pay to Cole Realty Advisors leasing commissions based upon prevailing market rates applicable to the geographic location of the property. We also may pay Cole Realty Advisors a fee for the initial leasing of properties, which generally would equal one month’s rent.	Actual amounts are dependent upon prevailing market rates in the geographic regions in which we acquire property and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these commissions.

Operating Expenses — CR III Advisors(9)	We will reimburse the expenses incurred by CR III Advisors in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we will not reimburse our advisor for any amount by which the operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Liquidation/Listing Stage

Real Estate Commissions — CR III Advisors or its Affiliates(10)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 3% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no limit on the aggregate amount of these commissions.

Subordinated Participation in Net Sale Proceeds — CR III Advisors(11)	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then CR III Advisors will be entitled to receive 15% of the remaining net sale proceeds.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Subordinated Incentive Listing Distribution — CR III Advisors (11)(12)	Upon listing our common stock on a national securities exchange, our advisor will be entitled to a distribution from CCPT III OP equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

Subordinated Performance Fee — CR III Advisors (11)(12)	Upon termination of the advisory agreement, our advisor may be entitled to a similar performance fee if it would have been entitled to a subordinated participation in net sale proceeds or a subordinated incentive listing distribution had the portfolio been liquidated (based on an independent appraised value of the portfolio) or had our shares of common stock listed on a national exchange on the date of termination.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated performance fee (we may only pay for one of these fees), which we may pay in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated minimum dollar amounts are based on the sale to the public of 250,000 shares at $10.00 per share pursuant to the primary offering and no shares pursuant to our distribution reinvestment plan. The estimated maximum dollar amounts are based on the sale to the public of 230,000,000 shares at $10.00 per share and 20,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See the “Plan of Distribution” section of this prospectus. Selling commissions and the dealer manager fee will not be paid with respect to shares sold pursuant to our distribution reinvestment plan.

(4)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering.

(5)	This estimate assumes the contract purchase price for our assets will be an amount equal to the estimated amount invested in assets in a minimum and a maximum offering, and we have assumed that no financing is used to acquire assets. However, as disclosed throughout this prospectus, we do expect to use leverage, which would result in higher fees paid to our advisor and its affiliates. Any portion of this fee may be deferred and paid in a subsequent year.

(6)	Our board’s investment policies limit our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase, including fees and expenses paid to third parties, exceeds 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, financing coordination fee, development fee to an affiliate of our advisor, construction fee to an affiliate of our advisor, non-recurring management fee, loan fees, financing coordination fees or points or any fee of a similar nature. No financing coordination fees will be paid on loan proceeds from any line of credit unless all net offering proceeds received as of the date proceeds from the line of credit are drawn for the purpose of acquiring properties or other permitted investments (other than reasonable working capital reserves) have been invested. In addition, with respect to any revolving line of credit, our advisor will receive financing coordination fees only in connection with amounts being drawn for the first time and not upon any re-drawing of amounts that previously had been repaid by us. By way of example, if we draw $100,000 for the acquisition of an asset (and no offering proceeds are available at such time because all offering proceeds had been invested), then the financing coordination fee payable to our advisor would be $1,000. If we repay the $100,000 borrowed and then draw $200,000 to acquire another asset, the financing coordination fee payable to our advisor in connection with the $200,000 proceeds would be $1,000 ($200,000 – 100,000 = 100,000 x 1%).

(7)	Aggregate asset value will equal the aggregate value of our assets (other than investments in bank accounts, money market funds or other current assets) at cost before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets at the date of measurement, except that during such periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, aggregate asset value will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets’

aggregate valuation most recently established by our board without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. Any portion of this fee may be deferred and paid in a subsequent year.

(8)	The property management fees and leasing commissions payable to Cole Realty Advisors will be subject to the limitation that the aggregate of all property management fees and leasing commissions paid to Cole Realty Advisors and its affiliates plus all payments to third parties for property management and leasing services may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location. Additionally, all property management fees and leasing commissions, including those paid to Cole Realty Advisors and third parties, are subject to the limit on total operating expenses as described in the table above. Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in our property management agreement with Cole Realty Advisors.

(9)	We may reimburse our advisor for operating expenses in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. We will reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with our operations including non-offering related legal and accounting services. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(10)	Although we are most likely to pay real estate commissions to CR III Advisors or an affiliate in the event of our liquidation, these fees also may be earned during our operational stage if we sell a property prior to our liquidation.

(11)	Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds or such net market value remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

CR III Advisors cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing distribution. The subordinated participation in net sale proceeds or the subordinated incentive listing distribution, as the case may be, likely will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that CR III Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to CR III Advisors under the promissory note, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated participation in net sale proceeds that are not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

(12)	If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with CR III Advisors a fee structure appropriate for an entity with a perpetual life or seek to internalize the advisory functions performed by CR III Advisors. Our independent directors will be required to approve any new fee structure negotiated with CR III Advisors. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause CCPT III OP to pay the subordinated incentive listing distribution in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing distribution is earned by CR III Advisors, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution, and we will not be required to pay CR III Advisors any further subordinated participation in net sale proceeds.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of the company will not exceed, in any fiscal year, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors find that, based on unusual and non-recurring factors, a higher level of expense is justified for that year. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of CR III Advisors in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by CR III Advisors through its relationship with us;

•	the quality and extent of service and advice furnished by CR III Advisors;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by CR III Advisors for the account of other clients.

Since CR III Advisors and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, CR III Advisors is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because CR III Advisors will manage our day-to-day operations and Cole Realty Advisors will manage our properties, we are considered “externally managed.” We believe that it will be more cost effective in the foreseeable future for us to be externally managed, therefore we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CR III Advisors and the property management agreement with Cole Realty Advisors enable us to balance our personnel needs and our operating costs. For example, we will be able to draw on the services of the executive officers and other personnel of CR III Advisors on an as needed basis rather than having to hire similar individuals on a full-time basis.

We may become self-administered if our board of directors determines that it would be in the best interests of our stockholders. In particular, in the event that our board of directors determines that it would be in the best interests of our stockholders to list our shares of common stock for trading on a national exchange, we likely will be required to become self-administered. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board likely will not consider listing our shares on a national exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor and property manager through a business combination. If we pursue a business combination with our advisor and property manager, our board will have a fiduciary duty to act in our best interest, which will be adverse to the interests of our advisor and property manager. To fulfill its fiduciary duty, our board will take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust III, Inc.”

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors, (3) our named executive officers, and (4) all of our directors and executive officers as a group.

	Common Stock
	Beneficially Owned(2)
	Number of Shares	Percentage
Name of Beneficial Owner(1)	of Common Stock	of Class

Christopher H. Cole, Chairman of the Board of Directors, Chief Executive Officer and President(3)	20,000	*
Thomas A. Andruskevich, Director	—	—
Marcus E. Bromley, Director	5,000	*
Scott P. Sealy, Director	—	—
Leonard W. Wood, Director	—	—
D. Kirk McAllaster, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Secretary	—	—

All directors and executive officers as a group (six persons)(2)	25,000	*

*	Represents less than 1% of the outstanding common stock.

(1)	Address of each beneficial owner listed is 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 18,561,965 shares outstanding as of April 28, 2009, and (b) shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days following the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)	Includes 20,000 shares owned by Cole Holdings Corporation. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CR III Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate CR III Advisors and its affiliates. Our agreements and compensation arrangements with our advisor and its affiliates will not be determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Affiliates of our advisor act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of, CCPT I and CCPT II, real estate investment trusts that have investment objectives and targeted assets similar to ours. CCPT I is no longer offering shares for investment and, currently is not pursuing acquisitions of additional properties. However, in the event CCPT I sells one or more of its assets, it may seek to acquire additional properties, which may be similar to properties in which we invest. CCPT II is no longer offering shares for investment to the public; however, CCPT II has registered up to 30,000,000 shares to be offered pursuant to its distribution reinvestment plan. CCPT II currently is pursuing acquisitions of additional properties, which may be suitable for our company, and will continue to do so for the foreseeable future. CCPT II will seek to list its shares of common stock for trading on a national securities exchange by May 22, 2017. If the shares are not listed by that date, CCPT II will seek stockholders approval of an extension or amendment to the listing deadline or of the liquidation of CCPT II. If neither proposal is approved, CCPT II could continue to operate as before. In addition, as of December 31, 2008, an affiliate of our advisor had issued approximately $114.1 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single-tenant properties in various states. In addition, as of December 31, 2008, Cole Capital Partners, an affiliate of our advisor, had sponsored 53 currently operating tenant-in-common and Delaware Statutory Trust real estate programs. Affiliates of our advisors may, from time to time, sponsor additional tenant-in-common and/or Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. Affiliates of our advisor and of our executive officers also act as officers and directors of general partners of seven other currently operating limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund Limited Partnership (Cole Credit LP I) and Cole Credit Property Fund II Limited Partnership (Cole Credit LP II). See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

Other Activities of CR III Advisors and its Affiliates

We rely on CR III Advisors for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, CR III Advisors and its officers, key persons and respective affiliates have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, CR III Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also serves as an officer of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

We may purchase real estate or other real estate-related investments from affiliates of CR III Advisors. The prices we pay to affiliates of our advisor for these assets will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any asset acquired from an affiliate may not exceed its fair market value as determined by an independent expert selected by a majority of our independent directors. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction, including a majority of our independent directors. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost before we may purchase the real estate or other real estate-related investment.

Competition in Acquiring, Leasing and Reselling of Properties

The officers of our property manager are also officers of our advisor. There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. CR III Advisors will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, CR III Advisors will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of CR III Advisors, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

We expect that all of our properties will be managed and leased by our affiliated property manager, Cole Realty Advisors, pursuant to a property management and leasing agreement. Our agreement with Cole Realty Advisors will have a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each such renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. We may terminate the property management agreement in the event of gross negligence or willful misconduct on the part of Cole Realty Advisors. Cole Realty Advisors also serves as property manager for properties owned by other Cole-sponsored real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation

Morris, Manning & Martin, LLP acts, and may in the future act, as counsel to us, CR III Advisors, Cole Capital Corporation and their affiliates in connection with this offering and otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, CR III Advisors, Cole Capital Corporation or any of their affiliates, separate counsel for such matters will be retained as and the respective affiliate when appropriate.

Joint Venture and Co-ownership Arrangements with Affiliates of CR III Advisors

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. CR III Advisors and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, CR III Advisors may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since CR III Advisors and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners.

Receipt of Fees and Other Compensation by CR III Advisors and Its Affiliates

A transaction involving the purchase, leasing or sale of properties, or the purchase or sale of any other real estate-related investment will likely result in the receipt of commissions, fees and other compensation by CR III Advisors and its affiliates, including acquisition fees, property management and leasing fees, and real estate brokerage commissions. In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to an affiliate of our advisor. Subject to oversight by our board of directors, CR III Advisors will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, CR III Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to CR III Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the “Management Compensation” section of this prospectus.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with CR III Advisors and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties in which CR III Advisors, any of our directors or any of their respective affiliates, has an interest unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to CR III Advisors, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•	We will not make any loans to CR III Advisors, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving CR III Advisors, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, CR III Advisors, any of our directors and any of their respective affiliates will not make loans to us or enter into joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

•	CR III Advisors and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, CR III Advisors must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•	In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by CR III Advisors, for both us and one or more other Cole-sponsored program, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, CR III Advisors, subject to approval by our board of directors, shall examine, among others, the following factors:

•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of CR III Advisors, to be more appropriate for a program other than the program that committed to make the investment, CR III Advisors may determine that another program affiliated with CR III Advisors or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by CR III Advisors for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•	We will not enter into any other transaction with CR III Advisors or its affiliates, including the acceptance of goods or services from CR III Advisors or its affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

(1)	Cole Holdings Corporation currently owns 20,000 shares of our common stock. After this offering, Cole Holdings Corporation will own between 7.4% of our common stock, assuming a minimum offering, and 0.01% of our common stock, assuming a maximum offering, including the sale of 20,000,000 shares pursuant to our distribution reinvestment plan.

(2)	CR III Advisors currently owns a 0.0001% limited partner interest in our operating partnership. As we continue to admit investors in this offering, that limited partner interest will be reduced.

INVESTMENT OBJECTIVES AND POLICIES

General

We intend to invest in commercial real estate and other real estate-related investments. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and

•	to preserve, protect and return your capital contributions.

We also seek capital gain from our investments. We may not attain any of these objectives. See the “Risk Factors” section of this prospectus.

We will seek to list our shares of common stock for trading on a national securities exchange only if a majority of our independent directors believe listing would be in the best interest of our stockholders. We do not intend to list our shares at this time. We do not anticipate that there will be any market for our common stock until our shares are listed. You may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares if we list our shares on an exchange. In making the decision to apply for listing of our shares or provide other forms of liquidity, such as selling our properties and other assets either on a portfolio basis or individually or engaging in a business combination transaction, our board of directors will evaluate whether listing the shares, liquidating or another transaction would result in greater value for our stockholders. It cannot be determined at this time the circumstances, if any, under which the board of directors would determine to list our shares. If we do not list our shares of common stock on a national securities exchange by the tenth anniversary of the termination of our initial offering, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval to adopt a plan of liquidation and dissolution of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our plan of liquidation and dissolution. If we sought and failed to obtain stockholder approval of our plan of liquidation and dissolution, our charter would not require us to list or liquidate, and we would continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our plan of liquidation and dissolution, we would begin an orderly sale of our assets and distribute our net proceeds to our stockholders.

Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders. Our independent directors will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders.

Acquisition and Investment Policies

Types of Investments

We intend to invest primarily in retail and other income producing commercial properties located throughout the United States, including U.S. protectorates. We expect that our retail properties primarily will be net leased to regional or national brand name, creditworthy tenants. We plan to acquire a diversified portfolio comprised primarily of a large number of single-tenant multi-tenant retail properties. We expect that most of our retail properties will be subject to long-term net leases. Our investments may be direct investments in properties or in other entities that own or invest in, directly or indirectly, interests in such properties. We also may acquire single-tenant and multi-tenant office, industrial and industrial-flex, hospitality and mini-storage and self-storage properties. In addition, we expect to further diversify our portfolio by making and investing in mortgage and other loans secured by the same types of properties which we may acquire directly or indirectly. We may acquire properties under development or that require substantial refurbishment or renovation. We may also acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our board of directors deems desirable or advantageous to acquire.

Many of our properties will be leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties. Other properties will be leased to large, national “big box” retailers, either standing alone or as part of so-called “power centers” which are comprised of big box national, regional and local retailers. We also may acquire multi-tenant retail properties, including grocery anchored centers and retail strip centers. Our advisor will monitor industry trends and identify properties on our behalf that serve to provide a favorable return balanced with risk. Our management will primarily target regional or national name brand retail businesses with established track records.

We believe that our general focus on the acquisition of a large number of single-tenant and multi-tenant retail properties net leased to creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. By acquiring a large number of single-tenant and multi-tenant retail properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objectives of cash flow and preservation of capital from our overall portfolio. We believe this approach can result in less risk to investors than an investment approach that targets other asset classes, such as office or multi-family properties. In addition, we believe that retail properties, as compared to other asset classes, offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets. Our management believes that a portfolio consisting of both freestanding, single-tenant retail properties and multi-tenant retail properties anchored by national big box retailers will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age and lease maturities of the various properties. We will pursue properties leased to tenants representing a variety of industries to avoid concentration in any one industry. We expect these industries to include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. We expect that tenants of our properties will also be diversified between national, regional and local brands. We generally will target properties with lease terms in excess of ten years. We may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We currently expect all of our acquisitions will be in the United States, including U.S. protectorates.

Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds raised in this offering. We are not restricted to investments in retail properties. See “— Other Possible Investments” below for a description of other types of real estate and real estate-related investments we may make.

We intend to incur debt to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Creditworthy Tenants

In evaluating potential property acquisitions consistent with our investment objectives, we will apply credit underwriting criteria to the tenants of existing properties. Similarly, we will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. We expect many of the tenants of our properties will be national or regional name brand retail chains that are creditworthy entities having high net worth and operating income. Generally, these tenants must be experienced multi-unit operators with a proven track record in order to meet the credit tests applied by our advisor.

A tenant also will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, measures the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies with exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies with extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

Other creditworthy tenants are tenants with financial profiles that our advisor believes meet our investment objectives. In evaluating the credit worthiness of a tenant or prospective tenant, our advisor does not use specific quantifiable standards, but does consider many factors, including other debt rating agencies, such as Dun and Bradstreet, and/or the proposed terms of the acquisition. The factors our advisor considers include the financial condition of the tenant and/or guarantor, the operating history of the property with such tenant or tenants, the tenant’s or tenants’ market share and track record within its industry segment, the general health and outlook of the tenant’s or tenants’ industry segment, and the lease length and terms at the time of the acquisition.

Description of Leases

We expect, in most instances, to acquire tenant properties with existing leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple net or double net. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double net leases typically hold the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. In respect of multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that office space will be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred by our ownership or the office.

We anticipate that a majority of our acquisitions will have lease terms of ten years or more at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a percentage of the tenant’s revenues. Percentage rent can be calculated based upon a number of factors. Under triple and double net leases, the tenants are generally required to pay the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some of our leases may require that we procure insurance for both commercial general liability and property damage; however, we expect that those leases will provide that the premiums will be fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property management department.

In general, we will not permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally the original tenant will remain fully liable under the lease unless we release that tenant from its obligations under the lease.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire. See the section of this prospectus captioned “— Conditions to Closing Our Acquisitions” below for a description of the steps we may take to ensure environmental compliance in the properties we acquire.

Other Possible Investments

Although we expect to invest primarily in single-tenant and multi-tenant retail properties, we may make other investments. For example, we may invest in other income producing commercial properties such as office buildings, industrial and industrial-flex properties including manufacturing facilities and warehouse and distribution facilities and mini-storage and self-storage properties. We may also acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities, in order to enhance overall portfolio returns or reduce overall portfolio risks, if our board of directors determines that it would be advantageous to do so. We also may make or invest in mortgage, bridge or mezzanine loans, or in participations in such loans, secured directly or indirectly by the same types of commercial properties that we may acquire directly, and we may invest in other real estate-related securities. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Investment Decisions

CR III Advisors will have substantial discretion with respect to the selection of our specific investments, subject to the approval of our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, CR III Advisors will evaluate the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, will vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

In addition to procuring and reviewing an independent valuation estimate on the proposed investment, our advisor also will, to the extent such information is available, consider the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patterns and economic conditions;

•	presence of nearby properties that may positively or negatively impact store sales at the subject property; and

•	lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor will review the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Conditions to Closing Our Acquisitions

Generally, we intend to condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to CR III Advisors;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	tenant estoppel certificates.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary under the circumstances. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, normally is surrendered if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

Our investment in real estate is expected to generally take the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of CR III Advisors. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisors, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, CR III Advisors will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. CR III Advisors also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy will be to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

CR III Advisors’ officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, CR III Advisors’ officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of CR III Advisors’ officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

There is no limitation on the amount we may borrow against any single improved property. However, pursuant to our charter, we are required to limit our aggregate borrowings to 75% of the greater of cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. All of our financing arrangements must be approved by a majority of our board members, including a majority of our independent directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with the origination or refinancing of any debt financing we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay to our advisor a debt financing fee equal to 1% of the amount available and/or outstanding under such financing. Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third party through the debt financing fee.

Investing in and Originating Loans

Our criteria for making or investing in loans will be substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold for eight to ten years in general, we expect that the average duration of loans will typically be one to five years. We are not limited as to the amount of gross offering proceeds that we may apply to mortgage loan investments; however, our board of directors has adopted a policy limiting the amount of gross offering proceeds that we may apply to mortgage loan investments.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. We may purchase existing loans from affiliates, and we may make or invest in loans in which the borrower is an affiliate. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities

If approved by a majority of directors (including a majority of independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with an affiliate of our advisor for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Additionally, we may engage our advisor or an affiliate of our advisor to provide development related services for all or some of the properties that we acquire for development or refurbishment. In those cases, we will pay our advisor or its affiliate a development fee that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties. However, we will not pay a development fee to our advisor or its affiliate if the advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development. In the event that our advisor assists with planning and coordinating the construction of any tenant improvements or capital improvements, our advisor may be paid up to 5% of the cost of such improvements.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

Acquisition of Properties from Affiliates of our Advisor

We may acquire properties or interests in properties from or in co-ownership arrangements with entities affiliated with our advisor, including any affiliated entity engaged in construction and development of commercial real properties. We will not acquire any property from an affiliate of our advisor unless a majority of our directors not otherwise interested in the transaction and a majority of our independent directors determine that the transaction is fair and reasonable to us. The purchase price that we will pay for any property we acquire from an affiliate of our advisor, including property developed by the affiliate as well as property held by the affiliate that has already been developed, will not exceed the current appraised value of the property. In addition, the price of the property we acquire from an affiliate of our advisor may not exceed the cost of the property to the affiliate, unless a majority of our directors and a majority of our independent directors determine that substantial justification for the excess exists and the excess is reasonable.

In the case of properties we acquire from an affiliate of our advisor that have not been constructed at the time of contracting, the affiliate generally will be required to obtain an independent “as built” appraisal for the property prior to our contracting for the property, in which case the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. Our contract with any affiliate of our advisor engaged in development of properties for sale to us will require the affiliate to deliver to us at closing title to the property, as well as an assignment of leases.

In the case of properties to be developed by any affiliates of our advisor and sold to us, if any, we anticipate that the development company affiliate will:

•	acquire a parcel of land;

•	enter into contracts for the construction and development of a commercial building thereon;

•	enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

•	secure an earnest money deposit from us, which may be used for acquisition and development expenses;

•	secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

•	complete the development and allow the tenant or tenants to take possession of the property; and

•	provide for the acquisition of the property by us.

We will be required to pay a substantial sum to the development company affiliate at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which will be applied to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

We may enter into a contract to acquire property from an affiliate of our advisor engaged in property development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from the affiliate of our advisor and would complete the construction either directly or through a joint venture with the affiliate. Any contract between us, directly or indirectly through a joint venture, and an affiliate of our advisor for the purchase of property to be developed will provide that we will be obligated to purchase the property only if:

•	the affiliated development company completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

•	one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

•	we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from an affiliated development company if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from a development company affiliated with our advisor and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from the affiliated development company. Because the affiliated development company may be an entity without substantial assets or operations, our board of directors may require that the affiliated development company’s obligation to refund our earnest money deposit be guaranteed by another entity, such as Cole Realty Advisors, our affiliated property manager, which provides property management and leasing services to various Cole programs, including us, for substantial monthly fees. As of the time Cole Realty Advisors or any other guarantor may be required to perform under any guaranty, such guarantor may not have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of the guarantor’s operations. We may not be able to collect the entire amount of our earnest money deposit under such circumstances. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Section 1031 Program

Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. Cole Capital Partners, an affiliate of our advisor, has developed a number of private co-ownership programs to facilitate these transactions, which are referred to as “like-kind exchanges.” For each Section 1031 Program, Cole Capital Partners or another Cole affiliate will create a single member limited liability company or a Delaware statutory trust (each of which we refer to as a Cole Exchange Entity). A Cole Exchange Entity typically will acquire all or part of a real estate property to be owned in co-ownership arrangements with persons wishing to engage in like-kind exchanges (which we refer to as Section 1031 Participants). Generally, a Cole Exchange Entity will acquire the subject property and prepare and, through a registered broker-dealer, market a private placement memorandum for the sale of co-ownership interests in that property. In many instances, affiliates of our advisor will sell or contribute a property to a Cole Exchange Entity for the purpose of selling off the property. Properties acquired in connection with the co-ownership program, if any, initially may be partially or entirely financed with debt. Typically, multiple investors will acquire co-ownership interests in a single property. In a substantial majority of these transactions, the underlying property serves as collateral for the mortgage loan used to finance the purchase of the property. To the extent the loan is not repaid in full as part of the co-ownership program, the loan remains outstanding after the sale of the co-ownership interests to the Section 1031 Participants. These loans generally are non-recourse and are secured by the real property. However, Cole Capital Partners or another Cole affiliate, as well as the investors in tenant-in-common offerings, typically are required to indemnify and become liable to the lender for customary carve-outs under the loan financing documents, including but not limited to fraud or intentional misrepresentation, physical waste of the property, misapplication or misappropriation of insurance proceeds and failure to pay taxes.

Although we do not presently intend to participate in any Cole-sponsored Section 1031 Program, we may do so if our board of directors, including a majority of our independent directors, determines that our participation is in the best interest of our stockholders. In the event that our board of directors determines that it is in our best interest to participate in a Section 1031 Program, we may co-invest in the property with the Cole Exchange Entity or purchase a co-ownership interest from, or in, as applicable, the Cole Exchange Entity. In that event, as an owner of co-ownership interests in properties, we will be subject to the risks that co-ownership of properties with unrelated third parties entails. For further discussion of those risks, see the “Risk Factors — Risks Associated with Co-Ownership Transactions” section of this prospectus.

We may co-invest with or purchase co-ownership interests from, or in, as applicable, a Cole Exchange Entity only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approves of the transaction as being fair, competitive and commercially reasonable to us. We anticipate that in the event we participate in a Section 1031 Program, generally we will purchase the interest at the Cole Exchange Entity’s cost (before offering expenses and fees). However, if the price to us is in excess of the cost of the asset paid by our affiliate, a majority of our directors not otherwise interested in the transaction and a majority of our independent directors must determine that substantial justification for such excess exists and that such excess is reasonable. In no event shall the cost of such asset to us exceed the current appraised value for the property interest performed by an independent appraiser.

Although the Cole Exchange Entity will charge fees and expenses to Section 1031 Participants and/or will sell the co-ownership interests at a price above the price it paid for the property, if we participate in the co-ownership program we will not pay any fees or expenses to the Cole Exchange Entity. We will, however, pay our advisor any applicable acquisition fee and we will reimburse the advisor for its expenses as described under the “Management Compensation” section of this prospectus to the same extent as with other types of property acquisitions.

Cole Capital Partners or its affiliates receive substantial fees in connection with each Cole-sponsored Section 1031 Program. Although we would not be required to pay such fees, our participation in such a transaction likely would facilitate a successful consummation of the transaction. Our advisor may face conflicts of interests in structuring the terms of the relationship between our interests and the interest of Cole Capital Partners or the Cole Exchange Entity. As a result, agreements and transactions between the parties with respect to any Section 1031 Program will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally eight to ten years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we will not:

•	borrow in excess of 75% of the greater of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•	issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant; or

•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above under the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate. Our advisor, CR III Advisors, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria. In addition, mortgaged-backed securities may or may not constitute qualifying real estate assets, depending on the characteristics of the mortgage-backed securities, including whether the securities are subject to risk of loss and the rights that we have with respect to the underlying loans. Our ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in retail and other income producing commercial properties located throughout the United States.

As of April 20, 2009, we, through separate wholly-owned limited liability companies, owned a 100% fee simple interest in 12 properties consisting of approximately 273,000 gross rentable square feet of commercial space, excluding square feet accounted for under ground leases, located in nine states. The properties generally were acquired through the use of loans and proceeds from our ongoing public offering of our common stock.

The following table summarizes these in order of acquisition date:

		Year		Fees Paid to	Initial	Physical
Property Description	Date Acquired	Built	Purchase Price	Sponsor(1)	Yield(2)	Occupancy

CVS — Fredericksburg, VA(3)	January 6, 2009	2008	$6,116,530	$122,331	7.35%	100%
Walgreens — Indianapolis, IN(4)	January 6, 2009	2008	6,250,000	125,000	7.20%	100%
Walgreens — Tulsa, OK(4)	January 6, 2009	2001	3,902,000	78,040	7.40%	100%
Walgreens — Fredericksburg, VA(3)	January 9, 2009	2008	7,289,273	145,774	7.05%	100%
Kohl’s — Burnsville, MN(5)	January 9, 2009	1991	10,345,000	206,900	7.75%	100%
Sam’s Club — Hoover, AL(6)	January 15, 2009	2000	12,300,000	246,000	7.28%	100%
Lowe’s/Wal-Mart — Las Vegas, NV	March 31, 2009	NA(7)	25,505,000	510,100	7.45%	100%
Wal-Mart — Albuquerque, NM	March 31, 2009	NA(7)	18,055,000	361,100	7.20%	100%
Home Depot — Las Vegas, NV	April 15, 2009	NA(7)	8,377,257	167,545	7.00%	100%
Home Depot — Odessa, TX	April 15, 2009	NA(7)	9,259,743	185,195	7.00%	100%
Home Depot — San Diego, CA	April 15, 2009	NA(7)	12,352,671	247,053	7.00%	100%
Home Depot — San Jose, CA	April 15, 2009	NA(7)	8,026,657	160,533	7.00%	100%

			$127,779,131	$2,555,571

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property, where applicable. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 64 of the prospectus.

(2)	Initial yield is calculated as the annual rental income for the in-place leases at the respective property divided by the property purchase price, exclusive of closing costs and fees paid to sponsor.

(3)	This property was acquired by purchasing 100% of the membership interests in Cole CV Fredericksburg VA, LLC (“CV Fredericksburg”) and Cole WG Fredericksburg VA, LLC (“WG Fredericksburg”), each a Delaware limited liability company, from Series B, LLC (“Series B”), an affiliate of our advisor. CV Fredericksburg and WG Fredericksburg owned, as their only asset, single tenant retail buildings located in Fredericksburg, VA (the “CV Fredericksburg Property” and the “WG Fredericksburg Property”). A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the CV Fredericksburg Property and the WG Fredericksburg Property. The cost to us was not in excess of the cost to Series B.

(4)	These properties were acquired by purchasing 100% of the membership interests in Cole WG Indianapolis IN, LLC (“WG Indianapolis”) and Cole WG Tulsa OK, LLC (“WG Tulsa”), each a Delaware limited liability company, from Series C, LLC (“Series C”), an affiliate of our advisor. WG Indianapolis and WG Tulsa owned, as their only assets, single tenant retail buildings located in Indianapolis, IN (the “WG Indianapolis Property”) and in Tulsa, OK (the “WG Tulsa Property”), respectively. A majority of our board of directors, including all of our independent directors, not otherwise interested in the transactions approved the acquisitions as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the WG Indianapolis Property and the WG Tulsa Property. The cost to us was not in excess of the cost to Series C.

(5)	This property was acquired by purchasing 100% of the membership interests in Cole KO Burnsville MN, LLC (“KO Burnsville”), a Delaware limited liability company, from Series B, Series C, LLC (“Series C”), and Series D, LLC (“Series D”), each an affiliate of our advisor. Series B, Series C and Series D each owned 20%, 70% and 10%, respectively, of the ownership interests in KO Burnsville. KO Burnsville owned, as its only asset, a single tenant retail property located in Burnsville, MN (the “KO Burnsville Property”). A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction, approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the KO Burnsville Property. The cost to us was not in excess of the individual cost to Series B, Series C and Series D or the aggregate cost to Series B, Series C and Series D.

(6)	This property was acquired by purchasing 100% of the membership interests in Cole SC Hoover AL, LLC (“SC Hoover”), a Delaware limited liability company, from Series D. SC Hoover owned, as its only asset, a single tenant retail building located in Hoover, AL (the “SC Hoover Property”). A majority of our board of directors, including all of our independent directors, not otherwise interested in the transaction, approved the acquisition as being fair and reasonable to us and that the cost to us was not in excess of the current appraised value of the SC Hoover Property. The cost to us was not in excess of the cost to Series D.

(7)	Accounted for under ground lease and therefore year built is not applicable.

The following table sets forth the principal provisions of the lease terms for the major tenants at the properties listed above:

			Total	% of		Current		Base
			Square	Total		Annual		Rent per
	Number of	Major	Feet	Square	Renewal	Base		Square	Lease Term***
Property	Tenants	Tenants *	Leased	Feet Leased	Options**	Rent		Foot	Beginning	To

CVS — Fredericksburg, VA	1	Virginia CVS Pharmacy, LLC	12,900	100%	6/5 yr.	$449,565		$34.85	1/6/2009	1/31/2034
Walgreens — Indianapolis, IN	1	Walgreen Co.	14,820	100%	10/5 yr.	450,000		30.36	1/6/2009	8/31/2033	(1)
Walgreens — Tulsa, OK	1	Walgreen Co.	13,650	100%	10/5 yr.	288,750		21.15	1/6/2009	4/30/2028	(1)
Walgreens — Fredericksburg, VA	1	Walgreen Co.	14,820	100%	10/5 yr.	513,894		34.68	1/9/2009	10/31/2033	(1)
Kohl’s — Burnsville, MN	1	Kohl’s Department Stores, Inc.	101,346	100%	4/5 yr.	801,708		7.91	1/9/2009	1/31/2023
Sam’s Club — Hoover, AL	1	Wal-Mart Real Estate Business Trust	115,347	100%	14/5 yr.	895,319		7.76	1/15/2009	1/14/2015
						919,441		7.97	1/15/2015	1/14/2025
Lowe’s/Wal-Mart — Las Vegas, NV	1	Lowe’s HIW, Inc.	480,902	100%	6/5 yr.	800,000		1.66	3/31/2009	1/30/2013
						880,000		1.83	1/31/2013	1/30/2023
	1	Wal-Mart Real Estate Business Trust	846,806	100%	7/10 yr.	1,100,000		1.30	3/31/2009	1/31/2022
Wal-Mart — Albuquerque, NM	1	Wal-Mart Stores East, LP	880,259	100%	16/5 yr.	1,300,000		1.48	3/31/2009	11/30/2025
Home Depot — Las Vegas, NV	1	Home Depot U.S.A., Inc.	402,494	100%	6/5 yr.	586,408	(2)	1.46	4/15/2009	4/30/2034
Home Depot — Odessa, TX	1	Home Depot U.S.A., Inc.	435,600	100%	6/5 yr.	648,182	(2)	1.49	4/15/2009	4/30/2034
Home Depot — San Diego, CA	1	Home Depot U.S.A., Inc.	487,001	100%	6/5 yr.	864,687	(2)	1.78	4/15/2009	4/30/2034
Home Depot — San Jose, CA	1	Home Depot U.S.A., Inc.	499,633	100%	6/5 yr.	561,866	(2)	1.12	4/15/2009	4/30/2034

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.

***	Represents lease term beginning with purchase date.

(1)	Walgreen Co. has the right, at its election, to terminate the lease effective as of the last day of the initial lease term, or effective as of the last day of any month thereafter.

(2)	The initial annual base rent under the lease, as displayed in the table above, increases every five years by 10.0% of the then current annual base rent. For the purposes of this presentation, the individual rental escalations are not displayed in the table.

Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above. In accordance with the property management agreement, we may pay Cole Realty Advisors (i) up to 2.0% of gross revenues from our single-tenant properties and (ii) up to 4.0% of gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above.

In connection with the property acquisitions noted above, we incurred the following variable rate loans:

		Variable Rate	Variable
Property	Lender	Loan Amount	Interest Rate	Maturity Date

CVS — Fredericksburg, VA	Series B	$5,504,000	3 Month LIBOR + 2.50%	January 5, 2010
Walgreens — Indianapolis, IN	Series C	5,625,000	3 Month LIBOR + 2.50%	January 5, 2010
Walgreens — Tulsa, OK	Series C	3,512,000	3 Month LIBOR + 2.50%	January 5, 2010
Walgreens — Fredericksburg, VA	Series B	6,560,000	3 Month LIBOR + 2.50%	January 8, 2010
Kohl’s — Burnsville, MN	Series B, Series C, Series D	9,310,000	3 Month LIBOR + 2.50%	January 8, 2010
Sam’s Club — Hoover, AL	Series D	11,070,000	3 Month LIBOR + 2.50%	January 14, 2010

		$41,581,000

Our board of directors, including all of the independent directors, not otherwise interested in the transaction, approved the loans as fair, competitive and commercially reasonable, and determined that their terms were no less favorable to us than loans between unaffiliated third parties under the same circumstances.

The loans were repaid in full during January, February and March 2009 with gross offering proceeds and cash flows from operations.

We believe that each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.

For federal income tax purposes, the depreciable basis in the properties noted above is approximately $37.0 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years and the lesser of the useful life or lease term, respectively. The preliminary depreciable basis in the properties noted above is estimated as follows:

Property	Depreciable Tax Basis

CVS — Fredericksburg, VA	$4,893,224
Walgreens — Indianapolis, IN	5,000,000
Walgreens — Tulsa, OK	3,121,600
Walgreens — Fredericksburg, VA	5,831,418
Kohl’s — Burnsville, MN	8,276,000
Sam’s Club — Hoover, AL	9,840,000
Lowe’s/Wal-Mart — Las Vegas, NV	—(1)
Wal-Mart — Albuquerque, NM	—(1)
Home Depot — Las Vegas, NV	—(1)
Home Depot — Odessa, TX	—(1)
Home Depot — San Diego, CA	—(1)
Home Depot — San Jose, CA	—(1)

$36,962,242

(1)	Square feet accounted for under ground lease, and therefore depreciable basis is not applicable.

No leases of our properties, including the properties described above, expire during the next ten years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements for the period ended December 31, 2008 and notes thereto.

Overview

We were formed on January 22, 2008 to acquire and operate a diverse portfolio of commercial real estate investments primarily consisting of retail and other income producing commercial properties located throughout the United States, including U.S. protectorates. We are in the development stage and have not begun operations. The net proceeds of this offering will provide funds to enable us to purchase real estate and other real estate-related investments. As of the date of this prospectus, we have not yet commenced operations or entered into any arrangements to acquire any specific investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment, as well as our ability to arrange debt financing. See the “Risk Factors” section of this prospectus.

Critical Accounting Policies

Our accounting policies have been established to conform with generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. Our most sensitive estimates will involve the allocation of the purchase price of acquired properties and evaluating our real estate-related investments for impairment.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments, which are based on estimates, have a direct impact on net income. We expect the estimated useful lives of our assets by class will be generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it will be our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. We will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values will be capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets in the consolidated balance sheet in our financial statements for the period ended December 31, 2008 and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships will be valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles will be amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Valuation of Real Estate Assets

We intend to continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, we will assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

Revenue Recognition

Upon the acquisition of real estate, we expect certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. Accordingly, we will record a receivable from tenants that we expect to collect over the remaining lease term rather than currently, which we will record as rents receivable. When we acquire a property, the term of existing leases will be considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, we will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants will be included in tenant reimbursement income in the period the related costs are incurred.

Income Taxes

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31, 2009, the year during which we began material operations. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2009, the year during which we began material operations, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

Results of Operations

On January 6, 2009, we commenced our principal operations when we issued the initial 262,059 shares of our common stock and purchased interests in six properties. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate and the debt markets generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

Recent Market Conditions

The current mortgage lending and interest rate environment for real estate in general continues to be dislocated and the overall economic fundamentals remain uncertain. Domestic and international financial markets currently are experiencing significant disruptions which have been brought about in large part by failures in the world-wide banking system. These disruptions have severely impacted the availability of credit and have contributed to rising costs associated with obtaining credit. We expect to experience stringent lending criteria, which may affect our ability to finance certain property acquisitions. Additionally, for properties in which we are able to obtain acquisition financing, the interest rates on such loans may be unacceptable. We expect to manage the current mortgage lending environment by utilizing fixed rate loans if the terms are acceptable, short-term variable rate loans, assume existing mortgage loans in connection with property acquisitions, or enter into interest rate lock or swap agreements, or any combination of the foregoing. We may also acquire properties for cash without financing which will reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. If we are unable to obtain suitable financing for future acquisitions or we are unable to identify suitable properties at appropriate prices in the current credit environment, we may have a large amount of uninvested cash, which may adversely affect our results of operations. We will continue to evaluate alternatives in the current market, including purchasing or originating debt backed by real estate, which could produce attractive yields in the current market environment. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

The current economic environment, including the dislocation of the credit markets, has lead to higher unemployment and a decline in consumer spending. These economic trends have adversely impacted the retail and real estate markets causing higher tenant vacancies, declining rental rates, and declining property values. These factors may impact us as we acquire properties and begin principal operations.

General

Our principal demands for funds will be for real estate and real estate-related investments, for the payment of operating expenses and distributions to stockholders, and for the payment of interest and principal on any future indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the net proceeds of our Offering and from debt financings. We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid at the properties; however, we may use other sources to fund distributions as necessary, including the proceeds of our Offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or borrowings in anticipation of future cash flow.

Short-term Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements through net cash provided by property operations and proceeds from the Offering, as well as secured or unsecured borrowings from banks and other lenders to finance our expected future acquisitions. We expect our operating cash flows to increase as additional properties are added to our portfolio. We expect that approximately 87.2% of the gross proceeds from the sale of our common stock will be invested in real estate, approximately 10.5% will be used to pay sales commissions, dealer manager fees and offering and organizational costs, with the remaining 2.3% used to pay acquisition and advisory fees and acquisition expenses. Our advisor pays the offering and organizational costs associated with the sale of our common stock, which we reimburse in an amount up to 1.5% of the gross proceeds of the Offering. As of December 31, 2008, CR III Advisors had paid approximately $1,650,000 of offering and organization costs since the inception of the Offering. We had not reimbursed our advisor for such costs.

During the period from January 1, 2009 to March 27, 2009, we completed the acquisition of six single-tenant net leased commercial properties in separate transactions for an aggregate purchase price of approximately $46.2 million, exclusive of closing costs. The acquisitions were funded with proceeds from the Offering and approximately $41.6 million in aggregate proceeds from eight loans from affiliates of our advisor.

During December 2008, our board of directors declared a daily distribution of $0.001780822 per share for stockholders of record as of the close of business on each day of the period commencing on January 6, 2009 and ending on March 31, 2009. The distributions for the period commencing on January 6, 2009 and ending on January 31, 2009 were paid in February 2009 and totaled $50,545 of which $26,588 was reinvested in shares of our common stock through our distribution reinvestment program. The distributions for the period commencing on February 1, 2009 and ending on February 28, 2009 were paid in March 2009 and totaled approximately $222,700, of which approximately $130,000 was reinvested in shares through our distribution reinvestment program.

Long-term Liquidity and Capital Resources

We expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, the selective and strategic sale of properties and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of distributions to our stockholders.

We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid at the properties; however, we may use other sources to fund distributions as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower than expected returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash resulting from equity or debt financing will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt, or distributions to our stockholders.

We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 75% of the greater of cost or 300% of net assets (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing; however we may exceed that limit if a majority of our independent directors determines that substantial justification exists for exceeding such limit. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. We expect that during the period of our Offering we may request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio.

Contractual Obligations

We had no contractual obligations as of December 31, 2008.

Related-Party Transactions and Agreements

We have entered into agreements with CR III Advisors and its affiliates, whereby we agree to pay certain fees to, or reimburse certain expenses of, CR III Advisors or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. See the “Management Compensation” section in this prospectus for a discussion of the various related-party transactions, agreements and fees.

Quantitative and Qualitative Disclosures about Market Risks

As of December 31, 2008, we were in the development stage and had not commenced principal operations. We commenced our principal operations and began to make investments in January 2009. We are exposed to interest rate changes primarily to the extent that long-term debt may be used to acquire properties and make other permitted investments.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed over the last ten years by Cole Capital Advisors, Cole Capital Partners and other affiliates of our advisor, including certain officers and directors of our advisor. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

During the period from January 1, 1999 to December 31, 2008, affiliates of our advisor sponsored 66 privately offered prior programs, including seven limited partnerships, CCPT I, a privately offered real estate investment trust, CCPT II, a publicly offered real estate investment trust, four debt offerings, 27 Delaware Statutory Trusts and 26 tenant-in-common programs. As of December 31, 2008, such prior programs have raised approximately $2.7 billion from approximately 43,000 investors. Each of the seven limited partnerships, two real estate investment trusts, four of the debt offerings, 27 Delaware Statutory Trusts and 26 tenant-in-common programs have investment objectives and policies similar to those of this program. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last four years and compensation paid to the sponsors of these programs.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Capital Advisors, Cole Capital Partners and their affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The information in this section and in the Prior Performance Tables attached to this prospectus as Appendix A provides relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K or Form 10-KSB filed with the SEC by any public program sponsored by our advisor or its affiliates that has reported to the SEC within the last 24 months. For a reasonable fee, those programs will provide copies of any exhibits to such Form 10-K or Form 10-KSB.

Summary Information

During the period from January 1, 1999 to December 31, 2008, affiliates of our advisor have been general partners in 7 limited partnerships with similar investment objectives to our program, involving the sale of limited partnership interests to approximately 2,000 investors, raising approximately $97.4 million of capital. The foregoing partnerships have purchased in the aggregate 30 properties for an approximate acquisition cost of $215.0 million, of which approximately 54.4% is attributable to 23 single-tenant commercial properties, 43.1% is attributable to four shopping centers, 1.3% is attributable to one data center and 1.3% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Five of the properties are located in the Phoenix metropolitan area, and 25 are located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio; and one each in Alabama,

Indiana, Iowa, Kentucky, Michigan, Missouri, Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. To date, 30 of the properties have been sold.

Of the programs described above, two real estate investment programs that acquired retail shopping centers and two limited partnerships that acquired single-tenant retail and commercial properties, have been sponsored since January 1, 2002. Cole Capital Partners, through wholly owned subsidiaries, serves as the general partner of Cole Credit Property Fund I, LP (CCPF) and Cole Credit Property Fund II, LP (CCPF II). As of December 31, 2008, CCPF had raised $25 million and acquired 14 single-tenant retail and commercial properties or an interest therein in 12 states across the U.S. for an aggregate acquisition cost of approximately $55.7 million. Subsequent to the acquisition by CCPF, the tenants at two properties representing less than 7.5% of the fund’s invested equity have been downgraded below investment grade, one of which has filed for Chapter 11 bankruptcy protection and CCPF wrote off its approximately $1.5 million investment in such property. As of December 31, 2008, CCPF had sold 13 of the properties to CCPT II, and had liquidated the limited partnership. As of December 31, 2008, CCPF II had raised $24.5 million and had acquired ten single-tenant retail and commercial properties or an interest therein (including one property co-owned with CCPF) in seven states for an aggregate acquisition cost of approximately $56.3 million. As of December 31, 2008, CCPF II had sold ten of the properties to CCPT II, and had liquidated the limited partnership.

In addition to the partnerships described above, as of December 31, 2008, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four debt offerings and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 37 states for an aggregate acquisition cost of approximately $999.5 million. As of December 31, 2008, 155 of the properties had been sold, of which 26 were sold as part of Cole Capital Partners’ tenant-in-common program, 52 were sold as part of Cole Capital Partners’ Delaware Statutory Trust Program, eight were sold to CCPT I, and 17 were sold to CCPT II. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28 million in collateralized senior notes issued under the first debt offering.

In addition, as of December 31, 2008, CCPT I had raised approximately $100.3 million from 1,466 investors, and had acquired 42 single-tenant retail properties in an aggregate of 19 states for an aggregate acquisition cost of approximately $199.1 million.

In addition, as of December 31, 2008, CCPT II had raised approximately $2.0 billion from 36,975 investors and had acquired 373 single-tenant retail properties, 279 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.0 billion. CCPT II also acquired an indirect interest in one multi-tenant retail property through a joint venture for approximately $53.0 million. CCPT II disclosed in its prospectus a targeted liquidity event by May 22, 2017. Such targeted date has not yet occurred and CCPT II has not had a liquidity event.

In addition, the Cole Exchange Entities offered properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2008, aggregate ownership interests of $171.4 million had been sold in 26 private offerings of properties located in 15 states. In addition, the Cole Exchange Entities offer properties through a Delaware statutory trust program whereby beneficial interests are offered in trusts that acquire real property. As of December 31, 2008, aggregate ownership interests of approximately $176.1 had been sold in 27 private offerings of properties located in 21 states. See the Prior Performance Tables attached to this memorandum as Appendix A for additional information regarding these programs.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs of our affiliates as of December 31, 2008:

Type of Property	New	Used	Construction

Retail	13.7%	86.3%	—
Land	—	100%	—
Data Center	—	—	100%

As of December 31, 2008, these programs had sold 159 of the total of 886 properties, or 17.9% of such properties. The original purchase price of the properties that were sold was approximately $1.0 billion, and the aggregate sales price of such properties was approximately $1.1 billion. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

An entity affiliated with the officers of Cole Partnerships, Inc. has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid.

During the three years ended December 31, 2008, the prior real estate programs had purchased 715 properties located in 45 states and the U.S. Virgin Islands. Based on the aggregate rentable square footage of the 715 properties, approximately, 13.6% of the properties were located in Texas, approximately 11.9% of the properties were located in Florida, approximately 8.8% of the properties were located in Illinois, approximately, 6.0% of the properties were located in Missouri and approximately 5.7% of the properties were located in Georgia. The remaining 54.0% of the properties purchased were located in 40 states and the U.S. Virgin Islands, with no individual state concentration greater than 5%. Based on the aggregate purchase price of the 715 properties 55.8% were single-tenant retail properties, 22.2% were single-tenant commercial properties and 22.0% were multi-tenant retail properties. A total of 536 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 179 properties were purchased solely using offering proceeds.

The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and may in the future experience, decreases in net income when economic conditions decline. One of these programs, Cole Santa Fe Investors, LP owned an approximately 263,000 square foot shopping center. Distributions to investors in that program were suspended indefinitely due to a tenant bankruptcy beginning with the quarter ending December 31, 2003. On November 30, 2007, the property was sold for approximately $26.3 million which resulted in a return to investors of 100% of their original investment plus a return of approximately 13.5% per year. In addition, Cole Southwest Opportunity Fund, LP completed development of a data facility in Phoenix, Arizona in August 2001 through a joint venture and was unable to lease the facility as a result of the severe downturn in the telecommunications industry. On April 6, 2005, the Phoenix facility was sold for $16.3 million, which along with the previous sale of vacant land parcels in Las Vegas, Nevada formerly owned by a wholly owned subsidiary of Cole Southwest Opportunity Fund, LP, resulted in a return to investors of approximately 83% of their original investment upon liquidation of the limited partnership. See Table III of the Prior Performance Tables for additional information.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2009, the year during which we began material operations provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We must emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2009, the year during which we began material operations. We believe that, commencing with such taxable year, we will be organized and will operate in such manner to qualify for taxation as a REIT under the Internal Revenue Code, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income from such prohibited transaction will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ending December 31, 2009, the year during which we began material operations. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect, for the year ending December 31, 2009, the year during which we began material operations, to satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See the “— Treatment of Tax-Exempt Stockholders” section of this prospectus.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests

If we qualify for taxation as a REIT, to maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a taxable REIT subsidiary.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing “new capital investments,” however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above, however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, except with respect to taxable REIT subsidiaries and assets satisfying the 75% test, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value.

The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to CR III Advisors or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, because we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our proposed share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCPT III OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in CCPT III OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of CCPT III OP’s income and to deduct our distributive share of CCPT III OP’s losses only if CCPT III OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations”, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCPT III OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though CCPT III OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income

Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCPT III OP qualifies for the Private Placement Exclusion. Moreover, even if CCPT III OP were considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCPT III OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that CCPT III OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCPT III OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of CCPT III OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCPT III OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason CCPT III OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in CCPT III OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCPT III OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCPT III OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCPT III OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in CCPT III OP, we will be required to take into account our allocable share of CCPT III OP’s income, gains, losses, deductions and credits for any taxable year of CCPT III OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCPT III OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCPT III OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for CCPT III OP, depreciation or amortization deductions of CCPT III OP generally will be allocated among the partners in accordance with their respective interests in CCPT III OP, except to the extent that CCPT III OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCPT III OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in CCPT III OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCPT III OP by us, (2) increased by (a) our allocable share of CCPT III OP’s income and (b) our allocable share of indebtedness of CCPT III OP, and (3) reduced, but not below zero, by (a) our allocable share of CCPT III OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCPT III OP.

If the allocation of our distributive share of CCPT III OP’s loss would reduce the adjusted tax basis of our partnership interest in CCPT III OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from CCPT III OP or a reduction in our share of CCPT III OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCPT III OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

CCPT III OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCPT III OP acquires properties for cash, CCPT III OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCPT III OP. CCPT III OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCPT III OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period.

To the extent that CCPT III OP acquires properties in exchange for units of CCPT III OP, CCPT III OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCPT III OP. Although the law is not entirely clear, CCPT III OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by CCPT III OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCPT III OP upon the disposition of a property acquired by CCPT III OP for cash will be allocated among the partners in accordance with their respective interests in CCPT III OP.

Our share of any gain realized by CCPT III OP on the sale of any property held by CCPT III OP as inventory or other property held primarily for sale to customers in the ordinary course of CCPT III OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCPT III OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCPT III OP’s trade or business.

Tenant-In-Common Program

Each of the properties (Section 1031 Program properties) that are the subject of the Section 1031 Program will initially be purchased by a single member limited liability company or Delaware statutory trust, referred to in this prospectus as a Cole Exchange Entity. Each Cole Exchange Entity will initially be owned by our affiliate, Cole Capital Partners or its affiliate. Cole Capital Partners will then market co-ownership interests in these properties to those Section 1031 Participants who wish to re-invest proceeds arising from dispositions of their real estate assets owned by the Section 1031 Participants. The Section 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-ownership interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets. We anticipate that the Cole Exchange Entity will obtain a legal opinion in connection with each Section 1031 Program to the effect that the program will qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code. However, the Internal Revenue Service may take a position contrary to such an opinion.

As Cole Capital Partners successfully markets co-ownership interests in the Section 1031 Program properties, these will be sold to the Section 1031 Participants. Cole Capital Partners will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the Section 1031 Participants. Cole Capital Partners will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

If CCPT III OP purchases interests in the Section 1031 Program properties, the tax treatment will be the same as it would be with respect to other acquisitions of real property. CCPT III OP will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, it will recognize gain or loss in the same fashion it would with any other real estate investments. Any fees that a Cole Exchange Entity pays to CCPT III OP for participating in a Section 1031 Program will be taxable as ordinary income to CCPT III OP.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two full fiscal years after the termination of this offering or the termination of any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning two full fiscal years after the last offering of our shares, our board of directors will determine the value of our properties and other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop;

•	the estimated value per share would relate to any individual or aggregated value estimates or appraisals of our assets; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Pursuant to Section 3(42) of the Pension Protection Act of 2006 (PPA), ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust III, Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president, the chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

If we do not list our shares of common stock on a national securities exchange by the tenth anniversary of the termination of our initial public offering, our charter requires that we either (i) seek stockholder approval of an extension or amendment of this listing deadline, or (ii) seek stockholder approval of the liquidation and dissolution of the corporation. If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation and dissolution. If we sought and failed to obtain stockholder approval of our liquidation and dissolution, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our liquidation and dissolution, we would begin an orderly sale of our assets and distribute our net proceeds to you. In the event that the listing of our stock on a national securities exchange occurs on or before the tenth anniversary of the termination of our initial public offering, the corporation will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares. Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy and Distributions

We currently pay regular monthly distributions to our stockholders and we intend to continue to pay monthly distributions to our stockholders. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCPT III OP, our operating partnership, our ability to pay distributions depends in large part on CCPT III OP’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering.

Historically, we have primarily declared distributions to stockholders as of daily record dates and aggregated and paid such distributions monthly. Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001780822 (would equate to 6.5% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) per share for stockholders of record as of the close of business on each day of the period commencing on January 6, 2009 (the “Commencement Date”) through March 31, 2009. During the period commencing on April 1, 2009 and ending on June 30, 2009, our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001849316 (would equate to 6.75% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) per share for stockholders of record as of the close of business on each day of the period.

Our board of directors began declaring distributions in January 2009, after we commenced business operations. We have primarily declared distributions on a quarterly basis, with daily record dates. These distributions generally are aggregated and paid monthly. Our board of directors intends to continue this distribution policy for so long as it decides this policy is in the best interests of our stockholders.

We have made the following distributions to our stockholders:

Period Ended	Date Paid	Distribution

1/31/2009	2/15/2009	$50,045
2/28/2009	3/15/2009	222,650
3/31/2009	4/15/2009	537,176

		$809,871

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the stockholders’ basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders’ basis in the common shares, it will generally be treated as a capital gain. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with CR III Advisors or any affiliate of CR III Advisors. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and CR III Advisors or any affiliate of CR III Advisors. As a result, CR III Advisors or any affiliate of CR III Advisors may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships. We will not elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder will be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering and any subsequent public offering of our shares, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be equal to or lower than the applicable per share offering price. Thereafter, the per share redemption price will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date.

Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the one-year holding requirement, in the discretion of our board of directors. Also, for purposes of the one-year-holding period, limited partners of CCPT III OP who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date the CCPT III OP units were issued. Shares redeemed in connection with the death of a stockholder will be redeemed at a purchase price equal to the price actually paid for the shares.

We will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the redemption date; provided, however, that shares subject to a redemption requested upon the death of a stockholder will not be subject to this cap. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the calendar month. Requests for redemption would have to be received on or prior to the end of the calendar month in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last business day of the applicable calendar month in which you submitted your request.

If we can not purchase all shares presented for redemption in any calendar month, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any twelve-month period, we will attempt to honor redemption requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased stockholder’s shares. We will treat the unsatisfied portion of the redemption request as a request for redemption the following calendar month if sufficient funds are available at that time, unless you withdraw your request for redemption. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each calendar month, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share redemption program at any time upon ten days prior notice to our stockholders. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of October 1, 2010, which is two years from the effective date of this offering, unless the distribution reinvestment plan offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We would notify you of such developments (i) in our annual or quarterly reports or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide our stockholders with limited interim liquidity for their shares until a liquidity event occurs, such as listing of the shares on a national securities exchange or our merger with a listed company. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to CR III Advisors or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for that offering.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our stockholders having an adverse change in their voting rights;

•	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

Prior to the commencement of this offering we will adopt a distribution reinvestment plan. The distribution reinvestment plan will allow you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are offering up to 20,000,000 shares for sale purchase to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of our common stock. Following is a summary of our distribution reinvestment plan. A complete copy of our distribution reinvestment plan is included in this prospectus as Appendix D.

Investment of Distributions

Our distribution reinvestment plan will allow our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other Cole-sponsored real estate program, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.

Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program. No dealer manager fees or sales commissions will be paid with respect to shares purchased in any subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan upon ten days’ prior written notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

CCPT III OP was formed in January 2008 to acquire, own and operate properties on our behalf. It is structured as an UPREIT, which we may utilize to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCPT III OP, are deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, CCPT III OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in CCPT III OP may later exchange his or her limited partnership units in CCPT III OP for shares of our common stock in a taxable transaction.

The partnership agreement for CCPT III OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of CCPT III OP. In the event of such a merger, exchange or conversion, CCPT III OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCPT III OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through CCPT III OP. We are the sole general partner of CCPT III OP, and our advisor, CR III Advisors, currently is the only limited partner of CCPT III OP. As the sole general partner of CCPT III OP, we have the exclusive power to manage and conduct the business of CCPT III OP.

The following is a summary of certain provisions of the partnership agreement of CCPT III OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCPT III OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CCPT III OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCPT III OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCPT III OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCPT III OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCPT III OP and us.

Operations

The partnership agreement requires that CCPT III OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCPT III OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCPT III OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks”

and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCPT III OP will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•	next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCPT III OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCPT III OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•	next, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCPT III OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCPT III OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in CCPT III OP.

Similarly, the partnership agreement of CCPT III OP provides that taxable income is allocated to the limited partners of CCPT III OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCPT III OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCPT III OP.

Upon the liquidation of CCPT III OP, after payment of debts and obligations, any remaining assets of CCPT III OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCPT III OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by CCPT III OP in acquiring and operating real properties, CCPT III OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of CCPT III OP. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCPT III OP.

All claims between the partners of CCPT III OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of CCPT III OP, including CR III Advisors, have the right to cause their limited partnership units to be redeemed by CCPT III OP or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of CCPT III OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCPT III OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCPT III OP exercises its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of CCPT III OP, is required for any amendment to the partnership agreement. We, as the general partner of CCPT III OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCPT III OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCPT III OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of CCPT III OP immediately before the transaction.

Termination of the Partnership

CCPT III OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CCPT III OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in CCPT III OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCPT III OP in return for an interest in CCPT III OP and agrees to assume all obligations of the general partner of CCPT III OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCPT III OP, other than CR III Advisors and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in CCPT III OP, in whole or in part, without our written consent as general partner.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 250,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering up to 230,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 20,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be equal to the higher of 95% of the estimated value of a share of common stock, as estimated by our board of directors, and $9.50 per share. The reduced purchase price for shares purchased pursuant to our distribution reinvestment plan reflects that there will be no fees, commissions or expenses paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before October 1, 2010, which is two years after the effective date of this offering; provided, however, that our board of directors may extend the primary offering an additional year, as permitted under applicable law. If we decide to extend the primary offering beyond October 1, 2010, we will provide that information in a prospectus supplement. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Affiliated Companies — Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we will pay our dealer manager selling commissions of 7% of the gross offering proceeds. We also will pay the dealer manager a fee in the amount of 2% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. See the “Summary of Distribution Reinvestment Plan — Investment of Distributions” section of this prospectus.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives that are affiliated with FINRA-registered broker-dealers, which have different selling commissions, and consequently, a different purchase price for the additional shares. Selling commissions and dealer manager fees generally will be paid in connection with such sales. In the event of the sale of shares in our primary offering by other broker-dealers that are members of FINRA, the purchase price will be $10.00 per share for up to 230,000,000 shares. Selling commissions and dealer manager fees generally will be paid in connection with such sales. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will be

$9.30 per share for up to 230,000,000 shares, reflecting the fact that our dealer manager will waive the 7% selling commission on such shares.

We will not pay selling commissions or a dealer manager fee in connection with the sale of shares under our distribution reinvestment plan. The dealer manager may reallow to each of the participating broker-dealers a portion of its dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon factors including the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers.

	Per Share	Total Minimum	Total Maximum

Primary Offering
Price to Public	$10.00	$2,500,000	$2,300,000,000
Selling Commissions	0.70	175,000	161,000,000
Dealer Manager Fees	0.20	50,000	46,000,000

Proceeds to Cole Credit Property Trust III, Inc.	$9.10	$2,275,000	$2,093,000,000

Distribution Reinvestment Plan
Price to Public	$9.50		$190,000,000
Distribution Selling Commissions	—		—
Dealer Manager Fees	—		—

Proceeds to Cole Credit Property Trust III, Inc.	$9.50		$190,000,000

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

Total Maximum

Selling commissions	$161,000,000
Dealer manager fee reallowance to participating broker-dealers	17,250,000
Dealer manager wholesaling compensation	33,490,000
Expense reimbursements for wholesaling travel and expenses	7,700,000
Broker-dealer conference fees and training and education meetings	8,300,000
Due diligence allowance	320,000
Legal fees of the dealer manager	240,000

Total(1)	$228,300,000

(1)	Of this amount, $161,000,000 and $46,000,000 will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. Subject to the cap on underwriting compensation described below, and in our accordance with our limits on reimbursement and payment of organization an offering expenses as disclosed elsewhere in this prospectus, we will reimburse our sponsor or its affiliates for certain expenses that constitute underwriting compensation. In some cases, these payments will serve to reimburse our sponsor or its affiliates for amounts it has paid to participating broker-dealers. Any remaining amounts will be paid by our sponsor without reimbursement by us.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of this offering, plus up to an additional 0.5% of gross proceeds for reimbursement of bona fide due diligence expenses.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of CR III Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares in the primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CR III Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote. With the exception of the 20,000 shares initially sold to Cole Holdings Corporation in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% in value or number of our outstanding common stock.

Volume Discounts

A potential purchaser who proposes to purchase over 500,000 shares may agree with CR III Advisors and Cole Capital Corporation to have the dealer manager fee with respect to the sale of such shares reduced or eliminated, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced or eliminated. Assuming a $10.00 per share purchase price, the aggregate fees payable with respect to the sale of such shares would be reduced by as much as $0.90 per share, resulting in a purchase price of $9.10 per share. The following table illustrates the various discount levels available, assuming a $10.00 per share purchase price.

			Purchase Price Per	Dealer
	Selling		Incremental Share	Manager	Net
Dollar Volume	Commission	Per	in Volume	Fees	Proceeds
Shares Purchased	Percent	Share	Discount Range	per Share	per Share

$500,000 or less	7.0%	$0.70	$10.00	$0.20	$9.10
$500,001-$1,000,000	6.0%	0.60	$9.90	0.20	9.10
$1,000,001-$2,000,000	5.0%	0.50	$9.80	0.20	9.10
$2,000,001-$3,000,000	4.0%	0.40	$9.70	0.20	9.10
$3,000,001-$5,000,000	3.0%	0.30	$9.60	0.20	9.10
$5,000,001-$10,000,000	2.0%	0.20	$9.50	0.20	9.10
Over $10,000,000	1.0%	0.10	$9.40	0.20	9.10

For example, if an investor purchases 120,000 shares, the investor would pay (1) $500,000 for the first 50,000 shares, (2) $495,000 for the next 50,000 shares ($9.90 per share), and (3) $196,000 for the next 20,000 shares ($9.80 per share), for a total purchase price of $1,191,000 (approximately $9.925 per share) rather than $1,200,000 for the shares. After the payment of sales commissions of $75,000 (approximately $0.625 per share) and payment of the dealer manager fee, we would receive net proceeds of $1,092,000 ($9.10 per share). The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers). The volume discount is prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate simultaneous subscriptions in us and/or in other Cole-sponsored publicly offered programs as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers).

We may, in our sole discretion, agree to pay annual registered investment advisor fees upon request, to an affiliated broker-dealer of the registered investment advisor. All fees of this nature will be considered underwriting compensation and will be subject to all applicable rules and regulations governing the payment of underwriting compensation, including our 10% of gross offering proceeds limit on underwriting compensation.

In order to encourage purchases of over 1,000,000 shares, a potential purchaser who proposes to purchase over 1,000,000 shares may agree with CR III Advisors and Cole Capital Corporation to have the dealer manager fee with respect to the sale of such shares reduced or eliminated, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced or eliminated. Assuming a $10.00 per share purchase price, the aggregate fees payable with respect to the sale of such shares would be reduced by as much as $0.90 per share, assuming we are offering shares at $10.00 per share, resulting in a purchase price of $9.10 per share. In addition or in the alternative, with respect to a potential purchaser who proposes to purchase over 1,000,000 shares, Cole Holdings Corporation may agree to fund to us on behalf of such purchaser, or reimburse to such purchaser, the organization and offering expense reimbursement or out-of-pocket costs applicable to such investment. Other accommodations may be agreed to by Cole Holdings Corporation with respect to a purchase of over 1,000,000 shares.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors who pay a reduced or no commission will receive a higher return on their investment than investors who do not qualify for such discount.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for a selling commission of up to 6% of the gross offering proceeds and a dealer manager fee of up to 3% of the gross offering proceeds. The dealer manager may reallow up to all of the dealer manager fee to participating broker-dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross offering proceeds. The aggregate amount of selling commissions and the dealer manager fee that you would pay would not be affected by this change. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7% of the gross offering proceeds and a dealer manager fee of 2% of the gross offering proceeds.

In the event you purchase shares that qualify for a volume discount through a broker-dealer that has entered into a selected dealer agreement that provides for a selling commission of less than 7% of the gross offering proceeds, the selling commissions in the table above will start at the base level of the selling commissions. Discounts of one percent then will be approved at each tranche as described in the table. The aggregate of the discounted selling commission and the dealer manager fee for each particular volume discount will not be affected by this change.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement similar to the one contained in this prospectus as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement similar to the one contained in this prospectus as Appendix C. You should pay for your shares by delivering a check for the full purchase price of the shares payable to “Cole Credit Property Trust III, Inc.” or alternatively “CCPT III” or “Cole,” provided such funds are accompanied by a subscription agreement or additional subscription agreement similar to the one contained in this prospectus as Appendix B and C. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

(1) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. A specimen copy of the subscription agreement for current stockholders is included in this prospectus as Appendix C.

(2) You should pay for your shares by delivering a check for the full purchase price of the shares payable to “Cole Credit Property Trust III, Inc.” or alternatively “CCPT III” or “Cole,” provided such funds are accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix B. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of CR III Advisors, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CR III Advisors, our advisor, as well as affiliates of CR III Advisors, and may continue to do so in the future.

EXPERTS

The financial statements incorporated in this Prospectus by reference from Cole Credit Property Trust III, Inc.’s Annual Report on Form 10-K for the period from January 22, 2008 (date of inception) to December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses for the SC Hoover property for the year ended December 31, 2008, incorporated in this Prospectus by reference, have been audited by Deloitte & Touche

LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report on the statements of revenues and certain operating expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-149290) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1) Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 31, 2009;

(2) Current Report on Form 8-K filed with the SEC on January 6, 2009;

(3) Current Report on Form 8-K filed with the SEC on January 14, 2009;

(4) Current Report on Form 8-K filed with the SEC on January 20, 2009;

(5) Current Report on Form 8-K filed with the SEC on March 18, 2009;

(6) Current Report on Form 8-K/A filed with the SEC on March 18, 2009;

(7) Current Report on Form 8-K filed with the SEC on April 2, 2009; and

(8) Definitive Proxy Statement filed with the SEC on April 8, 2009.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2555 E. Camelback Rd. Ste. 400, Phoenix, Arizona, 85016, Attention: Investor Relations, or contact our offices at (866) 341-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the shares of our common stock to be issued in this offering. After the commencement of this offering, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Credit Property Trust III, Inc.
Attn: Investor Relations
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
Tel: (866) 341-2653

One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

COLE CREDIT PROPERTY TRUST III, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2008
(Unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the properties described in Note B to the Pro Forma Consolidated Balance Sheet on December 31, 2008. The Company commenced its public offering of 250,000,000 shares of common stock on October 1, 2008. Of these shares, the Company is offering 230,000,000 shares in a primary offering and 20,000,000 shares pursuant to our distribution reinvestment plan.

This Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto for the period ended December 31, 2008. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transactions on December 31, 2008, nor does it purport to represent its future financial position. This Pro Forma Consolidated Balance sheet only includes the significant property acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.

	December 31,	Acquisition Pro	Pro Forma
	2008,	Forma	December 31,
	As Reported	Adjustments	2008
	(a)	(b)

ASSETS
Investment in real estate assets:
Land	$—	$12,617,330	$12,617,330
Buildings and improvements	—	30,392,390	30,392,390
Acquired intangible lease assets	—	6,614,997	6,614,997

Total investment in real estate assets	—	49,624,717	49,624,717
Cash and cash equivalents	172,493	(172,493)	—
Restricted Cash	2,849,043	—	2,849,043
Prepaid expenses	11,293	—	11,293

Total assets	$3,032,829	$49,452,224	$52,485,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$84,934	$—	$84,934
Escrowed investor proceeds	2,849,043	—	2,849,043
Mortgage notes payable to affiliates	—	41,581,000	41,581,000
Acquired below market lease intangibles	—	3,421,914	3,421,914

Total liabilities	2,933,977	45,002,914	47,936,891
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding at December 31, 2008	—	—	—
Common stock, $.01 par value; 490,000,000 shares authorized, 20,000 shares issued and outstanding at December 31, 2008	200	4,944	5,144
Capital in excess of par value	199,800	4,444,366	4,644,166
Accumulated deficit	(101,148)	—	(101,148)

Total stockholders’ equity	98,852	4,449,310	4,548,162

Total liabilities and stockholders’ equity	$3,032,829	$49,452,224	$52,485,053

See accompanying Notes to Pro Forma Consolidated Financial Statements (Unaudited).

COLE CREDIT PROPERTY TRUST III, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Period from January 22, 2008 (Date of Inception) to December 31, 2008
(Unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 22, 2008 or the date significant operations commenced.

This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the period from January 22, 2008 (Date of Inception) to December 31, 2008. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on the later of January 22, 2008 or commencement of operations, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.

	For the
	Year Ended			Pro Forma for the
	December 31,	Acquisition Pro		Year Ended
	2008	Forma		December 31,
	As Reported	Adjustments		2008
	(a)	(c)

Revenues:
Rental income	$—	$2,383,797	(d)	$2,383,797
Tenant reimbursement income	—	136,642	(e)	136,642

Total revenue	—	2,520,439		2,520,439

Expenses:
General and administrative	104,769	7,200	(f)	111,969
Property operating expenses	—	187,734	(g)	187,734
Property and asset management fees	—	194,977	(h)(i)	194,977
Acquisition costs	—	750,215	(j)	750,215
Depreciation	—	534,572	(k)	534,572
Amortization	—	253,408	(k)	253,408

Total operating expenses	104,769	1,928,106		2,032,875

Operating income (loss)	(104,769)	592,333		487,564

Other income (expense):
Interest income	3,621	—		3,621
Interest expense	—	(1,465,908	)(l)	(1,465,908)

Total other income (expense)	3,621	(1,465,908)		(1,462,287)

Net loss	$(101,148)	$(873,575)		$(974,723)

Net loss per common share:
Basic and diluted	$(5.06)			$(1.89)

Weighted average number of common shares outstanding:
Basic and Diluted	20,000	494,368	(m)	514,368

See accompanying Notes to Pro Forma Consolidated Financial Statements (Unaudited).

COLE CREDIT PROPERTY TRUST III, INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
(Unaudited)

a.	Reflects the Company’s historical balance sheet as of December 31, 2008 and the Company’s historical results of operations for the period from January 22, 2008 (Date of Inception) to December 31, 2008.

b.	Reflects the preliminary purchase price allocations and liabilities incurred related to the following 2009 acquisitions completed subsequent to December 31, 2008 (collectively the “Pro Forma Properties”):

Completed Significant Acquisitions

The WG Fredericksburg Property, the CV Fredericksburg Property, the WG Indianapolis Property, the KO Burnsville Property, the SC Hoover Property and the WG Tulsa Property.

The purchase price of approximately $46.2 million was financed with loans payable due to affiliates of our Advisor, of approximately $41.6 million, and the net proceeds from the issuance of common stock required to fund the purchase. Acquisition fees of approximately $1.8 million, or 2.0% of the respective purchase price, were paid to our Advisor and its affiliates. The purchase price allocations are preliminary and are subject to change.

c.	Reflects the applicable pro forma results of operations for the period from January 22, 2008 (Date of Inception) to December 31, 2008 for acquisition of the Pro Forma Properties.

d.	Represents the straight line rental revenues and amortization of above and below market leases for the Pro Forma Properties in accordance with their respective lease agreements.

e.	Reflects management’s estimate of the tenant reimbursement income for the Pro Forma Properties based on historical results of affiliates of our Advisor.

f.	Reflects management’s estimate of the general and administrative expenses for the Pro Forma Properties based on historical results of affiliates of our Advisor.

g.	Reflects management’s estimate of the property operating expenses for the Pro Forma Properties based on historical results of affiliates of our Advisor.

h.	Reflects the applicable asset management fee, of approximately $150,000, of 0.50% (a monthly rate of 0.0417%) of the aggregate asset value of the Pro Forma Properties’ which is payable to our Advisor.

i.	Reflects the property management fee, of approximately $45,000 equal to 2% of gross revenues of the Pro Forma Properties which is payable to an affiliate of our Advisor.

j.	Reflects management’s estimate of the acquisition costs for the Pro Forma Properties, assuming these costs will be approximately 2.5% of the purchase price of each property.

k.	Represents depreciation and amortization expense for the Pro Forma Properties. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

l.	Represents applicable interest expense associated with the debt incurred to finance the acquisitions of the Pro Forma Properties for the period from January 22, 2008 (Date of Inception) to December 31, 2008.

COLE CREDIT PROPERTY TRUST III, INC.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2008
(Unaudited)

The following table provides certain information about each of the loans:

Variable Rate Tranches

Property	Amount	Interest Rate	Maturity Date

WG Fredericksburg	$6,560,000	3 Month LIBOR + 2.50%	January 8, 2010(1)
CV Fredericksburg	5,504,000	3 Month LIBOR + 2.50%	January 5, 2010(1)
WG Indianapolis	5,625,000	3 Month LIBOR + 2.50%	January 5, 2010(1)
KO Burnsville	9,310,000	3 Month LIBOR + 2.50%	January 8, 2010(1)
SC Hoover	11,070,000	3 Month LIBOR + 2.50%	January 14, 2010(1)
WG Tulsa	3,512,000	3 Month LIBOR + 2.50%	January 5, 2010(1)

Total	$41,581,000

(1)	The Lender(s) is an affiliate of our advisor.

m.	Represents the weighted average common shares required to generate sufficient offering proceeds to fund the purchase of the Pro Forma Properties. The calculation assumes the common shares were issued on January 22, 2008 (Date of Inception). As the Company had insufficient capital at January 22, 2008 to acquire the Pro Forma Properties which are included in the pro forma results of operations.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding the real estate programs previously sponsored by related entities. Seven related partnerships formed from January 1, 1999 to December 31, 2008 have or had similar investment objectives to ours and purchased an aggregate of four retail centers, with an aggregate of approximately 1,076,000 rentable square feet, one data center building with an aggregate of approximately 135,000 rentable square feet, one single-tenant commercial property with an aggregate of approximately 33,000 square feet and 22 single-tenant retail properties with an aggregate of approximately 509,000 rentable square feet. One partnership purchased two land parcels for development with an aggregate of approximately 452,000 square feet. The prior performance tables also include the activity of CCPT I, CCPT II, Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, Cole Collateralized Senior Notes IV, and the various offerings related to Cole Capital Partners’ Tenants-in-Common and Delaware Statutory Trust (DST) programs.

As of December 31, 2008, CCPT I had raised approximately $100.3 million and had acquired 42 single-tenant commercial properties, with an aggregate of approximately 1.0 million square feet.

As of December 31, 2008, CCPT II had raised approximately $2.0 billion from 36,975 investors and had acquired 373 single-tenant retail properties, 279 single-tenant commercial properties, and 21 multi-tenant retail properties in 45 states and the U.S. Virgin Islands, for an aggregate acquisition cost of approximately $3.0 billion. CCPT II also acquired an indirect interest in one multi-tenant retail property through a joint venture, for approximately $53.0 million.

As of December 31, 2008, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four debt offerings and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties and three multi-tenant retail properties in 37 states for an aggregate acquisition cost of approximately $999.5 million. As of December 31, 2008, 155 of the properties had been sold, of which 26 were sold as part of Cole Capital Partners’ tenant-in-common program, 52 were sold as part of Cole Capital Partners’ Delaware Statutory Trust Program, eight were sold to CCPT I and 17 were sold to CCPT II. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering.

Cole Partnerships, Inc., an entity affiliated with the officers of Cole Capital Advisors, has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid. This program is not considered to have similar investment objectives to this offering.

In addition, the Cole Exchange Entities offer properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2008, aggregate ownership interests of $171.4 million had been sold in 26 private offerings of properties located in 15 states. In addition, the Cole Exchange Entities offer properties through the DST Program whereby beneficial interests are offered in trusts that acquire real property. As of December 31, 2008, aggregate ownership interests of approximately $176.1 had been sold in 27 private offerings of properties located in 21 states.

The investment objectives of previous private real estate programs formed from 1979 through 1992 are not similar to the investment objectives of the above programs due to the fact that those properties have been held for capital appreciation in the value of the underlying property.

These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to the properties held or to be held by us, and the purchase of shares will not create any ownership interest in the programs included in these tables.

Past performance is not necessarily indicative of future results.

These tables are presented on a tax basis rather than on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K or Form 10-KSB filed with the SEC by any public program sponsored by our advisor or its affiliates that has reported to the SEC within the last 24 months. For a reasonable fee, those programs will provide copies of any exhibits to such Form 10-K or Form 10-KSB.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been closed since January 1, 2006. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2008.

	Cole Collateralized
	Senior Notes IV, LLC	Cole Credit Property	Walgreens in
	(6)	Trust II, Inc.	Midvale, UT(3)(7)

Dollar amount offered	$28,750,000 (1)	$2,270,000,000	$2,325,000
Dollar amount raised	28,724,110	2,030,411,384	2,325,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,436,271	135,832,391	139,500
Organizational expenses(4)	589,638	52,092,141	23,250
Other	—	—	—
Reserves	1,328,232	106,484,520	7,637
Percent available for investment	93%	91%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	320,039	28,741,842	45,000
Cash down payment	25,016,348	1,640,789,622	2,083,520
Acquisition fees(5)	1,536,911	58,053,280	—
Other	—	—	33,730

Total acquisition cost	$26,873,298	$1,727,584,744	$2,162,250
Percent leverage	59%	45%	59%
Date offering began	05/20/05	06/27/05	08/03/05
Length of offering (in months)	8	Ongoing	5
Months to invest 90% of amount available for investment	12	40	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Gander Mountain in	Best Buy in
	Metairie, LA(3)(7)	Hermantown, MN(2)(3)	Baytown, TX(2)(3)

Dollar amount offered	$3,694,000	$11,723,000	$8,323,000
Dollar amount raised	3,694,000	11,723,000	8,323,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	221,640	703,380	499,380
Organizational expenses(4)	36,940	117,230	83,230
Other	—	—	—
Reserves	35,763	79,550	41,012
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	83,670	45,000
Cash down payment	3,336,420	10,818,720	7,695,390
Acquisition fees(5)	—	—	—
Other	54,000	—	—

Total acquisition cost	$3,435,420	$10,902,390	$7,740,390
Percent leverage	59%	0%	0%
Date offering began	08/09/05	09/22/05	10/27/05
Length of offering (months)	5	4	6
Months to invest 90% of amount available for investment	5	3	5

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Kohl’s in	The Shoppes at North
	Natchitoches, LA(3)(7)	Lakewood, CO(3)(7)	Village(2)(3)

Dollar amount offered	$1,763,000	$7,461,000	$20,430,000
Dollar amount raised	1,763,000	7,461,000	20,430,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	105,780	447,660	1,225,800
Organizational expenses(4)	17,630	74,610	204,300
Other	—	—	—
Reserves	22,323	158,506	454,851
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	45,000	195,000
Cash down payment	1,569,480	6,865,130	18,716,330
Acquisition fees(5)	—	—	—
Other	25,110	28,600	88,570

Total acquisition cost	$1,639,590	$6,938,730	$18,999,900
Percent leverage	59%	61%	60%
Date offering began	11/18/05	11/30/05	12/22/05
Length of offering (months)	3	3	7
Months to invest 90% of amount available for investment	3	3	7

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Kohl’s in	Home Depot in
	Sumter, SC(3)(7)	St. Joseph, MO(2)(3)	Bellingham, WA(3)(7)

Dollar amount offered	$2,152,000	$4,117,000	$24,706,000
Dollar amount raised	2,152,000	4,117,000	24,706,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	129,120	247,020	1,482,360
Organizational expenses(4)	21,520	41,170	247,060
Other	—	—	—
Reserves	47,994	32,826	135,215
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	45,000	514,140
Cash down payment	1,924,830	3,721,860	22,462,440
Acquisition fees(5)	—	—	—
Other	31,530	61,950	—

Total acquisition cost	$2,001,360	$3,828,810	$22,976,580
Percent leverage	59%	60%	0%
Date offering began	01/06/06	02/01/06	04/12/06
Length of offering (months)	3	6	9
Months to invest 90% of amount available for investment	2	5	7

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	Barrywoods Crossing
	Portfolio I(3)(7)	Portfolio II(3)(7)	in Kansas City, MO(2)(3)

Dollar amount offered	$9,592,000	$10,011,000	$20,400,000
Dollar amount raised	9,592,000	10,011,000	20,400,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	575,520	600,660	1,428,000
Organizational expenses(4)	95,920	100,110	204,000
Other	—	—	—
Reserves	75,060	86,454	257,587
Percent available for investment	93%	93%	92%
Acquisition costs:
Prepaid items and fees related to purchase of property	180,000	180,000	517,003
Cash down payment	8,601,750	8,984,830	17,968,247
Acquisition fees(5)	—	—	—
Other	138,810	145,400	282,750

Total acquisition cost	$8,920,560	$9,310,230	$18,768,000
Percent leverage	59%	59%	58%
Date offering began	05/31/06	06/23/06	07/19/06
Length of offering (months)	6	5	6
Months to invest 90% of amount available for investment	4	5	6

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Centerpointe in	Cole Net Lease
	Portfolio III(3)(7)	Woodbridge, IL(2)(3)	Portfolio IV(3)(7)

Dollar amount offered	$15,449,000	$22,100,000	$6,003,000
Dollar amount raised	15,449,000	22,100,000	6,003,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	926,940	1,326,000	360,180
Organizational expenses(4)	154,490	221,000	60,030
Other	—	—	—
Reserves	67,833	587,239	18,930
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	180,000	744,980	180,000
Cash down payment	13,776,305	19,513,890	5,301,010
Acquisition fees(5)	—	—	—
Other	233,650	294,130	64,880

Total acquisition cost	$14,189,955	$20,553,000	$5,545,890
Percent leverage	60%	57%	52%
Date offering began	11/07/06	02/08/07	03/07/07
Length of offering (months)	4	10	5
Months to invest 90% of amount available for investment	3	8	4

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease
	Portfolio V(3)(7)	Portfolio VI(3)(7)

Dollar amount offered	$21,957,000	$25,640,000
Dollar amount raised	21,957,000	25,640,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,317,420	1,410,200
Organizational expenses(4)	219,570	256,400
Other	—	—
Reserves	172,534	222,294
Percent available for investment	93%	94%
Acquisition costs:
Prepaid items and fees related to purchase of property	180,000	175,000
Cash down payment	19,985,580	23,798,400
Acquisition fees(5)	—	—
Other	254,430	—

Total acquisition cost	$20,420,010	$23,973,400
Percent leverage	54%	54%
Date offering began	06/11/07	09/10/07
Length of offering (months)	4	5
Months to invest 90% of amount available for investment	3	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

(1)	Amount includes an over allotment of $3,750,000 available under the offering.

(2)	The offering is a Tenant-in-Common Program sponsored by Cole Capital Partners which consists of the sale of tenant-in-common interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Notes III, LLC, or Cole Collateralized Senior Notes IV, LLC.

(3)	Acquisition cost amounts represent the costs paid by the tenant-in-common or DST investors to acquire interest in the properties.

(4)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the program and also includes fees paid to the sponsor and to affiliates.

(5)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the memorandum.

(6)	Amounts herein relate to initial investments of capital raised and do not include any properties acquired through reinvested amounts.

(7)	The offering is a DST program sponsored by Cole Capital Partners which consists of the sale of DST interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, or Cole Collateralized Senior Notes IV, LLC.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Prior Real Estate programs whose offerings have closed since January 1, 2006 are shown separately and all other programs have been aggregated. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of December 31, 2008.

	Cole Collateralized
	Senior Notes IV,	Cole Credit Property	Walgreens in
	LLC	Trust II, Inc.	Midvale, UT

Date offering commenced	05/20/05	6/27/2005	08/03/05
Dollar amount raised	$28,724,110	$2,030,411,384	$2,325,000
Amount paid to
sponsor from proceeds of offering:
Underwriting fees	414,606	25,743,642	23,250
Acquisition fees(1)
Real estate commissions(6)	2,970,891	61,916,155	—
Advisory fees	—	—	—
Other(2)	—	16,703,932	33,730
Dollar amount of cash generated from operations before deducting payments to sponsor	(4,975,189)	143,860,163	565,086
Amount paid to sponsor from operations:			—
Property management fees	94,054	5,367,826	35,013
Partnership management fees(4)	—	9,209,900	—
Reimbursements	—	—	—
Leasing commissions	—	293,471	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash(6)	93,125,019	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreens in	Gander Mountain in	Best Buy in
	Metairie, LA	Hermantown, MN	Baytown, TX

Date offering commenced	08/09/05	09/22/05	10/27/05
Dollar amount raised	$3,694,000	$11,723,000	$8,323,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	36,940	117,230	83,230
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	54,000	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	802,351	2,786,527	1,555,260
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees(4)	32,186	83,465	12,656
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreens in	Kohl’s in Lakewood,	The Shoppes at
	Natchitoches, LA	CO	North Village

Date offering commenced	11/18/05	11/30/05	12/22/05
Dollar amount raised	$1,763,000	$7,461,000	$20,430,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	17,630	74,610	204,300
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	25,110	28,600	88,570
Dollar amount of cash generated from operations before deducting payments to sponsor	364,112	1,499,247	3,787,736
Amount paid to sponsor from operations:
Property management fees	—	—	373,004
Partnership management fees(4)	17,694	52,786	191,380
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreens in	Kohl’s in St.	Home Depot in
	Sumter, SC	Joseph, MO	Bellingham, WA

Date offering commenced	01/06/06	02/01/06	04/12/06
Dollar amount raised	$2,152,000	$4,117,000	$24,706,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	21,520	41,170	247,060
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	31,530	61,950	—
Dollar amount of cash generated from operations before deducting payments to sponsor	452,227	763,092	3,676,107
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees(4)	29,489	38,227	53,113
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	Barrywoods Crossing
	Portfolio I	Portfolio II	in Kansas City, MO

Date offering commenced	05/31/06	06/23/06	07/19/06
Dollar amount raised	$9,592,000	$10,011,000	$20,400,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	95,920	100,110	204,000
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	138,810	145,400	282,750
Dollar amount of cash generated from operations before deducting payments to sponsor	1,608,215	1,642,029	2,860,971
Amount paid to sponsor from operations:
Property management fees	—	—	217,334
Partnership management fees(4)	52,989	84,731	130,500
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

Centerpointe of
	Cole Net Lease	Woodbridge in	Cole Net Lease
	Portfolio III	Woodbridge, IL	Portfolio IV

Date offering commenced	11/07/06	02/08/07	03/07/07
Dollar amount raised	$15,449,000	$22,100,000	$6,003,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	154,490	221,000	60,030
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	233,650	294,130	64,880
Dollar amount of cash generated from operations before deducting payments to sponsor	2,271,979	2,653,568	691,004
Amount paid to sponsor from operations:
Property management fees	—	165,896	—
Partnership management fees(4)	182,978	145,238	47,052
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	43 Other Programs
	Portfolio V	Portfolio VI	(5)

Date offering commenced	06/11/07	09/10/07	NA
Dollar amount raised	$21,957,000	$25,639,300	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	219,570	256,401	—
Acquisition fees(1)
Real estate commissions	—	—	7,088,503
Advisory fees	—	—	—
Other(2)	254,430	—	423,075
Dollar amount of cash generated from operations before deducting payments to sponsor	2,221,933	2,057,620	54,996,379
Amount paid to sponsor from operations:
Property management fees	—	—	2,275,888
Partnership management fees(4)	97,222	27,597	2,790,605
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	400,683,492
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and development fees and the leasing commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee, and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to construction management fees.

(4)	Amounts primarily relate to asset management fees.

(5)	43 of the offerings of the prior programs aggregated herein were not closed within the past three years and therefore are not shown separately. The programs have similar investment objectives to this program.

(6)	Amounts herein include initial investments of capital raised and properties acquired through reinvested amounts.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by affiliates of the sponsor of this program, the offerings of which have been closed since January 1, 2004. The information relates only to programs with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, except as noted.

	Cole Credit Property Fund II LP
	July 2003
	2003	2004	2005	2006	2007	2008

Gross revenues	$128,655	$3,758,639	$5,073,379	$5,152,330	$4,937,106	$3,669,559
Profit (loss) on sale of properties	—	—	—	—	—	11,061,047
Less:
Operating expenses(4)	8,574	165,315	346,715	412,563	403,714	376,997
Interest expense	6,438	1,345,798	1,908,834	1,938,864	1,990,892	1,532,734
Depreciation and amortization(3)	21,234	1,667,189	1,527,717	1,369,651	1,347,684	1,067,261

Net income (loss) — Tax basis(6)	$92,409	$580,337	$1,290,113	$1,431,252	$1,194,816	$11,753,614

Taxable income
— from operations	$92,409	$580,337	$1,290,113	$1,431,252	$1,194,816	$692,567
— from gain on sale	—	—	—	—	—	11,061,047
Cash generated
— from operations(5)	113,643	2,247,526	2,817,830	2,800,903	2,542,500	1,759,828
— from sales	—	—	—	—	—	26,724,181
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	113,643	2,247,526	2,817,830	2,800,903	2,542,500	28,484,009
Less: Cash distributions to investors
— from operating cash flow	18,795	1,567,247	2,398,417	2,079,302	2,102,888	2,017,579
— from sales and refinancing	—	—	—	—	—	26,724,181
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	94,848	680,279	419,413	721,601	439,612	(257,751)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$94,848	$680,279	$419,413	$721,601	$439,612	$(257,751)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$6.56	$23.69	$52.67	$58.43	$48.78	$28.27
— from recapture	—	—	—	—	—	252.16
Capital gain (loss)	—	—	—	—	—	199.41
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.33	63.98	97.92	84.89	85.85	173.40
— return of capital	—	—	—	—	—	1,000.00
Source (on a cash basis)
— sales	—	—	—	—	—	1,091.03
— refinancing	—	—	—	—	—	—
— operations	1.33	63.98	97.92	84.89	85.85	82.37
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table						0%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes, LLC
	September 2003
	2003	2004	2005	2006	2007	2008

Gross revenues	$162,410	$5,087,274	$3,784,381	$1,341,850	$—	$—
Profit (loss) on sale of properties	—	6,332,735	1,768,269	1,547,193	—	—
Less:
Operating expenses(4)	7,301	304,377	438,007	57,254	(4,437)	—
Interest expense	248,805	4,128,321	4,275,922	1,426,798	—	—
Depreciation and amortization(3)	98,347	1,812,558	1,092,369	(131,509)	—	—

Net income (loss) — Tax basis(6)	$(192,043)	$5,174,753	$(253,648)	$1,536,500	$4,437	$—

Taxable income
— from operations	$(192,043)	$(1,157,982)	$(2,021,917)	$(10,693)	$4,437	$—
— from gain on sale	—	6,332,735	1,768,269	1,547,193	—	—
Cash generated
— from operations(5)	(93,696)	654,576	(929,548)	(142,202)	4,437	—
— from sales	—	30,446,314	55,250,619	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	(93,696)	31,100,890	54,321,071	(142,202)	4,437	—
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	—	—	(2)
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(93,696)	31,100,890	54,321,071	(142,202)	4,437	—
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(93,696)	$31,100,890	$54,321,071	$(142,202)	$4,437	$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$—	$—	(2)
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	—	—	—	—	—	(2)
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	—	—	—	—	—
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table						0%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes II, LLC
	February 2004
	2004	2005	2006	2007	2008

Gross revenues	$1,822,545	$3,323,748	$2,957,169	$2,318,406	$702,375
Profit (loss) on sale of properties	—	1,433,092	186,386	164,115	21,320
Less:
Operating expenses(4)	98,921	363,221	121,582	372,512	245,099
Interest expense	2,095,747	4,407,598	3,613,049	3,492,661	2,847,030
Depreciation and amortization(3)	379,572	954,362	718,486	765,308	263,600

Net income (loss) — Tax basis(6)	$(751,695)	$(968,341)	$(1,309,562)	$(2,147,960)	$(2,632,034)

Taxable income
— from operations	$(751,695)	$(2,401,433)	$(1,495,948)	$(2,312,075)	$(2,653,354)
— from gain on sale	—	1,433,092	186,386	164,115	21,320
Cash generated
— from operations(5)	(372,123)	(1,447,071)	(777,462)	(1,546,767)	(2,389,754)
— from sales	16,927,937	56,276,976	52,753,392	26,893,932	502,807
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	16,555,814	54,829,905	51,975,930	25,347,165	(1,886,947)
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	— (2)
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	16,555,814	54,829,905	51,975,930	25,347,165	(1,886,947)
Less: Special items (not including sales and refinancing)	—	—		—	—

Cash generated (deficiency) after cash distributions and special items	$16,555,814	$54,829,905	$51,975,930	$25,347,165	$(1,886,947)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$—	— (2)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	—	—	—	— (2)
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					23%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized
	Senior Notes III, LLC
	January 2005
	2005	2006	2007	2008

Gross revenues	$1,810,021	$3,300,297	$2,385,403	$1,061,451
Profit (loss) on sale of properties	289,643	3,124,045	805,309	—
Less:
Operating expenses(4)	120,231	169,907	241,105	182,531
Interest expense	2,568,620	3,606,300	3,156,418	2,503,359
Depreciation and amortization(3)	410,037	1,693,225	465,163	605,536

Net income (loss) — Tax basis(6)	$(999,224)	$954,910	$(671,974)	$(2,229,975)

Taxable income
— from operations	$(1,288,867)	$(2,169,135)	$(1,477,283)	(2,229,975)
— from gain on sale	289,643	3,124,045	805,309	—
Cash generated
— from operations(5)	(878,830)	(475,910)	(1,012,120)	(1,624,439)
— from sales	19,914,849	22,363,682	64,531,601	1,703,695
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	19,036,019	21,887,772	63,519,481	79,256
Less: Cash distributions to investors
— from operating cash flow	—	—	—	— (2)
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	19,036,019	21,887,772	63,519,481	79,256
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,036,019	$21,887,772	$63,519,481	$79,256

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$— (2)
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	—	—	— (2)
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	—
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				28%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized
	Senior Notes IV, LLC
	May 2005
	2005	2006	2007	2008

Gross revenues	$91,908	$2,070,894	$1,520,899	$1,419,521
Profit (loss) on sale of properties	—	—	121,341	—
Less:
Operating expenses(4)	88,074	1,131,745	85,088	146,340
Interest expense	538,378	2,908,292	2,713,627	2,560,921
Depreciation and amortization(3)	79,634	426,629	460,010	540,056

Net income (loss) — Tax basis(6)	$(614,178)	$(2,395,772)	$(1,616,485)	$(1,827,796)

Taxable income
— from operations	$(614,178)	$(2,395,772)	$(1,737,826)	(1,827,796)
— from gain on sale	—	—	121,341	—
Cash generated
— from operations(5)	(534,544)	(1,969,143)	(1,277,816)	(1,287,740)
— from sales	212,472	28,358,859	7,870,622	1,222,901
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	(322,072)	26,389,716	6,592,806	(64,839)
Less: Cash distributions to investors
— from operating cash flow	—	—	—	— (2)
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	(322,072)	26,389,716	6,592,806	(64,839)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(322,072)	$26,389,716	$6,592,806	$(64,839)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$— (2)
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	—	—	— (2)
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	—
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				33%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust, Inc.
	April 2004
	2004	2005		2006	2007	2008

Gross revenues	$951,220	$10,987,553		$16,149,526	$16,191,240	$16,257,828
Profit (loss) on
sale of properties	—	—		—	—	—
Less:
Operating expenses(4)	169,619	1,357,842		2,030,411	1,945,834	2,246,994
Interest expense	322,238	4,664,223		7,698,059	7,217,023	7,307,278
Depreciation and amortization(3)	296,514	3,638,794		5,394,072	5,479,673	5,485,757

Net income (loss) — Tax basis(6)	$162,849 (1)	$1,326,694	(1)	$1,026,984 (1)	$1,548,710 (1)	1,217,799	(1)

Taxable income
— from operations	$162,849	$1,326,694		$1,026,984	$1,548,710	1,217,799
— from gain on sale	—	—		—	—	—
Cash generated
— from operations(5)	(196,312)	5,881,043		6,678,636	6,884,891	7,164,678
— from sales	—	—		—	—	—
— from refinancing	—	—		—	—	—

Cash generated from operations, sales and refinancing	(196,312)	5,881,043		6,678,636	6,884,891	7,164,678
Less: Cash distributions to investors
— from operating cash flow	132,344	4,751,612		7,070,390	7,065,952	7,062,418
— from sales and refinancing	—	—		—	—	—
— from other	—	—		—	—	—

Cash generated (deficiency) after cash distributions	(328,656)	1,129,431		(391,754)	(181,061)	102,260
Less: Special items (not including sales and refinancing)	—	—		—	—	—

Cash generated (deficiency) after cash distributions and special items	$(328,656)	$1,129,431		$(391,754)	$(181,061)	$102,260

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$5.73	$13.14		$10.17	$15.35	$12.07
— from recapture	—	—		—	—	—
Capital gain (loss)	—	—		—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	4.66	47.05		70.03	70.02	70.00
— return of capital	—	—		—	—	—
Source (on a cash basis)
— sales	—	—		—	—	—
— refinancing	—	—		—	—	—
— operations	4.66	47.05		70.03	70.02	70.00
— other	—	—		—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table						100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust II, Inc.
	June 2005
	2005		2006		2007		2008

Gross revenues	$741,669		$19,519,507		$92,100,308		$202,282,667
Equity in income of unconsolidated joint venture	—		—		—		470,978
Profit (loss) on sale of properties	—		—		—		—
Less:
Operating expenses(4)	195,020		3,306,511		12,662,270		32,191,062
Interest expense	439,829		8,397,634		39,075,748		78,063,338
Depreciation and amortization(3)	221,411		6,469,366		30,482,273		63,858,422
Impairment of real estate assets	—		—		5,400,000		3,550,000

Net Income (loss) — Tax Basis(6)	$(114,591	)(1)	$1,345,996	(1)	$4,480,017	(1)	$25,090,823	(1)

Taxable income
— from operations(5)	(114,591)		1,345,996		4,480,017		25,090,823
— from gain on sale	—		—		—		—
Cash generated
— from operations	397,741		7,861,475		43,366,041		96,073,918
— from sales	—		—		—		—
— from refinancing	—		—		—		—

Cash generated from operations, sales and refinancing	397,741		7,861,475		43,366,041		96,073,918
Less: Cash distributions to investors
— from operating cash flow	—		3,554,073		17,410,212		42,575,288
— from sales and refinancing	—		—		—		—
— from other	—		—		—		—

Cash generated (deficiency) after cash distributions	397,741		4,307,402		25,955,829		53,498,630
Less: Special items (not including sales and refinancing)	—		—		—		—

Cash generated (deficiency) after cash distributions and special items	$397,741		$4,307,402		$25,955,829		$53,498,630

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(4.05)		$4.39		$4.79		$12.42
— from recapture	—		—		—		—
Capital gain (loss)	—		—		—		0.02
Cash distributions to investors
Source (on Tax Basis)
— Investment income	—		11.59		18.63		21.10
— Return of capital	—		—		—		—
Source (on cash basis)
— Sales	—		—		—		—
— Refinancing	—		—		—		—
— Operations	—		11.59		18.63		21.10
— Other	—		—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table							100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Staples-
	Tulsa, OK
	February 2004
	2004	2005	2006	2007	2008

Gross revenues	$189,058	$324,241	$275,709	$328,146	$302,103
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	1,579	3,080	2,850	5,159	11,861
Interest expense	—	—	—	—	—
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$187,479	$321,161	$272,859	$322,987	$290,242

Taxable income
— from operations	$187,479	$321,161	$272,859	$322,987	290,242
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	187,479	321,161	272,859	322,987	290,242
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	187,479	321,161	272,859	322,987	290,242
Less: Cash distributions to investors
— from operating cash flow	158,709	289,515	289,512	289,512	289,512
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	28,770	31,646	(16,653)	33,475	$730
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$28,770	$31,646	$(16,653)	$33,475	$730

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$45.33	$77.65	$65.97	$78.09	$70.17
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	38.37	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	38.37	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Mimi’s Cafe
	Lone Tree, CO
	April 2004
	2004	2005	2006	2007	2008

Gross revenues	$92,614	$185,632	$181,170	$185,979	$196,046
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	1,900	3,654	3,886	4,954	4,739
Interest expense	—	—	—	—	—
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$90,714	$181,978	$177,284	$181,025	$191,307

Taxable income
— from operations	$90,714	$181,978	$177,284	$181,025	191,307
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	90,714	181,978	177,284	181,025	191,307
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	90,714	181,978	177,284	181,025	191,307
Less: Cash distributions to investors
— from operating cash flow	76,045	171,252	171,252	183,456	183,453
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	14,669	10,726	6,032	(2,431)	7,854
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$14,669	$10,726	$6,032	$(2,431)	$7,854

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$37.09	$74.40	$72.48	$74.01	$78.21
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.09	70.01	70.01	75.00	75.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.09	70.01	70.01	75.00	75.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-
	Windsor, CO
	June 2004
	2004	2005	2006	2007	2008

Gross revenues	$135,696	$353,024	$354,194	$354,330	$353,541
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	1,684	6,339	5,389	5,871	6,347
Interest expense	53,114	161,554	161,554	161,554	161,996
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$80,898	$185,131	$187,251	$186,905	$185,198

Taxable income
— from operations	$80,898	$185,131	$187,251	$186,905	185,198
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	80,898	185,131	187,251	186,905	185,198
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	80,898	185,131	187,251	186,905	185,198
Less: Cash distributions to investors
— from operating cash flow	56,436	186,840	186,840	186,840	186,840
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,462	(1,709)	411	65	(1,642)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,462	$(1,709)	$411	$65	$(1,642)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$30.31	$69.36	$70.16	$70.03	$69.39
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	21.14	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.14	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-
	Goldsboro, NC
	June 2004
	2004	2005	2006	2007	2008

Gross revenues	$101,750	$330,000	$330,613	$330,914	$330,273
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	1,416	5,920	5,323	6,015	5,982
Interest expense	36,706	145,628	145,628	145,628	146,027
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$63,628	$178,452	$179,662	$179,271	$178,264

Taxable income
— from operations	$63,628	$178,452	$179,662	$179,271	178,264
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	63,628	178,452	179,662	179,271	178,264
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	63,628	178,452	179,662	179,271	178,264
Less: Cash distributions to investors
— from operating cash flow	40,334	179,892	179,892	179,892	179,892
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,294	(1,440)	(230)	(621)	(1,628)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,294	$(1,440)	$(230)	$(621)	$(1,628)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24.76	$69.44	$69.91	$69.76	$69.36
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	15.69	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	15.69	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-
	Hamilton, OH
	July 2004
	2004	2005	2006	2007	2008

Gross revenues	$126,522	$386,000	$386,836	$387,108	$386,335
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	3,060	10,773	10,139	10,530	11,012
Interest expense	45,878	169,146	169,146	169,146	169,609
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$77,584	$206,081	$207,551	$207,432	$205,714

Taxable income
— from operations	$77,584	$206,081	$207,551	$207,432	205,714
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	77,584	206,081	207,551	207,432	205,714
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	77,584	206,081	207,551	207,432	205,714
Less: Cash distributions to investors
— from operating cash flow	50,528	207,624	207,624	207,624	207,624
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	27,056	(1,543)	(73)	(192)	(1,910)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$27,056	$(1,543)	$(73)	$(192)	$(1,910)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$26.16	$69.48	$69.98	$69.94	$69.36
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	17.04	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	17.04	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-
	Carlsbad, NM
	July 2004
	2004	2005	2006	2007	2008

Gross revenues	$73,750	$295,000	$295,645	$295,959	$295,272
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	2,537	11,550	11,007	11,296	11,610
Interest expense	25,328	130,209	130,209	130,209	130,565
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$45,885	$153,241	$154,429	$154,454	$153,097

Taxable income
— from operations	$45,885	$153,241	$154,429	$154,454	153,097
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	45,885	153,241	154,429	154,454	153,097
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	45,885	153,241	154,429	154,454	153,097
Less: Cash distributions to investors
— from operating cash flow	26,006	154,559	154,560	154,560	154,560
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,879	(1,318)	(131)	(106)	(1,463)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,879	$(1,318)	$(131)	$(106)	$(1,463)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$20.04	$66.93	$67.44	$67.45	$66.86
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	11.36	67.50	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	11.36	67.50	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-
	Willimantic, CT
	September 2004
	2004	2005	2006	2007	2008

Gross revenues	$55,160	$354,600	$355,245	$355,559	$354,906
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	2,660	19,487	17,470	18,738	18,591
Interest expense	14,900	151,064	151,064	151,064	151,478
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$37,600	$184,049	$186,711	$185,757	$184,837

Taxable income
— from operations	$37,600	$184,049	$186,711	$185,757	184,837
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	37,600	184,049	186,711	185,757	184,837
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,600	184,049	186,711	185,757	184,837
Less: Cash distributions to investors
— from operating cash flow	—	185,376	185,376	185,376	185,376
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	37,600	(1,327)	1,335	381	(539)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and
special items	$37,600	$(1,327)	$1,335	$381	$(539)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$13.69	$67.02	$67.99	$67.65	$67.31
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	67.51	67.51	67.51	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Edgewood, NM
	September 2004
	2004	2005	2006	2007	2008

Gross revenues	$28,330	$275,640	$276,137	$276,538	$275,854
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	1,326	14,191	13,699	14,229	14,347
Interest expense	5,527	118,666	118,666	118,666	118,991
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$21,477	$142,783	$143,772	$143,643	$142,516

Taxable income
— from operations	$21,477	$142,783	$143,772	$143,643	142,516
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	21,477	142,783	143,772	143,643	142,516
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	21,477	142,783	143,772	143,643	142,516
Less: Cash distributions to investors
— from operating cash flow	—	144,070	144,072	144,072	144,072
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,477	(1,287)	(300)	(429)	(1,556)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,477	$(1,287)	$(300)	$(429)	$(1,556)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$11.64	$66.91	$67.37	$67.31	$66.78
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	67.51	67.51	67.51	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Fairborn, OH
	September 2004
	2004	2005	2006	2007	2008

Gross revenues	$30,209	$344,500	$345,145	$345,459	$344,806
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	1,943	20,365	19,781	20,266	19,990
Interest expense	6,797	145,934	145,934	145,934	146,334
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$21,469	$178,201	$179,430	$179,259	$178,482

Taxable income
— from operations	$21,469	$178,201	$179,430	$179,259	178,482
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	21,469	178,201	179,430	179,259	178,482
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	21,469	178,201	179,430	179,259	178,482
Less: Cash distributions to investors
— from operating cash flow	—	178,488	178,488	178,488	178,488
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,469	(287)	942	771	(6)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,469	$(287)	$942	$771	$(6)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$8.12	$67.40	$67.86	$67.80	$67.50
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	67.51	67.51	67.51	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Slidell, LA
	November 2004
	2004	2005	2006	2007	2008

Gross revenues	$—	$243,899	$275,516	$275,767	$275,244
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	11,336	12,445	12,884	13,323
Interest expense	—	98,704	118,901	118,901	119,227
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$133,859	$144,170	$143,982	$142,694

Taxable income
— from operations	$—	$133,859	$144,170	$143,982	142,694
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	133,859	144,170	143,982	142,694
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,859	144,170	143,982	142,694
Less: Cash distributions to investors
— from operating cash flow	—	114,918	143,772	143,772	143,772
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,941	398	210	(1,078)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,941	$398	$210	$(1,078)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$60.51	$65.18	$65.09	$64.51
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	51.95	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	51.95	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Westheimer, TX
	October 2004
	2004	2005	2006	2007	2008

Gross revenues	$14,637	$495,000	$495,990	$496,394	$495,437
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	580	21,003	21,476	22,316	22,748
Interest expense	—	214,710	220,752	220,752	221,357
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$14,057	$259,287	$253,762	$253,326	$251,332

Taxable income
— from operations	$14,057	$259,287	$253,762	$253,326	251,332
— from gain on sale
Cash generated	—	—	—	—	—
— from operations(5)	14,057	259,287	253,762	253,326	251,332
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	14,057	259,287	253,762	253,326	251,332
Less: Cash distributions to investors
— from operating cash flow	—	240,014	253,500	253,513	253,513
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	14,057	19,273	262	(187)	(2,181)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$14,057	$19,273	$262	$(187)	$(2,181)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$3.60	$66.48	$65.07	$64.96	$64.44
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	61.54	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	61.54	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Richmond Heights, OH
	October 2004
	2004	2005	2006	2007	2008

Gross revenues	$—	$423,387	$420,807	$421,153	$420,367
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	18,416	17,830	18,194	18,710
Interest expense	—	173,029	182,004	182,004	182,503
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$231,942	$220,973	$220,955	$219,154

Taxable income
— from operations	$—	$231,942	$220,973	$220,955	219,154
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	231,942	220,973	220,955	219,154
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	231,942	220,973	220,955	219,154
Less: Cash distributions to investors
— from operating cash flow	—	203,676	220,220	220,229	220,221
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,266	753	726	(1,067)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,266	$753	$726	$(1,067)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$68.46	$65.22	$65.22	$64.69
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	60.12	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	60.12	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot- Spokane, WA
	November 2004
	2004	2005	2006	2007	2008

Gross revenues	$—	$1,014,839	$1,323,040	$1,434,607	$1,321,467
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	12,592	12,670	11,218	10,876
Interest expense	—	394,654	551,910	598,785	553,422
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$607,593	$758,460	$824,604	$757,169

Taxable income
— from operations	$—	$607,593	$758,460	$824,604	757,169
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	607,593	758,460	824,604	757,169
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	607,593	758,460	824,604	757,169
Less: Cash distributions to investors
— from operating cash flow	—	514,099	749,580	749,580	749,592
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	93,494	8,880	75,024	7,577
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$93,494	$8,880	$75,024	$7,577

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$52.69	$65.77	$71.51	$65.66
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	44.58	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	44.58	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Orlando, FL
	November 2004
	2004	2005	2006	2007	2008

Gross revenues	$—	$232,208	$300,483	$300,750	$300,195
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	10,463	13,562	14,317	14,401
Interest expense	—	90,054	124,904	124,979	125,321
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$131,691	$162,017	$161,454	$160,473

Taxable income
— from operations	$—	$131,691	$162,017	$161,454	160,473
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	131,691	162,017	161,454	160,473
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	131,691	162,017	161,454	160,473
Less: Cash distributions to investors
— from operating cash flow	—	111,711	161,592	161,592	161,592
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	19,980	425	(138)	(1,119)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$19,980	$425	$(138)	$(1,119)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$52.97	$65.17	$64.95	$64.55
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	44.94	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	44.94	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Glen Burnie, MD
	November 2004
	2004	2005	2006	2007	2008

Gross revenues	$—	$312,387	$416,142	$416,327	$415,614
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	13,428	17,695	16,995	17,483
Interest expense	—	119,319	169,158	170,790	171,258
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$179,640	$229,289	$228,542	$226,873

Taxable income
— from operations	$—	$179,640	$229,289	$228,542	226,873
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	179,640	229,289	228,542	226,873
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	179,640	229,289	228,542	226,873
Less: Cash distributions to investors
— from operating cash flow	—	151,637	226,524	226,524	226,524
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,003	2,765	2,018	349
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,003	$2,765	$2,018	$349

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$51.55	$65.79	$65.58	$65.10
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	43.51	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	43.51	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Covington, TN
	December 2004
	2004	2005	2006	2007	2008

Gross revenues	$—	$237,696	$261,606	$261,865	$261,262
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	10,629	11,782	12,358	12,689
Interest expense	—	93,795	110,081	110,081	110,382
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$133,272	$139,743	$139,426	$138,191

Taxable income
— from operations	$—	$133,272	$139,743	$139,426	138,191
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	133,272	139,743	139,426	138,191
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,272	139,743	139,426	138,191
Less: Cash distributions to investors
— from operating cash flow	—	114,287	139,165	139,164	139,170
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,985	578	262	(979)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,985	$578	$262	$(979)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$62.25	$65.27	$65.12	$64.55
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	53.38	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	53.38	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Garfield Heights, OH
	December 2004
	2004	2005	2006	2007	2008

Gross revenues	$—	$145,569	$385,036	$385,085	$384,439
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	1,893	3,936	4,288	4,767
Interest expense	—	54,853	169,672	169,672	170,137
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$88,823	$211,428	$211,125	$209,535

Taxable income
— from operations	$—	$88,823	$211,428	$211,125	$209,535
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	88,823	211,428	211,125	209,535
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	88,823	211,428	211,125	209,535
Less: Cash distributions to investors
— from operating cash flow	—	62,999	212,424	212,424	212,424
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	25,824	(996)	(1,299)	(2,889)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$25,824	$(996)	$(1,299)	$(2,889)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$30.32	$72.16	$72.06	$71.51
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	21.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	21.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Ponca City, OK
	December 2004
	2004	2005	2006	2007	2008

Gross revenues	$—	$118,085	$312,409	$312,521	$311,964
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	1,477	3,272	3,649	4,255
Interest expense	—	44,763	138,460	138,460	138,840
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$71,845	$170,677	$170,412	$168,869

Taxable income
— from operations	$—	$71,845	$170,677	$170,412	168,869
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	71,845	170,677	170,412	168,869
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	71,845	170,677	170,412	168,869
Less: Cash distributions to investors
— from operating cash flow	—	50,034	168,708	168,708	168,702
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	21,811	1,969	1,704	167
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$21,811	$1,969	$1,704	$167

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$30.87	$73.35	$73.23	$72.57
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	21.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	21.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot-Tacoma, WA
	February 2005
	2005	2006	2007	2008

Gross revenues	$1,051,101	$1,750,475	$1,769,746	$1,912,655
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	35,286	53,645	48,638	50,168
Interest expense	461,947	843,053	843,053	845,362
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$553,868	$853,777	$878,055	$1,017,125

Taxable income
— from operations	$553,868	$853,777	$878,055	1,017,125
— from gain on sale	—	—		—
Cash generated
— from operations(5)	553,868	853,777	878,055	1,017,125
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	553,868	853,777	878,055	1,017,125
Less: Cash distributions to investors
— from operating cash flow	426,665	821,808	852,252	852,257
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	127,203	31,969	25,803	164,868
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$127,203	$31,969	$25,803	$164,868

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$45.49	$70.13	$72.12	$83.54
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	35.04	67.50	70.00	70.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	35.04	67.50	70.00	70.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Pineville, LA
	April 2005
	2005	2006	2007	2008

Gross revenues	$155,136	$304,247	$304,486	$303,967
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	5,636	7,168	6,042	8,179
Interest expense	65,763	143,734	143,734	144,128
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$83,737	$153,345	$154,710	$151,660

Taxable income
— from operations	$83,737	$153,345	$154,710	151,660
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	83,737	153,345	154,710	151,660
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	83,737	153,345	154,710	151,660
Less: Cash distributions to investors
— from operating cash flow	64,858	151,670	151,668	151,674
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	18,879	1,675	3,042	(14)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,879	$1,675	$3,042	$(14)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.03	$73.30	$73.95	$72.50
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	31.00	72.50	72.50	72.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Bartlett, TN
	April 2005
	2005	2006	2007	2008

Gross revenues	$148,334	$295,747	$295,931	$295,456
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	4,352	5,575	3,946	15,918
Interest expense	63,835	142,071	142,071	142,460
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$80,147	$148,101	$149,914	$137,078

Taxable income
— from operations	$80,147	$148,101	$149,914	137,078
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	80,147	148,101	149,914	137,078
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	80,147	148,101	149,914	137,078
Less: Cash distributions to investors
— from operating cash flow	61,482	146,592	146,592	134,919
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	18,665	1,509	3,322	2,159
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,665	$1,509	$3,322	$2,159

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$39.64	$73.24	$74.14	$67.79
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	30.41	72.50	72.50	66.73
— return of capital				—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	30.41	72.50	72.50	66.73
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Sidney, OH
	April 2005
	2005	2006	2007	2008

Gross revenues	$150,793	$295,791	$295,961	$295,469
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	4,562	7,030	5,839	8,063
Interest expense	65,761	143,730	143,730	144,124
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$80,470	$145,031	$146,392	$143,282

Taxable income
— from operations	$80,470	$145,031	$146,392	$143,282
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	80,470	145,031	146,392	143,282
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	80,470	145,031	146,392	143,282
Less: Cash distributions to investors
— from operating cash flow	61,230	143,184	143,184	143,186
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	19,240	1,847	3,208	96
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,240	$1,847	$3,208	$96

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.74	$73.43	$74.12	$72.55
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50
— return of capital				—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	31.00	72.50	72.50	72.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Wichita Falls, TX
	May 2005
	2005	2006	2007	2008

Gross revenues	$153,348	$300,722	$300,926	$300,443
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	4,352	6,949	7,445	7,916
Interest expense	66,573	145,505	145,505	145,903
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$82,423	$148,268	$147,976	$146,624

Taxable income
— from operations	$82,423	$148,268	$147,976	$146,624
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	82,423	148,268	147,976	146,624
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	82,423	148,268	147,976	146,624
Less: Cash distributions to investors	—	—	—
— from operating cash flow	62,626	146,448	146,448	146,454
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	19,797	1,820	1,528	170
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,797	$1,820	$1,528	$170

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.80	$73.40	$73.26	$72.59
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	31.00	72.50	72.50	72.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-Chicago, IL
	May 2005
	2005	2006	2007	2008

Gross revenues	$228,585	$476,231	$476,429	$475,662
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	7,058	9,830	9,094	10,382
Interest expense	98,204	229,773	229,773	230,402
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$123,323	$236,628	$237,562	$234,878

Taxable income
— from operations	$123,323	$236,628	$237,562	$234,878
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	123,323	236,628	237,562	234,878
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	123,323	236,628	237,562	234,878
Less: Cash distributions to investors	—	—	—
— from operating cash flow	93,600	234,540	234,540	234,539
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	29,723	2,088	3,022	$339
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$29,723	$2,088	$3,022	$339

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$38.12	$73.15	$73.43	$72.61
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	28.93	72.50	72.50	72.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	28.93	72.50	72.50	72.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens - Southington, CT
	June 2005
	2005	2006	2007	2008

Gross revenues	$198,989	$414,555	$414,810	$414,132
Profit (loss) on sale of properties	—	—	—	—
Less:	—	—
Operating expenses(4)	6,140	8,643	7,954	9,290
Interest expense	84,966	198,182	198,182	198,725
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$107,883	$207,730	$208,674	$206,117

Taxable income
— from operations	$107,883	$207,730	$208,674	$206,117
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	107,883	207,730	208,674	206,117
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	107,883	207,730	208,674	206,117
Less: Cash distributions to investors	—	—	—
— from operating cash flow	82,056	205,608	205,608	205,611
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	25,827	2,122	3,066	506
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,827	$2,122	$3,066	$506

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$38.04	$73.25	$73.58	$72.68
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	28.93	72.50	72.50	72.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	28.93	72.50	72.50	72.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens - Nashville, TN
	June 2005
	2005	2006	2007	2008

Gross revenues	$158,605	$381,569	$381,787	$381,145
Profit (loss) on sale of properties	—	—	—	—
Less:	—	—
Operating expenses(4)	5,122	8,211	8,686	23,125
Interest expense	67,551	186,790	186,790	187,301
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$85,932	$186,568	$186,311	$170,719

Taxable income
— from operations	$85,932	$186,568	$186,311	$170,719
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	85,932	186,568	186,311	170,719
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	85,932	186,568	186,311	170,719
Less: Cash distributions to investors	—	—	—
— from operating cash flow	61,775	184,440	184,440	168,121
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	24,157	2,128	1,871	2,598
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,157	$2,128	$1,871	$2,598

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$33.78	$73.34	$73.24	$67.11
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	24.28	72.50	72.50	66.09
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	24.28	72.50	72.50	66.09
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens - Derby, KS
	June 2005
	2005	2006	2007	2008

Gross revenues	$134,493	$345,824	$345,854	$345,331
Profit (loss) on sale of properties	—	—	—	—
Less:	—	—
Operating expenses(4)	6,648	15,835	16,779	16,623
Interest expense	55,839	167,060	167,060	167,517
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$72,006	$162,929	$162,015	$161,191

Taxable income
— from operations	$72,006	$162,929	$162,015	161,191
— from gain on sale	—	—	—	——
Cash generated
— from operations(5)	72,006	162,929	162,015	161,191
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	72,006	162,929	162,015	161,191
Less: Cash distributions to investors	—	—	—
— from operating cash flow	50,396	163,872	163,872	163,872
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	21,610	(943)	(1,857)	(2,681)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,610	$(943)	$(1,857)	$(2,681)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$30.76	$69.60	$69.21	$68.86
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	21.53	70.00	70.00	70.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	21.53	70.00	70.00	70.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain - Spring, TX
	June 2005
	2005	2006	2007	2008

Gross revenues	$335,027	$1,008,049	$1,028,481	$1,025,759
Profit (loss) on sale of properties	—	—	—	—
Less:	—	—
Operating expenses(4)	3,429	8,490	27,572	29,164
Interest expense	—	—	—	—
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$331,598	$999,559	$1,000,909	$996,595

Taxable income
— from operations	$331,598	$999,559	$1,000,909	$996,595
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	331,598	999,559	1,000,909	996,595
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	331,598	999,559	1,000,909	996,595
Less: Cash distributions to investors	—	—	—
— from operating cash flow	249,273	986,268	986,268	986,268
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	82,325	13,291	14,641	10,327
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,325	$13,291	$14,641	$10,327

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$25.22	$76.01	$76.11	$75.79
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	18.96	75.00	75.00	75.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	18.96	75.00	75.00	75.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -
	Blue Springs, MO
	June 2005
	2005	2006	2007	2008

Gross revenues	$102,520	$278,833	$279,148	$278,734
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	5,767	10,823	11,331	11,801
Interest expense	46,108	129,690	133,959	134,326
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$50,645	$138,320	$133,858	$132,607

Taxable income
— from operations	$50,645	$138,320	$133,858	132,607
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	50,645	138,320	133,858	132,607
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	50,645	138,320	133,858	132,607
Less: Cash distributions to investors
— from operating cash flow	37,809	132,384	132,384	132,384
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	12,836	5,936	1,474	223
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$12,836	$5,936	$1,474	$223

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$26.78	$73.15	$70.79	$70.13
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	19.99	70.01	70.01	70.01
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	19.99	70.01	70.01	70.01
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -
	Garden City, KS
	June 2005
	2005	2006	2007	2008

Gross revenues	$129,075	$334,224	$334,220	$333,714
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	6,489	15,421	16,020	16,633
Interest expense	53,531	161,478	161,478	161,920
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$69,055	$157,325	$156,722	$155,161

Taxable income
— from operations	$69,055	$157,325	$156,722	$155,161
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	69,055	157,325	156,722	155,161
— from sales	—	—	—	—
— from refinancing	—	—		—

Cash generated from operations, sales and refinancing	69,055	157,325	156,722	155,161
Less: Cash distributions to investors
— from operating cash flow	48,197	158,136	158,136	158,132
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	20,858	(811)	(1,414)	(2,971)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$20,858	$(811)	$(1,414)	$(2,971)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$30.57	$69.64	$69.38	$68.69
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	21.34	70.00	70.00	70.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	21.34	70.00	70.00	70.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -
	Pittsburg, KS
	June 2005
	2005	2006	2007	2008

Gross revenues	$102,883	$295,304	$295,354	$294,762
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	5,512	13,895	14,852	13,941
Interest expense	35,488	140,795	140,795	141,180
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$61,883	$140,614	$139,707	$139,641

Taxable income
— from operations	$61,883	$140,614	$139,707	$139,641
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	61,883	140,614	139,707	139,641
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	61,883	140,614	139,707	139,641
Less: Cash distributions to investors
— from operating cash flow	37,600	141,120	141,120	141,120
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	24,283	(506)	(1,413)	(1,479)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,283	$(506)	$(1,413)	$(1,479)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$30.70	$69.75	$69.30	$69.27
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	18.65	70.00	70.00	70.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	18.65	70.00	70.00	70.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -
	Gladstone, MO
	June 2005
	2005	2006	2007	2008

Gross revenues	$132,411	$395,426	$395,750	$394,788
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	7,731	17,633	18,096	18,575
Interest expense	45,975	204,644	204,644	205,205
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$78,705	$173,149	$173,010	$171,008

Taxable income
— from operations	$78,705	$173,149	$173,010	$171,008
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	78,705	173,149	173,010	171,008
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	78,705	173,149	173,010	171,008
Less: Cash distributions to investors
— from operating cash flow	55,486	158,450	170,772	170,774
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	23,219	14,699	2,238	234
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,219	$14,699	$2,238	$234

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$31.11	$68.44	$68.38	$67.59
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	21.93	62.63	67.50	67.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	21.93	62.63	67.50	67.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -
	Salt Lake City, UT
	July 2005
	2005	2006	2007	2008

Gross revenues	$124,866	$511,918	$501,439	$500,189
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	7,013	17,712	18,148	18,290
Interest expense	63,197	250,246	259,419	264,992
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$54,656	$243,960	$223,872	$216,907

Taxable income
— from operations	$54,656	$243,960	$223,872	216,907
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	54,656	243,960	223,872	216,907
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	54,656	243,960	223,872	216,907
Less: Cash distributions to investors
— from operating cash flow	40,825	216,492	216,492	215,581
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	13,831	27,468	7,380	1,326
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$13,831	$27,468	$7,380	$1,326

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$17.04	$76.07	$69.81	$67.64
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	12.73	67.51	67.51	67.22
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	12.73	67.51	67.51	67.22
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -
	Sandy, UT
	July 2005
	2005	2006	2007	2008

Gross revenues	$122,931	$503,524	$492,602	$500,697
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	7,049	17,501	29,706	33,119
Interest expense	64,035	246,775	249,503	257,545
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$51,847	$239,248	$213,393	$210,033

Taxable income
— from operations	$51,847	$239,248	$213,393	210,033
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	51,847	239,248	213,393	210,033
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	51,847	239,248	213,393	210,033
Less: Cash distributions to investors
— from operating cash flow	40,776	216,228	216,228	216,228
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	11,071	23,020	(2,835)	(6,195)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$11,071	$23,020	$(2,835)	$(6,195)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$16.19	$74.69	$66.62	$65.57
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	12.73	67.51	67.51	67.51
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	12.73	67.51	67.51	67.51
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -
	Midvale, UT
	August 2005
	2005	2006	2007	2008

Gross revenues	$87,586	$359,001	$351,575	$350,900
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	5,676	13,095	13,573	13,698
Interest expense	44,677	169,379	179,200	179,691
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$37,233	$176,527	$158,802	$157,511

Taxable income
— from operations	$37,233	$176,527	$158,802	$157,511
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	37,233	176,527	158,802	157,511
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	37,233	176,527	158,802	157,511
Less: Cash distributions to investors
— from operating cash flow	29,597	156,937	156,936	156,942
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	7,636	19,590	1,866	569
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,636	$19,590	$1,866	$569

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$16.01	$75.93	$68.30	$67.75
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	12.73	67.50	67.50	67.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	12.73	67.50	67.50	67.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -
	Metairie, LA
	August 2005
	2005	2006	2007	2008

Gross revenues	$4,355	$541,345	$541,867	$540,846
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	—	16,665	14,445	15,226
Interest expense	—	258,179	276,488	277,245
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$4,355	$266,501	$250,934	$248,375

Taxable income
— from operations	$4,355	$266,501	$250,934	$248,375
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	4,355	266,501	250,934	248,375
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	4,355	266,501	250,934	248,375
Less: Cash distributions to investors
— from operating cash flow	—	230,617	249,348	249,350
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	4,355	35,884	1,586	(975)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$4,355	$35,884	$1,586	$(975)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$3.02	$72.14	$67.93	$67.24
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	62.43	67.50	67.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	62.43	67.50	67.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Wal-Mart -
	Hazard, KY
	September 2005
	2005	2006	2007	2008

Gross revenues	$319,334	$1,891,356	$1,891,302	$2,044,808
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	11,436	41,686	38,676	41,593
Interest expense	120,349	1,071,401	1,071,401	1,074,336
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$187,549	$778,269	$781,225	$928,879

Taxable income
— from operations	$187,549	$778,269	$781,225	$928,879
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	187,549	778,269	781,225	928,879
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	187,549	778,269	781,225	928,879
Less: Cash distributions to investors
— from operating cash flow	66,413	771,588	771,588	771,604
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	121,136	6,681	9,637	157,275
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$121,136	$6,681	$9,637	$157,275

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$14.83	$61.53	$61.76	$73.43
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	5.25	61.00	61.00	61.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	5.25	61.00	61.00	61.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain -
	Hermantown, MN
	September 2005
	2005	2006	2007	2008

Gross revenues	$94,643	$885,140	$1,063,286	$896,361
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	2,765	26,926	171,824	34,853
Interest expense	—	—	—	—
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$91,878	$858,214	$891,462	$861,508

Taxable income
— from operations	$91,878	$858,214	$891,462	$861,508
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	91,878	858,214	891,462	861,508
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	91,878	858,214	891,462	861,508
Less: Cash distributions to investors
— from operating cash flow	18,885	861,636	861,636	861,650
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	72,993	(3,422)	29,826	(142)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$72,993	$(3,422)	$29,826	$(142)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$8.23	$73.21	$76.04	$76.49
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.69	73.50	73.50	73.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	1.69	73.50	73.50	73.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Best Buy -
	Baytown, TX
	October 2005
	2005	2006	2007	2008

Gross revenues	$109,094	$489,624	$490,312	$488,836
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	1,021	7,846	17,573	8,823
Interest expense	—	—	—	—
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$108,073	$481,778	$472,739	$480,013

Taxable income
— from operations	$108,073	$481,778	$472,739	$480,013
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	108,073	481,778	472,739	480,013
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	108,073	481,778	472,739	480,013
Less: Cash distributions to investors
— from operating cash flow	—	445,785	478,572	478,573
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	108,073	35,993	(5,833)	1,440
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$108,073	$35,993	$(5,833)	$1,440

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$94.06	$57.89	$56.80	$57.67
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	53.56	57.50	57.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	53.56	57.50	57.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens -			Kohl’s -
	Natchitoches, LA			Lakewood, CO
	November 2005			November 2005
	2006	2007	2008	2006	2007	2008

Gross revenues	$242,647	$255,718	$255,356	$1,009,577	$1,064,348	$1,150,875
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	10,747	9,056	9,097	27,941	23,997	26,791
Interest expense	116,328	130,858	131,217	524,194	586,904	588,512
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$115,572	$115,804	$115,042	$457,442	$453,447	$535,572

Taxable income
— from operations	$115,572	$115,804	$115,042	$457,442	$453,447	$535,572
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	115,572	115,804	115,042	457,442	453,447	535,572
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	115,572	115,804	115,042	457,442	453,447	535,572
Less: Cash distributions to investors
— from operating cash flow	99,268	114,600	114,597	387,805	447,660	445,460
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	16,304	1,204	445	69,637	5,787	90,112
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$16,304	$1,204	$445	$69,637	$5,787	$90,112

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$65.55	$65.69	$65.25	$61.31	$60.78	$71.78
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	56.31	65.00	65.00	51.98	60.00	59.71
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	56.31	65.00	65.00	51.98	60.00	59.71
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at North			Walgreens -
	Village - St. Joseph, MO			Sumter, SC
	December 2005			January 2006
	2006	2007	2008	2006	2007	2008

Gross revenues	$2,824,347	$4,209,047	$4,139,927	$314,624	$325,980	$325,445
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	871,927	1,270,287	1,486,329	14,066	13,354	13,830
Interest expense	1,094,702	1,611,155	1,615,569	158,325	171,598	172,138
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$857,718	$1,327,605	$1,038,029	$142,233	$141,028	$139,477

Taxable income
— from operations	$857,718	$1,327,605	$1,038,029	$142,233	$141,028	$139,477
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	857,718	1,327,605	1,038,029	142,233	141,028	139,477
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	1,327,605	1,038,029	142,233	141,028	139,477
Less: Cash distributions to investors
— from operating cash flow	808,917	1,246,236	1,176,954	121,169	139,884	139,887
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	48,801	81,369	(138,925)	21,064	1,144	(410)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$81,369	$(138,925)	$21,064	$1,144	$(410)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$41.98	$64.98	$50.81	$66.09	$65.53	$64.81
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	39.59	61.00	57.18	56.31	65.00	65.00
— return of capital	—	—	0.43	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
—refinancing	—	—	—	—	—	—
— operations	39.59	61.00	57.18	56.31	65.00	65.00
— other	—	—	0.43	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s -			Home Depot -
	St. Joseph, MO			Bellingham, WA
	February 2006			April 2006
	2006	2007	2008	2006	2007	2008

Gross revenues	$564,619	$710,939	$801,046	$608,739	$1,571,778	$1,572,745
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	159,442	179,656	170,276	14,676	54,775	60,817
Interest expense	190,758	325,358	326,249	—	—	—
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$214,419	$205,925	$304,521	$594,063	$1,517,003	$1,511,928

Taxable income
— from operations	$214,419	$205,925	304,521	$594,063	$1,517,003	1,511,928
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	214,419	205,925	304,521	594,063	1,517,003	1,511,928
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	214,419	205,925	304,521	594,063	1,517,003	1,511,928
Less: Cash distributions to investors
— from operating cash flow	132,308	247,020	247,020	463,771	1,494,708	1,494,264
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	82,111	(41,095)	57,501	130,292	22,295	17,664
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,111	$(41,095)	$57,501	$130,292	$22,295	$17,664

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$52.08	$50.02	$73.97	$24.05	$61.40	$61.20
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	32.14	60.00	60.00	18.77	60.50	60.48
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	32.14	60.00	60.00	18.77	60.50	60.48
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio I			Cole Net Lease Portfolio II
	May 2006			June 2006
	2006	2007	2008	2006	2007	2008

Gross revenues	$583,357	$1,429,279	$1,426,846	$313,447	$1,539,612	$1,579,494
Profit (loss) on sale of properties	—	—	15,000	—	—	—
Less:
Operating expenses(4)	26,130	36,148	49,261	4,849	64,435	75,030
Interest expense	265,912	752,356	754,449	133,317	797,719	799,905
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$291,315	$640,775	$638,136	$175,281	$677,458	$704,559

Taxable income
— from operations	$291,315	$640,775	623,136	$175,281	$677,458	704,559
— from gain on sale	—	—	15,000	—	—	—
Cash generated
— from operations(5)	291,315	640,775	623,136	175,281	677,458	704,559
— from sales	—	—	15,000	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	291,315	640,775	638,136	175,281	677,458	704,559
Less: Cash distributions to investors
— from operating cash flow	203,698	623,484	623,482	77,402	650,712	650,718
— from sales and refinancing	—	—	15,000	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	87,617	17,291	(346)	97,879	26,746	53,841
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$87,617	$17,291	$(346)	$97,879	$26,746	$53,841

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$30.37	$66.80	$63.40	$17.51	$67.67	$70.38
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	1.56	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	21.24	65.00	65.00	7.73	65.00	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	1.56	—	—	—
— refinancing	—	—	—	—	—	—
— operations	21.24	65.00	63.44	7.73	65.00	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease			Barrywoods Crossing
	Portfolio III			Kansas City, MO
	December 2006			July 2006
	2006	2007	2008	2006	2007	2008

Gross revenues	$—	$2,447,247	$2,416,921	$969,929	$3,887,472	$4,145,429
Profit (loss) on sale of properties	—	—	13,766	—	—	—
Less:
Operating expenses(4)	—	119,032	109,158	642,129	1,261,696	1,391,359
Interest expense	—	1,241,384	1,305,593	126,766	1,521,195	1,546,548
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$1,086,831	$1,015,936	$201,034	$1,104,581	$1,207,522

Taxable income
— from operations	$—	$1,086,831	1,002,170	$201,034	$1,104,581	1,207,522
— from gain on sale	—	—	13,766	—	—	—
Cash generated
— from operations(5)	—	1,086,831	1,002,170	201,034	1,104,581	1,207,522
— from sales	—	—	21,115	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,086,831	1,023,285	201,034	1,104,581	1,207,522
Less: Cash distributions to investors
— from operating cash flow	—	1,004,184	1,004,185	—	1,486,685	1,198,964
— from sales and refinancing	—	—	13,766	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	82,647	5,334	201,034	(382,104)	8,558
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$82,647	$5,334	$201,034	$(382,104)	$8,558

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$70.35	$64.87	$9.85	$54.15	$59.19
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	0.89	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	65.00	65.00	—	64.00	59.19
— return of capital	—	—	—	—	8.88	(0.42)
Source (on a cash basis)
— sales	—	—	0.89	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	65.00	64.11	—	64.00	59.19
— other	—	—	—	—	8.88	(0.42)
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Centerpointe
	Shopping		Cole Net Lease
	Center		Portfolio IV
	May 2007		May 2007
	2007	2008	2007	2008

Gross revenues	$2,632,042	$4,241,709	$533,742	$904,933
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	643,478	1,525,240	57,576	150,569
Interest expense	837,535	1,525,064	217,699	368,879
Depreciation and amortization(3)	—	—	—	—

Net income (loss) — Tax basis(6)	$1,151,029	$1,191,405	$258,467	$385,485

Taxable income
— from operations	$1,151,029	1,191,405	$258,467	$385,485
— from gain on sale	—	——	—	—
Cash generated
— from operations(5)	1,151,029	1,191,405	258,467	385,485
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	1,151,029	1,191,405	258,467	385,485
Less: Cash distributions to investors
— from operating cash flow	807,647	1,334,400	232,801	360,185
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	343,382	(142,995)	25,666	25,300
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$343,382	$(142,995)	$25,666	$25,300

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$52.08	$53.91	$43.06	$64.22
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	36.55	60.38	38.78	60.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	36.55	60.38	38.78	60.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease		Cole Net Lease
	Portfolio V		Portfolio VI
	June 2007		September 2007
	2007	2008	2007	2008

Gross revenues	$1,216,587	$2,873,638	$598,105	$3,551,029
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	33,570	109,101	45,111	229,233
Interest expense	444,412	1,378,431	144,049	1,700,718
Depreciation and amortization(3)		—		—

Net income (loss) — Tax basis(6)	$738,605	$1,386,106	$408,945	$1,621,078

Taxable income
— from operations	$738,605	1,386,106	$408,945	1,621,078
— from gain on sale	—	—		—
Cash generated
— from operations(5)	738,605	1,386,106	408,945	1,621,078
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	738,605	1,386,106	408,945	1,621,078
Less: Cash distributions to investors
— from operating cash flow	550,545	1,449,144	269,301	1,589,676
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	188,060	(63,038)	139,644	31,402
Less: Special items (not including sales and refinancing)	—	——	—	—

Cash generated (deficiency) after cash distributions and special items	$188,060	$(63,038)	$139,644	$31,402

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$33.64	$63.13	$17.58	$63.22
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	25.07	66.00	11.57	62.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	25.07	66.00	11.57	62.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

(1)	Cole Credit Property Trust, Inc. and Cole Credit Property Trust II, Inc. maintain their books on a GAAP basis of accounting rather than a tax basis.

(2)	Investors in this program receive interest at a specified rate per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interests are amortized over the life of the lease.

(4)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(5)	Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(6)	The partnerships maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others, (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two basis of accounting.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2004 and that had similar or identical investment objectives to those of this program. All amounts are from the inception of the program to the date the program was completed.

	Siete	Cole	Cole
	Square Retail	Boulevard	Southwest
	Income	Square	Opportunity
Program Name	Investors LP	Investors LP	Fund LP

Dollar amount raised	$1,875,000	$10,000,000	$13,905,850
Number of properties purchased	1	1	2
Date of closing of offering	09/14/98	11/25/02	08/12/01
Date of first sale of property	02/20/04	09/10/04	06/01/02
Date of final sale of property	02/20/04	09/10/04	04/06/05
Tax and Distribution Data Per $1,000 Investment Through 12/31/08
Federal income tax results:
Ordinary income (loss)
— from operations	(154)	(83)	(344)
— from recapture	1,313	246	247
Capital gain (loss)	(578)	606	80
Deferred gain
— Capital	—	—	—
— Ordinary	—	—	—
Cash distributions to investors
Source (on Tax Basis)(1)
— Investment income	447	517	2
— Return of capital	1,000	1,000	829
Source (on cash basis)
— Sales	1,013	1,284	829
— Refinancing	—	—	—
— Operations	433	233	2
— Other	—	—	—
Receivable on net purchase money financing	—	—	—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

	Cole
	Collateralized
	Senior Notes,		Cole Santa Fe	Cole Credit
Program Name	LLC		Investors LP	Property Fund LP

Dollar amount raised	$28,038,500		$6,180,000	$25,000,000
Number of properties purchased	45		1	14
Date of closing of offering	06/03/04		11/20/02	09/02/03
Date of first sale of property	11/06/03		11/30/07	09/30/08
Date of final sale of property	04/26/06		11/30/07	09/30/08
Tax and Distribution Data Per $1,000 Investment Through 12/31/08
Federal income tax results:
Ordinary income (loss)
— from operations	—	(2)	(304)	230
— from recapture	—	(2)	429	220
Capital gain (loss)	—	(2)	1,762	202
Deferred gain
— Capital	—		—	—
— Ordinary	—		—	—
Cash distributions to investors
Source (on Tax Basis)(1)
— Investment income	—		824	488
— Return of capital	28,038,500	(2)	1,000	1,000
Source (on cash basis)
— Sales	85,696,933	(3)	1,731	1,035
— Refinancing	—		—	—
— Operations	(506,433	)(2)	93	453
— Other	—		—	—
Receivable on net purchase money financing	—		—	—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

Cole Credit
Property Fund II LP

Dollar amount raised	$24,494,500
Number of properties purchased	10
Date of closing of offering	03/25/04
Date of first sale of property	09/30/08
Date of final sale of property	09/30/08
Tax and Distribution Data Per $1,000 Investment Through 12/31/08
Federal income tax results:
Ordinary income (loss)
— from operations	218
— from recapture	252
Capital gain (loss)	119
Deferred gain
— Capital	—
— Ordinary	—
Cash distributions to investors
Source (on Tax Basis)(1)
— Investment income	507
— Return of capital	1,000
Source (on cash basis)
— Sales	1,091
— Refinancing	—
— Operations	416
— Other	—
Receivable on net purchase money financing	—

(1)	The partnerships maintain their books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which includes securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

(2)	Investors in this program receive interest at a specified rate per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Over the course of the program, certain properties acquired with the initial note proceeds were sold and the sales proceeds were reinvested in replacement properties. Certain replacement properties were subsequently sold and the sales proceeds were reinvested in new replacement properties, this process may have occurred multiple times over the life of the program on certain properties. This amount represents the accumulated proceeds from sale and reinvestment of the sales proceeds in replacement properties.

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2006 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2008.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Including Closing and Soft Costs
											Excess
											(Deficiency)
					Purchase				Total		of Property
			Cash		Money				Acquisition		Operating
			Received		Mortgage	Adjustments			Cost, Capital		Cash
			Net of	Mortgage	Taken	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Closing	Balance at	Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

Cole Santa Fe Investors, LP — Santa Fe Square	07/99	11/07	11,243,173	15,026,825	—	—	26,269,998	3,443,065	12,809,742	16,252,807	319,660
Cole Collateralized Senior Notes, LLC
TIC Interests in Gander Mountain Hermantown, MN(4)	08/05	01/06	10,818,720	—	—	—	10,818,720	6,291,600	4,527,120	10,818,720	98,418
DST Interests in Kohl’s Lakewood, CO(5)	10/05	03/06	6,865,130	11,440,000	—	—	18,305,130	13,520,000	4,785,130	18,305,130	93,592
Cole Collateralized Senior Notes II, LLC
DST Interests in Walgreens Metairie, LA(5)	07/05	01/06	3,336,420	5,400,000	—	—	8,736,420	6,646,000	2,090,420	8,736,420	101,584
DST Interests of Walgreens in Sumter, SC(5)	11/05	03/06	1,924,830	3,153,000	—	—	5,077,830	3,880,000	1,197,830	5,077,830	23,744
Walgreens Twin Oaks, MO	12/05	04/06	2,548,604	3,742,000	—	—	6,290,604	4,606,000	1,470,506	6,076,506	51,886
DST Interests in Home Depot Bellingham, WA(5)	01/06	01/07	22,462,440	—	—	—	22,462,440	17,040,000	5,422,440	22,462,440	643,729
Walgreens New Kensington, PA	04/06	05/07	2,099,420	3,255,000	—	—	5,354,420	4,006,000	1,311,550	5,317,550	149,434
Walgreens Lorain, OH	11/06	06/07	5,134,371	—	—	—	5,134,371	—	4,944,487	4,944,487	174,154
DST Interests in Cole Net Lease Portfolio V(11)(5)	Various	09/07	19,985,580	25,443,000	—	—	45,428,580	29,464,000	15,964,580	45,428,580	302,801
Tortuga Cantina Woodlands, TX	12/03	05/08	502,807	1,355,250	—	—	1,858,057	1,345,997	671,188	2,017,185	414,142
Cole Collateralized Senior Notes III, LLC
DST Interests in Walgreens Midvale, UT(5)	06/05	01/06	2,083,520	3,373,000	—	—	5,456,520	4,671,000	785,520	5,456,520	36,972
DST Interests in Walgreens Natchitoches, LA(5)	10/05	02/06	1,569,480	2,511,000	—	—	4,080,480	3,091,000	989,480	4,080,480	20,929
Walgreens in Great Bend, KS	04/05	03/06	1,965,489	2,773,000	—	—	4,736,552	3,840,000	698,169	4,538,169	113,482
Walgreen’s Aldine, TX	05/05	04/06	1,498,738	2,055,000	—	—	3,552,899	2,846,000	529,210	3,375,210	97,959
Cingular Wireless Perinton, NY	11/03	06/06	1,524,800	3,207,400	—	—	4,732,200	—	4,036,030	4,036,030	429,469
Walgreens in East Ridge, TN	11/05	07/06	1,949,037	2,937,000	—	—	4,886,037	3,614,000	1,183,112	4,797,112	88,592
BJ’s Wholesale Homestead, FL	12/05	09/06	7,901,866	12,362,000	—	—	20,263,866	15,215,000	4,779,678	19,994,678	429,943
Walgreens in Asheboro, NC	02/06	10/06	2,202,130	3,350,000	—	—	5,552,130	4,123,000	1,313,929	5,436,929	83,080
CVS Mobile, AL	05/06	11/06	2,771,303	4,277,000	—	—	7,048,303	5,264,000	1,614,647	6,878,647	101,256
Walgreens Lee’s Summit, MO	09/06	12/06	1,164,682	3,536,000	—	—	4,700,682	3,536,000	1,017,077	4,553,077	10,197
DST Interests in Cole Net Lease Portfolio III(9)(5)	Various	02/07	13,776,305	23,365,000	—	—	37,141,305	28,418,000	8,723,305	37,141,305	187,120
Walgreens Grandview, MO	09/06	01/07	1,684,764	4,918,000	—	—	6,602,764	4,918,000	1,463,883	6,381,883	41,637
Walgreens Morgantown, WV	09/06	03/07	2,358,280	3,563,000	—	—	5,921,280	4,385,000	1,398,566	5,783,566	81,761
Walgreens Kinston, NC	11/06	06/07	2,142,100	3,052,000	—	—	5,194,100	3,756,000	1,175,790	4,931,790	45,750
Taco Bell Elwood, IN	07/07	08/07	581,963	960,000	—	—	1,541,963	—	1,350,237	1,350,237	7,369
DST Interests in Cole Net Lease Portfolio VI(12)(5)	Various	02/08	23,798,400	29,740,000	—	—	53,538,400	29,740,000	23,798,400	53,538,400	386,094
Cole Collateralized Senior Notes IV, LLC
DST Interests in Cole Net Lease Portfolio II(8)(5)	Various	11/06	8,984,830	14,540,000	—	—	23,524,830	10,533,000	12,991,830	23,524,830	276,334
DST Interests in Cole Net Lease Portfolio IV(10)(5)	Various	08/07	5,301,010	6,488,000	—	—	11,789,010	8,899,000	2,890,010	11,789,010	51,556
Walgreens Auburn, AL	05/06	06/07	2,338,561	3,505,000	—	—	5,843,561	4,314,000	1,398,221	5,712,221	148,452
Cole Acquisitions I, LLC(6)
TIC Interests in Best Buy Baytown, TX(4)	10/05	04/06	7,695,390	—	—	—	7,695,390	—	7,695,390	7,695,390	189,151
TIC Interests in Kohls St. Joseph, MO(4)	11/05	07/06	3,721,860	6,195,000	—	—	9,916,860	7,624,000	2,292,860	9,916,860	159,547
TIC Interests in The Shoppes at North Village(4)	11/05	07/06	18,716,330	30,856,000	—	—	49,572,330	37,976,000	11,596,330	49,572,330	591,894
Walgreens Penn Hills, PA	07/06	09/06	1,482,194	4,267,000	—	—	5,749,194	4,267,000	1,339,286	5,606,286	21,218
CVS Chandler, AZ	06/06	12/06	2,170,297	3,206,000	—	—	5,376,297	3,946,000	1,230,390	5,176,390	49,021
DST Interests in Cole Net Lease Portfolio I(7)(5)	Various	11/06	8,601,750	13,881,000	—	—	22,482,750	17,084,000	5,398,750	22,482,750	123,095
TIC Interests in Barrywoods Crossing Kansas City, MO(4)	06/06	01/07	17,968,247	28,275,000	—	—	46,243,247	38,200,000	8,043,247	46,243,247	543,718
TIC Interests in Centerpointe of Woodridge(4)	02/07	12/07	19,513,890	29,413,000	—	—	48,926,890	36,200,000	12,726,890	48,926,890	462,795
CVS Robertsdale, AL	04/06	02/08	1,703,695	2,720,000	—	—	4,423,695	3,348,000	1,111,360	4,459,360	222,906
Cole Credit Property Fund, LP
Payless Shoes Columbia, SC	02/03	09/08	539,250	860,000	—	—	1,399,250	—	1,581,966	1,581,966	582,574
Walgreens Jacksonville, FL	02/03	09/08	2,538,500	2,510,750	—	—	5,049,250	3,652,000	855,318	4,507,318	1,398,635
CVS Hamilton, OH	03/03	09/08	1,811,750	1,787,500	—	—	3,599,250	—	3,266,592	3,266,592	1,058,181

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

			Selling Price, Net of Closing Costs and GAAP Adjustments					Including Closing and Soft Costs
											Excess
											(Deficiency)
					Purchase				Total		of Property
			Cash		Money				Acquisition		Operating
			Received		Mortgage	Adjustments			Cost, Capital		Cash
			Net of	Mortgage	Taken	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Closing	Balance at	Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

Walgreens Akron, OH	04/03	09/08	919,250	1,900,000	—	—	2,819,250	—	2,800,400	2,800,400	688,613
Walgreens Seattle, WA	04/03	09/08	3,299,244	3,349,500	—	—	6,648,744	4,848,000	1,223,201	6,071,201	2,019,210
Walgreens LaMarque, TX	05/03	09/08	2,232,250	2,277,000	—	—	4,509,250	3,296,000	832,650	4,128,650	1,188,276
CVS Mechanicville, NY	06/03	09/08	1,298,850	1,290,000	—	—	2,588,850	1,824,000	544,647	2,368,647	649,045
Office Depot Laurel, MS	06/03	09/08	1,379,250	1,270,000	—	—	2,649,250	—	2,320,534	2,320,534	815,536
Home Depot Colma, CA(13)	06/03	09/08	17,553,309	21,613,000	—	—	39,166,309	26,400,000	6,970,111	33,370,111	11,735,401
Walgreens Saginaw, MI	06/03	09/08	1,916,750	2,282,500	—	—	4,199,250	—	4,141,775	4,141,775	1,222,700
Walgreens Tulsa, OK	08/03	09/08	973,750	1,215,500	—	—	2,189,250	—	2,208,207	2,208,207	675,934
Walgreens Broken Arrow, OK	08/03	09/08	971,750	1,127,500	—	—	2,099,250	—	2,041,363	2,041,363	628,969
Office Depot — London, KY	09/03	09/08	1,819,250	1,680,000	—	—	3,499,250	—	3,076,041	3,076,041	1,070,680
Cole Credit Property Fund II, LP
Best Buy Las Cruces, NM	11/03	09/08	2,290,250	3,809,000	—	—	6,099,250	—	5,873,060	5,873,060	1,473,826
Staples Angola, IN	12/03	09/08	1,200,250	1,999,000	—	—	3,199,250	—	3,087,065	3,087,065	733,421
TJ Maxx Staunton, VA	02/04	09/08	1,183,250	3,116,000	—	—	4,299,250	—	5,033,670	5,033,670	1,320,813
AT&T Santa Clara, CA	03/04	09/08	4,156,030	6,032,000	—	—	10,188,030	—	9,293,258	9,293,258	2,025,298
Walgreens Tulsa (Memorial), OK	03/04	09/08	1,023,250	1,926,000	—	—	2,949,250	2,320,000	657,933	2,977,933	631,667
Walgreens Crossville, TN	03/04	09/08	1,696,250	2,753,000	—	—	4,449,250	3,388,000	871,868	4,259,868	815,324
CVS Columbia I, TN	05/04	09/08	884,250	1,715,000	—	—	2,599,250	1,840,000	547,215	2,387,215	275,980
CVS Columbia II, TN	05/04	09/08	664,250	1,735,000	—	—	2,399,250	1,860,000	558,230	2,418,230	291,369
Walgreens Newton, IA	10/04	09/08	1,936,250	2,393,000	—	—	4,329,250	2,393,000	2,107,368	4,500,368	794,166

(1)	None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales.

(2)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

(3)	As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.

(4)	Amounts herein relate to the sale of tenant-in-common interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(5)	Amounts herein relate to the sale of DST interests in single-tenant commercial properties. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(6)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

(7)	Cole Net Lease Portfolio I DST includes: CVS Haines City, FL, Walgreens Harvey, LA, Walgreens Albany, OR, and Walgreens Sam Houston, TX.

(8)	Cole Net Lease Portfolio II DST includes: JC Penney Independence, MO, CVS Kissimmee, FL, Walgreens El Camino, TX, and Walgreens Lake Charles, LA.

(9)	Cole Net Lease Portfolio III DST includes: BJ’s Wholesale Kendall, FL, CVS Baton Rouge, LA, and CVS San Antonio, TX.

(10)	Cole Net Lease Portfolio IV DST includes: Tractor Supply Rutland, VT, Tractor Supply Watertown, WI, and Walgreens Ozark, MO.

(11)	Cole Net Lease Portfolio V DST includes: CVS Flowery Branch, GA, Walgreens Ellenton, FL, Walgreens Gretna, LA, Walgreens Mineral Wells, TX, Logan’s Roadhouse Houston, TX, Logan’s Roadhouse Killeen, TX, Logan’s Roadhouse Tuscaloosa, AL, Logan’s Roadhouse Waco, TX, and Wal-Mart Chanute, KS.

(12)	Cole Net Lease Portfolio VI DST includes: Mercedes Benz West Covina, CA, Walgreens Westford, MA, Walgreens Wilmington, MA, Walgreens Brenham, TX, Starbucks Crestwood, KY, Starbucks Danville, KY, and Starbucks Somerset, KY.

(13)	Home Depot Colma, CA was acquired by Cole Credit Property Fund, LP and Cole Credit Property Fund II, LP.

Past performance is not necessarily indicative of future results.

APPENDIX B

COLE CREDIT PROPERTY TRUST III, INC.	For Prospectus dated April 30, 2009
Subscription Agreement for the Purchase of Common Stock of Cole Credit Property Trust III, Inc.
Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

A - INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount of	$ and is an	☐ Initial Subscription	or	☐ Additional Subscription
	☐ Check if amount is estimated	(minimum $2,500)		(Minimum $1,000)
2. Payment will be made with	☐ Enclosed check	☐ Funds Wired ☐ Funds to Follow

☐	EMPLOYEE OR AFFILIATE

☐	REGISTERED REPRESENTATIVE NAV PURCHASE (net of selling commission) Representative will not receive selling commission.

☐ RIA (check only if subscription is made through an RIA administered account that has a “wrap” fee or some other fixed billing arrangement. The RIA must be affiliated with a FINRA licensed broker-dealer and the IAR must be properly listed as an agent of the RIA. RIAs not affiliated with a FINRA licensed broker-dealer are not allowed to participate in this offering. The IAR must confirm with the broker-dealer that these are acceptable assets to be held in an RIA program.)

B - TYPE OF OWNERSHIP
1a. NON-QUALIFIED OWNERSHIP(make check payable to: CCPT III)
☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Transfer on Death (Fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA custodian signature required)

    State of   a Custodian for

☐ Other (specify)

☐ Corporate Ownership (authorized signature and corporate resolution required)

☐ Partnership Ownership (authorized signature and partnership paperwork required)

☐ LLC Ownership (authorized signature and LLC paperwork required)

☐ Pension or Profit Sharing Plan (authorized signature and paperwork required)

     ☐ Taxable     ☐ Exempt under §501A

☐ Trust (trustee or grantor signatures and trust documents required)

     Type: (Specify, i.e., Family, Living Revocable, etc.)
     ☐ Taxable     ☐ Grantor A or B

1b. Name of Ownership: (only applies for Trust, Corporation, LLC, Partnership or Pension)

Name of Trust/Other Administrator

Tax ID# (if applicable)   Date Established

2. QUALIFIED OWNERSHIP (make check payable to the custodian and send ALL paperwork directly to the custodian.)

☐ Traditional IRA (custodian signature required)

☐ Roth IRA (custodian signature required)

☐ Simplified Employee Pension/Trust (S.E.P.) (custodian signature required)

☐ Pension or Profit Sharing Plan (custodian signature required)

     ☐ Taxable                    ☐ Exempt under §501A

☐ Non-Qualified Custodian (custodian signature required)

☐ Other (specify)
☐ This is a National Financial Service (NFS) Non-Qualified Custodial Account
CUSTODIAN INFORMATION Name Mailing Address City State Zip Phone Account # Tax ID # (provided by custodian)

C - INVESTOR INFORMATION (or Trustees if applicable)

1. Investor Name

Mailing Address  City   State   Zip  Phone   Business Phone  Email Address  Social Security or Tax ID  Date of Birth  Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip	Co-Investor Name (if applicable) Mailing Address City State Zip Phone Business Phone Email Address Social Security or Tax ID # Date of Birth

© 2009 Cole Capital Advisors, Inc. All rights reserved.	MAIL TO:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

CCPT III-AGMT-07(4/09)

B-1

D - DISTRIBUTION OPTIONS (will default to address of record or IRA if nothing is marked)

1. NON-QUALIFIED OWNERSHIP ACCOUNTS

☐	Mail to address of Record
☐	Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.
☐	Distributions directed to:	☐ Via Mail (complete information below)	☐ Via Electronic Deposit (ACH — complete information below)

Name of Bank or Individual	☐ Checking (Include voided check) ☐ Savings ☐ Brokerage

Mailing Address	Bank ABA # (for ACH only)

City	State	Zip	Account # (must be filled in)

2.	QUALIFIED OWNERSHIP ACCOUNTS

☐ Mail to Custodial Account
☐ Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.

I (we) hereby authorize Cole Credit Property Trust III, Inc. (“Company”) to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled to receive until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

Investor’s Signature	Co-Investor’s Signature

E - INVESTOR(S) SIGNATURES: (Investor(s) must initial sections 1-4.)

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

☐	☐ 1.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
☐	☐ 2.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.
☐	☐ 3.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust of other entity of which I am (we are) trustee(s) or authorized agent(s).
☐	☐ 4.	I acknowledge that the shares are not liquid.
☐	☐ 5.	For residents of Alabama only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.
☐	☐ 6.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.
☐	☐ 7.	For residents of Kansas only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
☐	☐ 8.	For residents of Kentucky, Michigan, Oregon, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.
☐	☐ 9.	For residents of Ohio only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE FINAL PROSPECTUS.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

Date	Investor’s Signature

Co-Investor’s Signature	Custodian Signature

© 2009 Cole Capital Advisors, Inc. All rights reserved.	Mail To:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

CCPT III-AGMT-07(4/09)

B-2

F - BROKER/DEALER & REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1. Name of Registered Representative	2. Name of Broker/Dealer
Mailing Address	Rep ID #
City State Zip	Broker/Dealer Address
Phone	City State Zip
Email Address	Have You Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No

Signature	Signature
(if applicable)
ELECTRONIC DELIVERY (OPTIONAL)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Cole Credit Property Trust II, Inc. If you would like to consent to electronic deliver, including pursuant to CD-ROM or electronic mail please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Cole that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Cole send a paper copy of a particular stockholder communications to me. Cole has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time on-line and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

Signature	Date	Email

© 2009 Cole Capital Advisors, Inc. All rights reserved.	Mail To:
Regular mail:  Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

CCPT III-AGMT-07(4/09)

B-3

APPENDIX C

COLE CREDIT PROPERTY TRUST III, INC.	For Prospectus dated April 30, 2009

Additional Investment Subscription Agreement

This form may be used by any current Investor (the “Investor”) in Cole Credit Property Trust III, Inc. (the “Company”), who desires to purchase additional shares of the Company’s common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Property Trust III, Inc. Subscription Agreement.

A - INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1.	This subscription is in the amount of $ (Minimum $1,000)

2.	Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

☐ EMPLOYEE OR AFFILIATE

☐ REGISTERED REPRESENTATIVE NAV PURCHASE (net of selling commission) Representative will not receive selling commission.

☐ RIA (check only if subscription is made through an RIA administered account that has a “wrap” fee or some other fixed billing arrangement. The RIA must be affiliated with a FINRA licensed broker-dealer and the IAR must be properly listed as an agent of the RIA. RIAs not affiliated with a FINRA licensed broker-dealer are not allowed to participate in this offering. The IAR must confirm with the broker-dealer that these are acceptable assets to be held in an RIA program.)

B - INVESTOR INFORMATION (or Trustees if applicable)
CUSTODIAL OWNERSHIP (make check payable to custodian listed and send ALL paperwork directly to the custodian)
NON-CUSTODIAL OWNERSHIP (make check payable to: UMB, N.A. f/b/o CCPT III)

1.	Investor Name
Social Security or Taxpayer ID #

	Mailing Address	Date of Birth

	City State Zip	Existing CCPT III Account #

	Phone Business Phone	Street Address (if different from mailing address or mailing address is a PO Box)

Email Address

City State Zip

C - INVESTOR(S) SIGNATURES:

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

☐	☐ 1.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
☐	☐ 2.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the prospectus under “Suitability Standards”. In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.
☐	☐ 3.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust of other entity of which I am (we are) trustee(s) or authorized agent(s).
☐	☐ 4.	I acknowledge that the shares are not liquid.
☐	☐ 5.	For residents of Alabama only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.
☐	☐ 6.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.
☐	☐ 7.	For residents of Kansas only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
☐	☐ 8.	For residents of Kentucky, Michigan, Oregon, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.
☐	☐ 9.	For residents of Ohio only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.
A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE FINAL PROSPECTUS.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

Date	Investor’s Signature

Co-Investor’s Signature	Custodian Signature
Have you Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No

Registered Representative		Signature	Date
(Printed Name)

© 2009 Cole Capital Advisors, Inc. All rights reserved.	MAIL TO:
Regular mail:  Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

CCPT III-AGMT-A1-05(4/09)

C-1

APPENDIX D

DISTRIBUTION REINVESTMENT PLAN
COLE CREDIT PROPERTY TRUST III, INC.
EFFECTIVE AS OF OCTOBER 1, 2008

Cole Credit Property Trust III, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4. Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated October 1, 2008, as may be amended or supplemented (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Cole REIT III Operating Partnership, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole REIT III Operating Partnership, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Credit Property Trust III, Inc.

Prospectus
Up to 250,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page

Cautionary Note Regarding Forward-Looking Statements	48
Conflicts of Interest	74
Description of Shares	127
Estimated Use of Proceeds	49
Experts	151
Federal Income Tax Considerations	106
Financial Information	F-1
How to Subscribe	151
Incorporation by Reference	152
Investment by Tax-Exempt Entities and ERISA Considerations	121
Investment Objectives and Policies	79
Legal Matters	151
Management	51
Management Compensation	64
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	98
Our Operating Partnership Agreement	141
Plan of Distribution	145
Prior Performance Summary	103
Prior Performance Tables	A-1
Prospectus Summary	6
Questions and Answers About This Offering	1
Risk Factors	18
Stock Ownership	73
Suitability Standards	i
Summary of Distribution Reinvestment Plan	138
Supplemental Sales Material	151
Where You Can Find More Information	152

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

April 30, 2009

COLE CREDIT PROPERTY TRUST III, INC.
SUPPLEMENT NO. 10 DATED NOVEMBER 2, 2009
TO THE PROSPECTUS DATED APRIL 30, 2009

This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust III, Inc. dated April 30, 2009. This Supplement No. 10 supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Credit Property Trust III, Inc.;

(2)	change to certain suitability standards;

(3)	clarification of our offering period for our distribution reinvestment plan;

(4)	update to the executive officers and directors;

(5)	change to certain officers and key personnel of our advisor;

(6)	change to the timing for valuations;

(7)	change to federal income tax considerations;

(8)	recent real property investments;

(9)	the placement of debt on certain real property investments;

(10)	potential real property investments;

(11)	selected financial data and portfolio information as of June 30, 2009;

(12)	distributions as of June 30, 2009;

(13)	fees paid to affiliates as of June 30, 2009;

(14)	the incorporation of certain historical information by reference into our prospectus;

(15)	disclosure related to our involvement in an article dated September 1, 2009 published by a magazine for investment advisors, including clarifications and corrections to certain statements included in the article; and

(16)	a modified form of Subscription Agreement and Additional Investment Subscription Agreement.

Status of Our Public Offering

Our initial public offering of 250,000,000 shares of common stock was declared effective on October 1, 2008. Of these shares, we are offering up to 230,000,000 shares in a primary offering and have reserved and are offering up to 20,000,000 shares pursuant to our distribution reinvestment plan. As of October 29, 2009, we had accepted investors’ subscriptions for, and issued, 75,175,680 shares of our common stock in the offering, resulting in gross proceeds of approximately $751.4 million. As of October 29, 2009, we had approximately 174,824,320 shares of our common stock remaining in our offering.

We will offer shares of our common stock pursuant to the offering until October 1, 2010, unless all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by October 1, 2010, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares and generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the offering at any time prior to the stated termination date.

Change to Certain Suitability Standards

The following information supersedes and replaces in its entirety the third paragraph on page i of the prospectus under the section captioned “Suitability Standards”.

A few states have established suitability requirements in addition to the ones established and described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

•	California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Kansas — It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have liquid net worth of at least 10 times their investment in us.

•	Ohio and Iowa — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

Distribution Reinvestment Plan

The following information supersedes and replaces in its entirety the section of the prospectus captioned “Prospectus Summary — Distribution Reinvestment Plan” on page 15 of the prospectus.

Pursuant to our distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be the higher of 95% of the fair market value per share, as determined by our board of directors, and $9.50 per share. No sales commissions or dealer manager fees will be paid with respect to shares sold under our distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days prior written notice to you. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

Update to the Executive Officers and Directors

The following paragraphs, which provide information about Christopher H. Cole and D. Kirk McAllaster, Jr., in the “Executive Officers and Directors” section beginning on page 53 of the prospectus are superseded in their entirety as follows:

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in January 2008. He has served as the chief executive officer and president of CR III Advisor, our advisor, since its formation in January 2008, and previously served as its treasurer from January 2008 until

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September 2008. Mr. Cole has served as the chairman, chief executive officer and president of CCPT I since its formation in March 2004. Mr. Cole has served as the chief executive officer of CCPT I Advisors since its formation in April 2004, and as its president since October 2007, and previously served as its president from April 2004 until March 2007. Mr. Cole has served as the chairman, chief executive officer and president of CCPT II since its formation in September 2004. Mr. Cole has served as the chief executive officer of CCPT II Advisors since its formation in September 2004, and as its president since October 2007, and previously served as its president from September 2004 until March 2007. Mr. Cole has been the sole shareholder, chief executive officer, president and treasurer of Cole Holdings Corporation since its formation in August 2004 and has served as its chairman and secretary since October 2007. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the chief executive officer of Cole Capital Advisors, Inc. (Cole Capital Advisors) since December 2002, as its president since October 2007, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and as its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of Cole Capital Partners since January 2003, as its president since October 2007, and previously served as its president from January 2003 to March 2007. Mr. Cole has served as the chief executive officer of Cole Realty Advisors since December 2002, as its president since October 2007, as its treasurer since formation in November 2002, and previously served as its president from November 2002 until March 2007, and its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer, secretary and treasurer since our formation in January 2008. He has served as executive vice president and chief financial officer of CR III Advisors since its formation in January 2008. Mr. McAllaster has served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president and chief financial officer of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance for each of CCPT I Advisors and CCPT II Advisors from December 2005 until March 2007. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer of Cole Realty Advisors since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until September 2009. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Capital Partners and Cole Capital Advisors since March 2007 and previously served as vice president, finance for each of Cole Capital Partners and Cole Capital Advisors from December 2005 until March 2007. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 19 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Change to Certain Officers and Key Personnel of our Advisor

The following information supersedes and replaces in its entirety the section of the prospectus captioned “Management — The Advisor” beginning on page 57 of the prospectus.

Our advisor is CR III Advisors. Our executive officers and the chairman of our board of directors also are officers, key personnel and/or members of CR III Advisors. CR III Advisors has contractual and fiduciary responsibility to us and our stockholders pursuant to the advisory agreement. CR III Advisors is wholly-owned by Christopher H. Cole.

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The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)

Christopher H. Cole	57	Chief Executive Officer and President
D. Kirk McAllaster, Jr.	42	Executive Vice President and Chief Financial Officer
Marc T. Nemer	36	President, Capital Markets Group
Thomas W. Roberts	50	President, Real Estate Group
John M. Pons	46	Executive Vice President, Secretary and General Counsel
Kim S. Kundrak	52	Senior Vice President and Chief Acquisitions Officer

*	As of October 29, 2009.

The backgrounds of Messrs. Cole and McAllaster are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other officers and key employees of CR III Advisors.

Marc T. Nemer has served as president, secretary and treasurer of Cole Capital Corporation since January 2008. He has served as executive vice president and managing director of capital markets of our advisor since September 2008, and as its executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. Mr. Nemer has served as executive vice president and managing director of capital markets of Cole Capital Advisors since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, as its vice president, legal services and compliance from March 2007 until October 2007 and as its legal counsel from February 2006 to March 2007. He has served as executive vice president and managing director of capital markets of Cole Capital Partners since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008 and as its vice president, legal services and compliance from March 2007 until October 2007. Mr. Nemer has served as executive vice president and managing director of capital markets for CCPT I Advisors and CCPT II Advisors since March 2008, and previously served for each as executive vice president, securities and regulatory affairs from October 2007 until March 2008. Mr. Nemer has served as executive vice president and managing director of capital markets for Cole Realty Advisors since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

Thomas W. Roberts has served as president of Cole Realty Advisors since September 2009. He has served as executive vice president and managing director of real estate of our advisor since September 2009. Mr. Roberts has also served as executive vice president and managing director of real estate of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors and CCPT II Advisors since September 2009. Prior to joining Cole, Mr. Roberts served as president and chief executive officer of Opus West Corporation from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

John M. Pons has served as executive vice president, general counsel and secretary of our advisor since its formation in January 2008, and previously served as its chief operating officer from January 2008 until May 2008. Mr. Pons has served as secretary of CCPT II since its formation in September 2004. He served as a member of CCPT II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and

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previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons also has served as secretary for CCPT I and has been a member of its board of directors since its formation in March 2004. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as its senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Advisors and Cole Capital Partners since September 2008, and previously served for each as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005, and as its vice president and counsel from September 2003 until August 2005. Prior to joining Cole in September 2003, Mr. Pons was an Associate General Counsel and Assistant Secretary with GE Capital Franchise Finance Corporation since December 2001. He was in private practice thereto. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Kim S. Kundrak has served as senior vice president and chief acquisitions officer of CCPT I Advisors, CCPT II Advisors, CR III Advisors, Cole Capital Advisors, Cole Realty Advisors and Cole Capital Partners since September 2009. Prior to joining Cole, he worked for Realty Income Corporation, a publicly traded real estate investment trust from July 1996 until November 2008, serving as senior vice president, portfolio acquisitions from January 2000 until November 2008 and as vice president, portfolio acquisitions from July 1996 until December 1999. Prior to joining Realty Income, Mr. Kundrak worked at Burnham Pacific Properties, Inc. from April 1987 until October 1995. During his tenure at Burnham Pacific Properties, he held various positions, including senior vice president, chief financial officer and vice president, asset management. Mr. Kundrak also served as a real estate manager at John Burnham and Company, a real estate services firm from December 1985 until March 1987, as well as general manager at The Hahn Company, one of the nation’s premiere regional shopping center developers, from July 1982 until December 1985. Mr. Kundrak received a B.A. from Point Loma Nazarene University in San Diego, CA in 1979. He holds the professional designations of Certified Shopping Center Manager (CSM) from the International Council of Shopping Centers and Certified Property Manager (CPM) from the Institute of Real Estate Management.

In addition to the officers and key personnel listed above, CR III Advisors employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of CCPT III OP.

Change to the Timing for Valuations

The following information supersedes and replaces in its entirety the second paragraph on page 122 of the prospectus under the section captioned “Investment by Tax-Exempt Entities and ERISA Considerations — Annual or More Frequent Valuation Requirements” and similar disclosures elsewhere in the prospectus.

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Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until eighteen months after the termination of this offering or the termination of any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning eighteen months after the conclusion of this offering, and any subsequent offering, of our shares, our board of directors will determine the value of our properties and other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole.

Change to Federal Income Tax Considerations

The following information supersedes and replaces in its entirety the section of the prospectus captioned “Summary of Distribution Reinvestment Plan — Federal Income Tax Considerations” on page 140 of the prospectus.

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, and (ii) no secondary trading market for our shares will develop. Therefore, if the fair market value of one share is greater than $9.50 at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the $9.50 reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Recent Real Property Investments

The following information supplements, and should be read in conjunction with, the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 8 of the prospectus:

Description of Real Estate Investments

As of October 29, 2009, we owned 88 properties, comprising approximately 2.3 million gross rentable square feet of commercial space, and 11 land parcels, comprising approximately 5.8 million square feet of land subject to ground leases, located in 29 states. Properties acquired between April 30, 2009 and October 29, 2009 are listed below.

			Rentable
Property Description	Type	Tenant	Square Feet		Purchase Price(1)

Aaron Rents Portfolio II – Various(2)	Specialty Retail	Aaron’s, Inc.	65,375		$8,629,000
Walgreens – Dunkirk, NY	Drugstore	Walgreen Eastern Co., Inc.	13,650		3,860,756
Aaron Rents Portfolio III – Various(3)	Specialty Retail	Aaron’s, Inc.	103,041		10,930,000
Academy Sports – Laredo, TX(4)	Sporting Goods	Academy Ltd.	86,000		8,900,000
Academy Sports – Bossier City, LA(4)	Sporting Goods	Academy Louisiana Co., LLC	89,929		8,500,000
Academy Sports – Fort Worth, TX(4)	Sporting Goods	Academy Ltd.	83,741		7,600,000
Academy Sports – Montgomery, AL(4)	Sporting Goods	Academy Ltd.	76,786		9,400,000
Aaron Rents Portfolio IV – Various(5)	Specialty Retail	Aaron’s, Inc.	72,949		10,627,035
Cracker Barrel Portfolio – Various(6)	Restaurant	CBOCS, Inc./CBOCS Texas, LLC	151,493		45,182,668
Kohl’s – Tavares, FL	Department Store	Kohl’s Department Stores, Inc.	—	(7)	8,467,000
L.A. Fitness – Carmel, IN	Fitness	L.A. Fitness International, LLC	45,000		8,113,636
HH Gregg – North Charleston, SC	Specialty Retail	Gregg Appliances, Inc.	30,167		5,593,000
Walgreens – Edmond, OK	Drugstore	Walgreen Co.	13,905		4,093,000

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			Rentable
Property Description	Type	Tenant	Square Feet		Purchase Price(1)

Walgreens – Stillwater, OK	Drugstore	Walgreen Co.	15,120		3,952,000
Kohl’s – Port Orange, FL	Department Store	Kohl’s Department Stores, Inc.	—	(7)	9,758,000
Walgreens – Denton, TX	Drugstore	Walgreen Co.	14,820		4,450,000
Tractor Supply – Del Rio, TX	Home Improvement	Tractor Supply Co. of Texas, LP	19,097		2,380,000
Tractor Supply – Edinburg, TX	Home Improvement	Tractor Supply Co. of Texas, LP	18,800		3,091,000
Tractor Supply – Roswell, NM	Home Improvement	Tractor Supply Company	19,097		2,676,000
Kohl’s – Monrovia, CA	Department Store	Kohl’s Department Stores, Inc.	76,804		12,893,000
Kohl’s – Rancho Cordova, CA	Department Store	Kohl’s Department Stores, Inc.	76,158		7,283,000
Harris Teeter – Durham, NC	Grocery	Harris Teeter, Inc.	—	(7)	3,245,000
CVS – Southaven, MS	Drugstore	Mississippi CVS Pharmacy, LLC	13,225		5,308,659
CVS Portfolio I – Various(8)	Drugstore	CVS Pharmacy, Inc./Nevada
		CVS Pharmacy, LLC/Virginia
		CVS Pharmacy, LLC/Highland
		Park CVS, LLC/Missouri CVS
		Pharmacy, LLC/Hook-SupeRx, LLC	105,529		40,973,631
CVS Portfolio II – Various(9)	Drugstore	Missouri CVS Pharmacy, LLC/ CVS Pharmacy, Inc./Revco
		Discount Drug Centers, Inc.	52,250		16,478,000
Best Buy – Coral Springs, FL(10)	Consumer Electronics	Best Buy Stores, LP	52,550		6,349,351
Best Buy – Lakewood, CO(10)	Consumer Electronics	Best Buy Stores, LP	45,976		8,263,815
Best Buy – Bourbonnais, IL(10)	Consumer Electronics	Best Buy Stores, LP	46,996		6,033,680
Walgreens – Nampa, ID	Drugstore	Walgreen Co.	14,490		4,375,000
Walgreens – Grand Junction, CO(11)	Drugstore	Walgreen Co.	14,490		4,400,000
Walgreens – St. George, UT(11)	Drugstore	Walgreen Co.	14,490		6,400,000
Walgreens – McPherson, KS(11)	Drugstore	Walgreen Co.	13,650		4,012,000
Walgreens – Houston, TX	Drugstore	Walgreen Co.	13,650		5,832,258
Walgreens – Spearfish, SD	Drugstore	Walgreen Co.	14,820		4,875,000
Walgreens – Papillion, NE	Drugstore	Walgreen Co.	14,820		4,135,000
Walgreens – Chickasha, OK	Drugstore	Walgreen Co.	14,820		4,037,000
Tractor Supply – Irmo, SC	Home Improvement	Tractor Supply Company	19,097		2,500,000
Walgreens – Warner Robins, GA	Drugstore	Walgreen Co.	14,820		4,000,000
Home Depot – Tucson, AZ	Home Improvement	Home Depot U.S.A., Inc.	—	(7)	11,340,000
Home Depot – Winchester, VA	Home Improvement	Home Depot U.S.A., Inc.	465,600		28,600,000
Walgreens – Goose Creek, SC	Drugstore	Walgreen Co.	14,820		5,150,000

			2,018,025		$362,687,489

(1)	Purchase price does not include acquisition costs.

(2)	The Aaron Rents Portfolio II consists of eight single-tenant retail properties located in Alabama, Indiana, Louisiana, Oklahoma, Pennsylvania and Texas, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(3)	The Aaron Rents Portfolio III consists of eight single-tenant retail properties located in Georgia, Louisiana, Michigan, South Carolina, Tennessee and Texas, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(4)	The Academy Sports property was purchased as part of a four-property portfolio purchased under one purchase agreement.

(5)	The Aaron Rents Portfolio IV consists of eight single-tenant retail properties located in Arkansas, Florida, Michigan, Texas and Virginia, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement. One property, Aaron Rents — Texas City, TX, was purchased on August 31, 2009, subsequent to the initial portfolio.

(6)	The Cracker Barrel Portfolio consists of 15 single-tenant commercial properties located in Georgia, North Carolina, South Carolina, Texas and Virginia, which were purchased under a sale-lease back agreement

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and the properties are subject to individual lease agreements with identical terms. One property, Cracker Barrel — Columbus, GA, was purchased on July 15, 2009, subsequent to the initial portfolio.

(7)	Subject to a ground lease.

(8)	The CVS Portfolio I consists of eight single-tenant retail properties located in Illinois, Indiana, Missouri, Nevada, Texas and Virginia, which were purchased under a sale-lease back agreement, and which are subject to individual lease agreements.

(9)	The CVS Portfolio II consists of four single-tenant retail properties located in Missouri, North Carolina and Texas, which are subject to individual lease agreements. One property, CVS — Lee’s Summit, MO, was purchased on September 29, 2009, subsequent to the initial portfolio.

(10)	The Best Buy property was purchased as part of a three-property portfolio purchased under one purchase agreement.

(11)	The Walgreens property was purchased as part of a three-property portfolio purchased under one purchase agreement.

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 94 of the prospectus:

Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in retail and other income-producing commercial properties located throughout the United States.

As of October 29, 2009, we, through separate wholly-owned limited liability companies, owned a 100% fee simple interest in 88 properties, consisting of approximately 2.3 million gross rentable square feet of commercial space, and 11 land parcels, comprising approximately 5.8 million square feet of land subject to ground leases, located in 29 states. The properties generally were acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.

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The following table summarizes properties acquired between April 30, 2009 and October 29, 2009 in order of acquisition date:

				Fees Paid to	Initial Yield	Physical
Property Description	Date Acquired	Year Built	Purchase Price(1)	Sponsor(2)	(3)	Occupancy

Aaron Rents Portfolio II – Various(4)	May 29, 2009	Various	$8,629,000	$172,580	8.32%	100%
Walgreens – Dunkirk, NY	May 29, 2009	2008	3,860,756	77,215	7.90%	100%
Aaron Rents Portfolio III – Various(5)	June 18, 2009	Various	10,930,000	218,600	8.32%	100%
Academy Sports – Laredo, TX(6)	June 19, 2009	2008	8,900,000	178,000	8.55%	100%
Academy Sports – Bossier City, LA(6)	June 19, 2009	2008	8,500,000	170,000	8.55%	100%
Academy Sports – Fort Worth, TX(6)	June 19, 2009	2009	7,600,000	152,000	8.55%	100%
Academy Sports – Montgomery, AL(6)	June 19, 2009	2009	9,400,000	188,000	8.55%	100%
Aaron Rents Portfolio IV – Various(7)	June 30, 2009	Various	10,627,035	212,541	8.32%	100%
Cracker Barrel Portfolio – Various(8)	June 30, 2009	Various	45,182,668	903,656	9.50%	100%
Kohl’s – Tavares, FL	June 30, 2009	N/A(9)	8,467,000	169,340	7.67%	100%
L.A. Fitness – Carmel, IN	June 30, 2009	2008	8,113,636	162,273	9.90%	100%
HH Gregg – North Charleston, SC	July 2, 2009	2008	5,593,000	111,860	8.85%	100%
Walgreens – Edmond, OK	July 7, 2009	2000	4,093,000	81,860	8.70%	100%
Walgreens – Stillwater, OK	July 21, 2009	2000	3,952,000	79,040	8.70%	100%
Kohl’s – Port Orange, FL	July 23, 2009	N/A(9)	9,758,000	195,160	7.67%	100%
Walgreens – Denton, TX	July 24, 2009	2009	4,450,000	89,000	7.87%	100%
Tractor Supply – Del Rio, TX	July 27, 2009	2009	2,380,000	47,600	8.49%	100%
Tractor Supply – Edinburg, TX	July 27, 2009	2009	3,091,000	61,820	8.54%	100%
Tractor Supply – Roswell, NM	July 27, 2009	2009	2,676,000	53,520	8.31%	100%
Kohl’s – Monrovia, CA	July 30, 2009	1982	12,893,000	257,860	8.25%	100%
Kohl’s – Rancho Cordova, CA	July 30, 2009	1982	7,283,000	145,660	8.25%	100%
Harris Teeter – Durham, NC	July 31, 2009	N/A(9)	3,245,000	64,900	8.63%	100%
CVS – Southaven, MS	July 31, 2009	2009	5,308,659	106,173	8.50%	100%
CVS Portfolio I – Various(10)	August 13, 2009	Various	40,973,631	819,473	8.40%	100%
CVS Portfolio II— Various(11)	August 14, 2009	Various	16,478,000	329,560	8.50%	100%
Best Buy – Coral Springs, FL(12)	August 31, 2009	2007	6,349,351	124,789	7.75%	100%
Best Buy – Lakewood, CO(12)	August 31, 2009	1990	8,263,815	165,279	7.75%	100%
Best Buy – Bourbonnais, IL(12)	August 31, 2009	2006	6,033,680	120,673	7.75%	100%
Walgreens – Nampa, ID	September 18, 2009	2009	4,375,000	87,500	8.00%	100%
Walgreens – Grand Junction, CO(13)	September 30, 2009	2009	4,400,000	88,000	7.91%	100%
Walgreens – St. George, UT(13)	September 30, 2009	2008	6,400,000	128,000	7.75%	100%
Walgreens – McPherson, KS(13)	September 30, 2009	2009	4,012,000	80,240	8.10%	100%
Walgreens – Houston, TX	September 30, 2009	2009	5,832,258	116,645	7.75%	100%
Walgreens – Spearfish, SD	October 6, 2009	2008	4,875,000	97,500	8.10%	100%
Walgreens – Papillion, NE	October 6, 2009	2009	4,135,000	82,700	7.80%	100%
Walgreens – Chickasha, OK	October 14, 2009	2007	4,037,000	80,740	8.10%	100%
Tractor Supply – Irmo, SC	October 15, 2009	2009	2,500,000	50,000	8.24%	100%
Walgreens – Warner Robins, GA	October 20, 2009	2007	4,000,000	80,000	8.00%	100%
Home Depot – Tucson, AZ	October 21, 2009	N/A(9)	11,340,000	226,800	7.94%	100%
Home Depot – Winchester, VA	October 21, 2009	2008	28,600,000	572,000	7.70%	100%
Walgreens – Goose Creek, SC	October 29, 2009	2009	5,150,000	103,000	7.89%	100%

			$362,687,489	$7,251,557

(1)	Purchase price does not include acquisition costs.

(2)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services performed in connection with the origination or assumption of debt financing obtained to acquire the respective property, where applicable. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 64 of the prospectus.

(3)	Initial yield is calculated as the current annual rental income for the in-place leases at the respective property divided by the property purchase price, exclusive of acquisition costs and fees paid to our advisor or its affiliates.

(4)	The Aaron Rents Portfolio II consists of eight single-tenant retail properties located in Alabama, Indiana, Louisiana, Oklahoma, Pennsylvania and Texas, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

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(5)	The Aaron Rents Portfolio III consists of eight single-tenant retail properties located in Georgia, Louisiana, Michigan, South Carolina, Tennessee and Texas, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement.

(6)	The Academy Sports property was purchased as part of a four-property portfolio purchased under one purchase agreement.

(7)	The Aaron Rents Portfolio IV consists of eight single-tenant retail properties located in Arkansas, Florida, Michigan, Texas and Virginia, which were purchased under a sale-lease back agreement and the properties are subject to a master lease agreement. One property, Aaron Rents — Texas City, TX, was purchased on August 31, 2009, subsequent to the initial portfolio.

(8)	The Cracker Barrel Portfolio consists of 15 single-tenant commercial properties located in Georgia, North Carolina, South Carolina, Texas and Virginia, which were purchased under a sale-lease back agreement and the properties are subject to individual lease agreements with identical terms. One property, Cracker Barrel — Columbus, GA, was purchased on July 15, 2009, subsequent to the initial portfolio.

(9)	Subject to a ground lease and therefore year built is not applicable.

(10)	The CVS Portfolio I consists of eight single-tenant retail properties located in Illinois, Indiana, Missouri, Nevada, Texas and Virginia, which were purchased under a sale-lease back agreement, and which are subject to individual lease agreements.

(11)	The CVS Portfolio II consists of four single-tenant retail properties located in Missouri, North Carolina and Texas, which are subject to individual lease agreements. One property, CVS — Lee’s Summit, MO, was purchased on September 29, 2009, subsequent to the initial portfolio.

(12)	The Best Buy property was purchased as part of a three-property portfolio purchased under one purchase agreement.

(13)	The Walgreens property was purchased as part of a three property-portfolio purchased under one purchase agreement.

The following table sets forth the principal provisions of the lease term for the major tenants at the properties listed above:

					% of
			Total		Total		Current		Base Rent
	Number		Square		Square		Annual		per
	of		Feet		Feet	Renewal	Base		Square
Property	Tenants	Major Tenants *	Leased		Leased	Options**	Rent		Foot	Lease Term***

Aaron Rents Portfolio II – Various(1)	1	Aaron’s, Inc.	65,375		100%	4/5 yr.	$717,933		$10.98	5/29/2009	6/30/2024
Walgreens – Dunkirk, NY	1	Walgreen Eastern Co., Inc.	13,650		100%	10/5 yr.	305,000		22.34	5/29/2009	7/31/2033
Aaron Rents Portfolio III – Various(2)	1	Aaron’s, Inc.	103,041		100%	4/5 yr.	909,377		8.83	6/18/2009	6/30/2024
Academy Sports – Laredo, TX	1	Academy Ltd.	86,000		100%	4/5 yr.	760,950		8.85	6/19/2009	6/30/2029
Academy Sports – Bossier City, LA	1	Academy Louisiana Co., LLC	89,929		100%	4/5 yr.	726,750		8.08	6/19/2009	6/30/2029
Academy Sports – Fort Worth, TX	1	Academy Ltd.	83,741		100%	4/5 yr.	649,800		7.76	6/19/2009	6/30/2029
Academy Sports – Montgomery, AL	1	Academy Ltd.	76,786		100%	4/5 yr.	803,700		10.47	6/19/2009	6/30/2029
Aaron Rents Portfolio IV – Various(3)	1	Aaron’s, Inc.	72,949		100%	4/5 yr.	884,170		12.12	6/30/2009	6/30/2024
Cracker Barrel Portfolio – Various(4)	1	CBOCS, Inc./ CBOCS Texas, LLC	151,493		100%	4/5 yr.	4,292,353		28.33	6/30/2009	7/31/2029
Kohl’s – Tavares, FL	1	Kohl’s Department Stores, Inc.	—	(5)	100%	8/5 yr.	649,000		1.19	6/30/2009	1/31/2029
L.A. Fitness – Carmel, IN(6)	1	L.A. Fitness International, LLC	45,000		100%	3/5 yr.	803,250		17.85	6/30/2009	5/31/2024
HH Gregg – North Charleston, SC	1	Gregg Appliances, Inc.	30,167		100%	4/5 yr.	495,000		16.41	7/2/2009	10/31/2023
Walgreens – Edmond, OK	1	Walgreen Co.	13,905		100%	8/5 yr.	356,000		25.60	7/7/2009	11/30/2019
Walgreens – Stillwater, OK	1	Walgreen Co.	15,120		100%	8/5 yr.	343,750		22.73	7/21/2009	7/31/2021
Kohl’s – Port Orange, FL	1	Kohl’s Department Stores, Inc.	—	(5)	100%	8/5 yr.	748,000		1.54	7/23/2009	1/31/2029
Walgreens – Denton, TX	1	Walgreen Co.	14,820		100%	10/5 yr.	350,000		23.62	7/24/2009	2/28/2033
Tractor Supply – Del Rio, TX	1	Tractor Supply Co. of Texas, LP	19,097		100%	4/5 yr.	202,000	(7)	10.58	7/27/2009	7/3/2024
Tractor Supply – Edinburg, TX	1	Tractor Supply Co. of Texas, LP	18,800		100%	4/5 yr.	264,000	(8)	14.04	7/27/2009	4/18/2024

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					% of
			Total		Total		Current		Base Rent
	Number		Square		Square		Annual		per
	of		Feet		Feet	Renewal	Base		Square
Property	Tenants	Major Tenants *	Leased		Leased	Options**	Rent		Foot	Lease Term***

Tractor Supply – Roswell, NM	1	Tractor Supply Company	19,097		100%	4/5 yr.	222,300	(7)	11.64	7/27/2009	7/24/2024
Kohl’s – Monrovia, CA	1	Kohl’s Department Stores, Inc.	76,804		100%	3/5 yr.	1,063,678	(7)	13.85	10/1/2009	1/31/2028
Kohl’s – Rancho Cordova, CA	1	Kohl’s Department Stores, Inc.	76,158		100%	3/5 yr.	600,896	(7)	7.89	10/1/2009	1/31/2028
Harris Teeter – Durham, NC	1	Harris Teeter, Inc.	—	(5)	100%	6/5 yr.	280,000		1.05	7/31/2009	11/30/2024
CVS – Southaven, MS	1	Mississippi CVS Pharmacy, LLC	13,225		100%	5/5 yr.	451,237		34.12	7/31/2009	1/31/2035
CVS Portfolio I – Various(9)	1	CVS Pharmacy, Inc./ Nevada CVS Pharmacy, LLC/ Virginia CVS Pharmacy, LLC/ Highland Park CVS, LLC/Missouri CVS Pharmacy, LLC/ Hook-SupeRx, LLC	105,529		100%	10/5 yr.	3,441,785		32.61	8/13/2009	1/31/2035
CVS Portfolio II – Various(10)	1	Missouri CVS Pharmacy, LLC/ CVS Pharmacy, Inc./ Revco Discount Drug Centers, Inc.	52,250		100%	10/5 yr.	1,400,698		26.80	8/14/2009	1/31/2034
Best Buy – Coral Springs, FL	1	Best Buy Stores, LP	52,550		100%	2/5 yr.	483,558	(7)	9.20	8/31/2009	1/31/2022
Best Buy – Lakewood, CO	1	Best Buy Stores, LP	45,976		100%	2/5 yr.	640,446	(7)	13.93	8/31/2009	1/31/2022
Best Buy – Bourbonnais, IL	1	Best Buy Stores, LP	46,996		100%	2/5 yr.	467,610	(7)	9.95	8/31/2009	1/31/2022
Walgreens – Nampa, ID	1	Walgreen Co.	14,490		100%	10/5 yr.	350,000		24.15	9/18/2009	2/29/2034
Walgreens – Grand Junction, CO	1	Walgreen Co.	14,490		100%	10/5 yr.	348,000		24.02	9/30/2009	5/31/2034
Walgreens – St. George, UT	1	Walgreen Co.	14,490		100%	10/5 yr.	496,000		34.23	9/30/2009	1/31/2034
Walgreens – McPherson, KS	1	Walgreen Co.	13,650		100%	10/5 yr.	325,000		23.81	9/30/2009	7/31/2034
Walgreens – Houston, TX	1	Walgreen Co.	13,650		100%	10/5 yr.	452,000		33.11	9/30/2009	3/31/2034
Walgreens – Spearfish, SD	1	Walgreen Co.	14,820		100%	10/5 yr.	395,035		26.66	10/6/2009	7/31/2034
Walgreens – Papillion, NE	1	Walgreen Co.	14,820		100%	10/5 yr.	322,680		21.77	10/6/2009	8/31/2034
Walgreens – Chickasha, OK	1	Walgreen Co.	14,820		100%	10/5 yr.	327,000		22.06	10/14/2009	6/30/2033
Tractor Supply – Irmo, SC	1	Tractor Supply Company	19,097		100%	4/5 yr.	206,000	(7)	10.79	10/15/2009	8/31/2024
Walgreens – Warner Robins, GA	1	Walgreen Co.	14,820		100%	10/5 yr.	320,000		21.59	10/20/2009	10/31/2032
Home Depot – Tucson, AZ	1	Home Depot U.S.A., Inc.	—	(5)	100%	5/5 yr.	900,000	(7)	1.92	10/21/2009	1/31/2026
Home Depot – Winchester, VA	1	Home Depot U.S.A., Inc.	465,600		100%	2/5 yr.	2,202,288		4.73	10/21/2009	7/31/2013
							2,466,563		5.30	8/1/2013	7/31/2018
							2,713,219		5.83	8/1/2018	7/31/2023
Walgreens – Goose Creek, SC	1	Walgreen Co.	14,820		100%	10/5 yr.	406,000		27.40	10/29/2009	7/31/2033

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents remaining option renewal periods/term of each option.

***	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.

(1)	The Aaron Rents Portfolio II consists of eight single-tenant retail properties, which are subject to a master lease. The initial base rent under the lease increases every five years by 10% of the then-current base rent. For purposes of this presentation, the individual rental rates, terms and escalations are not displayed in the table.

(2)	The Aaron Rents Portfolio III consists of eight single-tenant retail properties, which are subject to a master lease. The initial base rent under the lease increases every five years by 10% of the then-current base rent. For purposes of this presentation, the individual rental rates, terms and escalations are not displayed in the table.

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(3)	The Aaron Rents Portfolio IV consists of eight single-tenant retail properties, which are subject to a master lease. One property, Aaron Rents — Texas City, TX, was purchased on August 31, 2009, subsequent to the initial portfolio. The initial base rent under the lease increases every five years by 10% of the then-current base rent. For purposes of this presentation, the individual rental rates, terms and escalations are not displayed in the table.

(4)	The Cracker Barrel Portfolio consists of 15 single-tenant commercial properties, which are subject to individual lease agreements with identical terms. One property, Cracker Barrel — Columbus, GA, was purchased on July 15, 2009, subsequent to the initial portfolio. The initial base rent under the lease increases each year by 1.75% of the then-current base rent. For purposes of this presentation, the individual rental rates, terms and escalations are not displayed in the table.

(5)	Subject to a ground lease.

(6)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five year period or 10.0% of the then-current annual base rent.

(7)	The annual base rent under the lease increases every five years by 10.0% of the then-current annual base rent.

(8)	The annual base rent under the lease increases every five years by 8.0% of the then-current annual base rent.

(9)	The CVS Portfolio I consists of eight single-tenant retail properties located in Illinois, Indiana, Missouri, Nevada, Texas and Virginia, which were purchased under a sale-lease back agreement, and which are subject to individual lease agreements. The annual base rent under the lease increases every five years by 3.0% of the then-current annual base rent.

(10)	The CVS Portfolio II consists of four single-tenant retail properties located in Missouri, North Carolina and Texas, which are subject to individual lease agreements. One property, CVS — Lee’s Summit, MO, was purchased on September 29, 2009, subsequent to the initial portfolio.

Tenant Lease Expirations

The following table sets forth, as of October 29, 2009, lease expirations of our properties, including the properties described above, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

	Number of	Approx. Square	Total Annual	% of Total
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Annual Base Rent

2009	—	—	$—	—%
2010	—	—	—	—%
2011	—	—	—	—%
2012	—	—	—	—%
2013	—	—	—	—%
2014	—	—	—	—%
2015	—	—	—	—%
2016	—	—	—	—%
2017	—	—	—	—%
2018	—	—	—	—%
2019	1	13,905	353,812	1%

	1	13,905	$353,812	1%

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For federal income tax purposes, the depreciable basis in the properties noted above is approximately $257.8 million in total. When we calculate depreciation expense for federal income tax purposes, we will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. The preliminary depreciable basis in the properties noted above is estimated as follows:

Property	Depreciable Tax Basis

Aaron Rents Portfolio II — Various	$6,974,268
Walgreens — Dunkirk, NY	2,915,199
Aaron Rents Portfolio III — Various	8,421,616
Academy Sports — Laredo, TX	6,973,453
Academy Sports — Bossier City, LA	6,778,217
Academy Sports — Fort Worth, TX	5,897,721
Academy Sports — Montgomery, AL	8,311,613
Aaron Rents Portfolio IV — Various	10,561,027
Cracker Barrel Portfolio — Various	34,043,923
Kohl’s — Tavares, FL	—	(1)
L.A. Fitness — Carmel, IN	6,917,064
HH Gregg — North Charleston, SC	4,065,404
Walgreens — Edmond, OK	3,293,902
Walgreens — Stillwater, OK	3,454,370
Kohl’s — Port Orange, FL	—	(1)
Walgreens — Denton, TX	3,678,604
Tractor Supply — Del Rio, TX	1,784,597
Tractor Supply — Edinburg, TX	2,596,679
Tractor Supply — Roswell, NM	2,015,648
Kohl’s — Monrovia, CA	7,558,937
Kohl’s — Rancho Cordova, CA	4,506,147
Harris Teeter — Durham, NC	—	(1)
CVS — Southaven, MS	3,554,621
CVS Portfolio I — Various	30,052,935
CVS Portfolio II — Various	16,051,532
Best Buy — Coral Springs, FL	3,849,391
Best Buy — Lakewood, CO	6,144,949
Best Buy — Bourbonnais, IL	5,004,539
Walgreens — Nampa, ID	3,450,088
Walgreens — Grand Junction, CO	3,359,288
Walgreens — St. George, UT	4,991,266
Walgreens — McPherson, KS	3,131,243
Walgreens — Houston, TX	4,066,740
Walgreens — Spearfish, SD	3,937,103
Walgreens — Papillion, NE	3,179,448
Walgreens — Chickasha, OK	3,311,858
Tractor Supply — Irmo, SC	2,062,409
Walgreens — Warner Robins, GA	3,274,838
Home Depot — Tucson, AZ	—	(1)
Home Depot — Winchester, VA	23,385,742
Walgreens — Goose Creek, SC	4,220,276

	$257,776,655

(1)	Subject to a ground lease and therefore depreciable basis is not applicable.

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Cole Realty Advisors, an affiliate of our advisor, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above. In accordance with the property management agreement, we may pay Cole Realty Advisors (i) up to 2.0% of gross revenues from our single tenant properties and (ii) up to 4.0% of gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

Placement of Debt on Certain Real Property Investments

We obtained the following mortgage notes in connection with certain property acquisitions subsequent to the respective property purchase date:

		Fixed Rate Loan
Property	Lender	Amount	Fixed Interest Rate		Maturity Date

Walgreens — Tulsa (South Yale Avenue), OK	AVIVA Life & Annuity Company	$2,065,000	6.45%		3/1/2013
Walgreens — Fredericksburg, VA	AVIVA Life & Annuity Company	3,865,000	6.45%		3/1/2013
Wal-Mart/Lowe’s — Las Vegas, NV	AVIVA Life & Annuity Company	14,025,000	6.45%		1/1/2013
Wal-Mart — Albuquerque, NM	AVIVA Life & Annuity Company	9,935,000	6.45%		3/1/2013
Various(1)	Jackson National Life Insurance Company	30,000,000	6.38%		9/1/2019(2)
Cracker Barrel — Braselton, GA	Wells Fargo, N.A.	1,370,000	5.95	%(3)	8/29/2012
Cracker Barrel — Bremen, GA	Wells Fargo, N.A.	1,220,000	5.95	%(3)	8/29/2012
Cracker Barrel — Columbus, GA	Wells Fargo, N.A.	1,350,000	5.95	%(3)	8/29/2012
Cracker Barrel — Greensboro, NC	Wells Fargo, N.A.	1,360,000	5.95	%(3)	8/29/2012
Cracker Barrel — Mebane, NC	Wells Fargo, N.A.	1,140,000	5.95	%(3)	8/29/2012
Cracker Barrel — Rocky Mount, SC	Wells Fargo, N.A.	1,240,000	5.95	%(3)	8/29/2012
Cracker Barrel — Fort Mill, SC	Wells Fargo, N.A.	1,370,000	5.95	%(3)	8/29/2012
Cracker Barrel — Piedmont, SC	Wells Fargo, N.A.	1,540,000	5.95	%(3)	8/29/2012
Cracker Barrel — Abilene, TX	Wells Fargo, N.A.	1,540,000	5.95	%(3)	8/29/2012
Cracker Barrel — San Antonio, TX	Wells Fargo, N.A.	1,510,000	5.95	% (3)	8/29/2012
Cracker Barrel — Sherman, TX	Wells Fargo, N.A.	1,500,000	5.95	%(3)	8/29/2012
Cracker Barrel — Bristol, VA	Wells Fargo, N.A.	1,150,000	5.95	%(3)	8/29/2012
Cracker Barrel — Emporia, VA	Wells Fargo, N.A.	1,170,000	5.95	%(3)	8/29/2012
Cracker Barrel — Waynesboro, VA	Wells Fargo, N.A.	1,420,000	5.95	%(3)	8/29/2012
Cracker Barrel — Woodstock, VA	Wells Fargo, N.A.	1,120,000	5.95	%(3)	8/29/2012

		$79,890,000

(1)	The loan is collateralized by the following eight single-tenant commercial properties:

Property	Tenant

Home Depot — San Diego, CA(a)	Home Depot U.S.A., Inc.
Harris Teeter — Durham, NC(a)	Harris Teeter, Inc.
Kohl’s — Monrovia, CA	Kohl’s Department Stores, Inc.
Kohl’s — Tavares, FL(a)	Kohl’s Department Stores, Inc.
HH Gregg — North Charleston, SC	Gregg Appliances, Inc.
Walgreens — Edmond, OK	Walgreen Co.
CVS — Southaven, MS	Mississippi CVS Pharmacy, LLC
Best Buy — Coral Springs, FL	Best Buy Stores, LP

(a)	Subject to a ground lease.

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(2)	Jackson National Life Insurance Company can reset the interest rate on September 1, 2013, at which time the Company can approve the interest rate and the maturity date will be September 1, 2019. If the Company does not approve the interest rate, the loan may be repaid without penalty on September 1, 2013.

(3)	Each respective borrower executed a swap agreement, effective September 8, 2009, which had the effect of fixing the variable interest rate at 5.95% per annum through the maturity date of the respective loan.

Potential Real Property Investments

Our advisor has identified certain properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties may be securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, may include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We decide whether to acquire each property generally based upon:

•	satisfaction of the conditions to the acquisition contained in the contract;

•	no material adverse change occurring relating to the property, the tenant or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•	our receipt of satisfactory due diligence information including the appraisal, environmental reports and tenant and lease information.

Other properties may be identified in the future that we may acquire prior to or instead of these properties. Due to the considerable conditions that must be satisfied in order to acquire these properties, we cannot make any assurances that the closing of these acquisitions is probable. The properties currently identified are listed below. The respective seller of each property is an unaffiliated third party.

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			Approximate
		Approximate	Compensation to
Property	Expected Acquisition Date	Purchase Price(1)	Sponsor(2)

L.A. Fitness — Glendale, AZ	November 2009	$6,346,000	$126,920
University Plaza — Flagstaff, AZ	November 2009	17,165,000	343,300
Advance Auto — Houston (Aldine), TX(3)	November 2009	1,371,429	27,429
Advance Auto — Humble, TX(3)	November 2009	1,495,909	29,918
Advance Auto — Webster, TX(3)	November 2009	1,500,629	30,013
Staples — Iowa City, IA	November 2009	4,180,000	83,600
Advance Auto — Houston (Imperial), TX(4)	November 2009	1,228,994	24,580
Advance Auto — Houston (Wallisville), TX(4)	November 2009	1,509,874	30,197
Advance Auto — Deer Park, TX(4)	November 2009	1,473,314	29,466
Advance Auto — Kingwood, TX(4)	November 2009	1,480,206	29,604
Walgreens — South Bend, IN	November 2009	4,937,500	98,750
Lowe’s — Kansas City, MO	November 2009	7,937,500	158,750
Kohl’s — Kansas City, MO	November/December 2009	8,335,000	166,700
Advance Auto — Lubbock, TX(5)	November/December 2009	1,219,899	24,398
Advance Auto — Huntsville, TX(5)	November/December 2009	1,305,101	26,102

(1)	Approximate purchase price does not include acquisition costs, which we expect to be approximately 3.0% of the contract purchase price, which include acquisition fees described in note 2 below.

(2)	Amounts include fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition.

(3)	The Advance Auto property would be purchased as part of a three-property portfolio under one purchase agreement.

(4)	The Advance Auto property would be purchased as part of a four-property portfolio under one purchase agreement.

(5)	The Advance Auto property would be purchased as part of a two-property portfolio under one purchase agreement.

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The potential property acquisitions are subject to net leases, pursuant to which each tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

		Total Square Feet	% of Total Square
Property	Major Tenants*	Leased	Feet Leased

L.A. Fitness — Glendale, AZ	L.A. Fitness International, LLC	38,000	100%
University Plaza — Flagstaff, AZ	Safeway, Inc.	46,271	28%
	Ross Stores, Inc.	29,224	18%
	Bed Bath & Beyond, Inc.	20,696	13%
	Petsmart, Inc.	18,088	11%
Advance Auto — Houston (Aldine), TX(2)	Advance Stores Company, Inc.	7,000	100%
Advance Auto — Humble, TX(2)	Advance Stores Company, Inc.	7,000	100%
Advance Auto — Webster, TX(2)	Advance Stores Company, Inc.	7,000	100%
Staples — Iowa City, IA	Staples the Office Superstore East, Inc.	18,049	100%
Advance Auto — Houston (Imperial), TX(3)	Advance Stores Company, Inc.	7,872	100%
Advance Auto — Houston (Wallisville), TX(3)	Advance Stores Company, Inc.	7,000	100%
Advance Auto — Deer Park, TX(3)	Advance Stores Company, Inc.	6,000	100%
Advance Auto — Kingwood, TX(3)	Advance Stores Company, Inc.	6,000	100%
Walgreens — South Bend, IN	Walgreen Co.	14,550	100%
Lowe’s — Kansas City, MO	Lowe’s Home Centers, Inc.	—(1)	100%
Kohl’s — Kansas City, MO	Kohl’s Department Stores, Inc	88,248	100%
Advance Auto — Lubbock, TX(4)	Advance Stores Company, Inc.	7,000	100%
Advance Auto — Huntsville, TX(4)	Advance Stores Company, Inc.	7,000	100%

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of the property.

(1)	Subject to a ground lease.

(2)	The Advance Auto property would be purchased as part of a three-property portfolio under one purchase agreement.

(3)	The Advance Auto property would be purchased as part of a four-property portfolio under one purchase agreement.

(4)	The Advance Auto property would be purchased as part of a two-property portfolio under one purchase agreement.

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The table below provides leasing information for the major tenants at each property:

					Base Rent
	Number			Current	per
	of		Renewal	Annual Base	Square
Property	Tenants	Major Tenants *	Options**	Rent	Foot	Lease Term ***

L.A. Fitness — Glendale, AZ	1	L.A. Fitness International, LLC	3/5 yr.	$644,100(1)	$16.95	9/28/2005	9/30/2020
University Plaza — Flagstaff, AZ	1	Safeway Inc.	5/5 yr.	196,032	4.24	4/1/1978	8/31/2013
	1	Ross Stores, Inc.	2/5 yr.	251,619	8.61	10/22/1999	1/31/2015
	1	Bed Bath & Beyond, Inc.	3/5 yr.	196,612	9.50	1/2/2006	1/31/2016
				227,656	11.00	2/1/2016	1/31/2021
	1	Petsmart, Inc.	3/5 yr.	263,723(2)	14.58	10/27/2003	1/31/2019
Advance Auto — Houston	1	Advance Stores Company, Inc.	3/5 yr.	120,000	18.76	2/22/2007	2/28/2022
(Aldine), TX
Advance Auto — Humble, TX	1	Advance Stores Company, Inc.	3/5 yr.	130,829	18.70	9/27/2007	9/30/2022
Advance Auto — Webster, TX	1	Advance Stores Company, Inc.	3/5 yr.	131,305	18.76	3/20/2008	3/31/2023
Staples — Iowa City, IA	1	Staples the Office Superstore	4/5 yr.	376,322	20.85	7/5/2009	7/31/2019
		East, Inc.
Advance Auto — Houston	1	Advance Stores Company, Inc.	3/5 yr.	107,537	13.44	3/13/2008	3/31/2023
(Imperial), TX
Advance Auto — Houston	1	Advance Stores Company, Inc.	3/5 yr.	132,114	18.87	7/10/2008	7/31/2023
(Wallisville), TX
Advance Auto — Deer Park, TX	1	Advance Stores Company, Inc.	3/5 yr.	128,915	21.49	12/13/2008	12/13/2023
Advance Auto — Kingwood, TX	1	Advance Stores Company, Inc.	3/5 yr.	129,518	21.59	7/30/2009	7/31/2024
Walgreens — South Bend, IN	1	Walgreen Co.	10/5 yr.	395,000	32.92	8/6/2007	8/31/2032
Lowe’s — Kansas City, MO	1	Lowe’s Home Centers, Inc.	6/5 yr.	635,000	1.26	4/22/2008	4/21/2018
				698,500	1.38	4/22/2018	4/21/2028
Kohl’s — Kansas City, MO	1	Kohl’s Department Stores, Inc.	6/5 yr.	738,636	8.37	10/10/2003	1/31/2015
				782,760	8.87	2/1/2015	1/31/2025
Advance Auto — Lubbock, TX	1	Advance Stores Company, Inc.	3/5 yr.	107,164	15.31	3/8/2009	3/31/2024
Advance Auto — Huntsville, TX	1	Advance Stores Company, Inc.	3/5 yr.	114,611	16.37	3/19/2009	3/31/2024

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of the property.

**	Represents remaining option renewal periods/term of each option.

***	Represents lease term beginning with the lease commencement date through the end of the non-cancellable lease term.

(1)	The annual base rent under the lease increases every five years by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding five year period or 10.0% of the then-current annual base rent.

(2)	The annual base rent under the lease increases every five years by 10.0% of the then-current annual base rent.

We expect to purchase the properties with proceeds from our ongoing public offering of common stock and, when appropriate, with mortgage notes payable.

Selected Financial Data

The following data is added to the prospectus.

The following data should be read in conjunction with our consolidated financial statements and the notes thereto and the section of this prospectus and as filed on the Company’s Form 10-Q and incorporated by

18

reference in this prospectus supplement captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The selected financial data presented below has been derived from our unaudited consolidated financial statements as of June 30, 2009 and for the six months ended June 30, 2009 and our audited consolidated financial statements as of December 31, 2008 and for the period from January 22, 2008 (date of inception) to December 31, 2008:

Balance Sheet Data:	June 30, 2009	December 31, 2008

Total real estate assets, net	$257,009,530	$—
Cash and cash equivalents	$87,872,007	$172,493
Restricted cash	$2,076,174	$2,849,043
Total assets	$348,487,243	$3,032,829
Escrowed investor proceeds	$1,982,170	$2,849,043
Acquired below market lease intangibles, net	$4,835,730	$—
Total liabilities	$39,709,221	$2,933,977
Stockholders’ equity	$307,130,136	$98,852

		For the Period From
		January 22, 2008
	Six Months Ended	(date of inception)
Operating Data:	June 30, 2009	to December 31, 2008

Total revenue	$3,484,495	$—
General and administrative expenses	$467,807	$104,769
Property operating expenses	$20,208	$—
Property and asset management fees	$281,822	$—
Acquisition related expenses	$6,634,564	$
Depreciation and amortization	$864,440	$—
Operating loss	$(4,784,346)	$(104,769)
Interest expense	$241,535	$—
Net loss	$(4,931,670)	$(101,148)
Modified funds from operations(1)	$2,567,334	$—
Net operating income(2)	$3,399,290	$—
Per share data:
Net loss — basic and diluted	$(.35)	$(5.06)
Weighted average dividends declared	$(.33)	$—
Weighted average shares outstanding — basic and diluted	14,258,145	20,000

		For the Period From
		January 22, 2008
	Six Months Ended	(date of inception)
Cash Flow Data:	June 30, 2009	to December 31, 2008

Cash flows used in operations	$(3,216,640)	$(27,507)
Cash flows used in investing activities	$(252,191,026)	$(2,849,043)
Cash flows provided by financing activities	$343,107,180	$3,049,043

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Modified Funds From Operations” incorporated by reference in this prospectus supplement for information regarding why we present modified funds from operations and for a reconciliation of this non-GAAP financial measure to net loss.

(2)	See tables below for a reconciliation of this non-GAAP financial measure to net loss.

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Reconciliations of Non-GAAP Financial Measures

The following table presents the historic net operating income derived from our investments in real estate assets for the period indicated:

Six Months Ended
June 30,
2009

Rental revenue(1)	$3,484,495
Property operating expenses(2)	20,208
Property management fees	64,997

Net operating income	$3,399,290

(1)	Rental revenue includes adjustments as defined by GAAP such as straight-line rental revenue, tenant reimbursements and amortization of intangibles related to above and below market leases acquired with real estate.

(2)	The primary property operating expense items are repairs and maintenance, property taxes, and insurance. Property operating expenses exclude depreciation, amortization, acquisition related expenses, general and administrative expenses, interest expense and property and asset management fees.

We consider net operating income (“NOI”), to be an appropriate supplemental performance measure, because NOI reflects the operating performance of our real estate assets and excludes certain items that are not considered to be controllable in connection with management of each property such as depreciation and amortization, general and administrative expenses and interest expense.

NOI is a non-GAAP financial measure and does not represent net income (loss) as defined by GAAP. Net income (loss) as defined by GAAP is the most relevant measure in determining our operating performance because NOI includes adjustments that investors may deem subjective, such as adding back expenses such as interest expense, acquisition related expenses, depreciation and amortization. Accordingly, NOI should not be considered as an alternative to net income (loss) as an indicator of our operating performance.

Our reconciliation of NOI to reported net loss is presented in the following table for the period indicated:

Six Months Ended
June 30,
2009

Net operating income	$3,399,290
General and administrative	(467,807)
Asset management fees	(216,825)
Acquisition related expenses	(6,634,564)
Depreciation	(460,302)
Amortization	(404,138)
Interest income	94,211
Interest expense	(241,535)

Net loss	$(4,931,670)

Portfolio Information

The following data is added to the prospectus.

Real Estate Portfolio

As of June 30, 2009, we owned 49 properties, comprising approximately 1.0 million gross rentable square feet of commercial space, and eight land parcels, comprising approximately 4.6 million square feet of land

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subject to ground leases, located in 19 states. As of June 30, 2009, 100% of the rentable space was leased, with an average remaining lease term of approximately 19 years.

As of June 30, 2009, our five highest geographic concentrations, based on annualized gross base rents, were as follows:

				Percentage of 2009
	Total Number of	Rentable Square	2009 Annualized	Annualized Gross
Location	Properties(1)	Feet(2)	Gross Base Rents	Base Rent

Texas	15	309,698	$4,785,396	21%
Nevada	3	—	2,673,959	12%
Virginia	7	79,744	2,378,757	11%
Alabama	3	208,827	1,909,847	8%
California	2	—	1,741,325	8%

	30	598,269	$13,489,284	60%

(1)	Includes six land parcels subject to ground leases.

(2)	Excludes square feet subject to ground leases.

As of June 30, 2009, our five highest tenant industry concentrations, based on annualized gross base rents, were as follows:

				Percentage of 2009
	Total Number of	Rentable Square	2009 Annualized	Annualized Gross
Industry	Leases(1)	Feet(2)	Gross Base Rents	Base Rent

Restaurant	14	141,493	$4,743,398	21%
Home Improvement	5	—	4,106,489	18%
Sporting Goods	4	344,000	3,399,802	15%
Specialty Retail	3	230,990	2,588,468	12%
Discount Retail	2	—	2,400,000	11%

	28	716,483	$17,238,157	77%

(1)	Includes seven land parcels subject to ground leases.

(2)	Excludes square feet subject to ground leases.

As of June 30, 2009, our five highest tenant concentrations, based on annualized gross base rents, were as follows:

			Percentage of 2009
	Total Number of	2009 Annualized	Annualized Gross
Tenant	Leases(1)	Gross Base Rents	Base Rent

Cracker Barrel – Restaurant	14	$4,743,398	21%
Academy Sports – Sporting Goods	4	3,399,802	15%
Home Depot – Home Improvement	4	3,248,330	14%
Aaron Rents — Specialty Retail	3	2,588,468	12%
Wal-Mart – Discount Retail	2	2,400,000	11%

	27	$16,379,998	73%

(1)	Includes six land parcels subject to ground leases.

21

Distribution Policy and Distributions

The “Questions and Answers About This Offering — Will I be notified of how my investment is doing?” section on page 5 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Q:	Will I be notified of how my investment is doing?

A: Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•	an annual Form 1099;

•	supplements to the prospectus during the offering period; and

•	notification to Maryland residents regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail with every third monthly distribution statement and/or check, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email and/or CD-ROM; or

•	posting, or providing a link, on our affiliated website, which is www.colecapital.com.

The “Prospectus Summary — Distributions” section on page 15 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

To qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States (“GAAP”)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions are paid to our stockholders as of the record date or dates selected by our board of directors. We expect to declare distributions with a daily record date, and pay distributions monthly. In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. We have paid distributions in excess of our cash flows from operations as defined by GAAP, and in the future we may continue to pay distributions in excess of our cash flow from operations. Distributions paid have not exceeded adjusted cash flows from operations, which consists of cash flows from operations as defined by GAAP adjusted to add back acquisition expenses incurred during the period which are a reduction to cash flows from operations in accordance with GAAP. We consider acquisition expenses to have been funded by proceeds from the offering because the expenses were incurred to acquire our real estate investments. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.

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The “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust III, Inc. — If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, and your overall return may be reduced” section on page 21 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source. If we fund distributions from financings or the net proceeds from this offering, we will have fewer funds available for acquiring properties and other investments, and the overall value of your investment may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. In addition, we may make, and have made, distributions prior to generating sufficient cash flow from operations.

As of June 30, 2009, we have paid distributions in excess of our cash flows from operations as defined by GAAP, and in the future we may continue to pay distributions in excess of our cash flow from operations. Distributions paid have not exceeded adjusted cash flows from operations, which consists of cash flows from operations as defined by GAAP adjusted to add back acquisition expenses incurred during the period which are a reduction to cash flows from operations in accordance with GAAP. We consider acquisition expenses to have been funded by proceeds from the offering because the expenses were incurred to acquire our real estate investments.

The first paragraph of the “Description of Shares — Distribution Policy and Distributions” section on page 131 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

We currently pay regular monthly distributions to our stockholders and we intend to continue to pay monthly distributions to our stockholders. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCPT III OP, our operating partnership, our ability to pay distributions depends in large part on CCPT III OP’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We have paid distributions in excess of our cash flows from operations as defined by GAAP, and in the future we may continue to pay distributions in excess of our cash flow from operations. Distributions paid have not exceeded adjusted cash flows from operations, which consists of cash flows from operations as defined by GAAP adjusted to add back acquisition expenses incurred during the period that are a reduction to cash flows from operations in accordance with GAAP. We consider acquisition expenses to have been funded by proceeds from the offering because the expenses were incurred to acquire our real estate investments.

23

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares — Distribution Policy and Distributions” beginning on page 131 of the prospectus.

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2009	2009	2008	2008

Distributions paid in cash	$1,147,343	$116,118	$—	$—
Distributions reinvested	1,591,349	156,537	—	—

Total distributions	$2,738,692	$272,655	$—	$—

Source of distributions:
Cash flows used in operations	$(2,017,507)	$(1,199,133)	$—	$—
Proceeds from issuance of common stock	4,756,199	1,471,788	—	—
Total sources	$2,738,692	$272,655	$—	$—

Cash flows used in operations of approximately ($2.0 million) and approximately ($1.2 million) for the three months ended June 30, 2009 and March 31, 2009, respectively, include approximately $4.3 million and $2.3 million, respectively, of real estate acquisition related expenses incurred during the period and expensed in accordance with Accounting Standard Codification 805, Business Combinations. We consider the real estate acquisition related expenses to have been funded by proceeds from our ongoing public offering of shares of our common stock because the expenses were incurred to acquire our real estate investments.

Compensation Paid to CR III Advisors and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation” beginning on page 64 of the prospectus.

The following table summarizes the cumulative compensation, fees and reimbursements we paid to CR III Advisors and its affiliates related to the offering stage.

	As of	As of	As of
Offering Stage:	June 30, 2009	March 31, 2009	December 31, 2008

Selling commissions	$24,739,853	$8,900,176	$—
Selling commissions reallowed	$24,739,853	$8,900,176	$—
Dealer manager fee	$7,054,965	$2,529,792	$—
Dealer manager fee reallowed	$3,424,664	$1,248,625	$—
Other organization and offering expenses	$5,312,312	$1,929,854	$—

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The following table summarizes the compensation, fees and reimbursements we paid to CR III Advisors and its affiliates related to the acquisitions, operations and liquidation/listing stages during the respective periods. There are no accrued and unpaid amounts owed to CR III Advisors or its affiliates.

	For the Three	For the Three	For The Year Ended
	Months Ended June 30,	Months Ended March 31,	December 31,
	2009	2009	2008

Acquisitions and Operations Stage:
Acquisition and advisory fee	$3,264,024	$1,795,145	$—
Acquisition expenses	$72,542	$—	$—
Asset management fees	$163,948	$52,878	$—
Property management and leasing fees	$44,192	$20,805	$—
Operating expenses	$—	$—	$—
Financing coordination fee	$298,900	$—	$—
Liquidation/ Listing Stage:
Real estate commissions	$—	$—	$—
Subordinated participation in net sale proceeds	$—	$—	$—
Subordinated incentive listing fee	$—	$—	$—

Incorporation by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-149290) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Current Report on Form 8-K filed with the SEC on January 6, 2009;

(2)	Current Report on Form 8-K filed with the SEC on January 14, 2009;

(3)	Current Report on Form 8-K filed with the SEC on January 20, 2009;

(4)	Current Report on Form 8-K filed with the SEC on March 18, 2009;

(5)	Current Report on Form 8-K/A filed with the SEC on March 18, 2009;

(6)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 31, 2009;

(7)	Current Report on Form 8-K filed with the SEC on April 2, 2009;

(8)	Definitive Proxy Statement filed with the SEC on April 8, 2008 in connection with our Annual Meeting of Stockholders held on May 28, 2009;

(9)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 15, 2009;

(10)	Current Report on Form 8-K filed with the SEC on June 26, 2009;

(11)	Current Report on Form 8-K filed with the SEC on June 30, 2009;

(12)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 14, 2009;

(13)	Current Report on Form 8-K filed with the SEC on September 4, 2009; and

(14)	Current Report on Form 8-K filed with the SEC on October 6, 2009.

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All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2555 E. Camelback Rd. Ste. 400, Phoenix, Arizona, 85016, Attention: Investor Relations, or contact our offices at (866) 341-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Tenant financial data and pro forma information has not been included in this Post-Effective Amendment as the properties included in this filing are not considered significant property acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.

Our Involvement in an Article Dated September 1, 2009 by a Magazine for Investment Advisors

On August 31, 2009, Investment Advisor magazine and its associated on-line publication, Investment Advisor.com, published an article dated September 1, 2009, concerning our company. The article was not prepared by us or reviewed by us prior to its publication, nor were we aware of the publication of the article prior to August 31, 2009. The article contained quotations attributed to the chief marketing officer of our advisor. Investments from readers of the article could expose us to liability under securities laws. Our management believes that, given the targeted audience for the publication, there is only a remote possibility that the ultimate outcome with respect to any such claim would materially adversely affect our operating results, financial position or liquidity. Although we believe the risk of material liability is remote, such assessment depends in part on the level of investments made by readers of the article, of which we cannot be certain. Investors in this offering should rely only on the statements made in the prospectus as supplemented to date in determining whether to purchase our shares.

The published article presented information in isolation and did not contain the information that is material to an investment in our shares, including the risks related to an investment in our company. With the exception of the quotations attributed directly to John Towle, the chief marketing officer of our advisor, the article represents the opinions of the author and the other persons quoted in the article, which we do not adopt or endorse. Investors should rely only on the statements made in our prospectus as supplemented in determining whether to make an investment in us.

We believe the following information is appropriate to clarify or correct information included in the article:

1. We caution that the statements in the article attributed to Mr. Towle that “Cole has been garnering about $80 to $100 million per month in flows” and “in the second quarter, Cole Real Estate Investments was ranked the number one capital raiser in the non-traded REIT space” should not be interpreted as a projection of future sales of shares of our common stock.

2. With respect to Mr. Towle’s reference to our “annualized yield of 6.75%” in the article, our Board of Directors has authorized a daily distribution, based on 365 days in the calendar year, of $0.001849316 per share (which equates to 6.75% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on July 1, 2009 and ending on September 30, 2009.

26

3. We caution that undue emphasis should not be placed on the following statements in the article: “So over the long term this could translate into solid capital appreciation at time of portfolio exit” and [the Company] is “buying brand new assets [properties], and we don’t have to worry about some of the overvaluation that’s happened in the last couple of years.” As with any forward-looking information, these statements and any other forward-looking statements in the article are subject to risks and uncertainties that could cause the actual results to differ materially from those stated. Please read “Cautionary Note Regarding Forward-Looking Statements” and the risks associated with an investment in the offering included in the prospectus as supplemented to date that we have filed with the Securities and Exchange Commission (“SEC”) in connection with the offering.

4. The statement in the article that says, “All properties that Cole had acquired through the end of the second quarter were for cash,” is clarified to note that on June 22, 2009, the Company, through certain of its indirect wholly-owned subsidiaries, borrowed approximately $29.9 million from Aviva Life and Annuity Company (the “Aviva Loans”). The Aviva Loans are collateralized by two single-tenant commercial properties and three parcels of land held by the subsidiaries. In addition, our advisor believes that utilizing borrowing is consistent with our investment objectives and we intend to do so strategically. Please read our borrowing policies and the risks associated with indebtedness included in the prospectus as supplemented to date that we have filed with the SEC in connection with the offering.

5. We caution that undue emphasis should not be placed on the statements “For money that we don’t expect to need for five years or so, we use the non-traded REITs” and “Non-traded REITs offer the ‘trade off between a little more risk, but a lot more return. CDs are paying 1.5% and 2%, and people just can’t get by with that.” We currently do not have any plans to list our shares or to effect another liquidity event. In addition, our charter does not require us to take measures to effect a liquidity event until ten years after the termination of this offering, and it is possible that our stockholders could approve an extension of the ten year deadline. Investments in CDs, which are insured by the FDIC, have a risk-reward profile that is significantly different from the risk-reward profile of non-traded REITs, including the Company. Please refer to the risks associated with an investment in the offering included in the prospectus as supplemented to date that we have filed with the SEC in connection with the offering.

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APPENDIX B

COLE CREDIT PROPERTY TRUST III, INC.	For Prospectus dated April 30, 2009
Subscription Agreement for the Purchase of Common Stock of Cole Credit Property Trust III, Inc.
Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

A - INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount of	$ and is an	☐ Initial Subscription	or	☐ Additional Subscription
	☐ Check if amount is estimated	(minimum $2,500)		(Minimum $1,000)
2. Payment will be made with	☐ Enclosed check	☐ Funds Wired ☐ Funds to Follow

☐	COLE EMPLOYEE OR COLE AFFILIATE

☐	REGISTERED REPRESENTATIVE NAV PURCHASE (net of selling commission) Representative will not receive selling commission.

☐	RIA (check only if subscription is made through an RIA administered account that has a “wrap” fee or some other fixed billing arrangement. The RIA must be affiliated with a FINRA licensed broker-dealer and the IAR must be properly listed as an agent of the RIA. RIAs not affiliated with a FINRA licensed broker-dealer are not allowed to participate in this offering. The IAR must confirm with the broker-dealer that these are acceptable assets to be held in an RIA program.)

B - TYPE OF OWNERSHIP
1a. NON-QUALIFIED OWNERSHIP(make check payable to: CCPT III)
☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Transfer on Death (Fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act
(UGMA/UTMA custodian signature required)

    State of   a Custodian for

☐ Other (specify)

☐ Corporate Ownership (authorized signature and corporate resolution required)

☐ Partnership Ownership (authorized signature and partnership paperwork required)

☐ LLC Ownership (authorized signature and LLC paperwork required)

☐ Pension or Profit Sharing Plan (authorized signature and paperwork required)

     ☐ Taxable     ☐ Exempt under §501A

☐ Trust (trustee or grantor signatures and trust documents required)

     Type: (Specify, i.e., Family, Living Revocable, etc.)
1b. Name of Ownership: (only applies for Trust, Corporation, LLC, Partnership or Pension)

Name of Trust/Other Administrator

Tax ID# (if applicable)   Date Established

2. QUALIFIED OWNERSHIP (make check payable to the custodian and send ALL paperwork directly to the custodian.)

☐ Traditional IRA (custodian signature required)

☐ Roth IRA (custodian signature required)

☐ Simplified Employee Pension/Trust (S.E.P.) (custodian signature required)

☐ Pension or Profit Sharing Plan (custodian signature required)

     ☐ Taxable                    ☐ Exempt under §501A

☐ Non-Qualified Custodian (custodian signature required)

☐ Other (specify)
☐ This is a National Financial Service (NFS) Non-Qualified Custodial Account
☐ This is a Fidelity Non-Qualified Custodial Account
CUSTODIAN INFORMATION Name Mailing Address City State Zip Phone Account # Tax ID # (provided by custodian)
C - INVESTOR INFORMATION (or Trustees if applicable)

1. Investor Name

 Mailing Address   City   State   Zip   Phone   Business Phone   Email Address   Social Security or Tax ID #   Date of Birth   Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip	Co-Investor Name (if applicable) Mailing Address City State Zip Phone Business Phone Email Address Social Security or Tax ID # Date of Birth

2. Interested Party (Optional) If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party, please complete the following.
Name of Interested Party Mailing Address City State Zip Email Address	Name of Firm Phone Fax

© 2009 Cole Capital Advisors, Inc. All rights reserved.	Mail To:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105
CCPT III-AGMT-12(11/09)

D - DISTRIBUTION OPTIONS (will default to address of record or IRA if nothing is marked)

1. NON-QUALIFIED OWNERSHIP ACCOUNTS

☐	Mail to address of Record
☐	Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.
☐	Distributions directed to:	☐ Via Mail (complete information below)	☐ Via Electronic Deposit (ACH — complete information below)

Name of Bank or Individual	☐ Checking (Include voided check) ☐ Savings ☐ Brokerage

Mailing Address	Bank ABA # (for ACH only)

City	State	Zip	Account # (must be filled in)

2.	QUALIFIED OWNERSHIP ACCOUNTS

☐  Mail to Custodial Account
☐  Distribution Reinvestment Program: Investor elects to participate in the Reinvestment Program described in the Prospectus.

My/our signature(s) in Section E below authorizes Cole Credit Property Trust III, Inc. (“Company”) to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled to receive until the erroneously deposited amounts are recovered by the Company. This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

E - INVESTOR(S) SIGNATURES: (Investor(s) must initial sections 1-4.)

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

☐	☐ 1.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
☐	☐ 2.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.
☐	☐ 3.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
☐	☐ 4.	I acknowledge that the shares are not liquid.
☐	☐ 5.	For residents of Alabama only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.
☐	☐ 6.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.
☐	☐ 7.	For residents of Kansas only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
☐	☐ 8.	For residents of Kentucky, Michigan, Oregon, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.
☐	☐ 9.	For residents of Iowa and Ohio only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD.

Date	Investor’s Signature

Co-Investor’s Signature	Custodian Signature

© 2009 Cole Capital Advisors, Inc. All rights reserved.	Mail To:
Regular mail: Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

CCPT III-AGMT-12(11/09)

F - BROKER/DEALER & REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1. Name of Registered Representative	2. Name of Broker/Dealer
Mailing Address	Broker/Dealer ID #
City State Zip	Rep ID #
Phone	Broker/Dealer Address
Email Address	City State Zip
Have You Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No

Signature	Signature
(if applicable)

ELECTRONIC DELIVERY (OPTIONAL)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Cole Credit Property Trust III, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Cole that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Cole send a paper copy of a particular stockholder communication to me. Cole has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time on-line and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

Signature	Date	Email
Joint Signature	Date

© 2009 Cole Capital Advisors, Inc. All rights reserved.	Mail To:
Regular mail:  Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

CCPT III-AGMT-12(11/09)

APPENDIX C

COLE CREDIT PROPERTY TRUST III, INC.	For Prospectus dated April 30, 2009

Additional Investment Subscription Agreement

This form may be used by any current Investor (the “Investor”) in Cole Credit Property Trust III, Inc. (the “Company”), who desires to purchase additional shares of the Company’s common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Property Trust III, Inc. Subscription Agreement.

A - INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1.	This subscription is in the amount of $ (Minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

☐ COLE EMPLOYEE OR COLE AFFILIATE

☐ REGISTERED REPRESENTATIVE NAV PURCHASE (net of selling commission) Representative will not receive selling commission.

☐ RIA (check only if subscription is made through an RIA administered account that has a “wrap” fee or some other fixed billing arrangement. The RIA must be affiliated with a FINRA licensed broker-dealer and the IAR must be properly listed as an agent of the RIA. RIAs not affiliated with a FINRA licensed broker-dealer are not allowed to participate in this offering. The IAR must confirm with the broker-dealer that these are acceptable assets to be held in an RIA program.)

B - INVESTOR INFORMATION (or Trustees if applicable)
CUSTODIAL OWNERSHIP (make check payable to custodian listed and send ALL paperwork directly to the custodian)
NON-CUSTODIAL OWNERSHIP (make check payable to: CCPT III)

1.	Investor Name
Social Security or Taxpayer ID #

	Mailing Address	Date of Birth

	City State Zip	Existing CCPT III Account #

	Phone Business Phone	Street Address (if different from mailing address or mailing address is a PO Box)

Email Address

City State Zip

C - INVESTOR(S) SIGNATURES (Investor(s) must initial sections 1-4):

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

☐	☐ 1.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
☐	☐ 2.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or that I (we) meet the specific requirements of my (our) state of residence as set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the specific requirements must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for purchase of the shares.
☐	☐ 3.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
☐	☐ 4.	I acknowledge that the shares are not liquid.
☐	☐ 5.	For residents of Alabama only: My (our) liquid net worth is at least 10 times my (our) investment in this or similar programs.
☐	☐ 6.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishing and automobiles) of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth.
☐	☐ 7.	For residents of Kansas only: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
☐	☐ 8.	For residents of Kentucky, Michigan, Oregon, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Company.
☐	☐ 9.	For residents of Iowa and Ohio only: My (our) investment in the Company and all affiliates of the Company does not exceed 10% of my (our) liquid net worth.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.
A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD.

Date	Investor’s Signature

Co-Investor’s Signature	Custodian Signature
Have you Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No
(If yes, complete a registered representative change from)

Registered Representative		Signature	Date
(Printed Name)

© 2009 Cole Capital Advisors, Inc. All rights reserved.	Mail To:
Regular mail:  Cole Credit Property Trust III, Inc., c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole Credit Property Trust III, Inc., c/o DST, 430 W. 7th St., Kansas City, MO 64105

CCPT III-AGMT-A1-08(11/09)

C-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

As a result of our expected use of debt, primarily to acquire properties, we will be exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flow primarily through a moderate level of overall borrowings. We will manage our ratio of fixed to floating rate debt with the objective of achieving a mix that we believe is appropriate. Our floating rate debt is based on variable interest rates in order to provide the necessary financing flexibility; however, we are closely monitoring interest rates and will continue to consider the sources and terms of our borrowing facilities to determine whether we have appropriately guarded ourselves against the risk of increasing interest rates in future periods.

Incorporated by reference from Items 7 and 7A of our Annual Report on Form 10-K for the year-ended December 31, 2008.

We do not have any foreign operations or assets. As a result, we are not exposed to fluctuations in foreign currently rates.

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of 250,000,000 shares except the registration fee and the FINRA filing fee.

SEC Registration Fee	$97,857
FINRA Filing Fee	75,500
Printing Expenses	3,800,000
Legal Fees and Expenses	2,000,000
Accounting Fees and Expenses	1,300,000
Blue Sky Fees and Expenses	250,000
Bona Fide Due Diligence Expenses	900,000
Advertising and Sales Literature	7,250,000
Advertising and Sales Expenses	6,175,000
Retail Conferences and Training and Education Meetings	8,300,000
Transfer Agent and Escrow Fees	2,250,000

Total expenses	$32,398,357

Item 32.	Sales to Special Parties

The Company’s executive officers and directors, as well as officers and employees of Cole Advisors III and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds the Company receives will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 20,000 shares of our common stock to Cole Holdings Corporation for $10.00 per share in a private offering on January 22, 2008. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.	Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

The consolidated financial statements and financial statement schedules of Cole Credit Property Trust III, Inc. are incorporated into this registration statement and the prospectus included herein by reference to Cole Credit Property Trust III, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as the financial statements contained in Cole Credit Property Trust III, Inc.’s Current Report on Form 8-K/A filed with the SEC on March 18, 2009.

(b) Exhibits.

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.	Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment ( i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration Statement or made in a document incorporated or deemed incorporated by reference into the registration Statement or prospectus that is part of the registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration Statement or prospectus that was part of the registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(h) The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired in the three years ended December 31, 2008 by Prior Real Estate Programs with similar investment objectives to those of Cole Credit Property Trust III, Inc. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

	Cole Credit	Cole Credit	Cole Credit
	Property Trust,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Topeka, KS Specialty Retail	Academy Sports Macon, GA Sporting Goods	David’s Bridal Lenexa, KS Specialty Retail
Gross leasable square footage	24,727	74,596	12,000
Date of purchase	8/9/2007	01/06/06	01/11/06
Mortgage financing at date of purchase	$1,677,500	$4,280,000	$2,616,000
Cash down payment	1,433,500	1,432,000	719,400

Contract purchase price plus acquisition fee	3,111,000	5,712,000	3,335,400
Other cash expenditures expensed		—	—
Other cash expenditures capitalized	34,394	97,625	18,905

Total acquisition cost	$3,145,394	$5,809,625	$3,354,305

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Staples Crossville, TN Office Supply	Rite Aid Enterprise, AL Drugstore	Rite Aid Wauseon, OH Drugstore
Gross leasable square footage	23,942	14,564	14,564
Date of purchase	01/26/06	01/26/06	01/26/06
Mortgage financing at date of purchase	$2,320,000	$2,971,000	$3,115,000
Cash down payment	638,000	817,280	837,084

Contract purchase price plus acquisition fee	2,958,000	3,788,280	3,952,084
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,203	19,691	14,984

Total acquisition cost	$2,971,203	$3,807,971	$3,967,068

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid Saco, ME Drugstore	Wadsworth Denver, CO Shopping Center	Mountainside Fitness Chandler, AZ Health and Fitness
Gross leasable square footage	11,180	198,477	31,063
Date of purchase	01/27/06	02/06/06	02/10/06
Mortgage financing at date of purchase	$2,000,000	$12,025,000	$—
Cash down payment	550,000	6,845,000	5,980,260

Contract purchase price plus acquisition fee	2,550,000	18,870,000	5,980,260
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,079	235,741	9,795

Total acquisition cost	$2,574,079	$19,105,741	$5,990,055

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Drexel Heritage Hickory, NC Home Furnishings	Rayford Square Spring, TX Shopping Center	CVS Scioto Trail, OH Drugstore
Gross leasable square footage	261,057	79,987	10,170
Date of purchase	02/24/06	03/02/06	03/08/06
Mortgage financing at date of purchase	$3,400,000	$5,940,000	$1,753,000
Cash down payment	935,000	4,158,000	456,320

Contract purchase price plus acquisition fee	4,335,000	10,098,000	2,209,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,297	251,985	18,648

Total acquisition cost	$4,348,297	$10,349,985	$2,227,968

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wawa Narberth, PA Convenience Store	Wawa Manahawkin, NJ Convenience Store	Wawa Hockessin, DE Convenience Store
Gross leasable square footage	4,461	4,695	5,160
Date of purchase	03/29/06	03/29/06	03/29/06
Mortgage financing at date of purchase	$2,254,360	$2,373,010	$2,607,417
Cash down payment	1,809,455	1,903,970	2,093,162

Contract purchase price plus acquisition fee	4,063,815	4,276,980	4,700,579
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	90,397	95,136	104,561

Total acquisition cost	$4,154,212	$4,372,118	$4,805,140

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS / Charter One Bank Lakewood, CO Drugstore / Banking	Rite Aid Fremont, OH Drugstore	Rite Aid Cleveland, OH Drugstore
Gross leasable square footage	12,800	11,325	11,325
Date of purchase	04/18/06	04/27/06	04/27/06
Mortgage financing at date of purchase	$1,960,000	$2,020,000	$2,055,000
Cash down payment	539,000	554,990	565,074

Contract purchase price plus acquisition fee	2,499,000	2,574,990	2,620,074
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	107,245	17,012	16,216

Total acquisition cost	$2,606,245	$2,592,002	$2,636,290

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Knoxville, TN Drugstore	Conn’s(2) San Antonio, TX Drugstore	Rite Aid(2) Defiance, OH Drugstore
Gross leasable square footage	15,120	25,230	14,564
Date of purchase	05/08/06	05/26/06	05/26/06
Mortgage financing at date of purchase	$3,800,000	$3,579,642	$2,321,000
Cash down payment	1,045,000	895,358	1,899,804

Contract purchase price plus acquisition fee	4,845,000	4,475,000	4,220,804
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	49,078	105,143	80,120

Total acquisition cost	$4,894,078	$4,580,143	$4,300,924

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Madison, OH Drugstore	Dollar General Crossville, TN Specialty Retail	Dollar General Ardmore, TN Specialty Retail
Gross leasable square footage	13,824	24,341	24,341
Date of purchase	05/26/06	06/02/06	06/09/06
Mortgage financing at date of purchase	$2,809,000	$2,400,000	$2,220,000
Cash down payment	1,512,000	660,000	610,378

Contract purchase price plus acquisition fee	4,321,000	3,060,000	2,830,378
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	115,495	22,396	18,981

Total acquisition cost	$4,436,495	$3,082,396	$2,849,359

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Dollar General Livingston, TX Specialty Retail	Wehrenberger Theater Arnold, MO Theatres	Sportsman’s Warehouse Wichita, KS Specialty Retail
Gross leasable square footage	24,341	50,000	50,003
Date of purchase	06/12/06	06/14/06	06/27/06
Mortgage financing at date of purchase	$2,285,000	$—	$6,173,250
Cash down payment	628,120	8,282,000	2,222,370

Contract purchase price plus acquisition fee	2,913,120	8,282,000	8,395,620
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,299	214,197	33,945

Total acquisition cost	$2,932,419	$8,496,197	$8,429,565

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Portsmouth, OH Drugstore	Advanced Auto Greenfield, IN Automotive Parts	Advanced Auto Trenton, OH Automotive Parts
Gross leasable square footage	10,650	7,000	7,000
Date of purchase	06/28/06	06/29/06	06/29/06
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,027,000	1,403,010	1,081,200

Contract purchase price plus acquisition fee	2,027,000	1,403,010	1,081,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	74,708	22,828	24,386

Total acquisition cost	$2,101,708	$1,425,838	$1,105,586

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid Lansing, MI Retail	Advanced Auto Fergus Falls, MN Automotive Parts	Advanced Auto Columbia Heights, MN Automotive Parts
Gross leasable square footage	11,680	7,000	7,000
Date of purchase	06/29/06	07/06/06	07/06/06
Mortgage financing at date of purchase	$1,041,000	$963,000	$1,384,000
Cash down payment	728,700	264,234	381,190

Contract purchase price plus acquisition fee	1,769,700	1,227,234	1,765,190
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,323	18,331	19,434

Total acquisition cost	$1,801,023	$1,245,565	$1,784,624

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Okeechobee, FL Drugstore	Office Depot(2) Dayton, OH Office Supply	CVS(2) Orlando, FL Drugstore
Gross leasable square footage	13,050	19,880	13,813
Date of purchase	07/07/06	07/07/06	07/12/06
Mortgage financing at date of purchase	$4,076,000	$2,130,000	$3,016,000
Cash down payment	2,194,000	1,146,724	1,623,500

Contract purchase price plus acquisition fee	6,270,000	3,276,724	4,639,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	184,754	86,535	140,455

Total acquisition cost	$6,454,754	$3,363,259	$4,779,955

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Office Depot(2) Greenville, MS Office Supply	Advanced Auto(2) Holland Township, MI Automotive Parts	Advanced Auto(2) Holland, MI Automotive Parts
Gross leasable square footage	25,054	7,000	7,000
Date of purchase	07/12/06	07/12/06	07/12/06
Mortgage financing at date of purchase	$2,192,000	$1,231,000	$1,193,000
Cash down payment	1,181,000	821,100	794,500

Contract purchase price plus acquisition fee	3,373,000	2,052,100	1,987,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	90,470	58,175	57,354

Total acquisition cost	$3,463,470	$2,110,275	$2,044,854

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto(2) Zeeland, MI Automotive Parts	Office Depot(2) Warrensburg, MO Office Supply	CVS(2) Gulfport, MS Drugstore
Gross leasable square footage	7,000	20,000	10,908
Date of purchase	07/12/06	07/19/06	08/10/06
Mortgage financing at date of purchase	$1,057,000	$1,810,000	$2,611,000
Cash down payment	704,200	975,000	1,405,220

Contract purchase price plus acquisition fee	1,761,200	2,785,000	4,016,220
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	52,526	67,415	147,704

Total acquisition cost	$1,813,726	$2,852,415	$4,136,924

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Grand Forks, ND Automotive Parts	CVS Clinton, NY Drugstore	Oxford Theatre Oxford, MS Theatres
Gross leasable square footage	7,000	10,055	35,000
Date of purchase	08/15/06	08/24/06	08/31/06
Mortgage financing at date of purchase	$1,120,000	$2,440,000	$5,175,000
Cash down payment	307,650	671,000	4,711,353

Contract purchase price plus acquisition fee	1,427,650	3,111,000	9,886,353
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,080	35,466	19,719

Total acquisition cost	$1,444,730	$3,146,466	$9,906,072

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Duluth, MN Automotive Parts	Walgreens Picayune, MS Drugstore	Kohl’s Wichita, KS Retail
Gross leasable square footage	7,000	14,820	86,584
Date of purchase	09/08/06	09/14/06	09/27/06
Mortgage financing at date of purchase	$—	$3,404,000	$5,200,000
Cash down payment	1,461,216	936,100	2,823,320

Contract purchase price plus acquisition fee	1,461,216	4,340,100	8,023,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,758	24,593	75,369

Total acquisition cost	$1,474,974	$4,364,693	$8,098,689

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Lowe’s Midland, TX Home Improvement	Lowe’s Lubbock, TX Home Improvement	Advanced Auto Rainsville, AL Automotive Parts
Gross leasable square footage	130,497	130,497	7,000
Date of purchase	09/27/06	09/27/06	09/29/06
Mortgage financing at date of purchase	$7,150,000	$7,475,000	$—
Cash down payment	4,170,980	4,263,160	1,354,560

Contract purchase price plus acquisition fee	11,320,980	11,738,160	1,354,560
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	89,609	90,498	19,714

Total acquisition cost	$11,410,589	$11,828,658	$1,374,274

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Grand Bay, AL Automotive Parts	Advanced Auto Hurley, MS Automotive Parts	Gold’s Gym O’Fallon, IL Health and Fitness
Gross leasable square footage	7,000	7,000	40,792
Date of purchase	09/29/06	09/29/06	09/29/06
Mortgage financing at date of purchase	$—	$—	$5,840,000
Cash down payment	1,137,917	1,104,859	1,606,000

Contract purchase price plus acquisition fee	1,137,917	1,104,859	7,446,000
Other cash expenditures expensed	—	—
Other cash expenditures capitalized	23,129	18,909	21,479

Total acquisition cost	$1,161,046	$1,123,768	$7,467,479

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid Glassport, PA Drugstore	Radio Shack / David’s Bridal Topeka, KS Consumer Electronics / Specialty Retail	Rite Aid Hanover, PA Drugstore
Gross leasable square footage	14,564	10,150	14,584
Date of purchase	10/04/06	10/13/06	10/17/06
Mortgage financing at date of purchase	$2,325,000	$—	$4,115,000
Cash down payment	1,538,760	3,081,420	2,341,600

Contract purchase price plus acquisition fee	3,863,760	3,081,420	6,456,600
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	78,747	22,890	105,871

Total acquisition cost	$3,942,507	$3,104,310	$6,562,471

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	American TV and Appliance Peoria, IL Consumer Electronics	Tractor Supply LaGrange, TX Specialty Retail	Staples Peru, IL Office Supply
Gross leasable square footage	126,852	24,727	23,925
Date of purchase	10/23/06	11/06/06	11/10/06
Mortgage financing at date of purchase	$7,358,971	$—	$1,930,000
Cash down payment	4,208,017	2,631,600	1,349,300

Contract purchase price plus acquisition fee	11,566,988	2,631,600	3,279,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,439	27,055	30,537

Total acquisition cost	$11,601,427	$2,658,655	$3,309,837

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	FedEx Council Bluffs, IA Distribution	FedEx Edwardsville, KS Distribution	CVS Glenville Socia, NY Drugstore
Gross leasable square footage	23,510	155,965	12,900
Date of purchase	11/15/06	11/15/06	11/16/06
Mortgage financing at date of purchase	$2,185,000	$12,880,000	$4,200,000
Cash down payment	1,243,220	7,331,300	1,155,000

Contract purchase price plus acquisition fee	3,428,220	20,211,300	5,355,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,170	71,558	41,769

Total acquisition cost	$3,462,390	$20,282,858	$5,396,769

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Ashland, KY Automotive Parts	Advanced Auto Jackson, OH Automotive Parts	Advanced Auto New Boston, OH Automotive Parts
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	11/17/06	11/17/06	11/17/06
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,714,620	1,379,040	1,546,320

Contract purchase price plus acquisition fee	1,714,620	1,379,040	1,546,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	22,437	22,627	23,280

Total acquisition cost	$1,737,057	$1,401,667	$1,569,600

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Scottsburg, IN Automotive Parts	Old Time Pottery Fairview Heights, IL Home Furnishings	Office Depot Benton, AR Office Supply
Gross leasable square footage	7,000	97,849	20,515
Date of purchase	11/17/06	11/21/06	11/21/06
Mortgage financing at date of purchase	$—	$3,424,000	$2,130,000
Cash down payment	1,297,440	941,600	1,210,500

Contract purchase price plus acquisition fee	1,297,440	4,365,600	3,340,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,019	16,182	22,963

Total acquisition cost	$1,318,459	$4,381,782	$3,363,463

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Livingston, TX Specialty Retail	Tractor Supply New Braunfels, TX Specialty Retail	Infiniti Davie, FL Motor Vehicle Dealership
Gross leasable square footage	24,727	24,727	20,927
Date of purchase	11/22/06	11/22/06	11/30/06
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,162,000	3,213,000	9,620,640

Contract purchase price plus acquisition fee	3,162,000	3,213,000	9,620,640
Other cash expenditures capitalized	—	—	—
Other cash expenditures expensed	29,010	31,075	115,057

Total acquisition cost	$3,191,010	$3,244,075	$9,735,697

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Office Depot Oxford, MS Office Supply	Tractor Supply Crockett, TX Specialty Retail	Mercedes Benz Atlanta, GA Motor Vehicle Dealership
Gross leasable square footage	20,000	24,727	40,588
Date of purchase	12/01/06	12/01/06	12/15/06
Mortgage financing at date of purchase	$2,295,000	$1,325,000	$—
Cash down payment	1,262,199	1,174,000	11,995,200

Contract purchase price plus acquisition fee	3,557,199	2,499,000	11,995,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,233	27,807	16,754

Total acquisition cost	$3,582,432	$2,526,807	$12,011,954

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Dick’s Sporting Goods Amherst, NY Sporting Goods	Chili’s Paris, TX Restaurant	Staples Clarksville, IN Office Supply
Gross leasable square footage	55,745	6,698	20,388
Date of purchase	12/20/06	12/28/06	12/29/06
Mortgage financing at date of purchase	$—	$1,790,000	$2,900,000
Cash down payment	9,919,500	1,015,000	1,618,600

Contract purchase price plus acquisition fee	9,919,500	2,805,000	4,518,600
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	100,506	29,435	16,135

Total acquisition cost	$10,020,006	$2,834,435	$4,534,735

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HOM Furniture Store Fargo, ND Home Furnishings	La-Z-Boy Newington, CT Home Furnishings	Victoria Crossing Victoria, TX Shopping Center
Gross leasable square footage	122,108	20,701	87,473
Date of purchase	01/04/07	01/05/07	01/12/07
Mortgage financing at date of purchase	$4,800,000	$4,140,000	$10,200,000
Cash down payment	7,440,000	2,898,000	2,390,759

Contract purchase price plus acquisition fee	12,240,000	7,038,000	12,590,759
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,640	14,751	44,976

Total acquisition cost	$12,268,640	$7,052,751	$12,635,735

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advance Auto Maryland Heights, MO Specialty Retail	Academy Sports Headquarters Katy, TX Office Space	Gordman’s Peoria, IL Retail
Gross leasable square footage	7,000	1,500,596	60,947
Date of purchase	01/12/07	01/18/07	01/18/07
Mortgage financing at date of purchase	$—	$68,250,000	$4,950,000
Cash down payment	1,930,860	35,790,000	4,230,000

Contract purchase price plus acquisition fee	1,930,860	104,040,000	9,180,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,710	898,114	12,834

Total acquisition cost	$1,941,570	$104,938,114	$9,192,834

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	One Pacific Place Omaha, NE Shopping Center	Sack ’N Save / O’Reilly Auto Garland, TX Specialty Retail	Tractor Supply Ankeny, IA Specialty Retail
Gross leasable square footage	91,564	65,295	19,097
Date of purchase	02/06/07	02/06/07	02/09/07
Mortgage financing at date of purchase	$24,336,000	$3,290,000	$—
Cash down payment	12,384,000	1,871,200	3,060,000

Contract purchase price plus acquisition fee	36,720,000	5,161,200	3,060,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	84,766	22,188	20,335

Total acquisition cost	$36,804,766	$5,183,388	$3,080,335

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	ABX Air Coventry, RI Distribution	Office Depot Enterprise, AL Office Supply	Northern Tool Blaine, MN Specialty Retail
Gross leasable square footage	33,000	20,000	25,488
Date of purchase	02/16/07	02/27/07	02/28/07
Mortgage financing at date of purchase	$—	$1,850,000	$—
Cash down payment	4,171,800	981,884	4,998,000

Contract purchase price plus acquisition fee	4,171,800	2,831,884	4,998,000
Other cash expenditures expensed
Other cash expenditures capitalized	22,121	14,281	19,065

Total acquisition cost	$4,193,921	$2,846,165	$5,017,065

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Office Max Orangeburg, SC Office Supply	Walgreens Cincinnati, OH Drugstore	Walgreens Madeira, OH Drugstore
Gross leasable square footage	23,500	15,120	13,905
Date of purchase	2/28/207	03/06/07	03/06/07
Mortgage financing at date of purchase	$1,875,000	$3,341,000	$2,876,000
Cash down payment	1,312,500	1,901,800	1,637,500

Contract purchase price plus acquisition fee	3,187,500	5,242,800	4,513,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,865	26,780	28,893

Total acquisition cost	$3,204,365	$5,269,580	$4,542,393

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Sharonville, OH Drugstore	AT&T Beaumont, TX Office	Walgreens Shreveport, LA Drugstore
Gross leasable square footage	13,905	141,525	13,905
Date of purchase	03/06/07	03/19/07	03/23/07
Mortgage financing at date of purchase	$2,655,000	$8,592,000	$3,312,000
Cash down payment	1,511,700	3,928,500	910,800

Contract purchase price plus acquisition fee	4,166,700	12,520,500	4,222,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,600	134,140	28,943

Total acquisition cost	$4,198,300	$12,654,640	$4,251,743

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cost-U-Less St. Croix, USVI Discount Retail	Gallina Centro Collierville, TN Shopping Center	Apria Healthcare St. John, MO Healthcare
Gross leasable square footage	38,365	138,925	52,200
Date of purchase	03/26/07	03/26/07	03/27/07
Mortgage financing at date of purchase	$4,035,000	$14,200,000	$—
Cash down payment	2,299,200	3,905,000	6,630,000

Contract purchase price plus acquisition fee	6,334,200	18,105,000	6,630,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,940	95,377	27,130

Total acquisition cost	$6,376,140	$18,200,377	$6,657,130

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Logan’s Roadhouse Fairfax, VA Restaurant	Logan’s Roadhouse Johnson City, TN Restaurant	Center at 7500 Jenison Jenison, MI Shopping Center
Gross leasable square footage	7,839	7,839	84,933
Date of purchase	03/28/07	03/28/07	03/30/07
Mortgage financing at date of purchase	$2,567,000	$3,093,000	$—
Cash down payment	706,180	850,320	5,395,800

Contract purchase price plus acquisition fee	3,273,180	3,943,320	5,395,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,160	18,740	13,090

Total acquisition cost	$3,299,340	$3,962,060	$5,408,890

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Greenfield, MN Specialty Retail	Eckerd Lincolnton, NC Drugstore	Lincoln Place Fairview Heights, IL Shopping Center
Gross leasable square footage	22,675	10,908	176,945
Date of purchase	04/02/07	04/03/07	04/05/07
Mortgage financing at date of purchase	$2,227,500	$1,809,000	$35,432,000
Cash down payment	1,893,500	498,240	9,413,923

Contract purchase price plus acquisition fee	4,121,000	2,307,240	44,845,923
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,284	30,055	83,647

Total acquisition cost	$4,149,284	$2,337,295	$44,929,570

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pocatello Square Pocatello, ID Shopping Center	Ashley Furniture Amarillo, TX Home Furnishings	Tractor Supply Marinette, WI Specialty Retail
Gross leasable square footage	138,925	74,797	19,097
Date of purchase	04/06/07	04/06/07	04/09/07
Mortgage financing at date of purchase	$18,400,000	$4,736,000	$1,918,000
Cash down payment	5,060,000	1,302,400	1,091,000

Contract purchase price plus acquisition fee	23,460,000	6,038,400	3,009,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	104,789	30,330	22,985

Total acquisition cost	$23,564,789	$6,068,730	$3,031,985

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Paw Paw, MI Specialty Retail	Staples Greenville, SC Office Supply	Big 5 Center Aurora, CO Shopping Center
Gross leasable square footage	22,670	20,388	15,800
Date of purchase	04/09/07	04/11/07	04/11/07
Mortgage financing at date of purchase	$2,048,000	$2,955,000	$2,804,000
Cash down payment	1,108,900	1,680,900	1,571,800

Contract purchase price plus acquisition fee	3,156,900	4,635,900	4,375,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,383	31,166	52,416

Total acquisition cost	$3,176,283	$4,667,066	$4,428,216

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid Plains, PA Drugstore	Tractor Supply Navasota, TX Specialty Retail	Sportsman’s Warehouse DePere, WI Specialty Retail
Gross leasable square footage	14,564	22,670	48,453
Date of purchase	04/16/07	04/18/07	04/20/07
Mortgage financing at date of purchase	$3,380,000	$2,412,000	$3,906,500
Cash down payment	1,924,000	663,300	2,223,700

Contract purchase price plus acquisition fee	5,304,000	3,075,300	6,130,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	95,830	21,244	21,047

Total acquisition cost	$5,399,830	$3,096,544	$6,151,247

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Eckerd Easton, PA Drugstore	Applebee’s Albany, OR Restaurant	Applebee’s Augusta, GA Restaurant
Gross leasable square footage	13,813	6,024	6,405
Date of purchase	04/25/07	04/26/07	04/26/07
Mortgage financing at date of purchase	$4,776,000	$1,781,573	$2,342,769
Cash down payment	1,313,400	1,014,126	1,333,575

Contract purchase price plus acquisition fee	6,089,400	2,795,699	3,676,344
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	113,210	64,058	54,309

Total acquisition cost	$6,202,610	$2,859,757	$3,730,653

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Aurora, CO Restaurant	Applebee’s Colorado Springs, CO Restaurant	Applebee’s Columbus, GA Restaurant
Gross leasable square footage	4,987	4,800	6,140
Date of purchase	04/26/07	04/26/07	04/26/07
Mortgage financing at date of purchase	$1,665,771	$1,220,378	$2,155,703
Cash down payment	948,207	694,676	1,227,092

Contract purchase price plus acquisition fee	2,613,978	1,915,054	3,382,795
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,158	57,172	54,836

Total acquisition cost	$2,661,136	$1,972,226	$3,437,631

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Macon, GA Restaurant	Applebee’s Santa Fe, NM Restaurant	Applebee’s Walla Walla, WA Restaurant
Gross leasable square footage	5,000	5,400	6,025
Date of purchase	04/26/07	04/26/07	04/26/07
Mortgage financing at date of purchase	$1,692,494	$2,805,977	$1,496,521
Cash down payment	963,420	1,597,249	851,866

Contract purchase price plus acquisition fee	2,655,914	4,403,226	2,348,387
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	46,592	20,224	75,315

Total acquisition cost	$2,702,506	$4,423,450	$2,423,702

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Columbus, GA Restaurant	Applebee’s Gallup, NM Restaurant	Applebee’s Littleton, CO Restaurant
Gross leasable square footage	5,200	6,800	5,400
Date of purchase	04/26/07	04/26/07	04/26/07
Mortgage financing at date of purchase	$2,556,557	$2,137,888	$1,487,613
Cash down payment	1,455,271	1,216,951	846,796

Contract purchase price plus acquisition fee	4,011,828	3,354,839	2,334,409
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,064	76,400	67,136

Total acquisition cost	$4,041,892	$3,431,239	$2,401,545

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Loveland, CO Restaurant	Applebee’s Savannah, GA Restaurant	Applebee’s Union Gap, GA Restaurant
Gross leasable square footage	4,100	5,200	5,295
Date of purchase	04/26/07	04/26/07	04/26/07
Mortgage financing at date of purchase	$1,621,231	$1,915,191	$1,692,494
Cash down payment	922,855	1,090,185	963,420

Contract purchase price plus acquisition fee	2,544,086	3,005,376	2,655,914
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	54,389	49,798	48,286

Total acquisition cost	$2,598,475	$3,055,174	$2,704,200

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Warner Robbins, GA Restaurant	Applebee’s Aurora, CO Restaurant	Applebee’s Clovis, NM Restaurant
Gross leasable square footage	4,990	5,200	6,140
Date of purchase	04/26/07	04/26/07	04/26/07
Mortgage financing at date of purchase	$1,826,112	$1,808,297	$1,781,573
Cash down payment	1,039,479	1,029,338	1,014,126

Contract purchase price plus acquisition fee	2,865,591	2,837,635	2,795,699
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	48,148	53,360	73,886

Total acquisition cost	$2,913,739	$2,890,995	$2,869,585

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Fountain, CO Restaurant	Applebee’s Garden City, GA Restaurant	Applebee’s Grand Junction, CO Restaurant
Gross leasable square footage	6,140	4,300	4,900
Date of purchase	04/26/07	04/26/07	04/26/07
Mortgage financing at date of purchase	$1,906,283	$1,933,006	$2,289,321
Cash down payment	1,085,115	1,100,327	1,303,152

Contract purchase price plus acquisition fee	2,991,398	3,033,333	3,592,473
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	70,049	30,658	32,271

Total acquisition cost	$3,061,447	$3,063,991	$3,624,744

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Longview, WA Restaurant	Applebee’s Macon, GA Restaurant	Walgreens Bridgetown, OH Drugstore
Gross leasable square footage	6,800	5,000	13,905
Date of purchase	04/26/07	04/26/07	04/30/07
Mortgage financing at date of purchase	$2,378,400	$1,754,849	$3,580,000
Cash down payment	1,353,859	998,914	984,500

Contract purchase price plus acquisition fee	3,732,259	2,753,763	4,564,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	64,535	50,813	34,376

Total acquisition cost	$3,796,794	$2,804,576	$4,598,876

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid Fredericksburg, VA Drugstore	Tractor Supply Fredericksburg, TX Specialty Retail	Sam’s Club Anderson, South Carolina Discount Retail
Gross leasable square footage	14,564	22,670	134,664
Date of purchase	05/02/07	05/07/07	05/08/07
Mortgage financing at date of purchase	$4,332,000	$2,031,250	$9,600,000
Cash down payment	1,191,300	1,156,250	2,640,000

Contract purchase price plus acquisition fee	5,523,300	3,187,500	12,240,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,741	44,644	57,826

Total acquisition cost	$5,571,041	$3,232,144	$12,297,826

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Dallas, TX Drugstore	Wal-Mart New London, WI Discount Retail	Rite Aid Lima, OH (Bellefontaine) Drugstore
Gross leasable square footage	13,905	51,985	14,564
Date of purchase	05/09/07	05/09/07	05/14/07
Mortgage financing at date of purchase	$2,175,000	$2,091,000	$3,103,000
Cash down payment	1,038,000	575,280	1,737,881

Contract purchase price plus acquisition fee	3,213,000	2,666,280	4,840,881
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,801	19,541	41,677

Total acquisition cost	$3,271,801	$2,685,821	$4,882,558

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid Allentown, PA Drugstore	Eckerd Spartanburg, SC Drugstore	CVS Florence, SC Drugstore
Gross leasable square footage	14,564	10,908	10,125
Date of purchase	05/15/07	05/17/07	05/17/07
Mortgage financing at date of purchase	$3,615,000	$2,258,750	$1,706,250
Cash down payment	2,057,334	1,285,750	971,250

Contract purchase price plus acquisition fee	5,672,334	3,544,500	2,677,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	96,755	30,321	33,381

Total acquisition cost	$5,769,089	$3,574,821	$2,710,881

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Staples Warsaw, IN Office Supply	Walgreens Bryan, TX Drugstore	Walgreens Harris County, TX Drugstore
Gross leasable square footage	23,990	15,050	15,050
Date of purchase	05/17/07	05/18/07	05/18/07
Mortgage financing at date of purchase	$1,850,000	$5,060,000	$4,521,000
Cash down payment	1,429,300	1,391,500	1,242,000

Contract purchase price plus acquisition fee	3,279,300	6,451,500	5,763,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	38,304	19,943	19,201

Total acquisition cost	$3,317,604	$6,471,443	$5,782,201

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wal-Mart Spencer, IN Discount Retail	Tractor Supply Fairview, TN Specialty Retail	Border’s Rapid City, SD Specialty Retail
Gross leasable square footage	41,304	19,067	20,000
Date of purchase	05/23/07	05/25/07	06/01/07
Mortgage financing at date of purchase	$1,620,000	$1,930,500	$5,169,000
Cash down payment	446,196	1,098,900	1,421,220

Contract purchase price plus acquisition fee	2,066,196	3,029,400	6,590,220
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,497	36,060	27,369

Total acquisition cost	$2,082,693	$3,065,460	$6,617,589

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Border’s Reading, PA Specialty Retail	Walgreens Gainesville, FL Drugstore	Chili’s Fredericksburg, TX Restaurant
Gross leasable square footage	25,025	13,905	5,495
Date of purchase	06/01/07	06/01/07	06/05/07
Mortgage financing at date of purchase	$5,009,000	$2,900,000	$1,851,000
Cash down payment	1,377,220	797,500	509,280

Contract purchase price plus acquisition fee	6,386,220	3,697,500	2,360,280
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,757	49,951	19,270

Total acquisition cost	$6,417,977	$3,747,451	$2,379,550

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Baytown, TX Specialty Retail	Starbuck’s Covington, TN Specialty Retail	Starbuck’s Sedalia, MO Specialty Retail
Gross leasable square footage	22,670	1,805	1,800
Date of purchase	06/11/07	06/22/07	06/22/07
Mortgage financing at date of purchase	$2,648,000	$—	$—
Cash down payment	728,200	1,546,320	1,251,540

Contract purchase price plus acquisition fee	3,376,200	1,546,320	1,251,540
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,473	26,011	24,364

Total acquisition cost	$3,389,673	$1,572,331	$1,275,904

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Houston, TX Sporting Goods	Best Buy Evanston, IL Consumer Electronics	Eckerd Mantua, NJ Drugstore
Gross leasable square footage	53,381	45,397	8,710
Date of purchase	06/27/07	06/27/07	06/27/07
Mortgage financing at date of purchase	$3,825,000	$5,900,000	$1,470,000
Cash down payment	1,683,000	2,515,000	621,000

Contract purchase price plus acquisition fee	5,508,000	8,415,000	2,091,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	35,268	30,891	65,703

Total acquisition cost	$5,543,268	$8,445,891	$2,156,703

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Eckerd Vineland, NJ Drugstore	Super Value Warwick, RI Discount Retail	WinCo Eureka, CA Consumer Electronics
Gross leasable square footage	14,910	64,514	82,490
Date of purchase	06/27/07	06/27/07	06/27/07
Mortgage financing at date of purchase	$3,500,000	$5,350,000	$11,247,000
Cash down payment	1,600,000	2,096,000	5,387,000

Contract purchase price plus acquisition fee	5,100,000	7,446,000	16,634,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	102,572	51,820	45,303

Total acquisition cost	$5,202,572	$7,497,820	$16,679,303

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kroger LaGrange, GA Supermarket	La-Z-Boy Kentwood, MI Furniture	Circuit City Mesquite, TX Consumer Electronics
Gross leasable square footage	61,331	30,245	42,918
Date of purchase	06/28/07	06/28/07	06/29/07
Mortgage financing at date of purchase	$4,750,000	$3,602,000	$4,305,000
Cash down payment	2,689,750	1,646,294	3,676,500

Contract purchase price plus acquisition fee	7,439,750	5,248,294	7,981,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,702	69,829	40,392

Total acquisition cost	$7,498,452	$5,318,123	$8,021,892

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Prior Lake, MN Specialty Retail	Staples Guntersville, AL Office Supply	Walgreens Kansas City, MO (63rd Street) Drugstore
Gross leasable square footage	36,183	23,942	13,905
Date of purchase	06/29/07	07/06/07	07/11/07
Mortgage financing at date of purchase	$3,283,250	$2,161,250	$3,034,500
Cash down payment	1,867,750	1,230,250	1,387,200

Contract purchase price plus acquisition fee	5,151,000	3,391,500	4,421,700
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	140,718	38,237	28,347

Total acquisition cost	$5,291,718	$3,429,737	$4,450,047

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Kansas City, MO (Independence) Drugstore	Walgreens Kansas City, MO (Linwood) Drugstore	Walgreens Kansas City, MO (Troost) Drugstore
Gross leasable square footage	13,905	13,905	13,905
Date of purchase	07/11/07	07/11/07	07/11/07
Mortgage financing at date of purchase	$2,990,000	$2,437,500	$2,464,000
Cash down payment	1,699,960	1,387,500	2,562,560

Contract purchase price plus acquisition fee	4,689,960	3,825,000	5,026,560
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,635	27,387	28,515

Total acquisition cost	$4,717,595	$3,852,387	$5,055,075

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Topeka, KS Drugstore	Circuit City Taunton, MA Consumer Electronics	EDS Salt Lake City, UT Office Space
Gross leasable square footage	13,905	32,748	406,101
Date of purchase	07/11/07	07/13/07	07/17/07
Mortgage financing at date of purchase	$1,870,000	$4,323,000	$18,000,000
Cash down payment	1,314,389	3,694,200	5,281,320

Contract purchase price plus acquisition fee	3,184,389	8,017,200	23,281,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,744	26,978	59,296

Total acquisition cost	$3,216,133	$8,044,178	$23,340,616

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Lake Zurich, IL Department Store	Lowe’s Cincinnati, OH Home Improvement	Walgreens Fort Worth, TX Drugstore
Gross leasable square footage	88,306	129,044	15,120
Date of purchase	07/17/07	07/17/07	07/17/07
Mortgage financing at date of purchase	$9,075,000	$13,800,000	$3,675,000
Cash down payment	3,891,985	7,169,653	1,277,256

Contract purchase price plus acquisition fee	12,966,985	20,969,653	4,952,256
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,988	77,794	27,222

Total acquisition cost	$13,001,973	$21,047,447	$4,979,478

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circuit City Groveland, FL Consumer Electronics	Telerx King’s Mountain, NC Office Space	Dickinson Theatre Yukon, OK Theatres
Gross leasable square footage	706,560	60,000	27,442
Date of purchase	07/17/07	07/17/07	07/17/07
Mortgage financing at date of purchase	$20,250,000	$6,083,000	$—
Cash down payment	7,849,786	2,531,846	4,641,000

Contract purchase price plus acquisition fee	28,099,786	8,614,846	4,641,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	245,223	28,511	24,031

Total acquisition cost	$28,345,009	$8,643,357	$4,665,031

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Baton Rouge, LA Sporting Goods	Academy Sports Houston, TX (Breton) Sporting Goods	Academy Sports Houston, TX (Southwest) Sporting Goods
Gross leasable square footage	52,500	53,381	52,548
Date of purchase	07/19/07	07/19/07	07/19/07
Mortgage financing at date of purchase	$4,687,000	$3,045,000	$4,625,000
Cash down payment	2,394,638	1,774,058	2,656,597

Contract purchase price plus acquisition fee	7,081,638	4,819,058	7,281,597
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,570	22,970	25,733

Total acquisition cost	$7,123,208	$4,842,028	$7,307,330

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports North Richland Hills, TX Sporting Goods	CVS Amarillo, TX Drugstore	CVS Del City, OK Drugstore
Gross leasable square footage	52,500	9,504	10,906
Date of purchase	07/19/07	07/19/07	07/19/07
Mortgage financing at date of purchase	$4,217,000	$1,741,000	$2,631,000
Cash down payment	2,201,320	1,105,888	1,632,092

Contract purchase price plus acquisition fee	6,418,320	2,846,888	4,263,092
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,843	20,552	28,793

Total acquisition cost	$6,443,163	$2,867,440	$4,291,885

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Dave and Buster’s Addison, IL Entertainment	Eckerd Chattanooga, TN Drugstore	Eckerd Mableton, GA Drugstore
Gross leasable square footage	50,000	10,909	8,996
Date of purchase	07/19/07	07/19/07	07/19/07
Mortgage financing at date of purchase	$5,600,000	$1,920,000	$1,197,000
Cash down payment	8,607,142	933,597	690,650

Contract purchase price plus acquisition fee	14,207,142	2,853,597	1,887,650
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,808	32,472	25,490

Total acquisition cost	$14,225,950	$2,886,069	$1,913,140

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Long John Silver’s Houston, TX Restaurant	Taco Bell Anderson, IN Restaurant	Taco Bell Brazil, IN Restaurant
Gross leasable square footage	34,094	2,166	1,993
Date of purchase	07/19/07	07/19/07	07/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,228,917	1,760,024	2,009,048

Contract purchase price plus acquisition fee	1,228,917	1,760,024	2,009,048
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,481	7,940	8,312

Total acquisition cost	$1,235,398	$1,767,964	$2,017,360

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell Henderson, KY Restaurant	Taco Bell Martinsville, IN Restaurant	Taco Bell Princeton, IN Restaurant
Gross leasable square footage	2,320	2,057	2,436
Date of purchase	07/19/07	07/19/07	07/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,583,659	2,013,023	1,452,815

Contract purchase price plus acquisition fee	1,583,659	2,013,023	1,452,815
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,358	8,564	8,039

Total acquisition cost	$1,594,017	$2,021,587	$1,460,854

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell Robinson, IL Restaurant	Taco Bell Washington, IN Restaurant	Taco Bell/KFC Spencer, IN Restaurant
Gross leasable square footage	1,944	2,093	2,296
Date of purchase	07/19/07	07/19/07	07/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,581,685	1,280,656	984,162

Contract purchase price plus acquisition fee	1,581,685	1,280,656	984,162
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,917	7,704	8,107

Total acquisition cost	$1,588,602	$1,288,360	$992,269

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell/KFC Vinceness, IN Restaurant	Federal Express Peoria, IL Distribution	Gold’s Gym St. Peter’s, MO Health and Fitness
Gross leasable square footage	2,691	38,200	39,900
Date of purchase	07/19/07	07/20/07	07/31/07
Mortgage financing at date of purchase	$—	$2,080,000	$5,250,000
Cash down payment	1,508,264	1,179,000	2,400,000

Contract purchase price plus acquisition fee	1,508,264	3,259,000	7,650,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,566	25,559	47,746

Total acquisition cost	$1,516,830	$3,284,559	$7,697,746

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Federal Express Walker, MI Distribution	Wal-Mart Bay City, TX Discount Retail	Walgreens Richmond, VA Drugstore
Gross leasable square footage	78,034	90,921	13,869
Date of purchase	08/08/07	08/14/07	08/17/07
Mortgage financing at date of purchase	$4,669,000	$—	$—
Cash down payment	2,801,369	3,830,100	4,105,500

Contract purchase price plus acquisition fee	7,470,369	3,830,100	4,105,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	22,816	20,521	42,178

Total acquisition cost	$7,493,185	$3,850,621	$4,147,678

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot Bedford Park, IL Home Improvement	Circuit City Aurora, CO Consumer Electronics	24 Hour Fitness Olathe, KS Health and Fitness
Gross leasable square footage	217,716	39,440	25,000
Date of purchase	08/21/07	08/22/07	08/24/07
Mortgage financing at date of purchase	$—	$4,777,000	$4,816,500
Cash down payment	29,988,000	2,567,000	2,537,700

Contract purchase price plus acquisition fee	29,988,000	7,344,000	7,354,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,541	42,131	42,377

Total acquisition cost	$30,003,541	$7,386,131	$7,396,577

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Dallas, TX (DeSoto) Drugstore	Gold’s Gym O’Fallon, MO Health and Fitness	Wal-Mart Washington, IL Discount Retail
Gross leasable square footage	13,905	39,900	74,136
Date of purchase	08/27/07	08/29/07	09/10/07
Mortgage financing at date of purchase	$—	$5,425,000	$—
Cash down payment	3,434,340	2,480,000	3,649,560

Contract purchase price plus acquisition fee	3,434,340	7,905,000	3,649,560
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,878	46,022	6,214

Total acquisition cost	$3,459,218	$7,951,022	$3,655,774

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wal-Mart Borger, TX Discount Retail	Broadview Village Square Broadview, IL Shopping Center	Chamber’s Corners Wayland, MI Shopping Center
Gross leasable square footage	65,930	359,383	99,564
Date of purchase	09/12/07	09/14/07	09/19/07
Mortgage financing at date of purchase	$—	$31,500,000	$—
Cash down payment	3,269,100	27,660,000	8,999,565

Contract purchase price plus acquisition fee	3,269,100	59,160,000	8,999,565
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,631	80,573	34,799

Total acquisition cost	$3,277,731	$59,240,573	$9,034,364

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ashley Furniture Anderson, SC Home Furnishings	Best Buy Fayetteville, NC Consumer Electronics	Massard Farms Fort Smith, AR Shopping Center
Gross leasable square footage	23,800	45,582	126,584
Date of purchase	09/28/07	10/04/07	10/11/07
Mortgage financing at date of purchase	$—	$—	$10,237,000
Cash down payment	4,386,000	6,810,540	5,808,000

Contract purchase price plus acquisition fee	4,386,000	6,810,540	16,045,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,995	18,351	58,094

Total acquisition cost	$4,407,995	$6,828,891	$16,103,094

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wal-Mart Whiteville, NC Discount Retail	Staples Moraine, OH Office Supply	Wickes Furniture Chicago, IL Home Furnishings
Gross leasable square footage	65,930	20,388	48,000
Date of purchase	10/11/07	10/12/07	10/17/07
Mortgage financing at date of purchase	$—	$—	$15,925,000
Cash down payment	2,720,340	3,876,000	7,983,800

Contract purchase price plus acquisition fee	2,720,340	3,876,000	23,908,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,178	26,944	17,258

Total acquisition cost	$2,750,518	$3,902,944	$23,926,058

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Brentwood, TN Drugstore	Starbucks Bowling Green, KY Restaurant	Walgreens Harriman, TN Drugstore
Gross leasable square footage	14,820	1,850	14,820
Date of purchase	10/17/07	10/23/07	10/24/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,752,800	1,690,140	5,128,475

Contract purchase price plus acquisition fee	5,752,800	1,690,140	5,128,475
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,821	12,574	38,710

Total acquisition cost	$5,784,621	$1,702,714	$5,167,185

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Shawnee, OK Restaurant	Stations Casino Las Vegas, NV Office Space	Starbucks Oklahoma City, OK Restaurant
Gross leasable square footage	1,750	138,558	1,750
Date of purchase	10/31/07	11/01/07	11/20/07
Mortgage financing at date of purchase	$—	$42,250,000	$—
Cash down payment	1,118,847	29,150,000	1,263,444

Contract purchase price plus acquisition fee	1,118,847	71,400,000	1,263,444
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,448	66,499	11,128

Total acquisition cost	$1,126,295	$71,466,499	$1,274,572

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Powell, TN Restaurant	Starbucks Seymour, TN Restaurant	Starbucks Chattanooga, TN Restaurant
Gross leasable square footage	1,850	1,850	1,850
Date of purchase	11/26/07	11/26/07	11/26/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,350,480	1,378,020	1,448,400

Contract purchase price plus acquisition fee	1,350,480	1,378,020	1,448,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,772	19,370	19,977

Total acquisition cost	$1,371,252	$1,397,390	$1,468,377

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Maryville, TN Restaurant	Walgreens Beverly Hills, TX Drugstore	Walgreens Waco, TX Drugstore
Gross leasable square footage	1,850	13,905	13,905
Date of purchase	11/26/07	12/05/07	12/05/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,519,800	3,672,000	3,672,000

Contract purchase price plus acquisition fee	1,519,800	3,672,000	3,672,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,919	15,712	15,651

Total acquisition cost	$1,539,719	$3,687,712	$3,687,651

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Allstate Contact Center Cross Plains, WI Call Center	Mealey’s Furniture Maple Shade, NJ Home Furnishings	Circle K Akron (Brittain), OH Convenience Store
Gross leasable square footage	34,992	66,750	2,857
Date of purchase	12/07/07	12/13/07	12/20/07
Mortgage financing at date of purchase	$—	$—	$640,000
Cash down payment	5,834,400	5,457,000	627,175

Contract purchase price plus acquisition fee	5,834,400	5,457,000	1,267,175
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,832	102,996	6,639

Total acquisition cost	$5,866,232	$5,559,996	$1,273,814

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Cuyahoga Falls (Portage), OH Convenience Store	Circle K Cleveland, OH Convenience Store	Circle K Akron (Cuyahoga Falls), OH Convenience Store
Gross leasable square footage	2,959	4,318	2,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$710,000	$810,000	$860,000
Cash down payment	701,406	807,451	798,660

Contract purchase price plus acquisition fee	1,411,406	1,617,451	1,658,660
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,394	8,473	8,689

Total acquisition cost	$1,418,800	$1,625,924	$1,667,349

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Augusta, GA Convenience Store	Circle K Auburn, AL Convenience Store	Circle K El Paso (Americas), TX Convenience Store
Gross leasable square footage	3,010	2,772	3,500
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$530,000	$820,000	$1,170,000
Cash down payment	592,944	941,682	1,086,187

Contract purchase price plus acquisition fee	1,122,944	1,761,682	2,256,187
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,882	9,230	11,819

Total acquisition cost	$1,128,826	$1,770,912	$2,268,006

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Fort Mill, SC Convenience Store	Circle K Mount Pleasant, SC Convenience Store	Circle K Goose Creek, SC Convenience Store
Gross leasable square footage	6,553	2,820	2,632
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,240,000	$750,000	$670,000
Cash down payment	1,160,420	815,939	720,802

Contract purchase price plus acquisition fee	2,400,420	1,565,939	1,390,802
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,576	8,204	7,286

Total acquisition cost	$2,412,996	$1,574,143	$1,398,088

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (1693 Market), OH Convenience Store	Circle K Akron (Waterloo), OH Convenience Store	Circle K Parma, OH Convenience Store
Gross leasable square footage	4,977	2,800	3,039
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$850,000	$630,000	$670,000
Cash down payment	780,596	577,467	609,708

Contract purchase price plus acquisition fee	1,630,596	1,207,467	1,279,708
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,816	7,268	7,704

Total acquisition cost	$1,640,412	$1,214,735	$1,287,412

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Twinsburg, OH Convenience Store	Circle K Cuyahoga Falls (Bath), OH Convenience Store	Circle K Charlotte (Independence), NC Convenience Store
Gross leasable square footage	3,298	4,269	2,556
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$690,000	$1,040,000	$965,000
Cash down payment	692,911	1,024,046	954,562

Contract purchase price plus acquisition fee	1,382,911	2,064,046	1,919,562
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,325	12,425	11,556

Total acquisition cost	$1,391,236	$2,076,471	$1,931,118

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Savannah (King George), GA Convenience Store	Circle K Phenix City, AL Convenience Store	Circle K Macon (Riverside), GA Convenience Store
Gross leasable square footage	2,477	2,580	2,660
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$800,000	$820,000	$600,000
Cash down payment	840,917	810,596	679,708

Contract purchase price plus acquisition fee	1,640,917	1,630,596	1,279,708
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,878	9,816	7,704

Total acquisition cost	$1,650,795	$1,640,412	$1,287,412

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Lanett, AL Convenience Store	Circle K Monroe, LA Convenience Store	Circle K Akron (1559 Market), OH Convenience Store
Gross leasable square footage	2,631	4,140	1,624
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$455,000	$780,000	$720,000
Cash down payment	411,899	778,355	764,929

Contract purchase price plus acquisition fee	866,899	1,558,355	1,484,929
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,219	9,381	8,812

Total acquisition cost	$872,118	$1,567,736	$1,493,741

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Ridgewood), OH Convenience Store	Circle K Akron (Manchester), OH Convenience Store	Circle K Barberton (31st St), OH Convenience Store
Gross leasable square footage	2,635	2,800	2,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$640,000	$840,000	$480,000
Cash down payment	690,249	830,546	509,953

Contract purchase price plus acquisition fee	1,330,249	1,670,546	989,953
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,894	9,913	5,874

Total acquisition cost	$1,338,143	$1,680,459	$995,827

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Charlotte (Sharon), NC Convenience Store	Circle K Savannah (Johnny Mercer), GA Convenience Store	Circle K Columbus (Buena Vista), GA Convenience Store
Gross leasable square footage	2,477	1,152	2,205
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,000,000	$740,000	$770,000
Cash down payment	990,218	899,610	869,610

Contract purchase price plus acquisition fee	1,990,218	1,639,610	1,639,610
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,810	9,730	9,730

Total acquisition cost	$2,002,028	$1,649,340	$1,649,340

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Columbus (Airport), GA Convenience Store	Circle K Opelika (Columbus), AL Convenience Store	Circle K Baton Rouge (Burbank), LA Convenience Store
Gross leasable square footage	2,205	3,796	2,400
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$730,000	$1,160,000	$470,000
Cash down payment	837,425	1,232,387	499,329

Contract purchase price plus acquisition fee	1,567,425	2,392,387	969,329
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,302	14,197	5,753

Total acquisition cost	$1,576,727	$2,406,584	$975,082

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K West Monroe (503), LA Convenience Store	Circle K Copley, OH Convenience Store	Circle K Akron (Albrecht), OH Convenience Store
Gross leasable square footage	3,327	2,439	2,763
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$750,000	$590,000	$570,000
Cash down payment	745,241	584,159	562,961

Contract purchase price plus acquisition fee	1,495,241	1,174,159	1,132,961
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,874	6,254	6,024

Total acquisition cost	$1,504,115	$1,180,413	$1,138,985

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (1178 Arlington), OH Convenience Store	Circle K Kent, OH Convenience Store	Circle K Huntersville, NC Convenience Store
Gross leasable square footage	2,862	2,068	2,170
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$720,000	$500,000	$1,030,000
Cash down payment	721,949	509,365	1,019,628

Contract purchase price plus acquisition fee	1,441,949	1,009,365	2,049,628
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,668	5,367	10,900

Total acquisition cost	$1,449,617	$1,014,732	$2,060,528

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Springdale, SC Convenience Store	Circle K Charleston, SC Convenience Store	Circle K Port Wentworth, GA Convenience Store
Gross leasable square footage	1,800	3,000	3,760
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$860,000	$1,330,000	$1,150,000
Cash down payment	911,537	1,317,007	1,215,828

Contract purchase price plus acquisition fee	1,771,537	2,647,007	2,365,828
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,421	14,076	12,580

Total acquisition cost	$1,780,958	$2,661,083	$2,378,408

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Columbus (Warm Springs), GA Convenience Store	Circle K Baton Rouge (Jefferson), LA Convenience Store	Circle K Cuyahoga Falls (State), OH Convenience Store
Gross leasable square footage	4,934	2,780	2,100
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$940,000	$510,000	$490,000
Cash down payment	1,058,130	592,062	560,332

Contract purchase price plus acquisition fee	1,998,130	1,102,062	1,050,332
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,625	5,860	5,854

Total acquisition cost	$2,008,755	$1,107,922	$1,056,186

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (940 Arlington), OH Convenience Store	Circle K Akron (Exchange), OH Convenience Store	Circle K Bedford, OH Convenience Store
Gross leasable square footage	2,800	3,190	2,450
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$580,000	$750,000	$660,000
Cash down payment	573,305	743,119	637,469

Contract purchase price plus acquisition fee	1,153,305	1,493,119	1,297,469
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,429	8,322	7,232

Total acquisition cost	$1,159,734	$1,501,441	$1,304,701

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Columbia (Hardscrabble), SC Convenience Store	Circle K El Paso (Mesa), TX Convenience Store	Circle K Valley, AL Convenience Store
Gross leasable square footage	2,477	3,150	3,312
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$900,000	$610,000	$800,000
Cash down payment	881,445	553,603	785,795

Contract purchase price plus acquisition fee	1,781,445	1,163,603	1,585,795
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,929	6,486	8,839

Total acquisition cost	$1,791,374	$1,170,089	$1,594,634

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Columbus (Midland), GA Convenience Store	Circle K Columbus (Bradley), GA Convenience Store	Circle K Baton Rouge (Floynell), LA Convenience Store
Gross leasable square footage	3,760	4,750	2,780
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,240,000	$1,600,000	$670,000
Cash down payment		1,798,132	761,335

Contract purchase price plus acquisition fee	2,553,748	3,398,132	1,431,335
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,235	18,939	7,978

Total acquisition cost	$2,567,983	$3,417,071	$1,439,313

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Darrow), OH Convenience Store	Circle K Barberton (Wooster), OH Convenience Store	Circle K Norton, OH Convenience Store
Gross leasable square footage	2,800	3,600	3,750
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$640,000	$1,140,000	$730,000
Cash down payment	596,483	1,147,495	733,172

Contract purchase price plus acquisition fee	1,236,483	2,287,495	1,463,172
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,658	12,317	7,879

Total acquisition cost	$1,243,141	$2,299,812	$1,471,051

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Willoughby, OH Convenience Store	Circle K Columbia (Garners), SC Convenience Store	Circle K El Paso (Zaragosa), TX Convenience Store
Gross leasable square footage	2,938	2,600	3,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$610,000	$1,080,000	$1,090,000
Cash down payment	605,876	1,073,542	1,012,023

Contract purchase price plus acquisition fee	1,215,876	2,153,542	2,102,023
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,547	11,596	11,318

Total acquisition cost	$1,222,423	$2,165,138	$2,113,341

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Martinez, GA Convenience Store	Circle K Pine Mountain, GA Convenience Store	Circle K Beaufort, SC Convenience Store
Gross leasable square footage	2,250	3,285	3,054
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$630,000	$600,000	$830,000
Cash down payment	668,308	564,355	839,253

Contract purchase price plus acquisition fee	1,298,308	1,164,355	1,669,253
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,991	6,270	8,988

Total acquisition cost	$1,305,299	$1,170,625	$1,678,241

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K West Monroe (1602), LA Convenience Store	Circle K Akron (Main), OH Convenience Store	Circle K Akron (Brown), OH Convenience Store
Gross leasable square footage	3,927	1,710	3,258
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$850,000	$600,000	$640,000
Cash down payment	850,165	606,518	690,264

Contract purchase price plus acquisition fee	1,700,165	1,206,518	1,330,264
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,156	6,754	7,446

Total acquisition cost	$1,709,321	$1,213,272	$1,337,710

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Canton (12th St), OH Convenience Store	Circle K Maple Heights, OH Convenience Store	Circle K Brookpark, OH Convenience Store
Gross leasable square footage	2,800	2,967	2,740
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$555,000	$760,000	$690,000
Cash down payment	630,894	755,882	691,824

Contract purchase price plus acquisition fee	1,185,894	1,515,882	1,381,824
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,639	8,486	7,736

Total acquisition cost	$1,192,533	$1,524,368	$1,389,560

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Charlotte (Sugar Creek), NC Convenience Store	Circle K Mobile (Airport), AL Convenience Store	Circle K Bluffton, SC Convenience Store
Gross leasable square footage	2,770	2,448	1,760
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,030,000	$860,000	$1,230,000
Cash down payment	1,022,112	996,181	1,409,904

Contract purchase price plus acquisition fee	2,052,112	1,856,181	2,639,904
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,488	10,391	14,777

Total acquisition cost	$2,063,600	$1,866,572	$2,654,681

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Macon (Arkwright), GA Convenience Store	Circle K Mobile (Moffett), AL Convenience Store	Circle K Shreveport, LA Convenience Store
Gross leasable square footage	2,248	678	3,180
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$560,000	$655,000	$620,000
Cash down payment	605,270	933,067	617,454

Contract purchase price plus acquisition fee	1,165,270	1,588,067	1,237,454
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,523	8,889	271,629

Total acquisition cost	$1,171,793	$1,596,956	$1,509,083

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Albuquerque, NM Convenience Store	Circle K Bossier City, LA Convenience Store	Circle K Barberton (5th St), OH Convenience Store
Gross leasable square footage	7,200	2,800	2,900
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$650,000	$780,000	$630,000
Cash down payment	647,751	775,241	626,552

Contract purchase price plus acquisition fee	1,297,751	1,555,241	1,256,552
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,075	1,882	15,532

Total acquisition cost	$1,331,826	$1,557,123	$1,272,084

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Canton (Tuscarawas), OH Convenience Store	Circle K Fairlawn, OH Convenience Store	Circle K Northfield, OH Convenience Store
Gross leasable square footage	4,500	4,647	2,874
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,130,000	$800,000	$990,000
Cash down payment	1,105,014	837,638	987,525

Contract purchase price plus acquisition fee	2,235,014	1,637,638	1,977,525
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,368	16,713	4,683

Total acquisition cost	$2,247,382	$1,654,351	$1,982,208

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Seville OH Convenience Store	Circle K Columbus (Lumpkin), GA Convenience Store	Circle K North Augusta, GA Convenience Store
Gross leasable square footage	2,531	2,700	2,240
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,300,000	$800,000	$590,000
Cash down payment	1,192,505	899,435	625,354

Contract purchase price plus acquisition fee	2,492,505	1,699,435	1,215,354
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	(12,407)	362	6,725

Total acquisition cost	$2,480,098	$1,699,797	$1,222,079

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Opelika (2nd Ave), AL Convenience Store	Walgreens Cincinnati, OH Drugstore	Tractor Supply Rome, NY Specialty Retail
Gross leasable square footage	3,211	15,120	19,097
Date of purchase	12/20/07	12/21/07	01/04/08
Mortgage financing at date of purchase	$630,000	$—	$—
Cash down payment	698,649	4,987,800	3,213,000

Contract purchase price plus acquisition fee	1,328,649	4,987,800	3,213,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,452	32,219	36,291

Total acquisition cost	$1,341,101	$5,020,019	$3,249,291

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HH Gregg Greensboro, NC Specialty Retail	Starbucks Altus, OK Restaurant	Milford Commons Milford, NH Shopping Center
Gross leasable square footage	30,167	1,741	78,430
Date of purchase	01/11/08	01/16/08	01/17/08
Mortgage financing at date of purchase	$—	$—	$5,816,924
Cash down payment	6,936,000	1,195,862	2,292,076

Contract purchase price plus acquisition fee	6,936,000	1,195,862	8,109,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,101	17,473	97,029

Total acquisition cost	$6,961,101	$1,213,335	$8,206,029

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CarMax Greenville, SC Automotive Dealership	Bank of America Delray Beach, FL Bank	Arby’s New Castle, PA Restaurant
Gross leasable square footage	46,535	54,254	3,283
Date of purchase	01/25/08	01/31/08	01/31/08
Mortgage financing at date of purchase	$15,125,000	$10,632,014	$1,063,201
Cash down payment	7,315,000	4,667,986	487,199

Contract purchase price plus acquisition fee	22,440,000	15,300,000	1,550,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,000	240,104	41,196

Total acquisition cost	$22,487,000	$15,540,104	$1,591,596

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Mustang Engineering Houston, TX Office	Circuit City Kennesaw, GA Consumer Electronics	CarMax Raleigh, NC Automotive Dealership
Gross leasable square footage	136,954	182,035	57,010
Date of purchase	01/31/08	01/31/08	01/31/08
Mortgage financing at date of purchase	$13,467,218	$14,176,019	$6,520,969
Cash down payment	5,912,782	6,060,781	2,806,931

Contract purchase price plus acquisition fee	19,380,000	20,236,800	9,327,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	163,269	140,168	85,562

Total acquisition cost	$19,543,269	$20,376,968	$9,413,462

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Office Depot Alcoa, TN Office Supply	CarMax Pineville, NC Automotive Dealership	FedEx Mishawaka, IN Distribution Center
Gross leasable square footage	26,850	16,375	54,804
Date of purchase	01/31/08	01/31/08	02/06/08
Mortgage financing at date of purchase	$2,888,364	$7,017,129	$2,799,764
Cash down payment	842,796	3,068,631	1,210,876

Contract purchase price plus acquisition fee	3,731,160	10,085,760	4,010,640
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	50,844	84,739	40,541

Total acquisition cost	$3,782,004	$10,170,499	$4,051,181

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Best Buy Wichita, KS Consumer Electronics	Boscov’s Voorhees, NJ Department Store	Bridgestone/ Firestone Atlanta, GA Automotive Parts
Gross leasable square footage	66,756	173,767	10,325
Date of purchase	02/06/08	02/06/08	02/06/08
Mortgage financing at date of purchase	$8,080,331	$3,189,604	$1,754,282
Cash down payment	3,467,089	982,196	726,358

Contract purchase price plus acquisition fee	11,547,420	4,171,800	2,480,640
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	111,473	101,795	29,749

Total acquisition cost	$11,658,893	$4,273,595	$2,510,389

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Lufkin, TX Sporting Goods	Marsh Supermarkets Indianapolis, IN Grocery	CVS Indianapolis, IN Drugstore
Gross leasable square footage	60,750	65,000	10,880
Date of purchase	02/06/08	02/06/08	02/06/08
Mortgage financing at date of purchase	$3,685,765	$10,242,174	$2,675,724
Cash down payment	1,618,235	4,360,146	1,088,076

Contract purchase price plus acquisition fee	5,304,000	14,602,320	3,763,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	57,877	97,290	37,575

Total acquisition cost	$5,361,877	$14,699,610	$3,801,375

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Hilltop Plaza Bridgeton, MO Shopping Center	Starbucks Stillwater, OK Restaurant	Walgreens(2) Oneida, TN Drugstore
Gross leasable square footage	302,921	1,850	14,820
Date of purchase	02/06/08	02/28/08	02/29/08
Mortgage financing at date of purchase	$—	$—	$3,800,000
Cash down payment	23,658,900	1,329,517	1,222,901

Contract purchase price plus acquisition fee	23,658,900	1,329,517	5,022,901
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,446	18,850	146,858

Total acquisition cost	$23,699,346	$1,348,367	$5,169,759

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Memphis, TN Restaurant	Starbucks Ponca City, OK Restaurant	Starbucks Kingsport, TN Restaurant
Gross leasable square footage	1,853	1,750	1,850
Date of purchase	03/04/08	03/11/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,394,340	1,082,988	1,354,560

Contract purchase price plus acquisition fee	1,394,340	1,082,988	1,354,560
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,221	19,939	27,139

Total acquisition cost	$1,423,561	$1,102,927	$1,381,699

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys El Centro, CA Automotive Parts	Pep Boys Lakeland, FL Automotive Parts	Pep Boys Tamarac, FL Automotive Parts
Gross leasable square footage	18,196	20,747	18,020
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,474,520	2,771,340	4,166,700

Contract purchase price plus acquisition fee	2,474,520	2,771,340	4,166,700
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,505	13,605	19,135

Total acquisition cost	$2,487,025	$2,784,945	$4,185,835

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Clarksville, IN Automotive Parts	Pep Boys Frederick, MD Automotive Parts	Pep Boys West Warwick, RI Automotive Parts
Gross leasable square footage	22,211	17,690	22,211
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,567,340	4,811,340	3,776,040

Contract purchase price plus acquisition fee	2,567,340	4,811,340	3,776,040
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,984	21,064	17,951

Total acquisition cost	$2,583,324	$4,832,404	$3,793,991

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Pasadena, TX Automotive Parts	Pep Boys Orem, UT Automotive Parts	Pep Boys Hampton, VA Automotive Parts
Gross leasable square footage	22,341	21,770	22,211
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,046,960	3,149,760	4,077,960

Contract purchase price plus acquisition fee	5,046,960	3,149,760	4,077,960
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	62,959	(24,491)	18,157

Total acquisition cost	$5,109,919	$3,125,269	$4,096,117

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Redlands, CA Automotive Parts	Pep Boys El Paso, CO Automotive Parts	Pep Boys Tampa, FL Automotive Parts
Gross leasable square footage	22,290	22,211	22,356
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,712,400	2,718,300	1,963,500

Contract purchase price plus acquisition fee	4,712,400	2,718,300	1,963,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,439	12,232	10,017

Total acquisition cost	$4,732,839	$2,730,532	$1,973,517

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Fort Myers, FL Automotive Parts	Pep Boys Arlington Heights, IL Automotive Parts	Pep Boys Nashua, NH Automotive Parts
Gross leasable square footage	22,225	20,464	19,300
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,108,960	6,261,780	4,462,500

Contract purchase price plus acquisition fee	3,108,960	6,261,780	4,462,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,328	25,570	18,798

Total acquisition cost	$3,123,288	$6,287,350	$4,481,298

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Albuquerque, NM Automotive Parts	Pep Boys New Hartford, NY Automotive Parts	Pep Boys San Antonio, TX Automotive Parts
Gross leasable square footage	21,768	22,211	22,373
Date of purchase	03/25/08	03/25/08	03/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,848,460	2,416,380	2,509,200

Contract purchase price plus acquisition fee	3,848,460	2,416,380	2,509,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,065	11,095	11,445

Total acquisition cost	$3,867,525	$2,427,475	$2,520,645

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Batesville, MS Drugstore	Tractor Supply Clovis, NM Specialty Retail	BJ’s Wholesale Club Haverhill, MA Warehouse
Gross leasable square footage	14,250	19,097	119,598
Date of purchase	03/31/08	04/07/08	04/14/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,427,420	3,121,200	19,788,000

Contract purchase price plus acquisition fee	5,427,420	3,121,200	19,788,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,609	26,120	52,683

Total acquisition cost	$5,459,029	$3,147,320	$19,840,683

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Elmira, NY Drugstore	Tractor Supply Carroll, OH Specialty Retail	CVS Onley, VA Drugstore
Gross leasable square footage	14,820	40,700	13,225
Date of purchase	05/01/08	05/08/08	05/08/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,197,520	2,040,000	5,595,720

Contract purchase price plus acquisition fee	6,197,520	2,040,000	5,595,720
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,837	30,879	18,725

Total acquisition cost	$6,235,357	$2,070,879	$5,614,445

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Hibbing, MN Drugstore	Allstate Yuma, AZ Office	Walgreens Essex, MD Drugstore
Gross leasable square footage	14,820	28,800	14,820
Date of purchase	05/14/08	05/22/08	05/30/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,284,000	7,840,137	6,617,760

Contract purchase price plus acquisition fee	4,284,000	7,840,137	6,617,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,881	38,569	41,097

Total acquisition cost	$4,309,881	$7,878,706	$6,658,857

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Convergy’s Las Cruces, NM Office	Walgreens Bath, NY Drugstore	Walgreens Chino Valley, AZ Drugstore
Gross leasable square footage	45,761	12,222	14,820
Date of purchase	06/02/08	06/02/08	06/02/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,273,485	4,320,726	5,543,700

Contract purchase price plus acquisition fee	8,273,485	4,320,726	5,543,700
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	55,078	31,798	24,526

Total acquisition cost	$8,328,563	$4,352,524	$5,568,226

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	III Forks Dallas, TX Restaurant	Kohl’s Grand Forks, ND Department Store	Walgreens Albany, GA Drugstore
Gross leasable square footage	21,145	68,725	14,820
Date of purchase	06/05/08	06/11/08	06/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	11,220,000	8,695,500	4,692,000

Contract purchase price plus acquisition fee	11,220,000	8,695,500	4,692,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	51,821	22,385	27,220

Total acquisition cost	$11,271,821	$8,717,885	$4,719,220

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Coral Walk Cape Coral, FL Shopping Center	LA Fitness Brooklyn Park, MN Fitness	Market Pointe Papillion, NE Shopping Center
Gross leasable square footage	94,817	45,000	254,125
Date of purchase	06/12/08	06/17/08	06/20/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	27,540,000	10,659,000	26,010,000

Contract purchase price plus acquisition fee	27,540,000	10,659,000	26,010,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	2,397,962	24,728	83,527

Total acquisition cost	$29,937,962	$10,683,728	$26,093,527

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Petsmart McCarran, NV Specialty Retail	Cumming Town Center Cumming, GA Shopping Center	Walgreens Rome, NY Drugstore
Gross leasable square footage	870,720	310,192	13,770
Date of purchase	07/02/08	07/11/08	07/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	52,555,500	59,548,929	4,567,282

Contract purchase price plus acquisition fee	52,555,500	59,548,929	4,567,282
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	351,110	5,724,660	37,016

Total acquisition cost	$52,906,610	$65,273,589	$4,604,298

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	LA Fitness Matteson, IL Fitness	Walgreens Columbus, MS Drugstore	Weston Shops Weston, FL Shopping Center
Gross leasable square footage	45,000	14,450	30,420
Date of purchase	07/16/08	07/24/08	07/30/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,290,780	4,508,400	16,728,000

Contract purchase price plus acquisition fee	10,290,780	4,508,400	16,728,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,201	22,652	58,772

Total acquisition cost	$10,314,981	$4,531,052	$16,786,772

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	LA Fitness Greenwood, IN Fitness	JoAnn’s Fabric Alpharetta, GA Specialty Retail	Petsmart Chattanooga, TN Specialty Retail
Gross leasable square footage	45,000	38,418	26,040
Date of purchase	08/05/08	08/05/08	08/05/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,817,100	6,569,820	4,911,300

Contract purchase price plus acquisition fee	10,817,100	6,569,820	4,911,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,587	30,176	33,209

Total acquisition cost	$10,836,687	$6,599,996	$4,944,509

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Petsmart Daytona Beach, FL Specialty Retail	Petsmart Fredericksburg, VA Specialty Retail	Ferguson Enterprises Shallotte, NC Specialty Retail
Gross leasable square footage	26,194	26,051	17,234
Date of purchase	08/05/08	08/05/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,439,660	5,302,980	2,541,551

Contract purchase price plus acquisition fee	5,439,660	5,302,980	2,541,551
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,342	27,755	29,635

Total acquisition cost	$5,468,002	$5,330,735	$2,571,186

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Salisbury, MD Specialty Retail	Ferguson Enterprises Powhatan, VA Specialty Retail	Ferguson Enterprises Ocala, FL Specialty Retail
Gross leasable square footage	97,912	48,131	55,321
Date of purchase	08/21/08	08/21/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,997,986	7,529,534	7,113,824

Contract purchase price plus acquisition fee	10,997,986	7,529,534	7,113,824
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	119,536	74,475	39,611

Total acquisition cost	$11,117,522	$7,604,009	$7,153,435

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Front Royal, VA Specialty Retail	Ferguson Enterprises Cohasset, MN Specialty Retail	Ferguson Enterprises Auburn, AL Specialty Retail
Gross leasable square footage	764,000	14,300	15,000
Date of purchase	08/21/08	08/21/08	08/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	45,305,275	1,501,525	2,329,039

Contract purchase price plus acquisition fee	45,305,275	1,501,525	2,329,039
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	281,253	28,638	33,040

Total acquisition cost	$45,586,528	$1,530,163	$2,362,079

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Charlotte, NC Specialty Retail	Home Depot Lakewood, CO Home Improvement	Walgreens Mobile, AL Drugstore
Gross leasable square footage	99,945	102,000	13,360
Date of purchase	08/21/08	08/27/08	08/28/08
Mortgage financing at date of purchase	$—	$8,034,632	$—
Cash down payment	11,210,380	3,491,368	5,523,300

Contract purchase price plus acquisition fee	11,210,380	11,526,000	5,523,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	35,761	33,433	30,395

Total acquisition cost	$11,246,141	$11,559,433	$5,553,695

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Alamogordo, NM Specialty Retail	Aaron’s Rents Anderson, SC Specialty Retail	Aaron’s Rents Baton Rouge, LA Specialty Retail
Gross leasable square footage	8,006	9,475	7,959
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	880,584	1,145,665	857,730

Contract purchase price plus acquisition fee	880,584	1,145,665	857,730
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,166	29,600	28,897

Total acquisition cost	$908,750	$1,175,265	$886,627

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Beeville, TX Specialty Retail	Aaron’s Rents Calmet City, IL Specialty Retail	Aaron’s Rents Charlotte, NC Specialty Retail
Gross leasable square footage	7,969	9,001	6,287
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,566,182	1,454,381	913,871

Contract purchase price plus acquisition fee	1,566,182	1,454,381	913,871
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,183	35,931	27,387

Total acquisition cost	$1,599,365	$1,490,312	$941,258

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Chiefland, FL Specialty Retail	Aaron’s Rents Clanton, AL Specialty Retail	Aaron’s Rents Essex, MD Specialty Retail
Gross leasable square footage	7,692	8,000	14,220
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,414,526	1,222,902	2,098,730

Contract purchase price plus acquisition fee	1,414,526	1,222,902	2,098,730
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,461	29,798	72,931

Total acquisition cost	$1,441,987	$1,252,700	$2,171,661

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Forrest City, AR Specialty Retail	Aaron’s Rents Griffin, GA Specialty Retail	Aaron’s Rents Grovetown, GA Specialty Retail
Gross leasable square footage	6,896	7,692	7,692
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,158,864	1,777,529	1,237,009

Contract purchase price plus acquisition fee	1,158,864	1,777,529	1,237,009
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	32,776	27,772	26,801

Total acquisition cost	$1,191,640	$1,805,301	$1,263,810

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Harrisonville, MO Specialty Retail	Aaron’s Rents Hartsville, SC Specialty Retail	Aaron’s Rents Largo, FL Specialty Retail
Gross leasable square footage	6,741	9,459	14,299
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	720,773	1,355,439	783,331

Contract purchase price plus acquisition fee	720,773	1,355,439	783,331
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,733	29,496	27,054

Total acquisition cost	$749,506	$1,384,935	$810,385

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Mansfield, TX Specialty Retail	Aaron’s Rents Navasota, TX Specialty Retail	Aaron’s Rents Okeechobee, FL Specialty Retail
Gross leasable square footage	9,459	7,692	7,597
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,396,495	1,326,292	1,585,525

Contract purchase price plus acquisition fee	1,396,495	1,326,292	1,585,525
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	32,391	32,405	27,526

Total acquisition cost	$1,428,886	$1,358,697	$1,613,051

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Rensselaer, NY Specialty Retail	Aaron’s Rents Rome, NY Specialty Retail	Aaron’s Rents Sandersville, GA Specialty Retail
Gross leasable square footage	14,714	13,146	7,692
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,581,454	1,169,759	1,235,863

Contract purchase price plus acquisition fee	1,581,454	1,169,759	1,235,863
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,281	31,459	27,643

Total acquisition cost	$1,614,735	$1,201,218	$1,263,506

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Shreveport, LA Specialty Retail	Aaron’s Rents Stuart, FL Specialty Retail	Aaron’s Rents Wichita, KS Specialty Retail
Gross leasable square footage	9,163	19,479	7,577
Date of purchase	09/15/08	09/15/08	09/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	588,347	2,121,684	870,848

Contract purchase price plus acquisition fee	588,347	2,121,684	870,848
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,929	29,591	29,656

Total acquisition cost	$616,276	$2,151,275	$900,504

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Wilton, NY Specialty Retail	HH Gregg Grove City, OH Specialty Retail	Lowe’s Chester, NY Home Improvement
Gross leasable square footage	41,063	30,167	131,798
Date of purchase	09/15/08	09/17/08	09/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,864,922	6,020,040	7,177,778

Contract purchase price plus acquisition fee	2,864,922	6,020,040	7,177,778
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,576	37,410	55,468

Total acquisition cost	$2,901,498	$6,057,450	$7,233,246

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	BJ’s Wholesale Club Ft. Lauderdale, FL Warehouse	HH Gregg Mt. Juliet, TN Specialty Retail	Winter Garden Village Winter Garden, FL Shopping Center
Gross leasable square footage	119,598	30,000	698,210
Date of purchase	09/23/08	09/23/08	09/26/08
Mortgage financing at date of purchase	$—	$—	$105,700,000
Cash down payment	28,838,314	6,472,920	78,258,312

Contract purchase price plus acquisition fee	28,838,314	6,472,920	183,958,312
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,290	28,789	1,076,828

Total acquisition cost	$28,862,604	$6,501,709	$185,035,140

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	FedEx Huntsville, AL Distribution Center	AT&T(2) Santa Clara, CA Office	Best Buy(2) Las Cruces, NM Consumer Electronics
Gross leasable square footage	56,360	33,257	30,000
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$—	$6,032,000	$3,809,000
Cash down payment	11,166,742	4,372,000	2,413,000

Contract purchase price plus acquisition fee	11,166,742	10,404,000	6,222,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,450	8,942	14,417

Total acquisition cost	$11,201,192	$10,412,942	$6,236,417

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Columbia I, TN Drugstore	CVS(2) Columbia II, TN Drugstore	CVS(2) Hamilton, OH Drugstore
Gross leasable square footage	10,715	10,759	11,180
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,715,000	$1,735,000	$1,787,500
Cash down payment	937,000	713,000	1,884,500

Contract purchase price plus acquisition fee	2,652,000	2,448,000	3,672,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,475	47,416	12,915

Total acquisition cost	$2,699,475	$2,495,416	$3,684,915

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Mechanicville, NY Drugstore	Home Depot(2) Colma, CA Home Improvement	Office Depot(2) Laurel, MS Office Supply
Gross leasable square footage	10,125	99,970	20,515
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,290,000	$21,613,000	$1,270,000
Cash down payment	1,362,000	18,483,200	1,433,000

Contract purchase price plus acquisition fee	2,652,000	40,096,200	2,703,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,049	39,368	12,699

Total acquisition cost	$2,665,049	$40,135,568	$2,715,699

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Office Depot(2) London, KY Office Supply	Payless Shoes(2) Columbia, SC Specialty Retail	Staples(2) Angola, IN Office Supply
Gross leasable square footage	20,468	5,534	24,049
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,680,000	$860,000	$1,999,000
Cash down payment	1,890,000	568,000	1,265,000

Contract purchase price plus acquisition fee	3,570,000	1,428,000	3,264,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,447	14,681	12,578

Total acquisition cost	$3,583,447	$1,442,681	$3,276,578

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	TJ Maxx(2) Staunton, VA Department Store	Walgreens(2) Akron, OH Drugstore	Walgreens(2) Broken Arrow, OK Drugstore
Gross leasable square footage	78,823	13,500	12,751
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$3,116,000	$1,900,000	$1,127,500
Cash down payment	1,270,000	976,400	1,014,500

Contract purchase price plus acquisition fee	4,386,000	2,876,400	2,142,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,627	12,811	13,338

Total acquisition cost	$4,398,627	$2,889,211	$2,155,338

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Crossville, TN Drugstore	Walgreens(2) Jacksonville, AR Drugstore	Walgreens(2) LaMarque, TX Drugstore
Gross leasable square footage	15,070	14,560	15,120
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$2,753,000	$2,510,750	$2,277,000
Cash down payment	1,786,000	2,640,250	2,323,200

Contract purchase price plus acquisition fee	4,539,000	5,151,000	4,600,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,175	14,165	14,458

Total acquisition cost	$4,552,175	$5,165,165	$4,614,658

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Tulsa (Memorial), OK Drugstore	Walgreens(2) Newton, IA Drugstore	Walgreens(2) Saginaw, MI Drugstore
Gross leasable square footage	13,500	15,047	15,120
Date of purchase	09/30/08	09/30/08	09/30/08
Mortgage financing at date of purchase	$1,926,000	$2,393,000	$2,282,500
Cash down payment	1,083,000	2,023,600	2,001,500

Contract purchase price plus acquisition fee	3,009,000	4,416,600	4,284,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,633	13,644	12,940

Total acquisition cost	$3,022,633	$4,430,244	$4,296,940

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Seattle, WA Drugstore	Walgreens(2) Tulsa, OK Drugstore	FedEx Baton Rouge, LA Distribution Center
Gross leasable square footage	14,410	13,000	29,400
Date of purchase	09/30/08	09/30/08	10/03/08
Mortgage financing at date of purchase	$3,349,500	$1,215,500	$—
Cash down payment	3,555,900	1,018,300	9,178,858

Contract purchase price plus acquisition fee	6,905,400	2,233,800	9,178,858
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,524	13,338	39,249

Total acquisition cost	$6,915,924	$2,247,138	$9,218,107

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Atlanta, GA Drugstore	Tractor Supply Baldwinsville, NY Specialty Retail	BE Aerospace Winston-Salem, NC Warehouse
Gross leasable square footage	12,013	24,727	89,600
Date of purchase	10/07/08	10/15/08	10/31/08
Mortgage financing at date of purchase	$—	$2,024,013	$—
Cash down payment	3,917,820	1,446,149	5,528,400

Contract purchase price plus acquisition fee	3,917,820	3,470,162	5,528,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,360	29,036	33,724

Total acquisition cost	$3,945,180	$3,499,198	$5,562,124

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Birmingham (29th Ave), AL Restaurant	Church’s Chicken Birmingham (Ensley), AL Restaurant	Church’s Chicken Birmingham (Jefferson), AL Restaurant
Gross leasable square footage	787	1,130	1,750
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$40,011	$375,732
Cash down payment	36,489	36,489	342,659

Contract purchase price plus acquisition fee	76,500	76,500	718,391
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,304	5,304	5,305

Total acquisition cost	$81,804	$81,804	$723,696

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Birmingham (Vanderbilt), AL Restaurant	Church’s Chicken Greensboro, AL Restaurant	Church’s Chicken Montgomery (Day), AL Restaurant
Gross leasable square footage	1,364	787	1,560
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$301,451	$338,402	$259,909
Cash down payment	274,916	308,614	237,031

Contract purchase price plus acquisition fee	576,367	647,016	496,940
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,305	5,592	5,406

Total acquisition cost	$581,672	$652,608	$502,346

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Montgomery (South), AL Restaurant	Church’s Chicken Montgomery (Fairview), AL Restaurant	Church’s Chicken Montgomery (Hwy 31), AL Restaurant
Gross leasable square footage	1,230	1,286	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$472,192	$400,082	$379,328
Cash down payment	430,627	364,864	345,938

Contract purchase price plus acquisition fee	902,819	764,946	725,266
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,407	5,406	5,406

Total acquisition cost	$908,226	$770,352	$730,672

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Montgomery (Wetumpka), AL Restaurant	Church’s Chicken Phenix City, AL Restaurant	Church’s Chicken Talladega, AL Restaurant
Gross leasable square footage	1,781	1,335	1,232
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$272,019	$439,166	$206,453
Cash down payment	248,075	400,508	188,281

Contract purchase price plus acquisition fee	520,094	839,674	394,734
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,406	5,775	5,488

Total acquisition cost	$525,500	$845,449	$400,222

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken West Birmingham, AL Restaurant	Church’s Chicken Little Rock (12th St), AR Restaurant	Church’s Chicken Little Rock (Geyer), AR Restaurant
Gross leasable square footage	1,395	945	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$221,387	$271,305	$309,080
Cash down payment	201,900	247,424	281,873

Contract purchase price plus acquisition fee	423,287	518,729	590,953
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,304	5,189	5,190

Total acquisition cost	$428,591	$523,918	$596,143

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Little Rock (MLK), AR Restaurant	Church’s Chicken North Little Rock, AR Restaurant	Church’s Chicken Pine Bluff, AR Restaurant
Gross leasable square footage	945	1,230	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$118,614	$49,138	$626,959
Cash down payment	108,174	44,812	571,772

Contract purchase price plus acquisition fee	226,788	93,950	1,198,731
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	5,189	7,200

Total acquisition cost	$231,977	$99,139	$1,205,931

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Nogales, AZ Restaurant	Church’s Chicken Phoenix (4245 Central), AZ Restaurant	Church’s Chicken Phoenix (7444 Central), AZ Restaurant
Gross leasable square footage	1,144	1,157	966
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$295,098	$269,924	$474,007
Cash down payment	269,121	246,164	432,282

Contract purchase price plus acquisition fee	564,219	516,088	906,289
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,468	4,952	4,952

Total acquisition cost	$569,687	$521,040	$911,241

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (Roosevelt), AZ Restaurant	Church’s Chicken Phoenix (E Thomas), AZ Restaurant	Church’s Chicken Phoenix (Grand), AZ Restaurant
Gross leasable square footage	1,156	1,176	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$288,142	$345,198	$250,297
Cash down payment	262,778	314,811	228,266

Contract purchase price plus acquisition fee	550,920	660,009	478,563
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,951

Total acquisition cost	$555,872	$664,961	$483,514

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (35th Ave), AZ Restaurant	Church’s Chicken Phoenix (W Thomas), AZ Restaurant	Church’s Chicken Tucson (Golf Links), AZ Restaurant
Gross leasable square footage	1,144	1,172	987
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$393,080	$279,370	$314,739
Cash down payment	358,479	254,780	287,034

Contract purchase price plus acquisition fee	751,559	534,150	601,773
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,952

Total acquisition cost	$756,511	$539,101	$606,725

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tucson (Grant), AZ Restaurant	Church’s Chicken Tucson (Oracle), AZ Restaurant	Church’s Chicken Tucson (Valencia), AZ Restaurant
Gross leasable square footage	1,176	1,155	1,106
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$276,165	$186,239	$319,272
Cash down payment	251,855	169,846	291,167

Contract purchase price plus acquisition fee	528,020	356,085	610,439
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,952

Total acquisition cost	$532,972	$361,036	$615,391

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Americus, GA Restaurant	Church’s Chicken Atlanta (Campbelton), GA Restaurant	Church’s Chicken Atlanta (Cleveland), GA Restaurant
Gross leasable square footage	1,335	1,144	1,350
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$258,631	$281,549	$307,062
Cash down payment	235,865	256,765	280,033

Contract purchase price plus acquisition fee	494,496	538,314	587,095
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,951	4,988

Total acquisition cost	$499,447	$543,265	$592,083

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Atlanta (MLK), GA Restaurant	Church’s Chicken Atlanta (Moreland), GA Restaurant	Church’s Chicken Columbus (Buena Vista), GA Restaurant
Gross leasable square footage	1,144	1,176	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$276,957	$376,283	$468,923
Cash down payment	252,578	343,161	427,647

Contract purchase price plus acquisition fee	529,535	719,444	896,570
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	5,216	5,342

Total acquisition cost	$534,486	$724,660	$901,912

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Columbus (Ft. Benning), GA Restaurant	Church’s Chicken Cordele, GA Restaurant	Church’s Chicken Decatur (1805 Candler), GA Restaurant
Gross leasable square footage	1,169	420	1,134
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$99,600	$270,647	$266,180
Cash down payment	90,832	246,822	242,749

Contract purchase price plus acquisition fee	190,432	517,469	508,929
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	5,166	4,960

Total acquisition cost	$195,383	$522,635	$513,889

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Decatur (2700 Candler), GA Restaurant	Church’s Chicken Decatur (Decatur), GA Restaurant	Church’s Chicken Decatur (Wesley Chapel), GA Restaurant
Gross leasable square footage	1,155	1,491	1,302
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$279,838	$280,127	$261,576
Cash down payment	255,206	255,469	238,551

Contract purchase price plus acquisition fee	535,044	535,596	500,127
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,951	4,952

Total acquisition cost	$539,995	$540,547	$505,079

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken East Point, GA Restaurant	Church’s Chicken Fort Valley, GA Restaurant	Church’s Chicken Griffin, GA Restaurant
Gross leasable square footage	1,320	1,176	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$286,491	$318,999	$314,631
Cash down payment	261,273	290,919	286,936

Contract purchase price plus acquisition fee	547,764	609,918	601,567
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,048	4,961	4,968

Total acquisition cost	$552,812	$614,879	$606,535

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken LaGrange, GA Restaurant	Church’s Chicken Macon (Georgia), GA Restaurant	Church’s Chicken Macon (Pio Nono), GA Restaurant
Gross leasable square footage	1,335	1,169	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$230,535	$225,619	$335,637
Cash down payment	210,243	205,758	306,094

Contract purchase price plus acquisition fee	440,778	431,377	641,731
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,992

Total acquisition cost	$445,729	$436,329	$646,723

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Macon (Shurling), GA Restaurant	Church’s Chicken Marietta, GA Restaurant	Church’s Chicken Kansas City, KS Restaurant
Gross leasable square footage	1,144	1,122	940
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$408,473	$223,270	$375,383
Cash down payment	372,518	203,617	342,339

Contract purchase price plus acquisition fee	780,991	426,887	717,722
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,080	5,150	5,709

Total acquisition cost	$786,071	$432,037	$723,431

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City (Blue Ridge), MO Restaurant	Church’s Chicken Kansas City (12th St), MO Restaurant	Church’s Chicken Kansas City (Gregory), MO Restaurant
Gross leasable square footage	1,395	1,080	1,774
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$441,310	$553,206	$436,595
Cash down payment	402,464	504,511	398,164

Contract purchase price plus acquisition fee	843,774	1,057,717	834,759
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,625	5,625

Total acquisition cost	$849,399	$1,063,342	$840,384

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City (Indiana), MO Restaurant	Church’s Chicken Kansas City (Prospect), MO Restaurant	Church’s Chicken Fort Worth (28th St), TX Restaurant
Gross leasable square footage	1,245	1,110	1,172
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$318,954	$372,309	$202,621
Cash down payment	290,877	339,537	184,785

Contract purchase price plus acquisition fee	609,831	711,846	387,406
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,626	5,625	5,244

Total acquisition cost	$615,457	$717,471	$392,650

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Gulfport, MS Restaurant	Church’s Chicken Jackson (Ellis), MS Restaurant	Church’s Chicken Jackson (Northside), MS Restaurant
Gross leasable square footage	983	1,335	1,472
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$453,269	$881,939	$323,662
Cash down payment	413,370	804,307	295,172

Contract purchase price plus acquisition fee	866,639	1,686,246	618,834
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	5,747	5,748

Total acquisition cost	$871,590	$1,691,993	$624,582

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Jackson (Terry), MS Restaurant	Church’s Chicken Jackson (Woodrow Wilson), MS Restaurant	Church’s Chicken Laurel, MS Restaurant
Gross leasable square footage	1,200	1,335	985
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$454,422	$287,786	$526,565
Cash down payment	414,422	262,453	480,215

Contract purchase price plus acquisition fee	868,844	550,239	1,006,780
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,748	5,748	5,357

Total acquisition cost	$874,592	$555,987	$1,012,137

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Vicksburg, MS Restaurant	Church’s Chicken Albuquerque (Broadway), NM Restaurant	Church’s Chicken Albuquerque (Fourth), NM Restaurant
Gross leasable square footage	983	1,190	1,190
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$207,872	$359,424	$306,040
Cash down payment	189,573	327,787	279,101

Contract purchase price plus acquisition fee	397,445	687,211	585,141
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	5,578	4,952

Total acquisition cost	$402,396	$692,789	$590,093

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Albuquerque (Isleta), NM Restaurant	Church’s Chicken Albuquerque (Juan Tabo), NM Restaurant	Church’s Chicken Hobbs, NM Restaurant
Gross leasable square footage	1,190	1,190	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$519,573	$205,443	$617,934
Cash down payment	473,838	187,359	563,540

Contract purchase price plus acquisition fee	993,411	392,802	1,181,474
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,252	4,951	7,428

Total acquisition cost	$999,663	$397,753	$1,188,902

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Roswell, NM Restaurant	Church’s Chicken Altus, OK Restaurant	Church’s Chicken Midwest City, OK Restaurant
Gross leasable square footage	1,144	1,390	1,350
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$315,859	$186,155	$398,549
Cash down payment	288,055	169,768	363,466

Contract purchase price plus acquisition fee	603,914	355,923	762,015
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,516	5,411	5,976

Total acquisition cost	$609,430	$361,334	$767,991

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Oklahoma City (23rd), OK Restaurant	Church’s Chicken Oklahoma City (44th), OK Restaurant	Church’s Chicken The Village, OK Restaurant
Gross leasable square footage	945	1,500	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$259,595	$292,081	$328,037
Cash down payment	236,744	266,371	299,163

Contract purchase price plus acquisition fee	496,339	558,452	627,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,976	5,976	5,189

Total acquisition cost	$502,315	$564,428	$632,389

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tulsa (Peoria), OK Restaurant	Church’s Chicken Tulsa (Garnett), OK Restaurant	Church’s Chicken Memphis (2275 Elvis Presley), TN Restaurant
Gross leasable square footage	1,491	1,100	1,276
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$445,986	$573,052	$193,368
Cash down payment	406,728	522,609	176,347

Contract purchase price plus acquisition fee	852,714	1,095,661	369,715
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,005	6,005	4,952

Total acquisition cost	$858,719	$1,101,666	$374,667

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (4458 Elvis Presley), TN Restaurant	Church’s Chicken Memphis (Airways), TN Restaurant	Church’s Chicken Memphis (Bellevue), TN Restaurant
Gross leasable square footage	1,008	875	960
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$68,992	$130,900
Cash down payment	36,489	62,920	119,378

Contract purchase price plus acquisition fee	76,500	131,912	250,278
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,951	4,952

Total acquisition cost	$81,451	$136,863	$255,230

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Chelsea), TN Restaurant	Church’s Chicken Memphis (Frayser), TN Restaurant	Church’s Chicken Memphis (Jackson), TN Restaurant
Gross leasable square footage	1,140	1,176	960
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$190,327	$389,148	$40,011
Cash down payment	173,574	354,894	36,489

Contract purchase price plus acquisition fee	363,901	744,042	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,951

Total acquisition cost	$368,853	$748,993	$81,451

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Park), TN Restaurant	Church’s Chicken Memphis (Third), TN Restaurant	Church’s Chicken Memphis (Summer), TN Restaurant
Gross leasable square footage	960	1,230	1,134
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$250,409	$282,753	$93,610
Cash down payment	228,367	257,863	85,370

Contract purchase price plus acquisition fee	478,776	540,616	178,980
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	36,564	4,952

Total acquisition cost	$483,727	$577,180	$183,932

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Sycamore View), TN Restaurant	Church’s Chicken Abilene, TX Restaurant	Church’s Chicken Alamo, TX Restaurant
Gross leasable square footage	1,230	1,543	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$445,939	$230,301	$1,508,134
Cash down payment	406,685	210,029	1,375,381

Contract purchase price plus acquisition fee	852,624	440,330	2,883,515
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	5,243	5,243

Total acquisition cost	$857,575	$445,573	$2,888,758

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Arlington, TX Restaurant	Church’s Chicken Austin (Airport), TX Restaurant	Church’s Chicken Austin (Cameron), TX Restaurant
Gross leasable square footage	787	1,945	1,122
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$129,701	$683,454	$693,511
Cash down payment	118,284	623,294	632,465

Contract purchase price plus acquisition fee	247,985	1,306,748	1,325,976
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$253,229	$1,311,991	$1,331,219

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Research), TX Restaurant	Church’s Chicken Austin (Riverside), TX Restaurant	Church’s Chicken Austin (Oltorf), TX Restaurant
Gross leasable square footage	1,924	1,758	886
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$592,644	$522,960	$50,082
Cash down payment	540,477	476,926	45,673

Contract purchase price plus acquisition fee	1,133,121	999,886	95,755
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,138,364	$1,005,129	$100,998

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Balch Springs, TX Restaurant	Church’s Chicken Beeville, TX Restaurant	Church’s Chicken Brownsville (Boca Chica), TX Restaurant
Gross leasable square footage	1,945	1,360	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$373,465	$187,945	$775,279
Cash down payment	340,590	171,400	707,035

Contract purchase price plus acquisition fee	714,055	359,345	1,482,314
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$719,299	$364,588	$1,487,557

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (Farm), TX Restaurant	Church’s Chicken Brownsville (International), TX Restaurant	Church’s Chicken Brownsville (Padre Island), TX Restaurant
Gross leasable square footage	420	1,169	1,723
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$506,149	$672,366	$692,234
Cash down payment	461,594	613,181	631,300

Contract purchase price plus acquisition fee	967,743	1,285,547	1,323,534
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$972,987	$1,290,790	$1,328,777

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (Southmost), TX Restaurant	Church’s Chicken Brownsville (Elizabeth), TX Restaurant	Church’s Chicken Bryan, TX Restaurant
Gross leasable square footage	1,784	1,428	1,200
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$426,697	$416,576	$494,249
Cash down payment	389,138	379,907	450,743

Contract purchase price plus acquisition fee	815,835	796,483	944,992
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$821,078	$801,727	$950,236

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Carrollton, TX Restaurant	Church’s Chicken Cleburne, TX Restaurant	Church’s Chicken Copperas Cove, TX Restaurant
Gross leasable square footage	1,934	1,150	1,122
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$322,460	$250,473	$169,131
Cash down payment	294,076	228,425	154,244

Contract purchase price plus acquisition fee	616,536	478,898	323,375
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$621,779	$484,142	$328,618

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Buckner), TX Restaurant	Church’s Chicken Dallas (Camp Wisdom), TX Restaurant	Church’s Chicken Dallas (Gaston), TX Restaurant
Gross leasable square footage	1,462	2,123	1,386
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$237,648	$207,473	$121,065
Cash down payment	216,728	189,210	110,409

Contract purchase price plus acquisition fee	454,376	396,683	231,474
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$459,620	$401,927	$236,717

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Inwood), TX Restaurant	Church’s Chicken Dallas (Lancaster), TX Restaurant	Church’s Chicken Dallas (Singleton), TX Restaurant
Gross leasable square footage	1,100	852	780
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$464,240	$277,499	$40,011
Cash down payment	423,375	253,072	36,489

Contract purchase price plus acquisition fee	887,615	530,571	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$892,859	$535,815	$81,743

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Mockingbird), TX Restaurant	Church’s Chicken Donna, TX Restaurant	Church’s Chicken Eagle Pass, TX Restaurant
Gross leasable square footage	1,800	1,470	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$292,357	$648,743	$474,311
Cash down payment	266,621	591,638	432,560

Contract purchase price plus acquisition fee	558,978	1,240,381	906,871
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$564,222	$1,245,625	$912,114

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Edinburg, TX Restaurant	Church’s Chicken Elsa, TX Restaurant	Church’s Chicken Floresville, TX Restaurant
Gross leasable square footage	1,924	420	1,218
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$816,250	$678,816	$237,552
Cash down payment	744,400	619,064	216,642

Contract purchase price plus acquisition fee	1,560,650	1,297,880	454,194
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,565,893	$1,303,123	$459,437

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Worth (Lackland), TX Restaurant	Church’s Chicken Fort Worth (Mansfield), TX Restaurant	Church’s Chicken Fort Worth (Miller), TX Restaurant
Gross leasable square footage	1,406	1,320	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$373,926	$325,264	$293,535
Cash down payment	341,011	296,634	267,697

Contract purchase price plus acquisition fee	714,937	621,898	561,232
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$720,181	$627,141	$566,475

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Worth (Seminary), TX Restaurant	Church’s Chicken Garland, TX Restaurant	Church’s Chicken Grand Prairie (Main), TX Restaurant
Gross leasable square footage	1,430	1,280	1,496
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$348,382	$211,939	$266,579
Cash down payment	317,715	193,283	166,633

Contract purchase price plus acquisition fee	666,097	405,222	433,212
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$671,340	$410,465	$438,456

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Grand Prairie (Pioneer), TX Restaurant	Church’s Chicken Greenville, TX Restaurant	Church’s Chicken Haltom City, TX Restaurant
Gross leasable square footage	1,169	983	950
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$358,086	$312,666	$426,881
Cash down payment	326,566	285,144	389,305

Contract purchase price plus acquisition fee	684,652	597,810	816,186
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$689,895	$603,053	$821,429

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Harlingen (Sunshine), TX Restaurant	Church’s Chicken Harlingen (Tyler), TX Restaurant	Church’s Chicken Hildalgo, TX Restaurant
Gross leasable square footage	1,470	1,516	2,600
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$362,832	$962,822	$749,623
Cash down payment	330,894	878,071	683,637

Contract purchase price plus acquisition fee	693,726	1,840,893	1,433,260
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$698,970	$1,846,136	$1,438,504

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Irving, TX Restaurant	Church’s Chicken Kilgore, TX Restaurant	Church’s Chicken Killeen, TX Restaurant
Gross leasable square footage	780	2,080	1,122
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$357,100	$236,648	$343,002
Cash down payment	325,667	215,817	312,809

Contract purchase price plus acquisition fee	682,767	452,465	655,811
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,283	5,243

Total acquisition cost	$688,010	$457,748	$661,054

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kingsville, TX Restaurant	Church’s Chicken Kirby, TX Restaurant	Church’s Chicken La Feria, TX Restaurant
Gross leasable square footage	994	1,800	2,123
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$302,827	$55,725	$554,919
Cash down payment	276,170	50,819	506,073

Contract purchase price plus acquisition fee	578,997	106,544	1,060,992
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$584,240	$111,788	$1,066,235

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Laredo (Guadalupe), TX Restaurant	Church’s Chicken Laredo (San Bernardo), TX Restaurant	Church’s Chicken Lewisville, TX Restaurant
Gross leasable square footage	1,590	1,180	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$420,758	$739,289	$667,723
Cash down payment	383,721	674,214	608,948

Contract purchase price plus acquisition fee	804,479	1,413,503	1,276,671
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$809,723	$1,418,746	$1,281,914

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Longview, TX Restaurant	Church’s Chicken Lubbock (Ave Q), TX Restaurant	Church’s Chicken Lubbock (Broadway), TX Restaurant
Gross leasable square footage	1,169	2,123	950
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$290,655	$456,863	$40,011
Cash down payment	265,070	416,647	36,489

Contract purchase price plus acquisition fee	555,725	873,510	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$560,968	$878,753	$81,743

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Marlin, TX Restaurant	Church’s Chicken McAllen (10th St), TX Restaurant	Church’s Chicken McAllen (Nolana), TX Restaurant
Gross leasable square footage	1,274	1,144	1,336
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$149,954	$40,011	$618,863
Cash down payment	136,755	36,489	564,388

Contract purchase price plus acquisition fee	286,709	76,500	1,183,251
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$291,952	$81,743	$1,188,494

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Mercedes, TX Restaurant	Church’s Chicken Mesquite, TX Restaurant	Church’s Chicken Midland, TX Restaurant
Gross leasable square footage	1,176	1,945	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$580,934	$276,588	$61,712
Cash down payment	529,798	252,241	56,280

Contract purchase price plus acquisition fee	1,110,732	528,829	117,992
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,115,975	$534,073	$123,235

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Mission, TX Restaurant	Church’s Chicken New Braunfels, TX Restaurant	Church’s Chicken Odessa (Andrews), TX Restaurant
Gross leasable square footage	1,470	1,144	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$609,998	$285,884	$440,751
Cash down payment	556,303	260,720	401,955

Contract purchase price plus acquisition fee	1,166,301	546,604	842,706
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,171,544	$551,847	$847,949

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Odessa (County), TX Restaurant	Church’s Chicken Pharr, TX Restaurant	Church’s Chicken Pleasanton, TX Restaurant
Gross leasable square footage	1,335	1,800	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$575,440	$538,466	$515,344
Cash down payment	524,787	491,069	469,980

Contract purchase price plus acquisition fee	1,100,227	1,029,535	985,324
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$1,105,471	$1,034,778	$990,568

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Port Isabel, TX Restaurant	Church’s Chicken Port Lavaca, TX Restaurant	Church’s Chicken Raymondville, TX Restaurant
Gross leasable square footage	2,123	1,750	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$468,804	$381,214	$583,733
Cash down payment	427,537	347,657	532,351

Contract purchase price plus acquisition fee	896,341	728,871	1,116,084
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$901,585	$734,114	$1,121,327

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Richland Hills, TX Restaurant	Church’s Chicken Rio Grand City, TX Restaurant	Church’s Chicken Roma, TX Restaurant
Gross leasable square footage	1,100	420	1,512
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$192,104	$1,053,427	$671,362
Cash down payment	175,195	960,701	612,265

Contract purchase price plus acquisition fee	367,299	2,014,128	1,283,627
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$372,542	$2,019,371	$1,288,871

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Commercial), TX Restaurant	Church’s Chicken San Antonio (Five Palms), TX Restaurant	Church’s Chicken San Antonio (Flores), TX Restaurant
Gross leasable square footage	576	1,512	764
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$207,055	$568,079	$124,546
Cash down payment	188,828	518,073	113,583

Contract purchase price plus acquisition fee	395,883	1,086,152	238,129
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,244

Total acquisition cost	$401,127	$1,091,396	$243,373

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Gen McMullen), TX Restaurant	Church’s Chicken San Antonio (Goliad), TX Restaurant	Church’s Chicken San Antonio (Huebner), TX Restaurant
Gross leasable square footage	1,855	638	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$437,939	$551,084	$204,433
Cash down payment	399,390	502,575	186,438

Contract purchase price plus acquisition fee	837,329	1,053,659	390,871
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$842,573	$1,058,902	$396,115

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (New Braunfels), TX Restaurant	Church’s Chicken San Antonio (Hwy 90), TX Restaurant	Church’s Chicken San Antonio (Perrin Beitel), TX Restaurant
Gross leasable square footage	5,468	1,260	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$408,373	$358,496	$537,298
Cash down payment	372,426	326,939	490,003

Contract purchase price plus acquisition fee	780,799	685,435	1,027,301
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$786,042	$690,678	$1,032,545

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Rigsby), TX Restaurant	Church’s Chicken San Antonio (San Pedro), TX Restaurant	Church’s Chicken San Antonio (Walzem), TX Restaurant
Gross leasable square footage	480	1,500	1,296
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$193,864	$392,419	$326,872
Cash down payment	176,800	357,878	298,100

Contract purchase price plus acquisition fee	370,664	750,297	624,972
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$375,907	$755,540	$630,216

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (West), TX Restaurant	Church’s Chicken San Antonio (Bitters), TX Restaurant	Church’s Chicken San Antonio (Wurzbach), TX Restaurant
Gross leasable square footage	1,144	2,378	1,118
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$201,356	$249,028	$212,761
Cash down payment	183,632	227,108	194,032

Contract purchase price plus acquisition fee	384,988	476,136	406,793
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$390,231	$481,379	$412,037

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (White), TX Restaurant	Church’s Chicken San Antonio (Zarzamora), TX Restaurant	Church’s Chicken San Benito, TX Restaurant
Gross leasable square footage	800	780	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$488,212	$162,249	$1,248,408
Cash down payment	445,238	147,967	1,138,518

Contract purchase price plus acquisition fee	933,450	310,216	2,386,926
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$938,693	$315,459	$2,392,170

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Temple, TX Restaurant	Church’s Chicken Tyler, TX Restaurant	Church’s Chicken Universal City, TX Restaurant
Gross leasable square footage	1,176	1,144	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$573,162	$311,207	$319,430
Cash down payment	522,709	283,812	291,312

Contract purchase price plus acquisition fee	1,095,871	595,019	610,742
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,101,114	$600,262	$615,986

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Victoria (Ben Jordan), TX Restaurant	Church’s Chicken Victoria (Rio Grande), TX Restaurant	Church’s Chicken Waco, TX Restaurant
Gross leasable square footage	1,169	1,701	1,196
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$250,733	$242,767	$398,736
Cash down payment	228,662	221,397	363,636

Contract purchase price plus acquisition fee	479,395	464,164	762,372
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$484,638	$469,408	$767,616

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Weslaco (Hwy 83), TX Restaurant	Church’s Chicken Weslaco (Texas), TX Restaurant	Church’s Chicken Norfolk (Hampton), VA Restaurant
Gross leasable square footage	1,300	1,575	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$613,636	$787,813	$240,954
Cash down payment	559,621	718,465	219,744

Contract purchase price plus acquisition fee	1,173,257	1,506,278	460,698
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,448

Total acquisition cost	$1,178,500	$1,511,521	$466,146

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Norfolk (Princess Ann), VA Restaurant	Church’s Chicken Portsmouth, VA Restaurant	Tractor Supply LaGrange, KY Specialty Retail
Gross leasable square footage	1,572	1,169	19,097
Date of purchase	10/31/08	10/31/08	11/19/08
Mortgage financing at date of purchase	$372,815	$426,285	$—
Cash down payment	339,998	388,761	3,372,715

Contract purchase price plus acquisition fee	712,813	815,046	3,372,715
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,720	5,832	37,160

Total acquisition cost	$718,533	$820,878	$3,409,875

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Evansville, IN Drugstore	CVS Carrollton, TX Drugstore	CVS Kissimmee, FL Drugstore
Gross leasable square footage	14,820	9,504	9,504
Date of purchase	11/25/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,794,000	2,158,728	2,568,258

Contract purchase price plus acquisition fee	4,794,000	2,158,728	2,568,258
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,173	33,223	31,085

Total acquisition cost	$4,812,173	$2,191,951	$2,599,343

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Lake Worth, TX Drugstore	CVS Richardson, TX Drugstore	CVS River Oaks, TX Drugstore
Gross leasable square footage	9,504	10,560	10,908
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,886,184	2,450,448	2,809,080

Contract purchase price plus acquisition fee	1,886,184	2,450,448	2,809,080
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	32,669	35,734	37,644

Total acquisition cost	$1,918,853	$2,486,182	$2,846,724

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS The Colony, TX Drugstore	CVS Wichita Falls, TX Drugstore	CVS Wichita Falls (SW), TX Drugstore
Gross leasable square footage	9,504	9,504	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,000,118	1,918,416	2,197,386

Contract purchase price plus acquisition fee	2,000,118	1,918,416	2,197,386
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,292	32,924	34,535

Total acquisition cost	$2,033,410	$1,951,340	$2,231,921

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Home Depot Bellingham, WA Home Furnishings	Tortuga Cantina(2) Woodlands, TX Restaurant	Walgreens New Kensington, PA Drugstore
Gross leasable square footage	106,794	5,942	14,820
Date of purchase	01/10/06	04/26/06	04/28/06
Mortgage financing at date of purchase	$17,040,000	$1,057,569	$4,006,000
Cash down payment	5,152,500	930,395	1,151,629

Contract purchase price plus acquisition fee	22,192,500	1,987,964	5,157,629
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	224,722	19,672	31,058

Total acquisition cost	$22,417,222	$2,007,636	$5,188,687

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Lorain, OH Drugstore	Walgreens Ozark, MO Drugstore	Logan’s Roadhouse Florence, Al Restaurant
Gross leasable square footage	14,550	14,820	8,014
Date of purchase	11/16/06	01/30/07	03/29/07
Mortgage financing at date of purchase	$—	$2,952,000	$3,872,000
Cash down payment	4,926,600	811,800	1,064,800

Contract purchase price plus acquisition fee	4,926,600	3,763,800	4,936,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,887	34,812	31,766

Total acquisition cost	$4,944,487	$3,798,612	$4,968,566

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Logan’s Roadhouse Houston, TX Restaurant	Logan’s Roadhouse Waco, TX Restaurant	Logan’s Roadhouse Tuscaloosa, AL Restaurant
Gross leasable square footage	7,990	8,060	7,839
Date of purchase	03/28/07	03/28/07	03/28/07
Mortgage financing at date of purchase	$1,638,000	$2,489,000	$3,339,500
Cash down payment	450,960	685,240	919,000

Contract purchase price plus acquisition fee	2,088,960	3,174,240	4,258,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,592	20,950	28,348

Total acquisition cost	$2,109,552	$3,195,190	$4,286,848

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Logan’s Roadhouse Killeen, TX Restaurant	Walgreens Ellenton, FL Drugstore	CVS Flowery(2) Branch, GA Drugstore
Gross leasable square footage	7,969	14,490	12,900
Date of purchase	03/28/07	03/30/07	06/11/07
Mortgage financing at date of purchase	$2,568,500	$4,616,000	$3,880,000
Cash down payment	706,720	1,269,400	970,000

Contract purchase price plus acquisition fee	3,275,220	5,885,400	4,850,000
Other cash expenditures expensed	—	—
Other cash expenditures capitalized	21,719	55,703	141,709

Total acquisition cost	$3,296,939	$5,941,103	$4,991,709

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Wal-Mart(2) Chanute, KS Discount Retail	Walgreens Mineral Wells, TX Drugstore	Walgreens Gretna, LA Drugstore
Gross leasable square footage	154,756	14,787	14,490
Date of purchase	06/11/07	05/17/07	05/18/07
Mortgage financing at date of purchase	$3,517,000	$3,544,000	$—
Cash down payment	879,224	974,600	6,446,400

Contract purchase price plus acquisition fee	4,396,224	4,518,600	6,446,400
Other cash expenditures expensed		—	—
Other cash expenditures capitalized	118,291	20,918	24,522

Total acquisition cost	$4,514,515	$4,539,518	$6,470,922

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Brenham, TX Drugstore	Kohl’s Burnsville, MN Department Store	CVS Fredericksburg, VA Drugstore
Gross leasable square footage	14,550	101,346	12,900
Date of purchase	08/09/07	12/19/08	11/19/08
Mortgage financing at date of purchase	$3,400,000	$—	$—
Cash down payment	1,828,000	10,551,900	6,238,861

Contract purchase price plus acquisition fee	5,228,000	10,551,900	6,238,861
Other cash expenditures expensed		—	—
Other cash expenditures capitalized	25,134	20,875	113,704

Total acquisition cost	$5,253,134	$10,572,775	$6,352,565

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes II,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Fredericksburg, VA Drugstore	Walgreens Asheboro, NC Drugstore	Cingular(2) Wireless Perinton, NY Specialty Retail
Gross leasable square footage	14,820	14,550	6,710
Date of purchase	11/19/08	02/22/06	04/26/06
Mortgage financing at date of purchase	$—	$4,123,000	$3,207,400
Cash down payment	7,435,047	1,157,119	801,850

Contract purchase price plus acquisition fee	7,435,047	5,280,119	4,009,250
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	131,342	21,293	16,655

Total acquisition cost	$7,566,389	$5,301,412	$4,025,905

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	BJ Homestead,(2) FL Warehouse Club	CVS Mobile,(2) AL Drugstore	CVS Baton Rouge, LA Drugstore
Gross leasable square footage	117,593	11,970	13,814
Date of purchase	04/26/06	08/01/06	07/14/06
Mortgage financing at date of purchase	$12,362,000	$4,277,000	$4,501,000
Cash down payment	6,656,000	2,434,600	1,238,124

Contract purchase price plus acquisition fee	19,018,000	6,711,600	5,739,124
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	697,727	27,742	13,483

Total acquisition cost	$19,715,727	$6,739,342	$5,752,607

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Morgantown, WV Drugstore	Walgreens Grandview, MO Drugstore	Walgreens Lee’s Summit, MO Drugstore
Gross leasable square footage	11,247	14,490	13,871
Date of purchase	09/11/06	09/13/06	09/13/06
Mortgage financing at date of purchase	$4,385,000	$4,918,000	$3,536,000
Cash down payment	1,206,111	1,352,960	967,360

Contract purchase price plus acquisition fee	5,591,111	6,270,960	4,503,360
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,236	20,782	19,355

Total acquisition cost	$5,631,347	$6,291,742	$4,522,715

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	BJ Kendall, FL Warehouse Club	Walgreens Kinston, NC Drugstore	CVS Flowery(3) Branch, GA Drugstore
Gross leasable square footage	113,000	14,820	12,900
Date of purchase	10/03/06	11/29/06	04/26/07
Mortgage financing at date of purchase	$20,606,000	$3,756,000	$3,880,000
Cash down payment	5,666,500	1,032,900	1,067,000

Contract purchase price plus acquisition fee	26,272,500	4,788,900	4,947,000
Other cash expenditures expensed	—	—
Other cash expenditures capitalized	291,473	21,567	44,709

Total acquisition cost	$26,563,973	$4,810,467	$4,991,709

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Wal-Mart(3) Chanute, KS Discount Retail	Taco Bell Connersville, IN Restaurant	Taco Bell Linton, IN Restaurant
Gross leasable square footage	154,756	2,084	2,435
Date of purchase	05/09/07	07/19/07	07/19/07
Mortgage financing at date of purchase	$3,517,000	$—	$—
Cash down payment	967,148	1,823,780	1,778,613

Contract purchase price plus acquisition fee	4,484,148	1,823,780	1,778,613
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,367	19,506	19,469

Total acquisition cost	$4,514,515	$1,843,286	$1,798,082

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Taco Bell Elwood, IN Restaurant	Taco Bell Owensboro, KY Restaurant	Walgreens Wilmington, MA Drugstore
Gross leasable square footage	2,098	2,442	15,466
Date of purchase	07/19/07	07/19/07	07/31/07
Mortgage financing at date of purchase	$—	$—	$4,630,000
Cash down payment	1,342,452	2,269,941	2,495,000

Contract purchase price plus acquisition fee	1,342,452	2,269,941	7,125,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,785	22,839	34,230

Total acquisition cost	$1,350,237	$2,292,780	$7,159,230

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Penske West Covina, CA Automotive Services	Walgreens Westford, MA Drugstore	Walgreens Indianapolis, IN Drugstore
Gross leasable square footage	81,530	14,820	14,820
Date of purchase	07/31/07	08/03/07	12/12/08
Mortgage financing at date of purchase	$17,000,000	$4,710,000	$—
Cash down payment	10,725,130	2,534,000	6,375,000

Contract purchase price plus acquisition fee	27,725,130	7,244,000	6,375,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	78,818	26,411	30,865

Total acquisition cost	$27,803,948	$7,270,411	$6,405,865

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Tulsa (S Yale), OK Drugstore	CVS(3) Orlando, FL Drugstore	Office Depot(3) Warrensburg, MO Office Supply
Gross leasable square footage	13,650	13,813	20,000
Date of purchase	12/12/08	03/13/06	03/23/06
Mortgage financing at date of purchase	$—	$3,712,000	$2,228,000
Cash down payment	3,980,040	1,020,290	612,700

Contract purchase price plus acquisition fee	3,980,040	4,732,290	2,840,700
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,365	44,341	11,715

Total acquisition cost	$4,001,405	$4,776,631	$2,852,415

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	JC Penney Independence, MO Department Store	Walgreens Auburn, AL Drugstore	CVS(2) Kissimmee, FL Drugstore
Gross leasable square footage	123,289	14,758	10,908
Date of purchase	04/06/06	05/17/06	08/01/06
Mortgage financing at date of purchase	$—	$4,314,000	$2,814,000
Cash down payment	9,398,750	1,239,760	1,515,900

Contract purchase price plus acquisition fee	9,398,750	5,553,760	4,329,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,498	35,112	171,166

Total acquisition cost	$9,412,248	$5,588,872	$4,501,066

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Lake(2) Charles, LA Drugstore	Walgreens(2) Houston, TX Drugstore	Tractor Supply Rutland, VT Specialty Retail
Gross leasable square footage	14,490	15,624	21,688
Date of purchase	08/01/06	08/01/06	02/07/07
Mortgage financing at date of purchase	$2,714,000	$3,081,000	$3,047,000
Cash down payment	1,461,000	1,659,000	876,270

Contract purchase price plus acquisition fee	4,175,000	4,740,000	3,923,270
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	141,221	189,991	65,493

Total acquisition cost	$4,316,221	$4,929,991	$3,988,763

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Tractor Supply Watertown, WI Specialty Retail	Starbucks Somerset, KY Restaurant	Starbucks Crestwood, KY Restaurant
Gross leasable square footage	22,627	1,853	1,853
Date of purchase	02/07/07	08/10/07	08/10/07
Mortgage financing at date of purchase	$2,900,000	$—	$—
Cash down payment	833,750	1,570,000	1,550,000

Contract purchase price plus acquisition fee	3,733,750	1,570,000	1,550,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,123	19,764	19,719

Total acquisition cost	$3,763,873	$1,589,764	$1,569,719

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole	Cole
	Collateralized	Collateralized	Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Starbucks Danville, KY Restaurant	Walgreens Gulf Breeze, FL Drugstore	Walgreens(3) Oneida, TN Drugstore
Gross leasable square footage	1,853	14,287	14,820
Date of purchase	08/10/07	08/17/07	08/30/07
Mortgage financing at date of purchase	$—	$3,194,480	$3,800,000
Cash down payment	1,629,000	783,520	1,323,359

Contract purchase price plus acquisition fee	1,629,000	3,978,000	5,123,359
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,807	46,779	47,905

Total acquisition cost	$1,648,807	$4,024,779	$5,171,264

	Cole	Cole
	Collateralized	Collateralized	Cole
	Senior Notes IV,	Senior Notes IV,	Acquisitions I,
Program:	LLC	LLC	LLC(1)

Name, location, type of property	Land Parcel Canyon Trails, AZ Land	Sam’s Club Hoover, AL Warehouse	Rite Aid Defiance, OH Drugstore(3)
Gross leasable square footage	591,458	115,347	14,564
Date of purchase	05/14/08	12/16/08	01/04/06
Mortgage financing at date of purchase	$200,000	$—	$3,377,000
Cash down payment	1,840,000	12,546,000	907,116

Contract purchase price plus acquisition fee	2,040,000	12,546,000	4,284,116
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	56,399	105,467	16,808

Total acquisition cost	$2,096,399	$12,651,467	$4,300,924

	Cole	Cole	Cole
	Acquisitions I,	Acquisitions I,	Acquisitions I,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	CVS Okeechobee, FL Drugstore(3)	CVS Madison, MS Drugstore(3)	Office Depot Butler Township (Dayton), OH Office Supply(3)
Gross leasable square footage	13,050	13,824	19,880
Date of purchase	01/13/06	01/19/06	01/31/06
Mortgage financing at date of purchase	$5,016,000	$3,457,000	$2,621,000
Cash down payment	1,379,400	950,420	721,258

Contract purchase price plus acquisition fee	6,395,400	4,407,420	3,342,258
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	62,254	29,075	20,902

Total acquisition cost	$6,457,654	$4,436,495	$3,363,160

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole	Cole
	Acquisitions I,	Acquisitions I,	Acquisitions I,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	Office Depot Greenville, MS Office Supply(3)	CVS Portsmouth, OH Drugstore(3)	CVS Gulfport, MS Drugstore(3)
Gross leasable square footage	25,054	10,650	10,908
Date of purchase	02/15/06	03/08/06	03/13/06
Mortgage financing at date of purchase	$2,698,000	$—	$3,213,000
Cash down payment	742,460	2,087,810	873,200

Contract purchase price plus acquisition fee	3,440,460	2,087,810	4,086,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	23,010	13,898	77,724

Total acquisition cost	$3,463,470	$2,101,708	$4,163,924

	Cole	Cole	Cole
	Acquisitions I,	Acquisitions I,	Acquisitions I,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	Advanced Auto Holland Township, MI Automotive Parts(3)	Advanced Auto Holland, MI Automotive Parts(3)	Advanced Auto Zeeland, MI Automotive Parts(3)
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	04/04/06	04/04/06	04/04/06
Mortgage financing at date of purchase	$1,642,000	$1,590,000	$1,409,000
Cash down payment	440,881	427,313	378,618

Contract purchase price plus acquisition fee	2,082,881	2,017,313	1,787,618
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,394	27,541	26,108

Total acquisition cost	$2,110,275	$2,044,854	$1,813,726

	Cole	Cole	Cole
	Acquisitions I,	Acquisitions I,	Acquisitions I,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	CVS Robertsdale, AL Drugstore	Walgreens Albany, OR Drugstore	CVS Haines City, FL Drugstore
Gross leasable square footage	12,296	13,650	10,908
Date of purchase	04/07/06	04/10/06	04/27/06
Mortgage financing at date of purchase	$3,348,000	$5,220,000	$3,302,000
Cash down payment	962,550	1,500,750	948,810

Contract purchase price plus acquisition fee	4,310,550	6,720,750	4,250,810
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,918	28,585	36,570

Total acquisition cost	$4,340,468	$6,749,335	$4,287,380

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole	Cole
	Acquisitions I,	Acquisitions I,	Acquisitions I,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	CVS Mobile, AL Drugstore(3)	CVS Kissimmee, FL Drugstore(3)	Walgreens Lake Charles, LA Drugstore(3)
Gross leasable square footage	11,970	10,908	14,490
Date of purchase	05/03/06	05/10/06	05/11/06
Mortgage financing at date of purchase	$5,264,000	$3,664,000	$3,340,000
Cash down payment	1,447,600	795,797	960,250

Contract purchase price plus acquisition fee	6,711,600	4,459,797	4,300,250
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,960	41,269	15,971

Total acquisition cost	$6,739,560	$4,501,066	$4,316,221

	Cole	Cole	Cole
	Acquisitions I,	Acquisitions I,	Acquisitions I,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	Walgreens Harvey, LA Drugstore	Walgreens Houston, TX Drugstore	Walgreens Houston, TX Drugstore(3)
Gross leasable square footage	14,490	15,050	15,624
Date of purchase	05/11/06	05/11/06	05/15/06
Mortgage financing at date of purchase	$4,360,000	$4,202,000	$3,729,000
Cash down payment	1,253,500	1,208,590	1,153,200

Contract purchase price plus acquisition fee	5,613,500	5,410,590	4,882,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,204	22,758	47,791

Total acquisition cost	$5,629,704	$5,433,348	$4,929,991

	Cole	Cole	Cole
	Acquisitions I,	Acquisitions I,	Acquisitions I,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	Barrywoods Crossing Kansas City, MO Shopping Center	CVS Chandler, AZ Drugstore	Walgreens Penn Hills, PA Drugstore
Gross leasable square footage	245,583	13,814	14,820
Date of purchase	06/08/06	06/29/06	07/17/06
Mortgage financing at date of purchase	$38,200,000	$3,946,000	$4,267,000
Cash down payment	6,170,000	1,085,660	1,173,000

Contract purchase price plus acquisition fee	44,370,000	5,031,660	5,440,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	55,095	30,779	33,816

Total acquisition cost	$44,425,095	$5,062,439	$5,473,816

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole	Cole
	Acquisitions I,	Acquisitions I,
Program:	LLC(1)	LLC(1)

Name, location, type of property	CVS San Antonio, TX Drugstore	Centerpointe at Woodridge Woodridge, IL Shopping Center
Gross leasable square footage	13,813	465,437
Date of purchase	08/02/06	02/08/07
Mortgage financing at date of purchase	$3,311,000	$36,200,000
Cash down payment	910,882	10,407,500

Contract purchase price plus acquisition fee	4,221,882	46,607,500
Other cash expenditures expensed	—	—
Other cash expenditures capitalized	44,598	69,949

Total acquisition cost	$4,266,480	$46,677,449

(1)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

(2)	These properties were acquired at their original cost from an affiliate.

(3)	These properties were sold at their original cost to an affiliate.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 2nd day of November, 2009.

Cole Credit Property Trust III, Inc.

By:	/s/ Christopher H. Cole
Christopher H. Cole
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/ Christopher H. Cole Christopher H. Cole		Chief Executive Officer, President and Director (Principal Executive Officer)	November 2, 2009

/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr.		Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 2, 2009

* Thomas A. Andruskevich		Director	November 2, 2009

* Marcus E. Bromley		Director	November 2, 2009

* Scott P. Sealy, Sr.		Director	November 2, 2009

* Leonard W. Wood		Director	November 2, 2009

*By:	/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr. Attorney-in-fact

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Post-Effective Amendment No. 5 to Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit
No.		Description

1.1		Dealer Manager Agreement between Cole Credit Property Trust III, Inc. and Cole Capital Corporation (Incorporated by reference to Exhibit 1.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed on May 7, 2008).
3.1		Third Articles of Amendment and Restatement of Cole Credit Property Trust III, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed on September 29, 2008).
3.2		Amended and Restated Bylaws of Cole Credit Property Trust III, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed on May 7, 2008).
4	.1*	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to Supplement No. 10 dated November 2, 2009, to the prospectus).
4	.2*	Form of Additional Investment Subscription Agreement (included as Appendix C to Supplement No. 10 dated November 2, 2009, to the prospectus).
5.1		Opinion of Venable LLP as to legality of securities (Incorporated by reference to Exhibit 5.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed September 29, 2008).
8.1		Opinion of Morris, Manning & Martin, LLP as to tax matters (Incorporated by reference to Exhibit 8.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed September 29, 2008).
10.1		Property Management and Leasing Agreement by and among Cole Credit Property Trust III, Inc., Cole REIT III Operating Partnership, LP and Cole Realty Advisors, Inc. dated October 8, 2008 (Incorporated by reference to Exhibit 10.3 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on October 9, 2008).
10.2		Advisory Agreement by and between Cole Credit Property Trust III, Inc. and Cole REIT Advisors III, LLC. dated October 8, 2008 (Incorporated by reference to Exhibit 10.4 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on October 9, 2008).
10.3		Amended and Restated Agreement of Limited Partnership of Cole REIT III Operating Partnership, LP, by and between Cole Credit Property Trust III, Inc. and the limited partners thereto dated May 6, 2008 (Incorporated by reference to Exhibit 10.5 to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on October 9, 2008).
10	.4*	Distribution Reinvestment Plan (included as Appendix D to prospectus).
10.5		Escrow Agreement between Cole Credit Property Trust III, Inc. and UMB Bank, N.A. dated September 16, 2008. (Incorporated by reference to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on October 9, 2008).
10.6		Purchase and Sale Agreement, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC to purchase 100% of the membership interests in Cole CV Fredericksburg VA, LLC (Incorporated by reference to Exhibit 10.7 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.7		Security Agreement, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.8 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.8		Promissory Note, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.9 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.9		Instrument of Assignment and Assumption, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.10 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)

Exhibit
No.	Description

10.10	Purchase and Sale Agreement, dated January 6, 2009 between Cole REIT III Operating Partnership, LP and Series B, LLC to purchase 100% of the membership interests in Cole WG Indianapolis IN, LLC (Incorporated by reference to Exhibit 10.11 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.11	Security Agreement, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.12 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.12	Promissory Note, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.13 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.13	Instrument of Assignment and Assumption, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.14 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.14	Purchase and Sale Agreement, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series C, LLC to purchase 100% of the membership interest in Cole WG South Yale Avenue (Tulsa) OK, LLC (Incorporated by reference to Exhibit 10.15 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.15	Security Agreement, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series C, LLC (Incorporated by reference to Exhibit 10.16 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.16	Promissory Note, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series C, LLC (Incorporated by reference to Exhibit 10.17 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.17	Instrument of Assignment and Assumption, dated January 6, 2009, between Cole REIT III Operating Partnership, LP and Series C, LLC (Incorporated by reference to Exhibit 10.18 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.18	Purchase and Sale Agreement, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC to purchase 100% of the membership interest in Cole WG .Fredericksburg VA, LLC (Incorporated by reference to Exhibit 10.19 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.19	Security Agreement, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.20 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.20	Promissory Note, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.21 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.21	Instrument of Assignment and Assumption, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.22 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.22	Purchase and Sale Agreement, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC, Series C, LLC and Series D, LLC to purchase 100% of the membership interest in Cole KO Burnsville MN, LLC (Incorporated by reference to Exhibit 10.23 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.23	Security Agreement, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.24 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.24	Security Agreement, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series C, LLC (Incorporated by reference to Exhibit 10.25 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)

Exhibit
No.	Description

10.25	Security Agreement, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series D, LLC (Incorporated by reference to Exhibit 10.26 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.26	Promissory Note, dated January 9, 2009 between Cole REIT III Operating Partnership, LP and Series B, LLC (Incorporated by reference to Exhibit 10.27 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.27	Promissory Note, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series C, LLC (Incorporated by reference to Exhibit 10.28 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.28	Promissory Note, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series D, LLC (Incorporated by reference to Exhibit 10.29 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.29	Instrument of Assignment and Assumption, dated January 9, 2009, between Cole REIT III Operating Partnership, LP and Series B, LLC, Series C, LLC and Series D, LLC (Incorporated by reference to Exhibit 10.30 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.30	Purchase and Sale Agreement, dated January 15, 2009, between Cole REIT III Operating Partnership, LP and Series D, LLC to purchase 100% of the membership interest in Cole SC Hoover AL, LLC (Incorporated by reference to Exhibit 10.31 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.31	Security Agreement, dated January 15, 2009, between Cole REIT III Operating Partnership, LP and Series D, LLC (Incorporated by reference to Exhibit 10.32 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.32	Promissory Note, dated January 15, 2009, between Cole REIT III Operating Partnership, LP and Series D, LLC (Incorporated by reference to Exhibit 10.33 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.33	Instrument of Assignment and Assumption, dated January 15, 2009, between Cole REIT III Operating Partnership, LP and Series D, LLC (Incorporated by reference to Exhibit 10.34 to the Company’s Form 10-K (File No. 333-149290), filed on March 31, 2009)
10.34	First Mortgage, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)
10.35	Junior Mortgage, Security and Fixture Filing Agreement, dated as of June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)
10.36	Promissory Note, dated June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)
10.37	First Deed of Trust, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole MT Las Vegas NV, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)
10.38	Promissory Note, dated June 22, 2009, by and between Cole MT Las Vegas NV, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.5 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)
10.39	First Mortgage, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole WG South Yale Avenue (Tulsa) OK, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)
10.40	Promissory Note, dated June 22, 2009, by and between Cole WG South Yale Avenue (Tulsa) OK, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)

Exhibit
No.		Description

10.41		First Deed of Trust, Security Agreement and Fixture Filing, dated June 22, 2009, by and between Cole WG Fredericksburg VA, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)
10.42		Promissory Note, dated June 22, 2009, by and between Cole WG Fredericksburg VA, LLC and Aviva Life and Annuity Company (Incorporated by reference to Exhibit 10.9 to the Company’s Form 8-K (File No. 333-149290), filed on June 26, 2009)
10	.43*	Loan Agreement dated August 31, 2009, by and between Jackson National Life Insurance Company, as Lender and Cole HD San Diego CA, LP; Cole HT Durham NC, LLC; Cole KO Monrovia CA, LP; COLE HH North Charleston SC, LLC; Cole WG Edmond OK, LLC; Cole CV Southaven MS, LLC; Cole KO Tavares FL, LLC; Cole BB Coral Springs FL, LLC, collectively as Borrowers.
10	.44*	Fixed Rate Promissory Note dated August 31, 2009 by and between Jackson National Life Insurance Company, as Noteholder and Cole HD San Diego CA, LP; Cole HT Durham NC, LLC; Cole KO Monrovia CA, LP; COLE HH North Charleston SC, LLC; Cole WG Edmond OK, LLC; Cole CV Southaven MS, LLC; Cole KO Tavares FL, LLC; Cole BB Coral Springs FL, LLC collectively as Maker.
10	.45*	Affiliated Party Subordination and Cross-Default Agreement dated August 31, 2009 by and between Cole REIT III Operating Partnership and Jackson National Life Insurance Company.
10	.46*	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement and Fixture Filing dated as of August 31, 2009 by and between Cole CB Abilene TX, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA.
10	.47*	Promissory Note dated as of August 31, 2009 by and between Cole CB Abilene TX, LLC and Wells Fargo Bank, NA.
10	.48*	Deed to Secure Debt and Absolute Assignment of Rents and Leases and Security Agreement dated as of August 31, 2009 by and between Cole CB Braselton GA, LLC and Wells Fargo Bank, NA.
10	.49*	Promissory Note dated as of August 31, 2009 by and between Cole CB Braselton GA, LLC and Wells Fargo Bank, NA.
10	.50*	Deed to Secure Debt and Absolute Assignment of Rents and Leases and Security Agreement dated as of August 31, 2009 by and between Cole CB Bremen GA, LLC and Wells Fargo Bank, NA.
10	.51*	Promissory Note dated as of August 31, 2009 by and between Cole CB Bremen GA, LLC and Wells Fargo Bank, NA.
10	.52*	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Bristol VA, LLC and Alexander Title Agency Incorporated as Trustee for the benefit of Wells Fargo Bank, NA.
10	.53*	Promissory Note dated as of August 31, 2009 by and between Cole CB Bristol VA, LLC and Wells Fargo Bank, NA.
10	.54*	Deed to Secure Debt and Absolute Assignment of Rents and Leases and Security Agreement dated as of August 31, 2009 by and between Cole CB Columbus GA, LLC and Wells Fargo Bank, NA.
10	.55*	Promissory Note dated as August 31, 2009 by and between Cole CB Columbus GA, LLC and Wells Fargo Bank, NA.
10	.56*	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Emporia VA, LLC and Alexander Title Agency Incorporated as Trustee for the benefit of Wells Fargo Bank, NA.
10	.57*	Promissory Note dated as August 31, 2009 by and between Cole CB Emporia VA, LLC and Wells Fargo Bank, NA.
10	.58*	Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Fort Mill SC, LLC and Wells Fargo Bank, NA.
10	.59*	Promissory Note dated as of August 31, 2009 by and between Cole CB Fort Mill SC, LLC and Wells Fargo Bank, NA.
10	.60*	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Greensboro NC, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA.

Exhibit
No.		Description

10	.61*	Promissory Note dated as of August 31, 2009 by and between Cole CB Greensboro NC, LLC and Wells Fargo Bank, NA.
10	.62*	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Mebane NC, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA.
10	.63*	Promissory Note dated as of August 31, 2009 by and between Cole CB Mebane NC, LLC and Wells Fargo Bank, NA.
10	.64*	Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Piedmont SC, LLC and Wells Fargo Bank, NA.
10	.65*	Promissory Note dated as of August 31, 2009 by and between Cole CB Piedmont SC, LLC and Wells Fargo Bank, NA.
10	.66*	Deed of Trust, Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Rocky Mount NC, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA.
10	.67*	Promissory Note dated as of August 31, 2009 by and between Cole CB Rocky Mount NC, LLC and Wells Fargo Bank, NA.
10	.68*	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB San Antonio TX, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA.
10	.69*	Promissory Note dated as of August 31, 2009 by and between Cole CB San Antonio TX, LLC and Wells Fargo Bank, NA.
10	.70*	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Sherman TX, LLC and J. Edward Blakey as Trustee for the benefit of Wells Fargo Bank, NA.
10	.71*	Promissory Note dated as of August 31, 2009 by and between Cole CB Sherman TX, LLC and Wells Fargo Bank, NA.
10	.72*	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Waynesboro VA, LLC and Alexander Title Agency as Trustee Incorporated for the benefit of Wells Fargo Bank, NA.
10	.73*	Promissory Note dated as of August 31, 2009 by and between Cole CB Waynesboro VA, LLC and Wells Fargo Bank, NA.
10	.74*	Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) dated as of August 31, 2009 by and between Cole CB Woodstock VA, LLC and Alexander Title Agency Incorporated as Trustee for the benefit of Wells Fargo Bank, NA.
10	.75*	Promissory Note dated as of August 31, 2009 by and between Cole CB Woodstock VA, LLC and Wells Fargo Bank, NA.
14.1		Cole Credit Property Trust III, Inc. Code of Business Conduct and Ethics (Incorporated by reference to the Company’s pre-effective amendment on Form S-11 (File No. 333-149290), filed September 29, 2008).
21.1		List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-149290), filed on September 29, 2008).
23.1		Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1).
23.2		Consent of Venable LLP (included in Exhibit 5.1).
23	.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23	.4*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
24.1		Power of Attorney (included on signature page to the registration statement) (Incorporated by reference to the signature page to the Company’s post-effective amendment to Form S-11 (File No. 333-149290), filed on October 9, 2008).

*	Filed herewith.